     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 21, 2002



                                                      REGISTRATION NO. 333-84206

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------

                                AMENDMENT NO. 1


                                       TO


                                    FORM S-4
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ---------------------

                            CEDAR BRAKES II, L.L.C.
             (Exact name of registrant as specified in its charter)

            DELAWARE                           4911                          76-0613853
  (State or other jurisdiction     (Primary Standard Industrial           (I.R.S. Employer
        of organization)           Classification Code Number)          Identification No.)

                             1001 LOUISIANA STREET
                              HOUSTON, TEXAS 77002
                              TEL: (713) 420-2600
   (Address, including ZIP code, and telephone number, including area code of registrant's principal executive offices)
                             ---------------------

                                   PEGGY HEEG
                             1001 LOUISIANA STREET
                              HOUSTON, TEXAS 77002
                              TEL: (713) 420-2600
 (Name, address, including ZIP code, and telephone number, including area code, of agent for service)
                             ---------------------

                          COPIES OF CORRESPONDENCE TO:

                             A. ROBERT COLBY, ESQ.
                             CHADBOURNE & PARKE LLP
                              30 ROCKEFELLER PLAZA
                            NEW YORK, NEW YORK 10112
                              TEL.: (212) 408-5100
                             ---------------------


     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: as soon as practicable after the effective date of this registration statement.


     If any of the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]


                             ---------------------


     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO
SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES, AND WE ARE NOT SOLICITING AN OFFER TO BUY THESE SECURITIES, IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


                   SUBJECT TO COMPLETION, DATED JUNE 21, 2002


PROSPECTUS

                                  $431,407,000

                            CEDAR BRAKES II, L.L.C.

     OFFER TO EXCHANGE ALL OUTSTANDING 9.875% SERIES A SENIOR SECURED BONDS
           DUE 2013 FOR 9.875% SERIES B SENIOR SECURED BONDS DUE 2013

                             ---------------------

     We are offering to exchange all of our outstanding 9.875% Series A Senior Secured Bonds due 2013 for our registered 9.875% Series B Senior Secured Bonds due 2013. In this prospectus, we will call the original bonds the "Series A bonds" and the registered bonds the "Series B bonds." The Series A bonds were issued on December 12, 2001. The terms of the Series B bonds are substantially identical to the terms of the Series A bonds, except that we have registered the Series B bonds with the Securities and Exchange Commission. Because we have registered the Series B bonds, the Series B bonds will not be subject to transfer restrictions and will not be entitled to registration rights. The Series A bonds and Series B bonds are collectively referred to in this prospectus as the "bonds."

THE SERIES B BONDS

     - The Series B bonds will mature on September 1, 2013.
     - We will pay interest on the Series B bonds semi-annually on March 1 and September 1 of each year beginning September 1, 2002 at the rate of 9.875% per annum.
     - We may redeem the Series B bonds at any time. The redemption prices we will pay if we do redeem bonds are specified in the prospectus under "Description of the Bonds and the Indenture -- Redemption at Our Option."
     - The Series B bonds are secured obligations and senior to all our current indebtedness, other than the Series A bonds, and all our future indebtedness, other than any additional bonds issued under the indenture.
     - The Series B bonds will not be listed on any securities exchange or the NASDAQ Stock Market.

THE EXCHANGE OFFER
     - Subject to customary conditions, which we may waive, the exchange offer is not conditioned upon a minimum aggregate principal amount of Series A bonds being tendered.
     - Our offer to exchange Series A bonds for Series B bonds will be open
       until 5:00 p.m., New York City time, on [     ], 2002, unless we extend
       the expiration date.

     - You should also carefully review the procedures for tendering the Series A bonds beginning on page 67 of this prospectus.

     - You may withdraw your tenders of Series A bonds at any time prior to the expiration of the exchange offer, unless we have already accepted your Series A bonds for exchange.
     - If you fail to tender your Series A bonds, you will continue to hold unregistered securities and your ability to transfer them could be adversely affected.
     - The exchange of Series A bonds for Series B bonds in the exchange offer will not be a taxable event for U.S. federal income tax purposes.

     YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE 14 OF THIS PROSPECTUS BEFORE PARTICIPATING IN THE EXCHANGE OFFER.

     NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                 The date of this prospectus is June __, 2002.

                               TABLE OF CONTENTS


                                                              PAGE
                                                              ----
PROSPECTUS SUMMARY..........................................    1
RISK FACTORS................................................   14
USE OF PROCEEDS.............................................   19
CAPITALIZATION..............................................   20
SELECTED FINANCIAL DATA OF THE COMPANY......................   20
MANAGEMENT..................................................   21
PUBLIC SERVICE ELECTRIC AND GAS COMPANY AND SUMMARY
  FINANCIAL INFORMATION OF PUBLIC SERVICE ELECTRIC AND GAS
  COMPANY...................................................   24
EL PASO CORPORATION AND SUMMARY FINANCIAL INFORMATION OF EL
  PASO CORPORATION..........................................   28
EL PASO MERCHANT............................................   32
LIMESTONE ELECTRON TRUST....................................   32
MESQUITE AND CHAPARRAL......................................   32
CHAPARRAL MANAGEMENT........................................   32
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
  AND RESULTS OF OPERATIONS.................................   33
FORWARD LOOKING STATEMENTS..................................   37
REGULATION OF THE ELECTRIC INDUSTRY.........................   38
THE ENERGY SALES TRANSACTIONS...............................   42
SECURITY OWNERSHIP OF OUR OWNER.............................   45
SUMMARY OF OUR TRANSACTION DOCUMENTS........................   46
AMENDED POWER PURCHASE AGREEMENT............................   46
MIRROR POWER PURCHASE AGREEMENT.............................   53
ADMINISTRATIVE SERVICES AGREEMENT...........................   61
EL PASO PERFORMANCE GUARANTY................................   62
RELATIONSHIPS WITH AFFILIATES AND RELATED TRANSACTIONS......   64
THE EXCHANGE OFFER..........................................   64
DESCRIPTION OF THE BONDS AND THE INDENTURE..................   72
DESCRIPTION OF OUR PRINCIPAL FINANCING DOCUMENTS............   90
U.S. FEDERAL INCOME TAX CONSEQUENCES........................   90
ERISA CONSIDERATIONS........................................   94
PLAN OF DISTRIBUTION........................................   96
LEGAL MATTERS...............................................   97
EXPERTS.....................................................   97
AVAILABLE INFORMATION.......................................   97
INDEX TO FINANCIAL STATEMENTS...............................  F-1
ANNEX A -- MIRROR POWER PURCHASE AGREEMENT ASSESSMENT.......  A-1


                             ---------------------

     You may not transfer or resell the Series B bonds except as permitted under the Securities Act of 1933 and applicable state securities laws.

     You should rely only on the information contained in this document or any supplement. We have not authorized anyone to provide you with any information that is different. If you receive any unauthorized information, you must not rely on it. You should disregard anything we said in an earlier document that is inconsistent with what is in our prospectus.

     You should not assume that the information in this prospectus or any supplement or any of the information incorporated by reference in this prospectus or any supplement is current as of any date other than the date on the front page of this prospectus.

     This document is not an offer to sell nor is it seeking an offer to buy these securities in any state or jurisdiction where the offer or sale is not permitted.

                               PROSPECTUS SUMMARY

     In this prospectus, the words "Company," "we," "our," "ours" and "us' refer only to Cedar Brakes II, L.L.C. and not to any of our parent or sister companies or to anyone else. The following summary contains basic information about us and the exchange offer. It does not contain all of the information that is important to you. For a more complete understanding of our business and financial status and the Series B bonds that we are offering, you should read carefully this entire prospectus and other documents that we will refer you to. The term "El Paso" refers to El Paso Corporation, a Delaware corporation. For a discussion of factors to be considered in connection with an investment in the bonds, see "Risk Factors." For the definitions of some of the terms used throughout this prospectus, see "Description of the Bonds and the Indenture -- Defined Terms."

                               THE EXCHANGE OFFER


     On December 12, 2001, we completed a private offering of $431,407,000 of the Series A bonds. In connection with that offering, we entered into a registration rights agreement with the initial purchasers in the private offering of the Series A bonds in which we agreed, among other things, to deliver this prospectus and to complete this exchange offer within 270 days of the original issuance of the Series A bonds. You are entitled to exchange in this exchange offer Series A bonds that you hold for registered Series B bonds with substantially identical terms. You should read the discussion under the headings "Summary of the Terms of the Series B Bonds" beginning on page 5 and "Description of the Bonds and the Indenture" beginning on page 72 for further information regarding the Series B bonds.



     We believe that the Series B bonds that will be issued in this exchange offer may be resold by you without compliance with the registration and prospectus delivery provisions of the Securities Act. You should read the discussion under the headings "Summary of the Terms of the Exchange Offer" beginning on page 3 and "The Exchange Offer" beginning on page 64 for further information regarding this exchange offer and resale of the Series B bonds.


                            OUR COMPANY AND BUSINESS

     We were formed as a Delaware limited liability company on May 3, 2001 solely to:

     - obtain the right, title and interest to two long-term power purchase agreements;

     - sell electric energy and provide electric capacity under an amended and restated power purchase agreement;

     - enter into other related agreements, a bond indenture and related financing documents and undertake the transactions contemplated thereunder;

     - engage in other activities that are related to or incidental to the above items; and

     - issue the bonds.

     Our sole business is the sale of electric energy and the provision of electric capacity to Public Service Electric and Gas Company, a New Jersey corporation, under an amended and restated power purchase agreement that we entered into with Public Service Electric on May 23, 2001, which became effective upon the consummation of the offering of the Series A bonds. The amended and restated power purchase agreement combined and superseded two pre-existing long-term power purchase agreements originally entered into with Public Service Electric by Cogen Technologies NJ Venture, a New Jersey general partnership, and Camden Cogen L.P., a Delaware limited partnership, two of our affiliates. The two pre-existing long-term power purchase agreements provided for the purchase by Public Service Electric of energy and capacity from gas-fired, combined-cycle cogeneration facilities located in Bayonne, New Jersey and Camden, New Jersey. Upon the consummation of the offering of the Series A bonds, Cogen Technologies and Camden Cogen transferred the pre-existing agreements to us. In this prospectus, we refer to these pre-existing power purchase agreements as the Bayonne power purchase agreement and the Camden power purchase agreement, and to our amended and restated power purchase agreement as the amended power purchase agreement.

     We are classified as a public utility subject to regulation by the Federal Energy Regulatory Commission under the Federal Power Act. We have no employees. Our material assets are comprised of the amended power purchase agreement, receivables that are generated or accrue under the amended power purchase agreement, the proceeds of such receivables, our interest in the amounts held in our accounts described in this prospectus and the following additional contracts, which, together with the amended power purchase agreement, we refer to as our material agreements:


     - the mirror power purchase agreement, dated October 1, 2001, with El Paso Merchant Energy, L.P., a subsidiary of El Paso, as amended on November 26, 2001;


     - the administrative services agreement, dated as of December 12, 2001, with El Paso Merchant;

     - the guaranty, dated as of December 12, 2001, by El Paso of El Paso Merchant's performance under the mirror power purchase agreement and the administrative services agreement;

     - a consent and agreement that we entered into with Public Service Electric and the trustee on December 12, 2001;

     - a consent and agreement that we entered into with El Paso Merchant and the trustee on December 12, 2001; and

     - a consent and agreement that we entered into with El Paso and the trustee on December 12, 2001.

     For more information about our material agreements, see "Summary of Our Transaction Documents" below.

     Our company is owned directly 100% by Mesquite Investors, L.L.C. Mesquite is owned indirectly by El Paso and Limestone Electron Trust. A wholly-owned subsidiary of El Paso, El Paso Chaparral Management, L.P., manages the operations of Mesquite. See "Chaparral Management." Our operations are managed through our administrative services agreement with El Paso Merchant. Our principal executive offices are located at 1001 Louisiana Street, Houston, Texas 77002. Our telephone number is (713) 420-2600.

     For a more detailed description of our organization and ownership structure, please see "Management" and the chart on page 21.

                       RATIO OF EARNINGS TO FIXED CHARGES


     For the quarter ended March 31, 2002, our earnings were not adequate to cover fixed charges by approximately $3.3 million. For the period from May 3, 2001 to December 31, 2001, our ratio of earnings to fixed charges was 98.4 to
1.00. Because we were organized on May 3, 2001, we cannot calculate a ratio of earnings to fixed charges for any prior periods. For the purposes of calculating the ratio of earnings available to cover fixed charges:


     - earnings consist of income from continuing operations plus fixed charges, and

     - fixed charges consist of interest on borrowings (whether expensed or capitalized).


     All other components of the ratio of earnings to fixed charges were not applicable since we had no such items. In addition, this ratio includes the initially recorded market value on our power purchase agreements of $228.2 million for the period from inception (May 3, 2001) to December 31, 2001, which is not expected to recur. Had this item been excluded for the period from inception (May 3, 2001) to December 31, 2001, our earnings during the period would not have covered our fixed charges by $25,000.

                   SUMMARY OF THE TERMS OF THE EXCHANGE OFFER


The Exchange Offer............   We are offering to exchange up to $431,407,000
                                 principal amount of the Series B bonds for up to $431,407,000 principal amount of the Series
                                 A bonds. As of the date of this prospectus, Series A bonds representing $431,407,000 aggregate principal amount are outstanding. The
                                 Series B bonds will evidence the same debt as the Series A bonds, and the Series A bonds and the Series B bonds will be governed by the same indenture.


                                 The Series B bonds are described in detail under the heading "Description of the Bonds and the Indenture" beginning on page 72 of this prospectus.


Resale........................   We believe that you will be able to freely
                                 transfer the Series B bonds without
                                 registration or any prospectus delivery
                                 requirement; however, some broker-dealers and some of our affiliates may be required to deliver copies of this prospectus if they resell any Series B bonds.

Expiration Date...............   The exchange offer will expire at 5:00 p.m.,
                                 New York City time, [     ], 2002 or a later
                                 date and time if we extend it.

Withdrawal....................   You may withdraw the tender of any Series A
                                 bonds pursuant to the exchange offer at any time prior to the expiration date. We will return, as promptly as practicable after the expiration or termination of the exchange offer, any Series A bonds not accepted for exchange for any reason without expense to you.

Interest on the Series B Bonds
and the Series A Bonds........   Interest on the Series B bonds will accrue from
                                 the date of the original issuance of the Series
                                 A bonds or from the date of the last payment of interest on the Series A bonds, whichever is later. No additional interest will be paid on Series A bonds tendered and accepted for exchange.


Conditions to the Exchange
Offer.........................   The exchange offer is not subject to any
                                 conditions other than that it does not violate applicable law or any applicable interpretation of the staff of the SEC. See "The Exchange
                                 Offer -- Conditions of the Exchange Offer" beginning on page 70 of this prospectus.


Procedures for Tendering
Series A Bonds................   If you wish to accept the exchange offer, you
                                 must complete, sign and date the accompanying letter of transmittal in accordance with the instructions in the letter of transmittal, and deliver the letter of transmittal, along with the Series A bonds and any other required documentation, to the exchange agent. By executing the letter of transmittal, you will represent to us that, among other things:

                                 - any Series B bonds you receive will be
                                   acquired in the ordinary course of business,

                                 - you are not participating, and you have no
                                   arrangement or understanding with any person to participate, in the distribution of the Series B bonds, and

                                 - you are not an affiliate of ours or a
                                   broker-dealer tendering Series A bonds
                                   acquired directly from us.

                                 If you are not a broker-dealer, you will also be representing that you are not engaged in and do not intend to engage in a distribution of the Series B bonds.

                                 Each broker-dealer receiving Series B bonds for its own account in exchange for Series A bonds must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the Series B bonds. The letter of transmittal states that, by making this acknowledgement and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. A broker-dealer who acquired the Series A bonds for its own account as a result of market-making or other trading activities may use this prospectus for an offer to resell, resale or other transfer of the Series B bonds.

                                 If you hold your Series A bonds through The
                                 Depository Trust Company and wish to
                                 participate in the exchange offer, you may do so through Depository Trust's Automated Tender Offer Program. By participating in the exchange offer, you will agree to be bound by the letter of transmittal as though you had executed such letter of transmittal.


                                 We will accept for exchange any and all Series A bonds which are properly tendered (and not withdrawn) in the exchange offer prior to the expiration date. The Series B bonds issued pursuant to the exchange offer will be delivered promptly following the expiration date. See "The Exchange Offer -- Acceptance of Series A Bonds for Exchange" beginning on page 66 of this prospectus.


Effect of Not Tendering.......   Series A bonds that are not tendered or that
                                 are tendered but not accepted will, following the completion of the exchange offer, continue to be subject to the existing restrictions upon transfer thereof. We will have no further obligation to provide for the registration under the Securities Act of such Series A bonds.

Special Procedures for
Beneficial Owners.............   If you are a beneficial owner whose Series A
                                 bonds are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and wish to tender such Series A bonds in the exchange offer, please contact the registered holder as soon as possible and instruct them to tender on your behalf and comply with our instructions set forth elsewhere in this prospectus.


Guaranteed Delivery
Procedures....................   If you wish to tender your Series A bonds, you
                                 may, in some instances, do so according to the guaranteed delivery procedures set forth elsewhere in this prospectus under "The
                                 Exchange Offer -- Procedures for Tendering
                                 Series A Bonds -- Guaranteed Delivery"
                                 beginning on page 68 of this prospectus.


Registration Rights
Agreement.....................   We sold the Series A bonds on December 12,
                                 2001, to the initial purchaser in a transaction that was exempt from the SEC's registration requirements. In connection with the sale, we entered into a registration rights agreement with the initial purchaser which grants the holders of the Series A bonds specified exchange and registration rights. This exchange offer satisfies those rights, which terminate upon consummation of the exchange offer. You will not be entitled to any exchange or registration rights with respect to the Series B bonds.


U.S. Federal Income Tax
Considerations................   We believe the exchange of Series A bonds for
                                 Series B bonds pursuant to the exchange offer will not constitute a sale or an exchange for federal income tax purposes. See "U.S. Federal
                                 Income Tax Consequences" beginning on page 90 of this prospectus.


Use of Proceeds...............   We will not receive any proceeds from the
                                 exchange of bonds pursuant to the exchange offer.


Exchange Agent................   We have appointed Deutsche Bank Trust Company
                                 Americas as the exchange agent for the exchange offer. The mailing address and telephone number of the exchange agent are DB Services
                                 Tennessee, Inc., Reorganization Unit, P.O. Box
                                 292737, Nashville, Tennessee 37229-2737, (615)
                                 835-3572. See "The Exchange Offer -- Exchange
                                 Agent" beginning on page 71 of this prospectus.


                   SUMMARY OF THE TERMS OF THE SERIES B BONDS

     The form and term of the Series B bonds are substantially the same as the form and term of the Series A bonds, except that the Series B bonds are registered under the Securities Act. As a result, the Series B bonds will not bear legends restricting their transfer and will not contain the registration rights contained in the Series A bonds.

Issuer........................   Cedar Brakes II, L.L.C., a Delaware limited
                                 liability company.

Bonds Offered.................   $431,407,000 aggregate principal amount of
                                 9.875% Series B Senior Secured Bonds due
                                 September 1, 2013. The Series B bonds are secured obligations and senior to all our current indebtedness, other than the Series A bonds, and all our future indebtedness, other than any additional bonds issued under the indenture.

Additional Bonds..............   Pursuant to the terms of the indenture, we may
                                 issue additional bonds (which will rank pari passu with the Series A bonds and bonds issued in this offering) at any time after the initial offering of the Series A bonds provided that, after giving effect to such issuance, we maintain a minimum and average Debt Service
                                 Coverage Ratio of no less than 1.03 to 1.00 and we obtain a reaffirmation of the initial ratings of the bonds.

Maturity Date.................   September 1, 2013.

Interest Payment Dates........   The first calendar day of each March and
                                 September (or if that day is not a business day, then the next succeeding business day), commencing on September 1, 2002. A business day is a day on which banks are not required or authorized to close in the City of New York.

Principal Payment Dates and
Amortization..................   We are required to pay principal on the bonds
                                 semi-annually on the first calendar day of each March and September (or if that day is not a business day, then the next succeeding business day), commencing on September 1, 2002:

                                                                                     PERCENTAGE OF ORIGINAL
                                                                                        PRINCIPAL AMOUNT
                                             PRINCIPAL PAYMENT DATE                         PAYABLE
                                             ----------------------                  ----------------------
                                             September 1, 2002....................           1.35%
                                             March 1, 2003........................           2.90%
                                             September 1, 2003....................           2.26%
                                             March 1, 2004........................           2.70%
                                             September 1, 2004....................           2.77%
                                             March 1, 2005........................           3.24%
                                             September 1, 2005....................           3.33%
                                             March 1, 2006........................           3.84%
                                             September 1, 2006....................           3.95%
                                             March 1, 2007........................           4.50%
                                             September 1, 2007....................           4.63%
                                             March 1, 2008........................           5.24%
                                             September 1, 2008....................           5.50%
                                             March 1, 2009........................           5.28%
                                             September 1, 2009....................           4.43%
                                             March 1, 2010........................           4.96%
                                             September 1, 2010....................           5.11%
                                             March 1, 2011........................           5.69%
                                             September 1, 2011....................           5.87%
                                             March 1, 2012........................           6.49%
                                             September 1, 2012....................           6.70%
                                             March 1, 2013........................           8.09%
                                             September 1, 2013....................           1.17%


Ratings.......................   Baa2 by Moody's, BBB- by Standard & Poor's and
                                 BBB by Fitch.


Limited Recourse
Obligations...................   The obligations to pay principal, interest and
                                 Make-Whole Premium (if any, with respect to bonds called for optional redemption) on the bonds will be solely our obligations. You will not have any other recourse against any incorporator, stockholder, member, manager, officer or director of ours or any of our members for any failure by us to satisfy obligations under the bonds.

Collateral....................   We granted to the trustee on the closing date
                                 of the offering of the Series A bonds, on behalf of and for the benefit of the holders of bonds, a security interest in all of our right, title and interest in and to all of our assets, namely:

                                 - our material agreements;

                                 - our collections and all amounts payable to us
                                   arising out of, attributable to, in respect of or otherwise in connection with our collections;

                                 - all other amounts payable to us pursuant to
                                   our material agreements;

                                 - all accounts and all funds and all
                                   investments and proceeds on deposit therein from time to time (other than the proceeds of additional bonds issued under the indenture);

                                 - all damages and other amounts payable to us
                                   in respect of the foregoing;

                                 - all of our rights, claims, powers, privileges
                                   and remedies with respect to the foregoing;
                                   and

                                 - all present and future claims and demands in
                                   respect of any or all of the foregoing.

                                 In this prospectus, "collections" means all
                                 amounts payable to us from Public Service
                                 Electric pursuant to the amended power purchase agreement and amounts payable by:

                                 - El Paso Merchant pursuant to Article V(E) and
                                   Article V(F) of the mirror power purchase agreement to cover any shortfall payments;

                                 - El Paso Merchant pursuant to Article IV(B) of
                                   the mirror power purchase agreement to cover any excess amounts;

                                 - El Paso pursuant to the El Paso performance
                                   guaranty to cover any shortfall payments and excess amounts of El Paso Merchant under
                                   Article IV(B), Article V(E) and Article V(F) of the mirror power purchase agreement; and

                                 - all earnings on permitted investments from
                                   amounts in the collections account and the liquidity account.

Redemption at Our Option......   We may choose to redeem the bonds, in whole or
                                 in part, at any time, at our option on not less than 30 nor more than 60 days notice to the bond holders at a redemption price equal to the outstanding principal amount of the bonds to be redeemed, plus accrued interest on these bonds to the date of the redemption, plus a Make-
                                 Whole Premium, if any. The Make-Whole Premium is based on the rates of United States Treasury securities with average lives comparable to the remaining average lives of the applicable bonds, plus 50 basis points. A Make-Whole
                                 Premium will not be payable other than in connection with our optional redemption of the bonds.

Accounts......................   Pursuant to the indenture, the trustee
                                 established the following accounts: (1) the collections account, (2) the liquidity account and (3) the damages and indemnity account. See
                                 "Description of the Bonds and the
                                 Indenture -- The Accounts."

Collections Account...........   All collections and all transfer payments from
                                 the liquidity account will be deposited into the collections account. Amounts on deposit in the collections account (other than the proceeds of additional bonds issued under the indenture) must be used to make payments in accordance with the priorities set forth in "Description of the Bonds and the Indenture -- Withdrawals from the Collections
                                 Account."

Liquidity Account.............   On the closing date of the offering of the
                                 Series A bonds, we deposited into the liquidity account $21.1 million, an amount equal to the liquidity reserve required balance. This amount was part of the proceeds from the Series
                                 A bonds offering. In the event sufficient funds are not available in the collections account to pay the principal or interest on the bonds, amounts in the liquidity account will be transferred into the collections account and used by the trustee to pay this shortfall.
                                 Amounts withdrawn from the liquidity account will be replenished from the collections account in accordance with the priority set forth in "Description of the Bonds and the Indenture -- Withdrawals from the Collections
                                 Account." The cash on deposit in the liquidity account may be made available for transfer to El Paso if El Paso replaces such funds with one or more acceptable letters of credit from an acceptable financial institution or an acceptable guaranty from El Paso equal in aggregate amount to the amount to be transferred to El Paso from the liquidity account. Amounts in excess of the liquidity reserve required balance on deposit in the liquidity account on any semi-annual payment date will be transferred on the next semi-annual payment date to the collections account.

Damages and Indemnity
Account.......................   All payments to be made by El Paso Merchant
                                 under the mirror power purchase agreement, and by El Paso, if any, under the El Paso performance guaranty, to cover:

                                 - damages payable by us to Public Service
                                   Electric as a result of our default under the amended power purchase agreement;

                                 - indemnity payments payable by us to Public
                                   Service Electric on account of third-party liability claims under the amended power purchase agreement; and

                                 - distribution surcharges payable by us to
                                   Public Service Electric on account of the fact that these distribution surcharges were not paid to Public Service Electric because of a statutory exemption under New Jersey law;

                                 will be made to the damages and indemnity account and subsequently used to pay such damages, indemnity payments and distribution surcharges.

Withdrawals from the
Collections Account...........   The trustee must apply amounts in the
                                 collections account (other than proceeds of additional bonds issued under the indenture) as follows, and in the following order of priority:

                                 - monthly, to transfer to the trustee the
                                   amount of the trustee's monthly fees;

                                 - monthly, to pay El Paso Merchant for the
                                   capacity and energy that El Paso Merchant sold to us under the mirror power purchase agreement;

                                 - semi-annually, to the payment of interest due
                                   on the bonds;

                                 - semi-annually, to the payment of principal
                                   and, with respect to bonds called for
                                   optional redemption, Make-Whole Premium (if any), due on the bonds;

                                 - semi-annually, to replenish amounts drawn
                                   from the liquidity account so as to maintain the liquidity reserve required balance;

                                 - semi-annually, to pay El Paso Merchant's fees
                                   and expenses under the administrative
                                   services agreement;

                                 - semi-annually, to us for distribution to our
                                   members; provided that (1) no event of
                                   default (or other event which would with notice or lapse of time or both become an event of default) has occurred and is continuing and (2) the debt service coverage ratio for the preceding six-month period is equal to or exceeds 1.03 to 1.00.

Principal Covenants...........   The indenture contains a number of covenants on
                                 our part, including:

                                 - restrictions on the incurrence of additional
                                   indebtedness;

                                 - limitations on liens and encumbrances, except
                                   to the extent that failure to comply could not reasonably be expected to result in a material adverse effect;

                                 - restrictions on the payments of distributions
                                   to our members or any owner of a beneficial interest in us;

                                 - limitations on the sale, lease or transfer of
                                   the collateral, except to the extent that failure to comply could not reasonably be expected to result in a material adverse effect, and on mergers, changes in legal form or other fundamental changes;

                                 - a prohibition on undertaking obligations with
                                   respect to any guaranty;

                                 - a prohibition on terminating any of our
                                   material agreements;

                                 - limitations on transactions entered into with
                                   affiliates;

                                 - limitations on investments in other entities;

                                 - an obligation to maintain the perfection and
                                   priority of the security interest of the trustee in the collateral;

                                 - an obligation to maintain our legal
                                   existence;

                                 - an obligation to comply with applicable laws,
                                   except to the extent that failure to comply could not reasonably be expected to result in a material adverse effect;

                                 - restrictions on our use of the proceeds from
                                   the issuance of the bonds;

                                 - restrictions on our agreeing to the
                                   assignment of the rights or obligations of any material party to any material agreement;

                                 - limitations on the assignment of our rights
                                   and obligations under any of our material agreements and the amendment of our material agreements, and limitations on our entering into additional contracts, except to the extent that failure to comply could not reasonably be expected to result in a material adverse effect; and

                                 - an obligation to schedule and deliver the
                                   annual energy deliveries.

                                 See "Description of the Bonds and the
                                 Indenture -- Covenants in the Indenture."

Events of Default and
Remedies......................   An event of default will occur under the
                                 indenture if:

                                 - we fail to pay any principal or Make-Whole
                                   Premium, if any, with respect to bonds called for optional redemption, on the bonds when due and payable and this default continues for 5 days;

                                 - we fail to pay any interest or any other
                                   amount required to be paid with respect to the bonds and this default continues for 15 days;

                                 - we, Public Service Electric or El Paso fail
                                   to perform any term, covenant or obligation contained in any of our material agreements or any financing document, unless in each case failure to perform could not reasonably be expected to result in a material adverse effect, and such failure continues for 30 days after we are provided notice of such failure;

                                 - any of our material agreements or financing
                                   documents becomes or is found to be
                                   unenforceable or invalid, and that event could reasonably be expected to result in a material adverse effect;

                                 - the trustee's liens on any material portion
                                   of the collateral cease to be valid and
                                   perfected first priority security interests or any of our other creditors asserts any right or interest with respect to the collateral, or our right to receive payments with respect to the collateral is terminated or impaired and such assertion of rights or interests or termination or impairment could reasonably be expected to result in a material adverse effect;

                                 - specified events occur related to our
                                   insolvency, such as the commencement of a liquidation or dissolution proceeding unstayed for 60 consecutive days or the filing by us of a voluntary bankruptcy proceeding;

                                 - it becomes unlawful for us to perform any of
                                   our obligations under the indenture, any security document or any bond, or any of our obligations under the indenture, any security document or any bond ceases to be valid, binding or enforceable, unless such event or occurrence could not reasonably be expected to result in a material adverse effect;

                                 - any of the amended power purchase agreement
                                   or the El Paso performance guaranty
                                   terminates or is abrogated before the end of its term;

                                 - one or more judgments or decrees are entered
                                   against us in excess of $15 million in the aggregate which are not adequately covered by insurance or vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof; or

                                 - we fail to observe or perform specified
                                   covenants in the registration rights
                                   agreement with the initial purchaser, and such failure continues for 30 days after notice is given to us.

                                 If an event of default (other than an event of default caused by our bankruptcy) occurs and is continuing, then the trustee, upon the direction of the holders of not less than 25% (for an event of default with respect to failure to make payments on the bonds) or the holders of not less than 51% (for any other event of default) in aggregate principal amount of the outstanding bonds, must declare the principal amount of all outstanding bonds to be immediately due and payable and upon any such declaration the principal amount, all accrued and unpaid interest, any Make-Whole Premium then owed by us in connection with an optional redemption of the bonds and all other amounts payable under the bonds will become immediately due and payable. If a bankruptcy event of default occurs, the principal amount of, accrued interest on, Make-Whole Premium then owed by us in connection with an optional redemption of the bonds and all other amounts payable under the bonds will automatically become immediately due and payable. See "Description of the Bonds and the Indenture -- Remedies."


Indenture Trustee.............   Deutsche Bank Trust Company Americas (formerly
                                 known as Bankers Trust Company).



Paying Agent, Registrar and
Transfer Agent................   Deutsche Bank Trust Company Americas (formerly
                                 known as Bankers Trust Company).


Governing Law and
Jurisdiction..................   The bonds, the indenture and the other
                                 financing documents are governed by the laws of the State of New York.

               SUMMARY OVERVIEW OF OUR ENERGY SALES TRANSACTIONS

     The following chart depicts some of our material agreements, the transaction structure of our energy sales and the relationship to payments on the bonds:

                                    (GRAPH)

THE TRANSACTIONS

     The Bayonne power purchase agreement and the Camden power purchase agreement were transferred to us from Cogen Technologies and Camden Cogen, two of our affiliates, upon the consummation of the offering of the Series A bonds. The amended power purchase agreement combined and superceded the Bayonne power purchase agreement and Camden power purchase agreement. We expect that interest and principal on the bonds will be paid solely from payments by Public Service Electric to us under the amended power purchase agreement (as supplemented, if revenues from these capacity and energy payments are not available, by funds in the liquidity account). All scheduled payments of principal and interest on the bonds have been calculated so as to be paid from the total amount of the payments that we expect to receive each year from Public Service Electric. We have entered into the mirror power purchase agreement and an administrative services agreement with El Paso Merchant in order to have El Paso Merchant perform all of our obligations and exercise all of our rights under all of our material agreements and the indenture and the related financing documents under which the Series A bonds were issued and the Series B bonds will be issued. See "Management's Discussion and Analysis of Financial Condition and Results of Operations"; "The Energy Sales Transactions"; and "Summary of Our Transaction Documents."

     The energy sales transactions required approval by the Federal Energy Regulatory Commission of the rates contained in the amended power purchase agreement and the mirror power purchase agreement and approval by the New Jersey Board of Public Utilities of the cost recovery by Public Service Electric of the rates charged under the amended power purchase agreement. In addition, the issuance of the bonds also required the approval of the Federal Energy Regulatory Commission. All of these approvals have been obtained and are final and non-appealable. See "Regulation."

MIRROR POWER PURCHASE AGREEMENT ASSESSMENT


     Pace Global Energy Services, LLC, an energy consulting firm that specializes in, among other things, market forecasts in the electric power and natural gas industries, prepared a mirror power purchase agreement assessment dated December 7, 2001, included as Annex A to this prospectus. We sought this analysis by Pace to support our decision to enter into the mirror power purchase agreement with its "energy-only" fixed contract rate structure and to evaluate whether the electric power capacity resources in the East Pennsylvania-New Jersey-Maryland ("East PJM") power market are sufficient to allow El Paso Merchant to perform its obligations under the mirror power purchase agreement.


     Based upon Pace's analysis of the East PJM power market and a review of the relevant portions of our transaction documents, Pace believes that the contract rates stipulated in the mirror power purchase agreement reasonably reflect market prices for the East PJM power market if the energy delivery flexibility that El Paso Merchant has under the mirror power purchase agreement is taken into consideration. Specifically, the mirror power purchase agreement structure grants the supplier volume flexibility to supply more energy in hours when the prices are expected to be relatively low. This volume flexibility enables El Paso Merchant to deliver energy at lower prices against the amended power purchase agreement than the market average, given that the low price hours are effectively selected to put against the mirror power purchase agreement. Moreover, Pace believes that the East PJM market offers sufficient power resources to enable El Paso Merchant to meet its contractual supply obligations under the mirror power purchase agreement.

     Since the date of the mirror power purchase agreement, Pace has not updated the natural gas prices in that assessment. Since the date on which we entered into the amended power purchase agreement and the mirror power purchase agreement, natural gas prices have decreased. Because the prices at which we buy and sell electric power are fixed by these agreements, changes in the price of natural gas will not affect our ability to make payments on the bonds, provided that the other parties to these agreements fulfill their obligations.

     The mirror power purchase agreement assessment is meant to be read only in its entirety and is subject to the restrictions set forth in the legal notice on its cover page. The mirror power purchase agreement assessment and the legal notice should be read in their entirety by all prospective investors.

                                  RISK FACTORS

     An investment in our bonds involves a significant degree of risk, including the risks described below. You should carefully consider the following information about these risks, together with the other information in this prospectus, prior to exchanging your Series A bonds for our Series B bonds.

WE ARE RELYING ON PAYMENTS FROM PUBLIC SERVICE ELECTRIC UNDER THE AMENDED POWER PURCHASE AGREEMENT FOR OUR PRIMARY SOURCE OF REVENUES.

     Public Service Electric is our sole customer for purchases of electric energy and payments for providing electric generating capacity. Public Service Electric's payments pursuant to the amended power purchase agreement are expected to provide 100% of our revenues. We cannot assure you that Public Service Electric will fulfill its payment obligations under the amended power purchase agreement. In the event of a bankruptcy of Public Service Electric, Public Service Electric or the bankruptcy trustee could reject its payment obligations under the amended power purchase agreement. If Public Service Electric fails to meet its payment obligations under the amended power purchase agreement, we will not be able to meet our obligations to make payments of principal and interest on the bonds. Further, under the amended power purchase agreement, Public Service Electric may suspend its obligations to accept delivery of energy if specified events beyond the control of Public Service Electric occur, such as a system emergency, adverse weather conditions or labor disputes. Accordingly, we will have no revenues for the duration of these events and we cannot assure you that we will be able to make payments of principal and interest on the bonds during the continuance of these events.

IF WE FAIL TO PROVIDE ELECTRIC ENERGY AND CAPACITY TO PUBLIC SERVICE ELECTRIC, IT COULD RESULT IN TERMINATION OF THE AMENDED POWER PURCHASE AGREEMENT PRIOR TO THE MATURITY OF THE BONDS.

     If we cause or permit to occur an event of default under the amended power purchase agreement, Public Service Electric may have the right to terminate the amended power purchase agreement. The amended power purchase agreement expressly provides that, with respect to defaults that result from our failure to deliver energy and provide capacity, Public Service Electric shall be entitled to deduct amounts (determined pursuant to a formula in the amended power purchase agreement) from payments due to us as liquidated damages. Although the amended power purchase agreement provides that these liquidated damages are the only damages that Public Service Electric can claim as a result of any failure by us to deliver energy or provide capacity, Public Service Electric could take the position that it is entitled to other remedies provided under applicable law, such as the right to terminate the power purchase agreement. Therefore, if one of our defaults has occurred and is continuing, Public Service Electric could also seek to terminate the amended power purchase agreement.

WE ARE RELYING UPON EL PASO MERCHANT AND EL PASO TO PERFORM OUR OBLIGATIONS UNDER OUR MATERIAL AGREEMENTS OR, UPON FAILING TO DO SO (WITHOUT EXCUSE), TO MAKE PAYMENTS TO US.

     Under the mirror power purchase agreement and the administrative services agreement, El Paso Merchant is obligated to exercise our rights and perform all of our administrative and management obligations under our material agreements, including exercising our right under the mirror power purchase agreement to schedule, purchase and have delivered to us the energy that we are required to deliver and the capacity we are required to provide, and, in the event of an unexcused failure to make such deliveries, pay to us the amounts that we would be required to pay to Public Service Electric under the amended power purchase agreement. If El Paso Merchant fails to perform its obligations under the mirror power purchase agreement or the administrative services agreement, we will not be able to perform our obligations to Public Service Electric under the amended power purchase agreement and our obligations under our other material agreements. In that situation, unless El Paso Merchant is excused, El Paso Merchant would be required to make shortfall payments to us for its failure to schedule and deliver energy under the mirror power purchase agreement or payments for its failure to perform under the administrative services agreement, as the case may be. However, we cannot assure you that El Paso Merchant will be able to make these payments.

     If El Paso Merchant cannot make these payments, El Paso is required to pay these amounts pursuant to the El Paso performance guaranty. We cannot assure you that El Paso will fulfill its obligations under the El Paso performance guaranty. If, to the extent called upon, El Paso fails to meet its obligations under the El Paso performance guaranty, we will not be able to meet our obligations to make payments of interest and principal on the bonds.

     Under the mirror power purchase agreement, El Paso Merchant is excused from its obligation to schedule hourly or seasonal energy deliveries if specified events beyond the control of El Paso Merchant occur, such as adverse weather conditions or labor disputes. In this event, neither El Paso Merchant nor El Paso will be obligated to make shortfall payments. However, except for our declining to accept energy deliveries because of a potential emergency on the PJM or on Public Service Electric's system, such events do not excuse or suspend El Paso Merchant's obligation to make the energy shortfall liquidated damage payments or the annual energy deliveries.

     The obligations of El Paso Merchant under the mirror power purchase agreement and the administrative services agreement, and of El Paso under the El Paso performance guaranty, do not constitute a direct or indirect obligation of El Paso Merchant or El Paso to make any payment on the bonds.

IF THE MIRROR POWER PURCHASE AGREEMENT OR ADMINISTRATIVE SERVICES AGREEMENT TERMINATES, WE CANNOT ASSURE YOU THAT WE WILL BE ABLE TO OBTAIN EQUIVALENT REPLACEMENT SERVICES.

     Each of the mirror power purchase agreement and the administrative services agreement provides that it may be terminated prior to its scheduled expiration date upon the occurrence of events set forth in the agreements, such as a payment default by us. We are a special purpose entity and we do not have any employees or our own source of capacity and energy. In the event of a termination of the mirror power purchase agreement or the administrative services agreement, we cannot assure you that replacement services can be obtained on terms as favorable as those under the current agreements. If the mirror power purchase agreement or the administrative services agreement terminates, we may not be able to make payments of principal and interest on the bonds.

OUR REVENUE PROJECTIONS ASSUME THAT CAPACITY RESOURCES WITHIN THE PJM MARKET ARE SUFFICIENT TO ENSURE THAT EL PASO MERCHANT CAN MEET ITS CONTRACTUAL OBLIGATIONS UNDER THE MIRROR POWER PURCHASE AGREEMENT.

     Based upon the mirror power purchase agreement assessment, we have assumed that El Paso Merchant will be able to perform its energy delivery and capacity provision obligations under the mirror power purchase agreement. According to the mirror power purchase agreement assessment, there may be times when the PJM electric transmission system may experience disruptions due to system component failures or act-of-god events. As a result of the occurrence of such events, El Paso Merchant may not be able to meet its obligations, and we, in turn, may not be able to sell a sufficient amount of energy to Public Service Electric under the amended power purchase agreement. While we have provided for energy shortfall liquidated damage payments from El Paso Merchant, El Paso Merchant may be excused from making these payments as a result of a system emergency that is not a force majeure. If this occurs, we will not be able to make payments of principal and interest on the bonds.

THERE WILL BE CONFLICTS OF INTEREST UNDER OUR AGREEMENTS WITH EL PASO MERCHANT AND EL PASO.


     El Paso Merchant and El Paso are affiliates of each other, and an affiliate of each of them manages Mesquite, our parent. In negotiating the administrative services agreement, the mirror power purchase agreement and the El Paso performance guaranty, we believe that we provided at the time of their consent terms that are substantially similar to those that might have been obtained from unaffiliated third parties. However, because the negotiations with respect to these agreements did not actually involve an unaffiliated third party, we cannot assure you that those documents actually or that they will continue to meet that standard.


     Furthermore, in carrying out their obligations under our material agreements to which they are parties, El Paso Merchant and El Paso may face conflicts of interest in making decisions that affect us. In some situations, El Paso Merchant may be required under the administrative services agreement to enforce our rights against itself under the mirror power purchase agreement or against its ultimate parent, El Paso, under the El Paso performance guaranty. For example, under the administrative services agreement, El Paso Merchant is required to exercise our rights under the mirror power purchase agreement, which includes enforcing our right to receive payments, such as shortfall payments and other damages, from El Paso Merchant. Although El Paso Merchant and El Paso have agreed to carry out their obligations to us in a manner that is nondiscriminatory to us, as a practical matter our ability to monitor compliance is limited. As a result, we cannot guarantee that El Paso Merchant and El Paso will carry out their obligations to us in a manner that is nondiscriminatory to us. If they do not, we may not be able to fulfill our obligations under the amended power purchase agreement and Public Service Electric may have the right to terminate the amended power purchase agreement. In the event that Public Service Electric terminates the amended power purchase agreement due to our inability to fulfill our obligations under that agreement, we will not be able to make payments of principal and interest on the bonds.

WE ARE THE ONLY PARTY REQUIRED TO MAKE PAYMENTS ON THE BONDS AND, IF WE DEFAULT ON THE BONDS, YOUR RECOURSE AND YOUR ABILITY TO ACT MAY BE LIMITED.

     We are the only party required to make payments on the bonds. We conduct no other business, and have no significant assets, other than our rights and obligations under our material agreements. We have no operating history and no experience in the purchase or sale of energy. No other entity, including Public Service Electric, El Paso Merchant or El Paso, and none of our or their affiliates, shareholders, members, officers, directors or employees, will be required to make payments on the bonds or will in any way guarantee the payment of principal, interest or premium (if any) on the bonds.

     A number of actions to enforce the rights of the holders, such as acceleration of the principal, interest and Make-Whole Premium, if any, with respect to bonds called for optional redemption, on the bonds, may be taken by the trustee only with the approval of holders of 25% of the outstanding principal amount of the bonds. A majority of the outstanding principal amount of the bonds must approve the trustee's actions to enforce the rights of the holders in the event of all other defaults (other than bankruptcy events). These requirements of holder approval may limit the ability of the trustee to exercise specific remedies or prolong the time required for the trustee to act. See "Description of the Bonds and the Indenture -- Remedies."

OUR BUSINESS IS SUBJECT TO SUBSTANTIAL REGULATIONS AND PERMITTING REQUIREMENTS AND MAY BE ADVERSELY AFFECTED IF WE ARE UNABLE TO COMPLY WITH EXISTING REGULATIONS OR REQUIREMENTS OR CHANGES IN APPLICABLE REGULATIONS OR REQUIREMENTS.

     Our business is subject to extensive energy regulation by federal, state and local authorities, as are the businesses of Public Service Electric, El Paso Merchant and El Paso. These regulations impose numerous requirements on the performance of our, Public Service Electric's, El Paso Merchant's and El Paso's obligations under the amended power purchase agreement, the mirror power purchase agreement and the El Paso performance guaranty, and failure to comply with these requirements could prevent the performance of our respective obligations under these agreements.

     The Federal Energy Regulatory Commission currently considers contracts for the wholesale sale of electric power to be subject to its jurisdiction. Consequently, the mirror power purchase agreement must be filed with the Federal Energy Regulatory Commission within 30 days after its effectiveness and any proposed transfer of either or both the amended power purchase agreement and the mirror power purchase agreement, including a transfer to the trustee upon foreclosure, is subject to Federal Energy Regulatory Commission approval, and any modification of the amended power purchase agreement or the mirror power purchase agreement would be required to be filed with the Federal Energy Regulatory Commission and may require Federal Energy Regulatory Commission approval as well. The Federal Energy Regulatory Commission has pre-approved all of our currently contemplated future security issuances and assumptions of liability (including the issuance of the bonds offered hereby). Any further security issuances and assumptions of liability by us would require pre-approval by the Federal Energy Regulatory Commission in the event that our power marketing authorization from the Federal Energy Regulatory Commission is revoked.

     The negotiated rates contained in the amended power purchase agreement and the mirror power purchase agreement require approval by the Federal Energy Regulatory Commission. Although the Federal Energy Regulatory Commission has approved the rates to be charged in the amended power purchase agreement and the mirror power purchase agreement, the Federal Energy Regulatory Commission has continuing jurisdiction over those rates. The Federal Energy Regulatory Commission would have to meet a high burden in order to modify the rates, and, as a matter of practice and policy, the Federal Energy Regulatory Commission has refused to modify rates after initial approval. We cannot assure you, however, that the Federal Energy Regulatory Commission will permit those rates to remain in place for the term of the amended power purchase agreement and the mirror power purchase agreement, and, in such event, the rates that we are permitted to charge could be lower, resulting in less cash available for us to make debt service payments on the bonds.

     The marketing of electric power at market-based or negotiated rates requires a power marketing authorization issued by the Federal Energy Regulatory Commission based on several criteria, including a showing that the applicant lacks market power and that there is no opportunity for abusive transactions involving regulated affiliates of the marketer. Although El Paso Merchant has received these power marketing authorizations from the Federal Energy Regulatory Commission, these authorizations could be revoked if El Paso Merchant fails in the future to satisfy the applicable criteria or if the Federal Energy Regulatory Commission changes its rate-making policies.

     We cannot assure you that the existing laws and regulations will not be revised or reinterpreted, that new laws and regulations will not be adopted or become applicable to us or the parties on whom we are relying in this transaction or that future changes in laws and regulations will not have a detrimental effect on our or their business. In addition, the structure of federal and state energy regulation is currently, and may continue to be, subject to challenges and restructuring proposals. Although not currently required, additional regulatory approvals may be required in the future due to a change in laws and regulations or for other reasons. We cannot assure you that we, Public Service Electric, El Paso Merchant or El Paso will be able to obtain all required regulatory approvals that may be required in the future, or any necessary modifications to existing regulatory approvals, or maintain all required regulatory approvals. Such modifications could result in the loss of our status as a power marketer and our ability to sell the capacity and energy to Public Service Electric at the negotiated rates set forth in the amended power purchase agreement. In this event, we could be required to sell to Public Service Electric at lower rates.

     If there is a change in regulations, or a delay in obtaining any regulatory approvals or we, Public Service Electric, El Paso Merchant or El Paso fail to obtain or comply with any required regulatory approvals, then we may not be able to comply with our obligations under our material agreements and we will be unable to meet our obligations to make payments of principal and interest on the bonds.

OUR ABILITY TO MAKE PAYMENT ON THE BONDS MAY BE AFFECTED IN A BANKRUPTCY OF ANY OF THE COUNTERPARTIES TO OUR MATERIAL AGREEMENTS.

     The amended power purchase agreement, mirror power purchase agreement, administrative services agreement or the El Paso performance guaranty may be treated as executory contracts by any bankruptcy court having jurisdiction over them. As a result, in the event of the bankruptcy of Public Service Electric, El Paso Merchant or El Paso, the bankrupt party or the bankruptcy trustee could reject any or all of the amended power purchase agreement, mirror power purchase agreement, administrative services agreement or the El Paso performance guaranty if they are found to be executory contracts. Rejection of a contract is treated as a breach of the contract and would result in our having an unsecured claim against the estate of the debtor for damages as a result of the breach.

IN THE EVENT OF OUR OWN BANKRUPTCY, THE ABILITY OF THE HOLDERS OF THE BONDS TO FORECLOSE WILL BE AFFECTED BY THE AUTOMATIC STAY IN BANKRUPTCY.

     In the event of our own bankruptcy, the holders would have a secured claim against us for the amounts due under the bonds. The holders' claim would be secured by their interest in the collateral. Absent relief granted by the bankruptcy judge from the automatic stay in bankruptcy, however, the holders would not be permitted to foreclose on any of the collateral and, even following such a foreclosure, there may not be sufficient funds to pay all amounts due in respect of the bonds.

IT MAY BE DIFFICULT TO REALIZE THE VALUE OF THE COLLATERAL PLEDGED TO SECURE THE BONDS.

     Our obligation to make payments on the bonds is secured only by the collateral described in this prospectus. The trustee's ability to foreclose on the collateral on your behalf may be subject to perfection, the consent of third parties such as Public Service Electric and El Paso Merchant, priority issues and practical problems associated with the realization of the trustee's security interest in the collateral. In addition, pursuant to the consent and agreement with Public Service Electric, in the event that the trustee or any designee and assignee succeeds to our interests under the amended power purchase agreement, this successor will assume liability for our obligations under the amended power purchase agreement, including those obligations arising prior to such succession. We cannot assure you that foreclosure on the collateral will be sufficient to make all payments on the bonds.

THERE IS NO EXISTING MARKET FOR THE BONDS AND WE CANNOT ASSURE YOU THAT AN ACTIVE TRADING MARKET WILL DEVELOP FOR THE BONDS.


     We have been informed by the initial purchaser of the Series A bonds that it intends to make a market in the bonds after the completion of this offering. However, the initial purchaser is not required to make a market in the bonds, and it may cease market-making at any time without notice. We cannot assure you that an active market for the bonds will develop despite the fact that they were registered. Moreover, even if a market for the bonds does develop, the bonds could trade at a discount from their face amount. If a market for the bonds does not develop, you may be unable to resell the bonds for an extended period of time, if at all. Consequently, you may not be able to liquidate your investment readily, and lenders may not readily accept the bonds as collateral for loans.


IF YOU DO NOT PROPERLY TENDER YOUR SERIES A BONDS, YOU WILL CONTINUE TO HOLD UNREGISTERED SERIES A BONDS AND YOUR ABILITY TO TRANSFER SERIES A BONDS WILL BE ADVERSELY AFFECTED.

     We will only issue Series B bonds in exchange for Series A bonds that are timely received by the exchange agent together with all required documents, including a properly completed and signed letter of transmittal. Therefore, you should allow sufficient time to ensure timely delivery of the Series A bonds and you should carefully follow the instructions on how to tender your Series A bonds. Neither we nor the exchange agent are required to tell you of any defects or irregularities with respect to your tender of the Series A bonds. If you do not tender your Series A bonds or if we do not accept your Series A bonds because you did not tender your Series A bonds properly, then, after we consummate the exchange offer, you may continue to hold Series A bonds that are subject to the existing transfer restrictions. After the exchange offer is consummated, if you continue to hold any Series A bonds, you may have difficulty selling them because there will be fewer Series A bonds outstanding.

THE MARKET VALUE OF THE SERIES B BONDS COULD BE MATERIALLY ADVERSELY AFFECTED IF ONLY A LIMITED NUMBER OF SERIES B BONDS ARE AVAILABLE FOR TRADING.

     To the extent that a large amount of the Series A bonds are not tendered or are tendered and not accepted in the exchange offer, the trading market for the Series B bonds could be materially adversely affected. Generally, a limited amount, or "float," of a security could result in less demand to purchase such security and, as a result, could result in lower prices for such security. We cannot assure you that a sufficient number of Series A bonds will be exchanged for Series B bonds so that this does not occur.

HOLDERS OF BENEFICIAL INTERESTS IN GLOBAL BONDS MAY BE UNABLE TO TRANSFER OR PLEDGE SUCH INTERESTS IF PHYSICAL DELIVERY IS REQUIRED BY APPLICABLE LAW.

     Holders may take their interests in the bonds through owning beneficial interests in global bonds. The laws of some jurisdictions may require that the holders take physical delivery of bonds in definitive form.

Accordingly, the ability to transfer beneficial interests in a global bond to these persons may be limited. Also, because The Depository Trust Company can only act on behalf of indirect participants and specific banks, the ability of a person having a beneficial interest in a global bond to pledge that interest to persons or entities that do not participate in The Depository Trust Company system, or otherwise take actions in respect of that interest, may be affected by the lack of a physical certificate representing that interest.

NONE OF US, ANY OF OUR AFFILIATES OR THE INITIAL PURCHASER OF THE SERIES A BONDS HAS PERFORMED DUE DILIGENCE ON THE CONSOLIDATED FINANCIAL STATEMENTS OF PUBLIC SERVICE ELECTRIC.

     None of us, any of our affiliates or the initial purchaser of the Series A bonds, nor any of our or their respective affiliates or representatives, have performed due diligence on the consolidated financial statements of Public Service Electric from which the summary financial information provided herein was transcribed. Accordingly, none of us, any of our affiliates or the initial purchaser makes any representation as to the truth, completeness or adequacy of disclosure of such information. In particular, none of us, any of our affiliates or the initial purchaser of the Series A bonds has reviewed Public Service Electric's consolidated financial statements to determine (1) the reasonableness of the assumptions, judgments and methodologies utilized by Public Service Electric in preparing the consolidated financial statements, (2) whether such assumptions, judgments and methodologies should be supplemented in any way through the use of alternative assumptions, judgments and methodologies, or (3) whether the use of alternative assumptions, judgments and methodologies could yield results materially different from those generated by Public Service Electric. Thus, none of us, any of our affiliates or the initial purchaser of the Series A bonds can assure you that Public Service Electric's consolidated financial statements or the summary financial information of Public Service Electric transcribed from such statements fairly present, in all material respects, the financial position of Public Service Electric.

                                USE OF PROCEEDS

     We will not receive any cash proceeds from the issuance of the Series B bonds. In consideration for issuing the Series B bonds as contemplated in this prospectus, we will receive, in exchange, Series A bonds in like principal amount, which will be cancelled, and as such will not result in any increase in our indebtedness.

     Our net proceeds from the offering of the Series A bonds were approximately $418.7 million. We used the net proceeds as follows:

          (1) to make a payment in the amount of $64.0 million to Public Service Electric pursuant to the terms of the amended power purchase agreement;

          (2) to fund the liquidity account in an amount equal to $21.0 million;

          (3) to pay costs, fees and expenses incurred in connection with the transactions contemplated by the indenture; and

          (4) to pay a cash distribution of the remaining proceeds to Mesquite, our sole member.

                                 CAPITALIZATION


     The capitalization of our company as of March 31, 2002 consisted of ten membership interests which had an aggregate balance of approximately $190.3 million and long-term indebtedness of approximately $406.9 million.


                     SELECTED FINANCIAL DATA OF THE COMPANY


     Set forth below is summary financial data of our company. Our summary historical balance sheet data as of March 31, 2002 and the summary historical statement of operations for the quarter ended March 31, 2002 are derived from the unaudited financial statements included elsewhere in this prospectus. Our summary historical balance sheet data as of December 31, 2001 and the summary historical statement of income for the period from our formation in May 2001 to December 31, 2001 are derived from the audited financial statements included elsewhere in this prospectus. See those financial statements for a further discussion of the amounts presented below:



                                                               QUARTER
                                                                ENDED     PERIOD ENDED
                                                              MARCH 31,   DECEMBER 31,
                                                                2002          2001
                                                              ---------   ------------
SUMMARY BALANCE SHEET DATA (in thousands):
  Total assets..............................................  $651,921     $ 655,394
  Long-term liabilities.....................................   420,215       448,221
  Member's equity...........................................   190,282       193,581
SUMMARY OPERATING DATA (in thousands):
  Operating revenues........................................  $ 26,364     $   7,019
  Operating income..........................................     7,612         2,299
  Other (income) expense....................................    10,911      (225,894)
  Net income (loss).........................................    (3,299)      228,193


     We engaged in no operations between our formation on May 3, 2001 and December 12, 2001.

                                   MANAGEMENT

     We are a wholly-owned direct subsidiary of Mesquite. Mesquite is owned indirectly by El Paso and Limestone. El Paso Chaparral Management, L.P., a wholly-owned indirect subsidiary of El Paso, manages the operations of Mesquite. See "Chaparral Management." Pursuant to our limited liability company agreement, all management powers of our company are vested in a management committee comprised of five managers, consisting of three Class A managers and two Class B managers. The Class A managers are designated by Mesquite. The Class B managers must be independent and cannot be associated with any of our affiliates. A voluntary bankruptcy petition cannot be filed by us unless the Class B managers vote to file this bankruptcy petition. Except for bankruptcy, dissolution and similar limited matters, the Class B managers do not exercise any power over the management, conduct or control of the business, operations or affairs of the company, and the vote of a majority of the Class A managers present at a meeting constitutes the act of the management committee. Our day-to-day operations are managed by officers and employees of El Paso Merchant under the administrative services agreement with us. Our principal executive offices are located at 1001 Louisiana Street, Houston, Texas 77002. Our telephone number is (713) 420-2600.

     The following chart sets forth a detailed description of our ownership structure.

                           [EL PASO CORP. FLOW GRAPH]

     The following table sets forth information relating to the business experience of our executive officers and managers:


NAME                        AGE                           POSITION
----                        ---                           --------
Clark C. Smith............  47    President
John L. Harrison..........  43    Senior Vice President, Chief Financial Officer and Class
                                  A Manager
Cecilia T. Heilmann.......  34    Vice President, Managing Director and Controller
Timothy Sullivan..........  40    Class A Manager
Kurt Regulski.............  43    Class A Manager
Dean A. Christiansen......  42    Class B Manager
Henry C. Mustin...........  68    Class B Manager



     Clark C. Smith is our President. He is also President of El Paso Merchant, which includes the combined unregulated natural gas and power service businesses of El Paso. Mr. Smith has over 22 years of industry experience. He has been with El Paso Merchant since 2000. Mr. Smith was formerly President and Chief Executive Officer of Engage Energy, Inc., a natural gas power services venture of The Coastal Corporation, and Westcoast Energy Inc. of Vancouver, British Columbia. In 1988, Mr. Smith joined The Coastal Corporation as President and Chief Executive Officer of Coastal Gas Marketing Company, and later assumed responsibility for the formation of Coastal Gas Marketing Canada and Coastal Electric Services Company. Mr. Smith began his business career with El Paso Natural Gas Company in 1978, where he held various positions in regulatory affairs, systems development and gas accounting. He joined Enron Corp. the next year as Director of Marketing for Transwestern Pipeline Company. Later, he became Executive Vice President of Transwestern Pipeline Company's marketing, gas supply and state regulatory affairs. Mr. Smith earned bachelor's and master's degrees in business administration from the University of Texas at Austin.



     John L. Harrison is our Senior Vice President, Chief Financial Officer and a Class A Manager. He is also Senior Managing Director and Chief Financial Officer of El Paso Merchant. Mr. Harrison has over 20 years of energy industry experience. He joined El Paso Merchant in 1996. From 1981 until joining El Paso Merchant, Mr. Harrison was an audit partner and held other positions in the audit practice of Coopers & Lybrand, LLP, where he specialized in the energy industry with an emphasis in trading and control environments. Mr. Harrison received a bachelor's degree in business administration from Texas A&M University and is a certified public accountant.



     Cecilia T. Heilmann is our Vice President, Managing Director and Controller. She is also Vice President, Managing Director and Controller of El Paso Merchant. Ms. Heilmann has over eight years of industry experience. Ms. Heilmann began her business career with El Paso in 1992, where she held various positions in corporate accounting and strategic planning. In 1998, Ms. Heilmann became Director of Corporate Planning for El Paso, and, in 1999, she joined El Paso Merchant as Controller. As Controller for El Paso Merchant, she oversees accounting, planning and credit activities. Ms. Heilmann received a bachelor's degree in accounting from the University of Texas at El Paso, and is a certified public accountant.



     Timothy Sullivan, a Class A Manager, is Managing Director of Restructuring for El Paso Merchant. He has over 18 years of industry experience. Mr. Sullivan is primarily responsible for El Paso Merchant's financial structuring and restructuring activities throughout North America. Mr. Sullivan joined El Paso Merchant in 1998. Mr. Sullivan was previously a Senior Vice President with Citizens Power in Boston from 1995 to 1997, during which time he participated in and led financing activities relating to project financings. During 1994, Mr. Sullivan was a Manager for Enron Power Marketing in Houston, Texas, where he had responsibility for the marketing of wholesale electric power in the northeast. Prior to joining Enron, Mr. Sullivan held various positions over a twelve-year period with Niagara Mohawk Power Corporation in Syracuse, New York, where he was responsible for negotiating non-utility and wholesale electric power purchase and sale agreements. Mr. Sullivan holds both a Bachelor of Science and a Master of Business Administration degree from Syracuse University.

     Kurt Regulski, a Class A Manager, is responsible for managing El Paso Merchant's cross-commodity positions, which consist of power and gas positions related to power plant assets. Mr. Regulski has over 20 years of experience in the energy industry. Mr. Regulski began in the energy industry as an engineer for Southern Natural Gas Company, where he worked in a variety of engineering and technical support positions, including Division Manager and Manager of Process Reengineering from 1980 to 1994. Mr. Regulski joined Sonat Marketing in 1995 as Manager, Southeast Trading, with responsibilities for managing storage, basis and physical gas positions in the southeast U.S. He joined Sonat Power Marketing in 1997 as Director, Power Trading, with management and trading responsibilities for the term power trading desk. Mr. Regulski joined El Paso Merchant in 1999, following Sonat's merger with El Paso, Mr. Regulski has a degree in Mechanical Engineering from Vanderbilt University.



     Dean A. Christiansen, a Class B Manager, has been President of Lord Securities Corporation, a firm specializing in providing services to structured finance transactions, since October 2000. In his position with Lord, he serves as an officer, manager, member and/or director of several special purpose entities. Prior to his employment with Lord, in 1990 Mr. Christiansen founded Acacia Capital, Inc. a New York City based corporate advisory firm. Mr. Christiansen is a 1983 graduate of the University of Notre Dame with a degree in Government.



     Vice Admiral Henry C. Mustin (USN, Retired), a Class B Manager, is the Chairman of the Board of his own consulting company, and serves as a director on a number of board and committees. Admiral Mustin formed his company in 1992. From 1989 to 1992, he was the Vice President for International Marketing for the Kaman Corporation. Admiral Mustin served as an officer in the U.S. Navy for 34 years, during which time he served variously as Deputy Chief of Naval Operations, Senior Military Representative to the United Nations, a member of the Joint Chiefs of Staff and a major NATO Commander. Admiral Mustin has a Bachelor of Arts degree from the U.S. Naval Academy, a Bachelor of Science degree in electrical engineering from the Naval Post-Graduate Academy in Monterey, California, a Master of Science in International Affairs from the George Washington University and is a Distinguished Graduate of the Naval War College.


     All officers have served since May 3, 2001, the date of our formation. Our Class A Managers and Vice Admiral Mustin have served since December 8, 2001. Mr. Christiansen has served as a Class B Manager since December 10, 2001. Our Class A Managers serve until resignation or the next annual meeting of members and until their respective successors are elected and qualified. Our officers serve until removal or resignation. Our Class B Managers serve until their successors are elected and qualified.

     Our Class A Managers and our officers are also officers of El Paso or its affiliates. Such managers and officers may spend a substantial amount of time managing the business and affairs of El Paso and its affiliates. Since our day-to-day operations are managed by employees of El Paso Merchant pursuant to the administrative services agreement, we do not expect that our managers and officers will face a conflict regarding the allocation of their time between our interests and the other business interests of El Paso and its affiliates.

     Our Class A Managers and officers do not receive any compensation from us. We do not sponsor any employee benefit plans or arrangements. Our officers and managers receive compensation from and participate in benefit plans sponsored by El Paso and its affiliates. The Class B Managers receive a nominal annual fee for serving on our management committee. El Paso Merchant receives a fee of $50,000 semi-annually for the services it performs under the Administrative Services Agreement and is entitled to reimbursement for all expenses other than internal and overhead costs. El Paso Merchant is responsible for the compensation of its employees, including our executive officers and Class A Managers.

                  PUBLIC SERVICE ELECTRIC AND GAS COMPANY AND
                        SUMMARY FINANCIAL INFORMATION OF
                    PUBLIC SERVICE ELECTRIC AND GAS COMPANY

PUBLIC SERVICE ELECTRIC

     Public Service Electric is an operating public utility company engaged principally in the transmission, distribution and sale of electric energy and gas service in the state of New Jersey.

     Public Service Electric's senior secured debt is rated A3 by Moody's, A- by Standard and Poor's, and A by Fitch.

SUMMARY FINANCIAL INFORMATION OF PUBLIC SERVICE ELECTRIC

     We present below summary financial information for Public Service Electric as of and for each of the periods indicated.


     Public Service Electric is a public company which files reports, proxy statements and other information, including financial reports, with the SEC. The summary financial information of Public Service Electric included in this prospectus has been derived from its annual report on Form 10-K for the fiscal year ended December 31, 2001, and quarterly report on Form 10-Q for the quarterly period ended March 31, 2002. Copies of that report can be obtained from the SEC. See "Available Information."


     We make no representation as to the accuracy or completeness of the summary financial information of Public Service Electric or that any event has or has not occurred which would affect the accuracy or completeness thereof.

     Public Service Electric has neither guaranteed the payment of principal, interest or premium (if any) on the bonds nor the performance by us of our obligations with respect to the bonds. If we fail to pay principal or interest on the bonds, Public Service Electric will not be obligated to make any such payments. As a result, the following financial information is neither intended to indicate, nor should it be construed as an indication, that Public Service Electric will pay our obligations under the bonds when they become due in the event we do not make such payments.

                    PUBLIC SERVICE ELECTRIC AND GAS COMPANY

                   SUMMARY CONSOLIDATED STATEMENTS OF INCOME
            (IN MILLIONS, EXCEPT RATIO OF EARNINGS TO FIXED CHARGES)


                                              THREE MONTHS ENDED
                                                  MARCH 31,              YEAR ENDED DECEMBER 31,
                                          --------------------------    --------------------------
                                             2002           2001         2001      2000      1999
                                          -----------    -----------    ------    ------    ------
                                          (UNAUDITED)    (UNAUDITED)
Operating revenues......................   $   1,659      $   1,952     $6,091    $7,359    $7,640
Operating expenses......................       1,449          1,705      5,409     6,091     6,042
                                           ---------      ---------     ------    ------    ------
Operating income........................         210            247        682     1,268     1,598
Other, net..............................        (100)           (58)      (358)     (274)     (435)
                                           ---------      ---------     ------    ------    ------
Income from continuing operations before
  income tax expense....................         110            189        324       994     1,163
Income tax expense......................         (42)           (77)       (89)     (407)     (510)
                                           ---------      ---------     ------    ------    ------
Income before extraordinary item........          68            112        235       587       653
Extraordinary item, net of income
  taxes.................................          --             --         --        --      (804)
                                           ---------      ---------     ------    ------    ------
Net income (loss).......................          68            112        235       587      (151)
Preferred stock dividends...............          (1)            (3)        (5)       (9)       (9)
                                           ---------      ---------     ------    ------    ------
Earnings (loss) available to Public
  Service Enterprise Group
  Incorporated..........................   $      67      $     109     $  230    $  578    $ (160)
                                           =========      =========     ======    ======    ======
Ratio of earnings to fixed charges......        2.03x          3.63x      1.83x     3.15x     3.58x
                                           =========      =========     ======    ======    ======

                    PUBLIC SERVICE ELECTRIC AND GAS COMPANY

                      SUMMARY CONSOLIDATED BALANCE SHEETS
                                 (IN MILLIONS)


                                                                              DECEMBER 31,
                                                               MARCH 31,    -----------------
                                                                 2002        2001      2000
                                                              -----------   -------   -------
                                                              (UNAUDITED)
                                           ASSETS
Current assets..............................................    $ 1,367     $ 1,549   $ 1,491
Property, plant, and equipment, net.........................      5,837       5,841     5,760
Other noncurrent assets.....................................      5,485       5,573     8,016
                                                                -------     -------   -------
Total assets................................................    $12,689     $12,963   $15,267
                                                                =======     =======   =======

                            LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities.........................................    $ 1,798     $ 1,786   $ 2,644
Long-term debt..............................................      4,797       4,977     3,590
Noncurrent liabilities......................................      3,574       3,595     3,835
Minority interest...........................................        235         235       683
Stockholders' equity........................................      2,285       2,370     4,515
                                                                -------     -------   -------
Total liabilities and stockholders' equity..................    $12,689     $12,963   $15,267
                                                                =======     =======   =======

                    PUBLIC SERVICE ELECTRIC AND GAS COMPANY

                 SUMMARY CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN MILLIONS)


                                                  THREE MONTHS ENDED
                                                      MARCH 31,            YEAR ENDED DECEMBER 31,
                                              --------------------------   ------------------------
                                                 2002           2001        2001     2000     1999
                                              -----------    -----------   -------   -----   ------
                                              (UNAUDITED)    (UNAUDITED)
Cash flows from operating activities
  Net income (loss).........................    $    68        $   112     $   235   $ 587   $ (151)
  Adjustments to reconcile net income (loss)
     to net cash flows from operating
     activities.............................         11              4          85     446    1,305
  Working capital changes...................        146             60          93    (110)     (91)
  Other.....................................         87            (26)         (2)    (26)      87
                                                -------        -------     -------   -----   ------
       Net cash provided by operating
          activities........................        312            150         411     897    1,150
                                                -------        -------     -------   -----   ------
Cash flows from investing activities
  Additions to property, plant and
     equipment..............................        (80)           (63)       (398)   (401)    (479)
  Other.....................................        (64)            (3)       (126)    (19)    (104)
                                                -------        -------     -------   -----   ------
       Net cash used in investing
          activities........................       (144)           (66)       (524)   (420)    (583)
                                                -------        -------     -------   -----   ------
Cash flows from financing activities
  Net change in short-term debt.............         --         (1,386)     (1,543)     68      625
  Net change in long-term debt..............        (24)         2,474       1,955     (32)    (423)
  Other.....................................       (152)        (1,118)       (236)   (647)    (638)
                                                -------        -------     -------   -----   ------
       Net cash provided by (used in)
          financing activities..............       (176)           (30)        176    (611)    (436)
                                                -------        -------     -------   -----   ------
Net change in cash and cash equivalents.....         (8)            54          63    (134)     131
Cash and cash equivalents at beginning of
  period....................................        102             39          39     173       42
                                                -------        -------     -------   -----   ------
Cash and cash equivalents at end of
  period....................................    $    94        $    93     $   102   $  39   $  173
                                                =======        =======     =======   =====   ======

                            EL PASO CORPORATION AND
              SUMMARY FINANCIAL INFORMATION OF EL PASO CORPORATION

EL PASO

     El Paso indirectly owns approximately 20% of the ownership interest in us, subject to adjustment upon specified events. El Paso is a global energy company with a significant presence in the rapidly evolving wholesale energy industry.

     El Paso's principal operations include: natural gas transportation, gathering, processing, and storage; energy and energy-related commodity and products marketing; power generation; petroleum refining; chemicals production; energy infrastructure facility development and operation; natural gas and oil exploration, development and production; and coal mining.

     El Paso's senior unsecured debt is rated Baa2 by Moody's and BBB by Standard and Poor's.

SUMMARY FINANCIAL INFORMATION OF EL PASO

     We present below summary financial information for El Paso as of and for each of the periods indicated.


     El Paso is a public company which files reports, proxy statements and other information, including financial reports, with the SEC. The summary financial information of El Paso included in this prospectus has been derived from its historical financial statements included in its annual report on Form 10-K for the fiscal year ended December 31, 2001, and its quarterly report on Form 10-Q for the quarterly period ended March 31, 2002. Copies of that report can be obtained from the SEC. See "Available Information."


     We make no representation as to the accuracy or completeness of the summary financial information of El Paso or that any event has or has not occurred which would affect the accuracy or completeness thereof.

     El Paso has neither guaranteed the payment of principal, interest or Make-Whole Premium (if any) on the bonds nor the performance by us of our obligations with respect to the bonds. Although El Paso has entered into a performance guaranty with us pursuant to which El Paso has guaranteed to us the punctual performance of all of El Paso Merchant's obligations under the mirror power purchase agreement and the administrative services agreement, such performance guaranty does not constitute a guaranty by El Paso of payment or performance on the bonds nor any assurance by El Paso that we will pay principal or interest on the bonds when such payments become due. Further, if we fail to pay principal or interest on the bonds, El Paso will not be obligated to make any such payments. As a result, the following financial information is neither intended to indicate, nor should it be construed as an indication, that El Paso will pay our obligations under the bonds when they become due in the event we do not make such payments.

                              EL PASO CORPORATION

             SUMMARY CONSOLIDATED AND COMBINED STATEMENTS OF INCOME
   (IN MILLIONS, EXCEPT FOR EARNINGS PER SHARE AND RATIO OF EARNINGS TO FIXED
                                 CHARGES DATA)


                                                        QUARTER ENDED
                                                          MARCH 31,               YEAR ENDED DECEMBER 31,
                                                  -------------------------   -------------------------------
                                                     2002          2001          2001        2000      1999
                                                  -----------   -----------   -----------   -------   -------
                                                  (UNAUDITED)   (UNAUDITED)
Operating revenues..............................    $13,188       $17,762      $  57,475    $48,915   $27,325
Operating expenses..............................     12,563        17,974         56,642     46,531    26,615
                                                    -------       -------      ---------    -------   -------
Operating income (loss).........................        625          (212)           833      2,384       710
Other, net......................................       (288)         (213)          (584)      (610)     (360)
                                                    -------       -------      ---------    -------   -------
Income (loss) from continuing operations before
  income tax expense............................        337          (425)           249      1,774       350
Income tax expense (benefit)....................        108           (35)           182        538        93
                                                    -------       -------      ---------    -------   -------
Income (loss) before extraordinary items and
  cumulative effect of accounting change........        229          (390)            67      1,236       257
Extraordinary items, net of income taxes........         --           (10)            26         70        --
Cumulative effect of accounting change, net of
  income taxes..................................        154            --             --         --       (13)
                                                    -------       -------      ---------    -------   -------
Net income (loss) available to common
  stockholders..................................    $   383       $  (400)     $      93    $ 1,306   $   244
                                                    =======       =======      =========    =======   =======
Basic earnings per common share
  Income (loss) before extraordinary items and
     cumulative effect of accounting changes....    $  0.44       $ (0.78)     $    0.13    $  2.50   $  0.52
  Extraordinary items, net of income taxes......         --         (0.02)          0.05       0.14        --
  Cumulative effect of accounting change, net of
     income taxes...............................       0.29            --             --         --     (0.03)
                                                    -------       -------      ---------    -------   -------
  Net income (loss) available to common
     stockholders...............................    $  0.73       $ (0.80)     $    0.18    $  2.64   $  0.49
                                                    =======       =======      =========    =======   =======
Diluted earnings per common share
  Income (loss) before extraordinary items......    $  0.43       $ (0.78)     $    0.13    $  2.43   $  0.52
  Extraordinary items, net of income taxes......         --         (0.02)          0.05       0.14        --
  Cumulative effect of accounting change, net of
     income taxes...............................       0.29            --             --         --     (0.03)
                                                    -------       -------      ---------    -------   -------
  Net income (loss) available to common
     stockholders...............................    $  0.72       $ (0.80)     $    0.18    $  2.57   $  0.49
                                                    =======       =======      =========    =======   =======
Basic average common shares outstanding.........        527           502            505        494       490
                                                    =======       =======      =========    =======   =======
Diluted average common shares outstanding.......        538           502            516        513       497
                                                    =======       =======      =========    =======   =======
Ratio of earnings to fixed charges..............       2.02x           --(1)          --(1)    2.15x     1.18x
                                                    =======       =======      =========    =======   =======


---------------


(1) Earnings were inadequate to cover fixed charges by $30 million for the year ended December 31, 2001 and $510 million for the quarter ended March 31, 2001.

                              EL PASO CORPORATION

                SUMMARY CONSOLIDATED AND COMBINED BALANCE SHEETS
                                 (IN MILLIONS)


                                                                              DECEMBER 31,
                                                               MARCH 31,    -----------------
                                                                 2002        2001      2000
                                                              -----------   -------   -------
                                                              (UNAUDITED)
                                     ASSETS
Current assets..............................................    $12,844     $12,659   $15,124
Property, plant, and equipment, net.........................     24,304      24,591    22,262
Other noncurrent assets.....................................     11,409      10,921     8,934
                                                                -------     -------   -------
          Total assets......................................    $48,557     $48,171   $46,320
                                                                =======     =======   =======

                      LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities.........................................    $12,326     $13,565   $15,675
Long-term debt..............................................     14,698      13,184    11,946
Other.......................................................      7,995       8,053     6,873
Minority interest...........................................      4,184       4,013     3,707
Stockholders' equity........................................      9,354       9,356     8,119
                                                                -------     -------   -------
          Total liabilities and stockholders' equity........    $48,557     $48,171   $46,320
                                                                =======     =======   =======

                              EL PASO CORPORATION

           SUMMARY CONSOLIDATED AND COMBINED STATEMENTS OF CASH FLOWS
                                 (IN MILLIONS)


                                                 QUARTER ENDED
                                                   MARCH 31,             YEAR ENDED DECEMBER 31,
                                           -------------------------   ---------------------------
                                              2002          2001        2001      2000      1999
                                           -----------   -----------   -------   -------   -------
                                           (UNAUDITED)   (UNAUDITED)
Cash flows from operating activities
  Net income (loss)......................    $  383        $  (400)    $    93   $ 1,306   $   244
  Adjustments to reconcile net income
     (loss) to net cash from operating
     activities..........................       332            923       2,230     1,086     1,494
  Working capital changes................      (518)           306       1,993    (2,214)     (467)
  Other..................................      (111)           226        (196)      (79)       (4)
                                             ------        -------     -------   -------   -------
          Net cash provided by operating
            activities...................        86          1,055       4,120        99     1,267
                                             ------        -------     -------   -------   -------
Cash flows from investing activities
  Additions to assets property, plant and
     equipment and investment............      (965)          (838)     (7,017)   (5,645)   (4,505)
  Net proceeds from the sale of assets...       512            181         902     1,141       192
  Other..................................       110             77       1,093       670      (104)
                                             ------        -------     -------   -------   -------
          Net cash used in investing
            activities...................      (343)          (580)     (5,022)   (3,834)   (4,417)
                                             ------        -------     -------   -------   -------
Cash flows from financing activities
  Net changes in short-term debt.........        32         (1,145)       (783)      391      (125)
  Net changes in long-term debt..........       440            551       1,274     2,337     2,518
  Net changes in minority interest.......        --             --         281       995     1,310
  Other..................................       (95)           (36)        528       191      (199)
                                             ------        -------     -------   -------   -------
          Net cash provided by (used in)
            financing activities.........       377           (630)      1,300     3,914     3,504
                                             ------        -------     -------   -------   -------
Increase (decrease) in cash and cash
  equivalents............................       120           (155)        398       179       354
Cash and cash equivalents
  Beginning of period....................     1,139            741         741       562       208
                                             ------        -------     -------   -------   -------
  End of period..........................    $1,259        $   586     $ 1,139   $   741   $   562
                                             ======        =======     =======   =======   =======

                                EL PASO MERCHANT


     El Paso Merchant is an indirect wholly-owned subsidiary of El Paso that is involved in a broad range of activities including asset ownership, trading and risk management and financial services. El Paso Merchant is one of North America's ten largest wholesale energy commodity marketers and traders, and buys, sells and trades natural gas, power, crude oil, refined products, coal and other energy commodities in the U.S. and internationally. El Paso Merchant is also a significant non-utility owner of electric generating capacity with ownership interests in 95 facilities in 20 countries. El Paso Merchant's coal operations produce high-quality, bituminous coal from reserves in Kentucky, Virginia and West Virginia. Most recently, El Paso Merchant expanded into the liquefied natural gas business. The financial services businesses of El Paso Merchant invest in emerging businesses to facilitate growth in energy markets.


                            LIMESTONE ELECTRON TRUST

     Limestone indirectly owns approximately 80% of the ownership interests in us, subject to adjustment upon specified events. Limestone is a statutory business trust formed in 1999 under the laws of the State of Delaware pursuant to the terms of the Limestone Trust Agreement among El Paso, Wilmington Trust Company in its capacity as trustee, and Limestone, together with a financial investor. The beneficial ownership interests of Limestone are evidenced by approximately $150 million of Limestone trust certificates held by institutional investors. El Paso has voting rights in Limestone with respect to bankruptcy matters such as the filing of a voluntary bankruptcy petition. Limestone was formed for the purpose of conducting limited activities, including purchasing a membership interest in Chaparral, issuing senior notes in an aggregate principal amount of approximately $1 billion and contributing most of the proceeds of that issuance to Chaparral.

                             MESQUITE AND CHAPARRAL

     Mesquite is our direct owner. Chaparral Investors, L.L.C. holds the sole membership interest in Mesquite. Chaparral was formed by El Paso in 1999 to fund the growth of its unregulated domestic power generation and related businesses. Chaparral is a Delaware limited liability company, the members of which are El Paso Chaparral Investor, L.L.C. and El Paso Chaparral Holding II Company, each of which is a wholly-owned indirect subsidiary of El Paso, and Limestone. Through Mesquite, Chaparral owns interests in 32 United States power generation facilities with a total generating capacity of approximately 5,400 gross megawatts. Chaparral Management, a subsidiary of El Paso Merchant, serves as the manager of Chaparral and its wholly-owned subsidiary, Mesquite, under a management agreement which expires in 2006. El Paso Chaparral, a wholly-owned indirect subsidiary of El Paso, is the managing member of Chaparral and will make all decisions on behalf of Chaparral (except for actions requiring unanimous consent of the members).

                              CHAPARRAL MANAGEMENT

     Pursuant to the Chaparral management agreement among the members of Chaparral, Mesquite and Chaparral Management, Chaparral Management manages the operations of Chaparral and Mesquite and, subject to the terms of the Chaparral management agreement, manages the acquisition, operation and disposition of the assets held by such entities. Chaparral Management is a wholly-owned indirect subsidiary of El Paso.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The following discussion contains forward-looking statements about us. These statements are based on our current plans and expectations and involve risks and uncertainties that could cause actual future results to be materially different from those set forth in the forward-looking statements. Important factors that could cause actual results to differ include risks set forth in "Risk Factors" and "Forward-Looking Statements."

GENERAL

     Our sole business is to sell electric energy and provide capacity to Public Service Electric under the amended power purchase agreement with them. We have no material assets other than our interest in our material agreements and our accounts, and no material obligations other than those under our bonds, our bond indenture and our material agreements. We have no employees and rely on El Paso Merchant under an administrative services agreement to perform our obligations under our material agreements.

RESULTS OF OPERATIONS


     We have included in this prospectus our audited financial statements, which consist of a balance sheet dated as of December 31, 2001 and statements of income, cash flows and member's equity from our formation, May 3, 2001, through December 31, 2001 and our unaudited balance sheet as of March 31, 2002 and our unaudited statements of operations and cash flows for the quarter ended March 31, 2002. We were formed in May 2001, but did not begin operations until December 13, 2001, after we obtained the Bayonne power purchase agreement and the Camden power purchase agreement through a contribution from our member.



Quarter Ended March 31, 2002



     For the quarter ended March 31, 2002, we generated operating revenues of approximately $26.4 million from the sale of approximately 326,000 megawatt hours of energy, and from capacity provided to Public Service Electric. Operating expenses totaled approximately $18.8 million, primarily from payments to El Paso Merchant for purchases of power. Our amended power purchase agreement and mirror power purchase agreement qualify as derivatives and are, therefore, required to be recorded at their fair value with changes in their fair value reported in our statement of operations. Our results during the period reflect a decrease in the fair value of these agreements from the beginning of the year through March 31, 2002 in the amount of $8.3 million. Our operating expenses also include fees to El Paso Merchant under the administrative services agreement. Interest and debt expense for the period was $11.0 million. Our net loss during this period was $3.3 million.



Period from Inception (May 3, 2001) to December 31, 2001



     From December 13, 2001 to December 31, 2001, we generated operating revenues of approximately $7.0 million from the sale of approximately 76,000 megawatt hours of energy, and from capacity provided to Public Service Electric. Operating expenses totaled approximately $4.7 million, primarily from payments to El Paso Merchant for purchases of power. Our amended power purchase agreement and mirror power purchase agreement qualify as derivatives and are therefore required to be recorded at their fair value with changes in their fair value reported in our statement of income. Our results during the period reflect our initial adjustment of the carrying value of our contributed power purchase agreements to their fair value in the amount of $228.2 million, as well as changes from this initial value to the end of the year in the amount of $2.3 million. Interest and debt expense for the period was $2.3 million. Our net income during this period was $228.2 million. Our operating expenses also include fees to El Paso Merchant under the administrative services agreement. The annual fees to El Paso Merchant under this agreement are $0.1 million. These fees to El Paso Merchant accrue annually, but are only payable to the extent that there are amounts on deposit in the collections account after payment of all current and past due amounts having a payment priority ranking above these fees. See "Summary of Our Transaction Documents -- Administrative Services Agreement -- Fee."

CRITICAL ACCOUNTING POLICY


     The critical accounting policy that will most significantly impact our financial statements from period to period relates to our accounting for derivative instruments. Our amended power purchase agreement and our mirror power purchase agreement qualify as derivatives and are recorded at their fair value in our balance sheet. Changes in the fair value of these agreements are reported in our statement of operations as a change in the market value of power purchase agreements. We estimate the fair value of the agreements based on an estimate of the cash receipts and payments using anticipated future power prices compared to the contractual prices under these agreements, discounted at a risk-adjusted rate commensurate with the term of each contract and the credit risk of the counterparty. Fluctuations in the credit ratings of our counterparties, fluctuations in market conditions, or significant changes in interest rates could change the risk-adjusted rate, which would impact the fair value of these agreements. The Standard and Poor's downgrade of Public Service Electric's unsecured credit rating from BBB+ to BBB- has not had a material impact on the fair value of our amended power purchase agreement. See "Liquidity and Capital Resources" for further discussion. Our estimates of the timing of cash receipts and payments are based on the anticipated timing of power delivered under these agreements. These estimates also consider the minimum and maximum energy delivery requirements under our agreements. Estimates of the future prices of power are based on the forward pricing curve of the appropriate power delivery and receipt points, and this curve is derived from actual prices observed in the market, price quotes from brokers and extrapolation models that rely on actively quoted prices and historical information. Changes in these values in the future, which could be positive or negative, will occur as our estimates of each of these variables change and as additional market data becomes available, and these changes could be material from period to period. However, the pricing of our power purchase agreements is fixed over their term and, as a result, despite short-term fluctuations in market factors, our long-term reported results will be more reflective of the terms of these agreements.



     Under our amended power purchase agreement and mirror power purchase agreement, the rates at which we sell energy to Public Service Electric and the rates at which we purchase energy from El Paso Merchant are fixed for each calendar year. The following table sets forth the amount of annual energy quantities delivered and purchased, the rates at which we purchase electricity from El Paso Merchant and the rates we receive when we sell electricity to Public Service Electric:



                                                              CONTRACT RATE          CONTRACT RATE
                                                               ($ PER MWH)            ($ PER MWH)
                                     ANNUAL ENERGY          PAYABLE BY PUBLIC       PAYABLE BY US TO
                                  QUANTITIES DELIVERED   SERVICE ELECTRIC TO US     EL PASO MERCHANT
                                     AND PURCHASED         UNDER AMENDED POWER     UNDER MIRROR POWER
CONTRACT YEAR                            (MWH)             PURCHASE AGREEMENT      PURCHASE AGREEMENT
-------------                     --------------------   -----------------------   ------------------
2002............................       1,501,825                 $80.88                  $32.00
2003............................       1,501,825                  77.75                   32.00
2004............................       1,501,825                  80.01                   32.00
2005............................       1,501,825                  82.37                   32.00
2006............................       1,501,825                  84.82                   32.00
2007............................       1,501,825                  87.37                   32.00
2008............................       1,447,524                  90.07                   32.00
2009............................       1,171,424                  93.08                   32.00
2010............................       1,171,424                  95.98                   32.00
2011............................       1,171,424                  99.00                   32.00
2012............................       1,171,424                 102.15                   32.00
2013(1).........................         205,400                 105.42                   32.00


---------------

(1) Through March 5, 2013.


     The amount of the annual energy payments to us under the amended power purchase agreement for any year can be readily determined. Payments to us under the amended power purchase agreement are determined by multiplying the contract rate by the amount of energy delivered. The payments by us under the mirror power purchase agreement can also be readily determined by multiplying the deliveries we must accept by the contract rate.



     Our results of operations in the future will depend primarily on revenues from the sale of energy and capacity and our costs to purchase energy and other operating and administrative expenses. There can be no assurance that we can find alternative buyers in the event of the termination of the amended power purchase agreement, the loss of which would accordingly have a material affect on our business.

     Based solely upon our review of information contained in El Paso's filings with the SEC, we believe that El Paso Merchant has sufficient access to the energy and energy capacity markets, as well as adequate financial resources, to enable it to perform its obligations under the mirror power purchase agreement, and that El Paso has sufficient financial resources to perform its obligations under the related performance guaranty in the event that it is required to do so. We also believe, based solely upon our review of information contained in Public Service Electric's filings with the SEC and the credit ratings assigned to Public Service Electric's senior secured debt by Standard and Poor's, Moody's and Fitch, that Public Service Electric has adequate financial resources to fulfill its payment obligations under the terms of the amended power purchase agreement.

RELATED PARTY TRANSACTIONS

     Our material agreements include an administrative services agreement and a mirror power purchase agreement both with El Paso Merchant, our affiliate. Both contracts were entered into on terms that we believe were based on market rates at the dates they were negotiated. However, market rates can and do change and there is no guarantee that the rates we originally agreed to in these contracts will be indicative of market rates in the future.

LIQUIDITY AND CAPITAL RESOURCES

     We have no capital requirements, either in the short or long term. We believe that cash flows from operations will be sufficient to satisfy our cash and liquidity requirements, including the payment of interest and principal on the bonds and the payment of our operating expenses, although we cannot assure you that this will be the case.

     Our primary sources of liquidity and capital resources are the payments to be made by Public Service Electric under the amended power purchase agreement, shortfall payments and excess amounts, if any, required to be paid to us by El Paso Merchant under the mirror power purchase agreement and guaranteed by El Paso under the El Paso performance guaranty, and amounts on deposit in the liquidity account or acceptable credit support provided in place of cash deposits. We are prohibited by the indenture from incurring additional indebtedness (other than additional bonds issued under the indenture). We would, therefore, be unable to make up any shortfalls in cash through additional borrowing to pay amounts due under the bonds. All scheduled payments of principal and interest on the bonds have been calculated to be paid solely from the margin created between sales of electric energy and capacity to Public Service Electric and purchases of electric energy and capacity from El Paso Merchant, each for the full amount of the required energy deliveries.


     In June 2002, Standard and Poor's downgraded our bonds from BBB to BBB-. The downgrade of our bonds was a result of Standard and Poor's change in Public Service Electric's unsecured credit rating from BBB+ to BBB- in May 2002. The downgrade in Public Service Electric's credit rating did not have a significant impact on the fair value of our amended power purchase agreement. Even with this ratings action, we believe that Public Service Electric has adequate financial resources to fulfill its payment obligations under the terms of the amended power purchase agreement.



     The bond indenture allows us to raise additional bonds so long as, among other things, the initial bonds as well as the additional bonds achieve the initial credit ratings at the closing of the initial bonds, which were Baa2 by Moody's, BBB by Standard and Poor's and BBB by Fitch. Therefore, we will be unable to issue additional debt until Standard and Poor's upgrades the rating of our bonds to at least BBB and the other ratings agencies at least maintain their current ratings of our bonds.



     Pursuant to the amended power purchase agreement, we have the right to schedule and deliver the annual energy deliveries for each year. In order to meet our payments of principal and interest on the bonds, we need to schedule and deliver (1) 42% of the annual energy deliveries to Public Service Electric by June 30 of each year and (2) the remaining annual energy deliveries by December 31 of each year. If El Paso Merchant fails to deliver the energy deliveries described above, then El Paso Merchant must pay to us an energy shortfall liquidated damage payment, which will enable us to meet our payments of principal and interest on the bonds.

     The annual energy deliveries may be scheduled and delivered at any time during the calendar year (subject to meeting the minimum energy deliveries requirements, prior notification provisions and maximum delivery rate limits). Although our revenues, determined on an annual basis, should remain stable, our monthly revenues may vary. We receive our last monthly payment from Public Service Electric for each year on January 31 of the following calendar year. Principal payments and interest payments are made semi-annually, on March 1 and September 1 of each year.

     Assuming that we schedule and deliver all of the required energy deliveries each year, the minimum debt service coverage ratio for any payment period is expected to be 1.07 to 1.00 and the average debt service coverage ratio for any payment period is expected to be 1.19 to 1.00. The following table sets forth cash expected to be available for debt service and debt service for the bonds, which includes interest as well as principal amounts, commencing on September 1, 2002.

                                                               CASH AVAILABLE
PAYMENT DATE                                                  FOR DEBT SERVICE   DEBT SERVICE
------------                                                  ----------------   ------------
                                                                       (IN MILLIONS)
September 1, 2002(1)........................................       $ 39.0           $ 36.5
March 1, 2003...............................................       $ 37.4           $ 33.5
September 1, 2003...........................................       $ 33.4           $ 30.1
March 1, 2004...............................................       $ 35.2           $ 31.6
September 1, 2004...........................................       $ 35.0           $ 31.3
March 1, 2005...............................................       $ 37.0           $ 32.7
September 1, 2005...........................................       $ 36.7           $ 32.4
March 1, 2006...............................................       $ 38.8           $ 33.9
September 1, 2006...........................................       $ 38.5           $ 33.6
March 1, 2007...............................................       $ 40.7           $ 35.1
September 1, 2007...........................................       $ 40.4           $ 34.7
March 1, 2008...............................................       $ 42.6           $ 36.4
September 1, 2008...........................................       $ 42.9           $ 36.4
March 1, 2009...............................................       $ 40.5           $ 34.2
September 1, 2009...........................................       $ 34.7           $ 29.4
March 1, 2010...............................................       $ 36.7           $ 30.8
September 1, 2010...........................................       $ 36.4           $ 30.4
March 1, 2011...............................................       $ 38.4           $ 31.8
September 1, 2011...........................................       $ 38.1           $ 31.4
March 1, 2012...............................................       $ 40.2           $ 32.8
September 1, 2012...........................................       $ 39.9           $ 32.3
March 1, 2013...............................................       $ 46.0           $ 36.9
September 1, 2013...........................................       $  9.1           $  5.3
                                                                   ------           ------
          Totals............................................       $857.6           $733.5
                                                                   ======           ======

---------------

(1) Includes expected payments from Public Service Electric under the amended power purchase agreement for the period from December 12, 2001 through December 31, 2001.

     Our projection of a minimum debt service coverage ratio of 1.07 to 1.00 is also based upon the assumptions that (1) El Paso Merchant will pay the energy shortfall liquidated damage payments that would be required in the event that it is unable to fulfill its obligations under the mirror power purchase agreement and (2) that no additional bonds will be issued under the indenture. See "Summary of Our Transaction Documents -- Mirror Power Purchase Agreement." El Paso Merchant may be required to make payments to us in the event that it fails to deliver the minimum energy deliveries, fails to schedule energy deliveries or fails to deliver energy at the contractually specified delivery point. If, for example, El Paso Merchant has not met its delivery obligations for that month, it will be required to pay us an amount determined by reference to Public Service Electric's cost of replacement energy for that month. See "Summary of Our Transaction

Documents -- Mirror Power Purchase Agreement -- Delivery of Energy and Provision of Capacity -- Failure to Schedule or Deliver Energy or Provide Capacity." If El Paso Merchant or El Paso is unable to pay these excess amounts, we may be unable to pay corresponding amounts that we are required to pay Public Service Electric under the amended power purchase agreement.

     Further, if El Paso Merchant does not schedule and deliver (1) 42% of the required annual energy deliveries to us by June 30 in any year and (2) the remaining annual energy deliveries to us in any year, it will be required to pay to us energy shortfall liquidated damage payments. See "Summary of Our Transaction Documents -- Mirror Power Purchase Agreement -- Delivery of Energy and Provision of Capacity -- Energy Shortfall Liquidated Damages Payments." These shortfall payments are sized so that they are equivalent to the shortfall between our expected revenues under the amended power purchase agreement for each semi-annual period assuming the full delivery of the energy described above, and the actual amount of energy deliveries made during that semi-annual period. If El Paso Merchant or El Paso is unable to pay shortfall payments, we may be unable to make payments on the bonds.

     We also agreed to fund the liquidity account with the trustee in an amount equal to the liquidity reserve required balance (which on the closing date of the offering of the Series A bonds was approximately $21.1 million and which at all times will be a minimum of $14.25 million) out of the proceeds of the offering of the Series A bonds. The purpose of the liquidity account is to provide the trustee with cash if we do not have sufficient funds in the collections account to make a principal or interest payment. We will be able to withdraw amounts from the liquidity account to make such payment to the extent that funds are in the liquidity account. Once funds have been withdrawn from the liquidity account, those funds will only be replenished out of funds otherwise available in the collections account. If surplus funds are not available from the collections account, the liquidity reserve required balance will not be maintained.

     El Paso has the right from time to time to withdraw all or a portion of the cash on deposit in the liquidity account if El Paso replaces that cash with acceptable credit support. This is described in "Description of the Bonds and the Indenture -- The Accounts -- Liquidity Account."

     Pursuant to the indenture, payments to the bondholders are given priority over payments to our members. Under the indenture, we are permitted to make distributions to our members on March 1 and September 1 of each year, provided that no default or event of default exists and the debt service coverage test of
1.03 to 1.00 is met and provided further that the proceeds of additional bonds issued under the indenture may be distributed to our members at any time. We expect that all excess cash flow (after the payment of debt service, operating expenses and deposits to the liquidity account) will be distributed semi-annually to our members, as permitted by the indenture.

                           FORWARD-LOOKING STATEMENTS

     Some statements contained in this prospectus are forward-looking statements. These forward-looking statements can be identified by the use of words such as "expect," "intend," "plan," "project," "believe," "estimate" and similar expressions. We have based these forward-looking statements on our current expectations, the independent energy consultant's projections about future events based upon our knowledge of facts as of the date of this prospectus and the independent energy consultant's assumptions about future events. These forward-looking statements are subject to various risks and uncertainties that may be outside our control and that may result in actual results differing materially from projected results. These risks and uncertainties, including those described under "Risk Factors," indicate, among other things:

     - market volatility due to world and regional events;

     - U.S. and world economic conditions;

     - the enforceability of our contracts;

     - governmental, statutory or regulatory changes or initiatives affecting us or our contracts; and

     - other unpredictable or unknown factors not discussed.

                      REGULATION OF THE ELECTRIC INDUSTRY

     The following is a summary overview of the industry and applicable regulations and should not be considered a full statement of all issues pertaining thereto.

     Historically, the electric utility industry in the United States was composed primarily of investor-owned utilities, municipal utilities, rural electric cooperatives and various federal power agencies, including the Tennessee Valley Authority. These entities have traditionally been the only significant providers of electric power to retail and wholesale customers. Further, traditional electric utilities in the United States were vertically-integrated businesses that owned generation, transmission and distribution facilities and whose operations were comprehensively regulated by federal and state governments using a cost-of-service framework. For many investor-owned utilities, the generation of electricity has traditionally been dominant in terms of assets employed, capital invested and revenue generated. However, the structure and operation of the electric industry is changing as a result of increasing competition and changing regulation.

TRADITIONAL ELECTRIC UTILITY INDUSTRY REGULATION


     Electric utilities have historically been highly regulated by both state public utility commissions and the Federal Energy Regulatory Commission. State regulatory authorities exercise their jurisdiction over almost all aspects of retail operations. The Federal Energy Regulatory Commission regulates wholesale sales of electric power and the transmission of electricity in interstate commerce pursuant to the Federal Power Act and regulations promulgated under the Federal Power Act. Pursuant to its authority under the Federal Power Act, the Federal Energy Regulatory Commission subjects public utilities to rate and tariff regulation and accounting and reporting requirements, as well as oversight of mergers and acquisitions, securities issuances and dispositions of facilities. A power marketer is considered a public utility under the Federal Power Act and is subject to Federal Energy Regulatory Commission regulation of its wholesale power sales, even if it does not own generation, transmission or distribution facilities.



     Under the Public Utility Holding Company Act of 1935 ("PUHCA"), any company that directly or indirectly owns, controls or holds with the power to vote ten percent (10%) or more of the outstanding voting securities of a "public utility company" is a company that is a public utility "holding company" and must register with the SEC unless it is eligible for an exemption or unless an appropriate application is filed with, and an order is granted by, the SEC declaring it not to be a holding company. PUHCA requires registered public utility holding companies to limit their operations to single integrated utility systems and to divest any other operations not functionally related to the operation of the utility system. A registered holding company and its subsidiaries under PUHCA are subject to financial and organizational regulation, including SEC approval of their financing transactions. Although the SEC has not had occasion to consider the treatment of power marketers under PUHCA, the SEC staff has consistently stated in "no-action" letters that it would not recommend enforcement action under PUHCA against power marketers that do not own a physical power plant. Based on such letters, we believe we are not subject to PUHCA. Since El Paso Merchant and its affiliates do not own physical electric utility assets (except those that are exempt from PUHCA because of ownership by Exempt Wholesale Generators or Foreign Utility Companies under sections 32 or 33 of PUHCA, respectively, or because they are Qualifying Facilities under the Public Utility Regulatory Policies Act of 1978, as amended ("PURPA"), that are exempt from PUHCA) and do not own other physical assets that would be jurisdictional under PUHCA, we also do not believe that either El Paso Merchant or any of our affiliates is subject to PUHCA.


     PURPA reduced regulatory constraints and encouraged entities other than utilities to enter the electric power generation business. Independent power producers and cogenerators satisfying the Federal Energy Regulatory Commission's standards as qualifying facilities became exempt from PUHCA, most provisions of the Federal Power Act and state laws previously applicable relating to rate, organizational and financial regulation. PURPA also required electric utilities to purchase electricity generated by qualifying facilities at a price based on the utility's avoided cost of purchasing electricity or generating electricity itself, and to sell supplementary, back-up, maintenance and interruptible power to qualifying facilities on a just and reasonable and non-discriminatory basis. The implementation of PURPA created a new class of non-utility generating companies and a significant market for electric power produced by non-utilities.

ELECTRIC INDUSTRY DEREGULATION AND RESTRUCTURING


     The Energy Policy Act of 1992 engendered more competition in the electric industry. The Energy Policy Act permitted independent generation companies that sold power exclusively on a wholesale basis and that satisfied other requirements to be eligible for designation as Exempt Wholesale Generators and thereby avoid becoming subject to PUHCA. As a result of the new market entry facilitated by the Energy Policy Act, the competition increased among companies selling power to utilities. The Energy Policy Act also expanded the Federal Energy Regulatory Commission's authority to increase competition at the wholesale level by granting the Federal Energy Regulatory Commission the authority to require utilities to provide access to their transmission lines, upon request, to specified entities seeking to transmit power to wholesale purchasers.



     Legislation to restructure the electric industry is under active consideration at the federal level, and nearly half of the states have passed, or are actively considering, restructuring legislation. Bills have been passed in the Senate and the House of Representatives that would, among other things, repeal or significantly modify portions of the PUHCA and PURPA statutes.



     In many states, the retail sale of electricity has been deregulated and opened up to competition. Electricity in several regions is traded as a commodity, and generators compete primarily in terms of price. Participants in the growing electricity commodity market include electric utilities, power marketers, independent power producers and commodity trading firms. Recent volatility in wholesale power markets and ongoing investigations by the Federal Energy Regulatory Commission and other government agencies relating to allegations of price manipulation and other forms of anticompetitive behavior in California and the Western Systems Coordinating Council may slow the pace of activity related to industry restructuring.



     Many utilities have functionally separated their generation, transmission and distribution operations (often called "disaggregation" or "unbundling") in response to the movement toward deregulation of generation. A number of electric utilities have announced or completed plans to divest their generation assets. As a result, the participants in the electricity generation market for the foreseeable future are expected to include captive subsidiaries of vertically-integrated utilities, non-utility generators with contracts to sell power to utilities and merchant plants not subject to cost-of-service regulation, as well as marketers of generation services.



     The transmission and distribution of electricity, viewed to be natural monopoly functions, are expected to remain regulated. In general, it is expected that the utility regulators in each state will remain responsible for regulating the distribution of electricity. The Federal Energy Regulatory Commission is expected to continue its regulation of the transmission of electricity and has adopted rules to encourage utilities to transfer control over their transmission assets to Regional Transmission Organizations.



     In light of recent legislative and regulatory initiatives, power marketers have emerged as intermediaries that buy electric energy and/or capacity, transmission, ancillary services and other commodities and services from traditional utilities and others and resell these commodities and services at market-based rates in wholesale markets. Unlike traditional utilities, power marketers often own neither generation nor transmission facilities and have no franchised service area. Wholesale power marketers, such as El Paso Merchant, are subject to Federal Energy Regulatory Commission jurisdiction under the Federal Power Act regarding rates, terms and conditions of service and specified reporting requirements. Because the Federal Power Act grants the Federal Energy Regulatory Commission jurisdiction over wholesale electric sales, a power marketer that desires to sell electricity on a wholesale basis must have a tariff accepted for filing by the Federal Energy Regulatory Commission. Wholesale power marketers with rates on file at the Federal Energy Regulatory Commission are considered public utilities for the purpose of the Federal Power Act. A power marketer may receive Federal Energy Regulatory Commission authorization to make interstate wholesale power sales at market-based rates if it does not own or control generation or transmission facilities that would allow it to exercise market power. Power marketers are subject to other regulatory requirements, such as the filing of quarterly and annual reports with the Federal Energy Regulatory Commission and notifying the Federal

Energy Regulatory Commission of any significant change in ownership or affiliation with entities that control generation or transmission. They also must apply for Federal Energy Regulatory Commission approval of a change in corporate structure, merger or disposition of their jurisdictional assets (i.e., their wholesale tariffs and contracts).



     A major additional development in the move to a more competitive electric power industry occurred in 1996 when the Federal Energy Regulatory Commission issued its Order Nos. 888 and 889, which contained final rules that introduced competitive reforms into the wholesale power market and increased access to the electric power grid. At the core of the new rules is a price-regulated transmission sector that provides service completely separated or "unbundled" from generation and supply. Under the new rules, all wholesale buyers and sellers of power, including the utilities themselves, are required to take transmission service pursuant to the same pro-forma tariff on the same terms and conditions and at the same prices. Order No. 888 required utilities subject to the Federal Energy Regulatory Commission's jurisdiction to provide access across their transmission systems to third parties and allowed them to seek recovery as "stranded costs" from departing wholesale customers, the revenues that the utilities expected to receive from those customers. The Federal Energy Regulatory Commission also imposed reciprocity requirements that compel non-jurisdictional utilities (e.g., public power, government-owned power marketing administrations or members of the Electric Reliability Council of Texas) to offer the same quality of service as a condition to their eligibility to take advantage of open-access transmission by Federal Energy Regulatory Commission-regulated utilities. Order No. 888 also required power pools, or associations of interconnected electric transmission and distribution systems that have an agreement for integrated and coordinated operations, to provide open-access transmission. Under Order No. 889, public utilities must provide the public with an electronic system for buying and selling transmission service in transactions with the utilities and abide by specific standards of conduct when using their transmission system to make wholesale sales of power. A federal appeals court upheld Order Nos. 888 and 889 and the United States Supreme Court recently affirmed that court's decision.



     In 1999, the Federal Energy Regulatory Commission issued Order No. 2000, which effectively required transmission owning utilities to file plans for transferring control over their transmission facilities to Regional Transmission Organizations. The Federal Energy Regulatory Commission's stated objective is to consolidate the nation's multiple utility-owned and operated transmission networks into a relatively small number of Regional Transmission Organizations encompassing large regions. Service would be available from the Regional Transmission Organization on a uniform and non-discriminatory basis at a "single-system" rate as compared to having to make multiple requests for service with separate charges from individual transmission providers under the traditional scheme. The Federal Energy Regulatory Commission has approved Regional Transmission Organization arrangements for large portions of the U.S. (including the Northeast and Midwest) and has ongoing proceedings that will likely result in Regional Transmission Organizations for the remaining regions in the near future.



     To further enhance competition in wholesale electric markets and broaden the benefits and cost savings to all wholesale and retail customers, the Federal Energy Regulatory Commission recently launched several rulemakings to reform public utilities' transmission tariffs and interconnection agreements to reflect a standardized wholesale market design. The Federal Energy Regulatory Commission expects that these initiatives will also provide more choices and improved services to all wholesale market participants; reduce delivered wholesale electricity prices through lower transactions costs and wider trade opportunities; improve reliability through better grid operations and expedited infrastructure improvements; and increase certainty about market rules to facilitate investment in much-needed transmission facilities in this crucial economic sector.



     In response to recent volatility in wholesale electric power and natural gas markets as well as in markets for energy-related financial products, the Federal Energy Regulatory Commission has proposed a rulemaking to expand its uniform system of accounting to include financial derivatives and hedging instruments and other financial transactions. The proposed rulemaking also asks whether the Federal Energy Regulatory Commission should impose the uniform system of accounting on power marketers as well as traditional public utilities, and whether it should approve securities issuances and assumptions of liability by power marketers on a case-by-case basis rather than by blanket authorization as it currently does.

STATE REGULATION

     The New Jersey Board of Public Utilities exercises regulatory jurisdiction over New Jersey's "public utilities." A "public utility" is defined as including every individual, corporation, partnership or association and their lessees, trustees or receivers that own, operate, manage or control within New Jersey any electricity distribution system for public use.

     The New Jersey Board of Public Utilities has jurisdiction over a public utility to regulate its rates and service, the assumption by it of liabilities and obligations and the issuance and sale of some of its securities. This regulatory jurisdiction includes the power to regulate a public utility's earnings, fix its rates, and authorize it to recover specific costs from its ratepayers. The New Jersey Board of Public Utilities' jurisdiction over an electric public utility is limited to prescribing uniform systems of accounts, conservation and reliability measures, service territory, filing of periodic reports and, with respect to retail sales, rate structure. The New Jersey Board of Public Utilities does not have jurisdiction to regulate the earnings or fix the rates of an electric public utility that is not a public utility.

     A New Jersey investor-owned electric utility serving the public at retail, such as Public Service Electric, is subject to broad New Jersey Board of Public Utilities regulatory jurisdiction, both as a public utility and as an electric public utility. By comparison, an entity that supplies electricity on a wholesale basis only is not subject to New Jersey Board of Public Utilities regulation as a public utility. These entities, however, may be subject to the New Jersey Board of Public Utilities' limited regulatory jurisdiction if they supply electricity on the retail level and fall within the statutory definition of "electric power supplier."

     Since we will not make retail sales of electricity in New Jersey, we will not be subject to New Jersey Board of Public Utilities regulation as an "electric power supplier." Since we do not anticipate that we will own, maintain or operate an electric generation, transmission or distribution system in New Jersey, we believe that we will not be subject to New Jersey Board of Public Utilities regulation as an "electric public utility."

THE FEDERAL ENERGY REGULATORY COMMISSION ORDERS

     The Federal Energy Regulatory Commission approved our request to sell electricity at negotiated rates on September 13, 2001, and that approval order also granted pre-approval for us to issue bonds and assume liabilities after a notice period that ended October 30, 2001. The Federal Energy Regulatory Commission order became final and nonappealable on October 13, 2001, and the notice period expired without intervention.

THE NEW JERSEY BOARD OF PUBLIC UTILITIES ORDER

     The amended power purchase agreement amends and restates purchase agreements that Public Service Electric entered into with the Bayonne facility and the Camden facility pursuant to PURPA. See "Summary of Our Transaction Documents -- Amended Power Purchase Agreement." The New Jersey Board of Public Utilities previously authorized Public Service Electric to recover the costs of these qualifying facility agreements from its ratepayers. Since the amended power purchase agreement amends and restates the qualifying facility agreements under which the New Jersey Board of Public Utilities previously authorized Public Service Electric's recovery of costs, Public Service Electric filed with the New Jersey Board of Public Utilities a petition seeking confirmation that the amended power purchase agreement similarly qualifies for cost recovery under New Jersey law. The amended power purchase agreement, as a wholesale power sales agreement, itself is not subject to New Jersey Board of Public Utilities jurisdiction, and Public Service Electric did not seek New Jersey Board of Public Utilities' approval of the agreement for any purpose other than to confirm cost recovery. On July 19, 2001, the New Jersey Board of Public Utilities approved the amended power purchase agreement for cost recovery purposes. This order became final and non-appealable on September 14, 2001.

                         THE ENERGY SALES TRANSACTIONS

GENERAL

     On the closing date of the offering of the Series A bonds, Cogen Technologies and Camden Cogen, two of our affiliates, transferred to us two long-term power purchase agreements, the Bayonne power purchase agreement and the Camden power purchase agreement. At that time, the amended power purchase agreement between Public Service Electric and us became effective, which has the effect of combining and superseding the Bayonne power purchase agreement and the Camden power purchase agreement. The Bayonne power purchase agreement and the Camden power purchase agreement each required that the sellers under the respective agreements source capacity and energy only from their respective facilities. The amended power purchase agreement eliminated the requirement that the Bayonne facility and the Camden facility be the only sources of energy provided under that agreement. The elimination of this requirement is beneficial to us because we can source energy from anywhere in the PJM market, and the cost of energy sourced in this way may be less expensive than the cost to produce such energy at the Bayonne or Camden facilities alone. The benefits of the amended power purchase agreement also include significantly more flexibility in scheduling energy deliveries, including a greater degree of daily delivery flexibility and, from the perspective of Public Service Electric, a benefit in the form of a payment from us of $64.0 million when the amended power purchase agreement became effective.

     We expect that interest and principal on the bonds will be paid solely from the margin created between sales of capacity and energy to Public Service Electric under the amended power purchase agreement and purchases of capacity and energy from El Paso Merchant under the mirror power purchase agreement. We have entered into the mirror power purchase agreement with El Paso Merchant in order to have El Paso Merchant provide to us the energy and capacity that we are required to provide to Public Service Electric and, if necessary, the payments that we are required to make, to Public Service Electric for failure to deliver energy or capacity under the amended power purchase agreement. We have also entered into the administrative services agreement with El Paso Merchant in order to have El Paso Merchant administer and perform the management and administrative obligations we have under our material agreements. Pursuant to the mirror power purchase agreement and the administrative services agreement, El Paso Merchant has agreed to perform all of our obligations and exercise all of our rights under all of our material agreements. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

AMENDED POWER PURCHASE AGREEMENT

     Under the amended power purchase agreement, which became effective upon the consummation of the offering of the Series A bonds and which has a term expiring March 5, 2013, we are required in the summer months of June through September to deliver to Public Service Electric at least 165 MWh each hour through October 31, 2008 (and 130 MWh each hour thereafter until the end of the term), and an aggregate of 185 MWh per hour over all of the on-peak hours during the summer months through October 31, 2008 (and 144 MWh per hour thereafter until the end of the term). In addition, we are required in the non-summer months to deliver to Public Service Electric at least 50 MWh each hour through October 31, 2008 (and 39 MWh each hour thereafter until the end of the term), and an aggregate of 460,445 MWh over all of the on-peak hours during the non-summer months through October 31, 2008 (and 359,000 MWh thereafter until the end of the term). Further, we may not deliver energy in any calendar year in excess of the annual energy deliveries, which equal 1,501,825 MWh from 2002-2007, 1,447,524 MWh in 2008, 1,171,424 MWh from 2009-2012, and 205,400 MWh in 2013. In order to meet our payments of principal and interest on the bonds, we need to schedule and deliver (1) 42% of the annual energy deliveries to Public Service Electric by June 30 of each year and (2) the remaining annual energy deliveries by December 31 of each year. If El Paso Merchant fails to deliver the energy deliveries described above, then El Paso Merchant must pay to us an energy shortfall liquidated damage payment, which will enable us to meet our payments of principal and interest on the bonds.

     In addition to the minimum energy deliveries, under the amended power purchase agreement we are required to make electric energy capacity available to Public Service Electric so as to enable Public Service

Electric's account with the PJM to reflect this capacity. We are allowed to provide Public Service Electric with energy deliveries and capacity credits from any source of supply, including, but not limited to, the Bayonne facility and the Camden facility.

     The amended power purchase agreement requires Public Service Electric to pay us each month a combined payment for the capacity and energy provided by us. The amount of the payment is based, in part, on the amount of energy we actually deliver. The amount payable to us by Public Service Electric will be reduced by credits if (1) we fail to schedule and deliver the minimum energy deliveries or deliver energy as scheduled, (2) we fail to deliver energy at the locations specified, or (3) we fail to schedule and deliver the annual quantities of energy specified in the amended power purchase agreement. The amount payable by Public Service Electric will also be reduced by a credit if we fail to provide all or part of the capacity to Public Service Electric. See "Summary of Our Transaction Documents -- Amended Power Purchase Agreement -- Failure to Schedule or Deliver Energy or Provide Capacity."

MIRROR POWER PURCHASE AGREEMENT

     In order to meet our obligations to deliver electric energy and provide capacity to Public Service Electric under the amended power purchase agreement, we entered into the mirror power purchase agreement with El Paso Merchant. Both the mirror power purchase agreement and the amended power purchase agreement became effective upon the consummation of the offering of the Series A bonds. Under the mirror power purchase agreement, El Paso Merchant must schedule and deliver both the minimum hourly energy deliveries and the full amount of the annual energy deliveries that we are obligated to deliver under the amended power purchase agreement during each year as we schedule deliveries to Public Service Electric, and must make available to us capacity credits equal to the capacity requirements under the amended power purchase agreement. As is the case with us under the amended power purchase agreement, El Paso Merchant may deliver energy to us at any point within the PJM market.

     In consideration for the energy delivered and capacity provided by El Paso Merchant, we must make combined energy and capacity payments to El Paso Merchant. Our payments to El Paso Merchant under the mirror power purchase agreement will be reduced by credits to us if (1) El Paso Merchant fails to schedule and deliver the minimum energy deliveries or deliver energy as scheduled, (2) El Paso Merchant does not deliver energy at the locations specified in the mirror power purchase agreement or (3) El Paso Merchant fails to schedule and deliver the required quantities of energy or provide all or part of the required capacity to us. These credits will be calculated in the same manner and applied when the corresponding credits are applied to Public Service Electric under the amended power purchase agreement. If at the end of any period, the amount of the credits due to us exceeds the total amount that we owe to El Paso Merchant for that period, El Paso Merchant will be obligated to pay us in cash for these excess amounts.

     In addition to the credits described above, if El Paso Merchant does not schedule and deliver 42% of the required annual energy deliveries to us by June 30 in any year, or the required annual energy deliveries by December 31 in any year, El Paso Merchant will be required to pay energy shortfall liquidated damages to us by August 10 of the same year for the June 30 energy deliveries and by February 10 of the following year for the December 31 energy deliveries. In addition to the shortfall payments, El Paso Merchant will also be required to pay other damages and indemnity payments (such as for third-party liability) and distribution surcharges that we may be liable for under the amended power purchase agreement. El Paso Merchant has the right to terminate the mirror power purchase agreement upon 10 days written notice if we do not pay amounts that we owe to El Paso Merchant within 30 days of El Paso Merchant's notice to us that our payment is overdue. Under the consent and agreement to be entered into among us, El Paso Merchant and the trustee, El Paso Merchant will grant to the trustee an additional 30 days to cure a payment default by us under the mirror power purchase agreement prior to terminating the mirror power purchase agreement. We may terminate the mirror power purchase agreement upon 10 days written notice if the amended power purchase agreement terminates for any reason.

     The other provisions of the amended power purchase agreement and the mirror power purchase agreement, including the terms during which they are effective, are substantially similar to each other. For more information about the provisions of the mirror power purchase agreement, see "Summary of Our Transaction Documents -- Mirror Power Purchase Agreement."

     El Paso Merchant expects to procure the energy to be delivered and the capacity to be provided under the mirror power purchase agreement from the PJM market. For more information about the East PJM market, see "Independent Energy Consultant" and Annex A.

ADMINISTRATIVE SERVICES AGREEMENT


     We entered into an administrative services agreement with El Paso Merchant dated as of December 12, 2001. Pursuant to the administrative services agreement, El Paso Merchant agreed:


     - to administer and perform all of our managerial and administrative obligations under the amended power purchase agreement, exercise all of our rights under the mirror power purchase agreement and coordinate our operations under both agreements;

     - to administer and perform all of our managerial and administrative obligations under our other material agreements, the indenture and the related financing documents; and

     - if necessary, to notify El Paso Merchant and El Paso of their payment obligations under the mirror power purchase agreement and the El Paso performance guaranty, respectively.

     For more detailed information about the administrative services agreement, see "Summary of Our Transaction Documents -- Administrative Services Agreement."

EL PASO PERFORMANCE GUARANTY

     El Paso entered into a performance guaranty dated as of December 12, 2001, pursuant to which El Paso has agreed to unconditionally guarantee the obligations (including payment obligations) of El Paso Merchant under the mirror power purchase agreement and the administrative services agreement.

     For more detailed information about the El Paso performance guaranty, see "Summary of Our Transaction Documents -- El Paso Performance Guaranty."

ACCOUNTS

     Payments to us by Public Service Electric under the amended power purchase agreement, by El Paso Merchant pursuant to the mirror power purchase agreement for shortfall payments and excess amounts or by El Paso pursuant to the El Paso performance guaranty and transfer payments from the liquidity account must be deposited directly into a collections account established by the trustee pursuant to the indenture. The trustee must disburse funds from the collections account to pay our expenses (including capacity and energy payments to El Paso Merchant and principal and interest on the bonds) in a specific order of priority. In addition, the net proceeds from any additional bonds issued under the indenture will be distributed into the collections account but will be immediately distributed to Mesquite. See "Description of the Bonds and the Indenture -- Withdrawals from the Collections Account."

     We have also provided for the establishment and funding of a liquidity account with the trustee in an amount equal to the liquidity reserve required balance. The liquidity reserve required balance is an amount equal to the greater of the maximum amount of interest due on the bonds in any semi-annual period after September 1, 2002, and during the term of the bonds and $14.25 million. El Paso may substitute a letter of credit or a guaranty from El Paso for amounts otherwise required to be deposited in the liquidity account if El Paso or the issuer of a letter of credit, as the case may be, has the required credit rating. The purpose of the liquidity account is to provide the trustee with cash if we do not have sufficient funds in the collections account to make a principal or interest payment. We will be able to withdraw amounts from the liquidity account to make such payments to the extent that funds are in the liquidity account. Once funds have been withdrawn from the liquidity account, those funds will only be replenished out of funds otherwise available in the collections account. If surplus funds are not available from the collections account, the liquidity reserve required balance will not be maintained. See "Description of the Bonds and the Indenture -- The Accounts."

     If we are required to pay damages to third parties or indemnity amounts arising under the amended power purchase agreement, El Paso Merchant will be required to pay us these amounts. Those amounts will be paid into, and the corresponding payment to Public Service Electric will be paid from, the damages and indemnity account. See "Description of the Bonds and the Indenture -- The Accounts."

                        SECURITY OWNERSHIP OF OUR OWNER

CEDAR BRAKES II, L.L.C.

     The following table sets forth information concerning our owner.

                                                                                            PERCENT OF
                                                             NATURE OF        PERCENT OF   TOTAL VOTING
NAME AND ADDRESS                                         OWNERSHIP INTEREST   OWNERSHIP       POWER
----------------                                         ------------------   ----------   ------------
Mesquite Investors, L.L.C..............................        Member            100           100
  c/o El Paso Corporation
  1001 Louisiana Street
  Houston, Texas 77002

MESQUITE

     Mesquite is indirectly owned by El Paso and Limestone.

                      SUMMARY OF OUR TRANSACTION DOCUMENTS

     The following is a summary of selected provisions of some of the principal documents related to our transaction and should not be considered to be a full statement of the terms and provisions of those agreements. Accordingly, the following summaries are qualified by reference to each agreement and are subject to the terms of the full text of each agreement. Unless otherwise stated, any reference in this prospectus to any agreement means the agreement described and all schedules, exhibits and attachments thereto as amended, restated, supplemented or otherwise modified (including by any consent or agreement required in connection with the financing contemplated in this prospectus) and to be in effect as of the date of this prospectus. We encourage you to read these agreements, copies of which are available for inspection at our principal executive offices or upon written request of any potential investor.

                        AMENDED POWER PURCHASE AGREEMENT

     We entered into the amended power purchase agreement with Public Service Electric on May 23, 2001. The amended power purchase agreement amends and restates two separate power purchase agreements under which Public Service Electric buys all of the power from the Camden facility and some of the power from the Bayonne facility, and provides that we must sell energy and provide capacity credits to Public Service Electric.

TERM

     The amended power purchase agreement became effective on December 12, 2001 and remains in effect through and including March 5, 2013, unless terminated earlier as provided in the amended power purchase agreement

PURCHASE AND SALE OF ENERGY AND CAPACITY

  GENERAL CONDITION OF DELIVERY AND ACCEPTANCE OF ENERGY AND PROVISION OF
  CAPACITY

     We may provide energy and capacity to Public Service Electric at our option from any source of supply, including the Camden facility, the Bayonne facility, or other sources.

  QUALIFYING FACILITY STATUS

     Our obligations and Public Service Electric's obligations under the amended power purchase agreement to buy and sell capacity and energy are not conditioned upon our maintenance of qualifying facility status under PURPA of the Camden facility, the Bayonne facility or any other facility.

  PROVISION OF CAPACITY

     We are required to arrange for capacity credits to be made available to Public Service Electric so that Public Service Electric will be credited by PJM with at least 189 MW of capacity per day through October 31, 2008, and at least 149 MW of capacity per day from November 1, 2008 through the end of the term of the amended power purchase agreement. We must take all necessary steps for Public Service Electric's account with PJM to reflect these 189 MW or 149 MW, respectively, including utilizing PJM's "eCapacity" mechanism, throughout the applicable periods during the term of the amended power purchase agreement set forth above. If we are required to provide a different quantity of capacity credits to Public Service Electric because of a change in the measurement methodology used by PJM, the new minimum quantity of capacity credits will be based on the operation of the Camden facility and the Bayonne facility during the 12 month period from January 1, 1998 through December 31, 1998 or a shorter period ending as of December 31, 1998 as may be specified in the new measurement methodology. If Public Service Electric's agreement with the PJM market no longer requires Public Service Electric to obtain capacity credits, we must provide capacity to Public Service Electric in an amount equal to the amount specified in the measurement methodology in effect immediately prior to the cancellation of this requirement.

  SALE AND DELIVERY OF ENERGY

     We will sell and deliver energy to Public Service Electric at any point on the PJM system, and Public Service Electric must purchase this energy. The annual energy deliveries cannot exceed 485,522 MWh for the year 2001 (which will be prorated since September 5, 2001); 1,501,825 MWh for the years 2002 through 2007; 1,447,524 MWh for the year 2008; 1,171,424 MWh for the years 2009 through 2012; and 205,400 MWh from January 1, 2013 through March 5, 2013.

  PURCHASE PRICE AND PAYMENT CONDITIONS

     We began receiving the payment for energy and capacity based on our delivery of energy to Public Service Electric at the contract rate of $92.76/MWh in 2001. The contract rate then changes on a calendar year basis as follows:

                                                              CONTRACT
                                                                RATE
YEAR                                                          PER MWH
----                                                          --------
2002........................................................   $80.88
2003........................................................    77.75
2004........................................................    80.01
2005........................................................    82.37
2006........................................................    84.82
2007........................................................    87.37
2008........................................................    90.07
2009........................................................    93.08
2010........................................................    95.98
2011........................................................    99.00
2012........................................................   102.15
2013........................................................   105.42

DELIVERY OF ENERGY AND PROVISION OF CAPACITY

     By no later than three business days prior to each calendar month, we must provide Public Service Electric with a non-binding schedule of proposed energy deliveries for each hour of the upcoming month. Subsequently, on the business day preceding the day of delivery of the energy, we must provide Public Service Electric with a final schedule for deliveries of energy by no later than one hour prior to the time that PJM requires submission of final schedules. The amounts set forth in the daily schedules may vary from each other and may vary from the amounts set forth in the monthly schedule. If we fail to timely provide a daily or monthly schedule to Public Service Electric, the amount of energy scheduled for delivery will be deemed to be the amount that we set in the most recent monthly schedule that we delivered to Public Service Electric.

     We may deliver energy at a rate of up to 200 MWh per hour through October 31, 2008, and 156 MWh per hour thereafter, unless we are also scheduling "make-up energy" (described below), in which case, we can deliver up to 250 MWh per hour through October 31, 2008 and 195 MWh per hour thereafter. We must schedule and deliver energy at the same rate during all on-peak hours in any day and at the same rate during all off-peak hours in any day. However, the delivery rate for on-peak hours in a given day may differ from the delivery rate for off-peak hours in the same day and the delivery rate for on-peak hours can vary from day to day.

  MINIMUM ENERGY DELIVERIES

     During the months of June, July, August and September, we must deliver to Public Service Electric at least 165 MWh per hour through October 31, 2008, and 130 MWh per hour thereafter, which requirement we refer to in this prospectus as the summer hourly delivery requirement, and 185 MWh per hour on average during the months of June, July, August and September during on-peak hours through October 31, 2008, and 144 MWh per hour on average during the months of June, July, August and September during on-peak hours thereafter, which requirement we refer to in this prospectus as the summer on-peak delivery requirement. For all other months of the year, we must deliver 50 MWh per hour through October 31, 2008, and 39 MWh per hour thereafter, which requirement we refer to in this prospectus as the non-summer hourly delivery requirement, and 460,445 MWh during the on-peak hours through October 31, 2008, and 359,147 MWh during on-peak hours thereafter, which requirement we refer to in this prospectus as the non-summer on-peak delivery requirement. The summer hourly delivery requirement, the summer on-peak delivery requirement, the non-summer hourly delivery requirement and the non-summer on-peak delivery requirement, together, are called the minimum energy deliveries.

  MAKE-UP ENERGY DELIVERIES

     If a force majeure event or a system emergency prevents us from delivering, or prevents Public Service Electric from accepting, the scheduled amount of energy, we have the right to reschedule deliveries of make-up quantities during comparable periods during the remainder of the month in which the inability occurred. If we are unable to reschedule deliveries of make-up energy due to a force majeure event or a system emergency in that month, we have the right to reschedule the delivery of make-up energy during comparable periods in the next month. If we (1) fail to deliver scheduled quantities of energy or (2) fail to reschedule and deliver in the immediately following month any make-up quantities, Public Service Electric may permit us to reschedule any such quantities of energy in any subsequent month, but is not required to do so.

  FAILURE TO SCHEDULE OR DELIVER ENERGY OR PROVIDE CAPACITY

     If we fail, for reasons other than a force majeure event or a system emergency, to deliver all or part of the scheduled energy, Public Service Electric may permit us to reschedule delivery of the energy. In the event we fail to deliver all or part of the scheduled energy or fail to schedule sufficient deliveries to meet the minimum energy deliveries or the annual energy deliveries, the payment to us with respect to the corresponding billing period shall be reduced by a credit against the amount payable by Public Service Electric for succeeding months until such credit is fully used. If the credit amount is greater than the amount payable by Public Service Electric for a single month, the excess portion of the credit will be applied to reduce the amount otherwise payable by Public Service Electric for subsequent months. Public Service Electric's credit will be calculated as follows:

     - if we fail to deliver any scheduled quantities of energy, then the credit will be determined by multiplying the shortfall by the excess, if any, in the rate that Public Service Electric had to pay to third parties to procure energy to replace the energy that we failed to deliver over the rates payable to us under the amended power purchase agreement;

     - if we fail to schedule the summer hourly delivery requirement or the non-summer hourly delivery requirement for any hour, then the credit will be determined by multiplying the shortfall by the excess, if any, in the blended locational marginal price for the applicable hour over the rates payable to us under the amended power purchase agreement (the "blended locational marginal price" means (1) until and including October 31, 2008, 78% of the real time locational marginal price at the Camden delivery point plus 22% of such price at the Bayonne delivery point and
       (2) after October 31, 2008, the real-time locational marginal price at the Camden delivery point);

     - if we fail to schedule the summer or non-summer on-peak delivery requirement for any summer or non-summer on-peak period, respectively, then the credit will be determined by multiplying the shortfall by the excess, if any, of the average of the blended locational marginal prices for the summer or non-summer on-peak period, as applicable, over the rates payable to us under the amended power purchase agreement; however, this amount will be reduced by the amount of all hourly shortfall credits, described immediately above, during the period; or

     - if we fail to schedule the annual energy deliveries, then the credit will be determined by multiplying the shortfall by the excess, if any, of the average blended locational marginal price for all hours during the calendar year over the rate payable to us under the amended power purchase agreement; however, this amount will be reduced by the amount of all hourly shortfalls and all seasonal shortfalls during the year.

     If we fail for reasons other than a force majeure or a system emergency, during any month, to provide all or part of the capacity required to be provided to Public Service Electric, Public Service Electric must use reasonable commercial efforts to purchase replacement capacity in the amount of the shortfall. We must reimburse Public Service Electric for all costs associated with the replacement. If Public Service Electric is unable to replace this capacity shortfall, then the payments owed by Public Service Electric for that month will be reduced by a credit against the amount payable by Public Service Electric for the next succeeding month in an amount equal to the deficiency charge, if any, or other charges, as applicable, payable by Public Service Electric as a direct result of our failure to provide this capacity.

     These credits are the only damages that Public Service Electric can claim as a result of any failure by us to deliver energy or provide capacity as required by the amended power purchase agreement. The amended power purchase agreement provides for other remedies if there is an event of default by us. See "-- Defaults" and "-- Remedies" below.

  DAMAGES FOR FAILURE TO ACCEPT DELIVERY OF ENERGY

     If Public Service Electric fails to accept deliveries of energy scheduled by us for reasons other than a force majeure event or a system emergency, Public Service Electric must pay us an amount equal to the difference, if positive, between the amount payable by Public Service Electric to us under the amended power purchase agreement for the scheduled energy which Public Service Electric failed to accept and the amount that we, using commercially reasonable efforts under the circumstances, realize through remarketing that energy to persons other than Public Service Electric. These payments are the only damages that we can claim as a result of any failure by Public Service Electric to accept deliveries of energy under the amended power purchase agreement.

  FINANCIAL SETTLEMENT

     Either Public Service Electric or we may give a notice to the other party, not later than one hour before PJM's deadline for next-day energy deliveries, specifying (1) the hour(s) during which energy will not be physically delivered under the amended power purchase agreement and (2) an amount of energy with respect to each specified hour, referred to as the financial settlement energy, which together with the energy delivered during such hour, does not exceed the maximum delivery rate specified in the amended power purchase agreement for the specified hours. If the other party agrees, then (1) quantities identified as financial settlement energy shall not be scheduled or delivered as energy under the amended power purchase agreement during the hours specified in the notice, provided that we may in such hour schedule and deliver energy in accordance with the amended power purchase agreement subject to the maximum delivery rates specified in the amended power purchase agreement, and (2) all financial settlement energy shall be deemed to have been scheduled, delivered and accepted for purposes of calculating credits and maximum delivery rates, with the financial settlement energy offsetting and thereby reducing the amount of energy that we are entitled to deliver within such delivery rates. The price for each MWh of financial settlement energy relating to an hour specified in the notice shall equal the difference between the contract rate for the hour minus the blended locational marginal price for the hour. If this price is positive, Public Service Electric will pay us the price for each MWh of financial settlement energy in accordance with the price calculation. If this price is negative, we will pay Public Service Electric an amount equal to the number of MWh of such financial settlement energy times the calculated price.

  TRANSMISSION

     We are responsible for arranging transmission of all energy to Public Service Electric and paying for all related transmission charges and congestion costs to any delivery point. We may choose any delivery point on the PJM system, but (1) if we deliver energy to a delivery point other than the Camden delivery point or, at any time through October 31, 2008, the Bayonne delivery point, or (2) if the ratio of the quantity of energy delivered to the Camden delivery point during the hour to the quantity of energy delivered to the Bayonne delivery point during the same hour is not in the ratio of 78% to 22%, then a delivery point adjustment shall be used to adjust the amount due for energy delivered during such hour. This adjustment will equal the difference, if positive, between the target value of energy delivered during the hour, and the actual value of the energy delivered during the hour, each as calculated according to a formula in the amended power purchase agreement.

  SYSTEM EMERGENCY EXCEPTION

     Public Service Electric is excused from accepting all or a portion of our energy and capacity in the event of a system emergency if accepting our energy and capacity would contribute to the system emergency. A "system emergency" is defined as the existence of a physical or operational condition and/or the occurrence of an event on Public Service Electric's system (or the PJM system) which in Public Service Electric's judgment is imminently likely to endanger life or property, or impairs and/or imminently will impair Public Service Electric's ability to discharge its statutory obligation to provide safe, adequate and proper service to its customers and/or the safety and/or reliability of Public Service Electric's system (or PJM's system).

FORCE MAJEURE

     An event of force majeure is an event beyond the reasonable control of the party claiming force majeure. These events include, without limitation, acts of God; strikes, lockouts or other similar industrial disturbances; acts of the public enemy, wars, civil disturbances, blockades, military actions, insurrections or riots; landslides, floods, washouts, lightning, earthquakes, tornadoes, hurricanes, blizzards or other storms or storm warnings; explosions, fires, sabotage or vandalism; mandates, directives, orders or restraints of any governmental, regulatory or judicial body or agency (other than mandates, directives, orders or restraints either sought, approved or not contested by the party asserting force majeure or issued in any bankruptcy or insolvency proceeding for the relief of the party asserting force majeure); any catastrophic physical failures or disruptions of the PJM transmission system; breakage, defects, malfunctioning, or accident to machinery, equipment, materials or lines of pipe or wires; freezing of machinery, equipment, materials or lines of pipe or wires; inability or delay in the obtaining of materials or equipment; and inability to obtain or utilize any permit, approval, easement, license or right-of-way.

     Force majeure events do not include failures of the equipment of the party claiming force majeure which are due to wear and tear or defects in manufacture, design or construction; any increase in the cost of electricity supplies or costs associated with transmission system operation, maintenance or congestion; unavailability of capacity and/or energy from any source, regardless of price, for delivery to a delivery point (except in the event of a system emergency); interruption in service by a transmission provider unless the party contracting with the transmission provider shall have made arrangements with the transmission provider for the firm transmission, as defined under the transmission provider's tariff, of the energy to be delivered, and the interruption is due to an emergency or to an event of force majeure as defined under the transmission provider's tariff; and any change in economic conditions not caused by a force majeure event.

     If either party is rendered unable, wholly or in part, by an event of force majeure, to perform any obligation it has under the amended power purchase agreement, that party's obligations will be suspended to the extent those obligations are affected by the event of force majeure for the duration of the event of force majeure. Neither party is relieved from any obligation to make any payment to the other during an event of force majeure. The affected party must use its best efforts to remedy the cause of the force majeure with all reasonable dispatch.

     Neither party will be liable to the other for any claim(s), loss(es), damages, liability(ies) or expense(s) sustained or incurred, arising out of, relating to, or resulting from our or Public Service Electric's inability or incapacity to perform its obligations under the amended power purchase agreement due to any event of force majeure. The requirement that any event of force majeure be remedied with all reasonable dispatch will not require the settlement of strikes, lockouts or other similar industrial disturbances when this course is, in the opinion of the party directly affected, inadvisable.

LIABILITY

     Neither Public Service Electric nor we (including each party's officers, directors, partners, agents, servants, employees, affiliates, parent, subsidiaries, or successors or assigns) will be liable to the other for claims of incidental, special, direct, indirect or consequential damages, whether the claim is based on warranty, negligence, strict liability, contract, operation of law or otherwise, except where the claim arises out of the gross negligence of a party or the willful disregard by a party of its obligations under the amended power purchase agreement. However, Public Service Electric and we each have the right to seek to recover from the other party direct damages upon the occurrence of an event of default under the amended power purchase agreement.

INDEMNIFICATION & WARRANTIES

     We and Public Service Electric have each agreed to indemnify and hold harmless the other (including officers, agents, servants and employees, successors and assigns) from and against any and all claims, demands and suits, actions, and liabilities, losses, damages, and/or judgments which may arise therefrom as well as against any fees, costs, charges or expenses which Public Service Electric or we, our respective officers, agents, servants and employees, successors and assigns, incur in the defense of any such claims, suits, actions or similar such demands made or filed by any third-party, which in any manner arise out of, relate to, or result from negligence, or strict liability of, or breach of the amended power purchase agreement by, the other party.

     We are obligated to supply energy to the delivery points and provide capacity free and clear of any liens and/or adverse claims which might attach to this energy or capacity prior to supply and receipt by Public Service Electric except with respect to any lien possessed by a lender. We agree to indemnify and hold harmless Public Service Electric against any and all claims, demands, suits, actions, costs, liabilities, damages, losses and/or judgments arising out of, relating to or resulting from any such adverse claim or lien, as well as against any fees, costs, charges or expenses which Public Service Electric might incur in the defense of any such claim, suit, action or similar demand made or filed by the claimant, or its successors or assigns, asserting the adverse claim.

DEFAULTS

     Each of the following would constitute an "event of default" for us:

     - We breach or fail to observe or perform any of the material obligations, covenants, conditions, services or responsibilities under the amended power purchase agreement, unless, within 30 days after written notice from Public Service Electric specifying the nature of the breach or failure, we either cure the breach or failure to act, or, if the cure cannot be completed within 30 days, provide Public Service Electric with a plan reasonably acceptable to Public Service Electric to cure the breach or failure and commence and diligently pursue the plan.

     - There is an assignment for the benefit of our creditors, or we are adjudged a bankrupt, or a petition is filed by or against us under the provisions of any state insolvency law or under the provisions of the federal bankruptcy laws, or our business or principal assets are placed in the hands of a receiver, assignee or trustee, or we are dissolved, or our existence is terminated, or our business is discontinued. However, these events will not constitute an event of default or otherwise affect the validity of the amended power purchase agreement, so long as the terms, covenants and conditions of the amended power purchase agreement on our part are performed.

     - We take any actions which prevent Public Service Electric from performing any of its material obligations, covenants, conditions, responsibilities or services under the amended power purchase agreement, unless, within 30 days after written notice from Public Service Electric specifying the nature of the action or failure to act, we either cure the action or failure to act, or, if the cure cannot be completed within 30 days, provide Public Service Electric with a plan reasonably acceptable to Public Service Electric to cure the breach or failure and commence and diligently pursue the cure.

     - We fail to deliver energy and provide capacity to Public Service Electric for 240 out of 365 days for any reason other than force majeure or a system emergency and fail to pay the liquidated damages associated with the failure when due under the amended purchase power agreement.

     Each of the following would constitute an "event of default" for Public Service Electric:

     - Public Service Electric breaches or fails to observe or perform any of the material obligations, covenants, conditions, services or responsibilities under the amended power purchase agreement, unless, within 30 days after written notice from us specifying the nature of the breach or failure, Public Service Electric either cures the breach or failure to act, or, if the cure cannot be completed within 30 days, provides us with a plan reasonably acceptable to us to cure the breach or failure and commences and diligently pursues the cure.

     - Public Service Electric fails to accept deliveries of energy and capacity for any reason other than a force majeure event or a system emergency, and the failure continues for a period of 30 days following receipt of notice of the failure and fails to pay the liquidated damages associated with the failure as set forth in the amended power purchase agreement.

     - There is an assignment for the benefit of Public Service Electric's creditors, or Public Service Electric is adjudged bankrupt, or a petition is filed by or against Public Service Electric under the provisions of any state insolvency law or under the provisions of the federal bankruptcy law, or the business or principal assets of Public Service Electric are placed in the hands of a receiver, assignee or trustee, or Public Service Electric is dissolved, or its existence is terminated, or its business is discontinued. However, these events will not constitute an event of default or otherwise affect the validity of the amended power purchase agreement, so long as the payment for energy and capacity delivered by us to Public Service Electric as provided under the amended power purchase agreement continues to be made and the other terms, covenants and conditions of the amended power purchase agreement on the part of Public Service Electric are performed.

     - Public Service Electric takes any actions which prevent us from performing any of our material obligations, covenants, conditions, responsibilities or services under the amended power purchase agreement, unless within 30 days after written notice from us specifying the nature of the action or failure to act, Public Service Electric either cures the action or failure to act, or, if such cure cannot be completed within 30 days, provides us with a plan reasonably acceptable to us to cure the breach or failure and commences and diligently pursues the cure.

     - Public Service Electric fails to pay, when due, the payment under the amended power purchase agreement, and the failure continues for a period of 30 days following the receipt by Public Service Electric of notice of the failure; provided, however, Public Service Electric shall not be considered in default if (1) it has paid the undisputed portion of any payment due under the amended power purchase agreement and (2) the parties are in the process of resolving expeditiously any disputed portion in accordance with the terms set forth in the amended power purchase agreement.

CURE BY FINANCIERS

     Public Service Electric cannot terminate the amended power purchase agreement upon our default if, after giving 30 days written notice of our breach or default, any one or more entities or individuals, referred to in this prospectus as the "financiers", who provide financing, equity investments or lease financing to us or entities affiliated with us in respect of the transactions including and related to the amended power purchase agreement, have, prior to any effective date of termination (1) cured the condition precipitating the notice of breach or (2) if the condition is not capable of being cured prior to the date of termination, commenced in a diligent manner to cure the condition and for so long as the financiers diligently continue such efforts.

REMEDIES

     If either party claims that an event of default has occurred, that party must provide the other party with a written notice of breach. The parties have 30 days from the date of notice to negotiate a resolution. If the parties are unable to resolve the dispute by negotiation, each party has the right to submit the dispute to arbitration or any regulatory body having jurisdiction.

     Both parties have the obligation to act in a commercially reasonable manner to mitigate damages as a result of any event of default. Neither party may refuse to make, suspend or delay any payment otherwise required under the amended power purchase agreement or refuse to carry out any of its obligations under the amended power purchase agreement on account of an alleged breach of the amended power purchase agreement or event of default.

ARBITRATION AND GOVERNING LAW

     Any controversy, dispute or claim between Public Service Electric and us which is not resolved by negotiation and over which no regulatory body has jurisdiction, or for which the regulatory body with jurisdiction declines to initiate proceedings, shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association. Any controversy, dispute or claim submitted to arbitration shall be settled by arbitration in Newark, New Jersey in accordance with the laws of the State of New Jersey.

ASSIGNMENT

     We may assign our rights and obligations under the amended power purchase agreement to El Paso Merchant or any entity controlling, controlled by or under common control with El Paso Merchant or which has a credit rating at least equal to Baa3 from Moody's and BBB- from Standard & Poor's or a similar rating from any other similar independent rating agency. We may also assign our rights and obligations under the amended power purchase agreement to any financier, as defined above under "Cure by Financiers", with the consent of Public Service Electric and provided the terms of the assignment are reasonably acceptable to Public Service Electric and to us. We may not assign our rights and obligations under the amended power purchase agreement in any other situation without the prior written consent of Public Service Electric, which consent will not be unreasonably withheld or delayed.

     Public Service Electric may, on notice to us, assign and transfer its rights and obligations to any entity controlling, controlled by or under common control with Public Service Electric if the assignee has a credit rating by each of Moody's and Standard & Poor's at least equivalent to that of Public Service Electric. Public Service Electric may not assign its rights and/or obligations under the amended power purchase agreement in any other situation without our prior written consent, which consent may not be unreasonably withheld or delayed.

                        MIRROR POWER PURCHASE AGREEMENT

     We entered into the mirror power purchase agreement with El Paso Merchant on October 1, 2001. The mirror power purchase agreement was amended on November 26, 2001. Under the mirror power purchase agreement, El Paso Merchant agreed to sell us energy and provide us capacity credits.

TERM

     The term of the mirror power purchase agreement runs from December 12, 2001 until March 5, 2013. We or El Paso Merchant may terminate the mirror power purchase agreement on 10 days written notice if the amended power purchase agreement is terminated for any reason, and El Paso Merchant is able to terminate upon 10 days written notice if we fail to make the required payment within 30 days after such notice. However, El Paso Merchant does not have the right to terminate if the reason for the non-payment results directly or indirectly from El Paso Merchant's failure to perform under the mirror power purchase agreement.

PURCHASE AND SALE OF ENERGY AND CAPACITY

  GENERAL CONDITION OF DELIVERY AND ACCEPTANCE OF ENERGY AND PROVISION OF
  CAPACITY

     El Paso Merchant may provide energy and capacity to us at its option from any source of supply including but not limited to the Bayonne facility and the Camden facility.

  QUALIFYING FACILITY STATUS

     Our obligations and El Paso Merchant's obligations under the mirror power purchase agreement to buy and sell capacity and energy are not conditioned upon El Paso Merchant's maintenance of qualifying facility status of the Camden facility, the Bayonne facility or any other facility.

  PROVISION OF CAPACITY

     El Paso Merchant must take all necessary steps for our account with PJM to reflect at least 189 MW of capacity credits per day through October 31, 2008, and at least 149 MW of capacity credits per day from November 1, 2008 through the end of the term of the amended power purchase agreement, including utilizing PJM's "eCapacity" mechanism. If we require a different quantity of capacity credits because of a change in the measurement methodology used by PJM, El Paso Merchant will be required to provide us a new minimum quantity of capacity credits which will be based on the operation of the Camden facility and the Bayonne facility during the 12 month period from January 1, 1998 through December 31, 1998, or such shorter period ending as of December 31, 1998, as may be specified in the new measurement methodology. If we are no longer required by Public Service Electric's agreement with the PJM market to obtain capacity credits, El Paso Merchant must provide capacity to us in an amount equal to the amount specified in the measurement methodology in effect immediately prior to the cancellation of this requirement.

  SALE AND DELIVERY OF ENERGY

     El Paso Merchant must sell and deliver energy to us that is scheduled and delivered by El Paso Merchant at any point on the East PJM system, and we must purchase the energy at that point. The annual energy deliveries which El Paso Merchant must schedule and deliver cannot exceed 485,522 MWh for the year 2001 (subject to proration in the event that the mirror power purchase agreement does not become effective on or before September 5, 2001), 1,501,825 MWh for the years 2002 through 2007, 1,447,524 MWh for the year 2008, 1,171,424 MWh for the years 2009 through 2012, and 205,400 MWh from January 1, 2013 through March 5, 2013.

  PURCHASE PRICE AND PAYMENT CONDITIONS

     The contract rate is as follows:

                                                              CONTRACT RATE
YEAR                                                             PER MWH
----                                                          -------------
2001........................................................     $32.00
2002........................................................      32.00
2003........................................................      32.00
2004........................................................      32.00
2005........................................................      32.00
2006........................................................      32.00
2007........................................................      32.00
2008........................................................      32.00
2009........................................................      32.00
2010........................................................      32.00
2011........................................................      32.00
2012........................................................      32.00
2013........................................................      32.00

DELIVERY OF ENERGY AND PROVISION OF CAPACITY

     By no later than seven business days prior to each calendar month, El Paso Merchant must provide us with a non-binding schedule of proposed energy deliveries for each hour of the upcoming month. Subsequently, on the business day preceding the day of delivery of the energy, El Paso Merchant must provide us with a final schedule for deliveries of energy by no later than two hours prior to the time that PJM requires submission of final schedules. The amounts set forth in the daily schedules may vary from each other and may vary from the amounts set forth in the monthly schedule. If El Paso Merchant fails to timely provide us a daily or monthly schedule, the amount of energy scheduled for delivery will be deemed to be the amount that El Paso Merchant set in the most recent monthly schedule delivered by El Paso Merchant to us.

     El Paso Merchant may deliver energy at a rate of up to 200 MWh per hour through October 31, 2008, and 156 MWh per hour thereafter, unless "make-up energy" (described below) is also being scheduled, in which case, El Paso Merchant can deliver up to 250 MWh per hour through October 31, 2008 and 195 MWh per hour thereafter. El Paso Merchant must schedule and deliver energy at the same rate during all on-peak hours in any day and at the same rate during all off-peak hours in any day. However, the delivery rate for on-peak hours in a given day may differ from the delivery rate for off-peak hours in the same day and the delivery rate for on-peak hours can vary from day to day.

  MINIMUM ENERGY DELIVERIES

     During the months of June, July, August and September, El Paso Merchant must schedule and deliver to us at least 165 MWh per hour through October 31, 2008, and 130 MWh per hour thereafter, which requirement we refer to in this prospectus as the summer hourly delivery requirement, and 185 MWh per hour on average during the months of June, July, August and September during on-peak hours through October 31, 2008, and 144 MWh per hour on average during the months of June, July, August and September during on-peak hours thereafter, which requirement we refer to in this prospectus as the summer on-peak delivery requirement. For all other months of the year, we must deliver 50 MWh per hour through October 31, 2008, and 39 MWh per hour thereafter, which requirement we refer to in this prospectus as the non-summer hourly delivery requirement, and 460,445 MWh per hour during the on-peak hours through October 31, 2008, which requirement we refer to in this prospectus as the non-summer hourly delivery requirement, and 359,147 MWh during on-peak hours thereafter, which requirement we refer to in this prospectus as the non-summer on-peak delivery requirement. The summer hourly delivery requirement, the summer on-peak delivery requirement, the non-summer hourly delivery requirement and the non-summer on-peak delivery requirement, together, are called the minimum energy deliveries.

  MAKE-UP ENERGY DELIVERIES

     If a force majeure event or a system emergency prevents El Paso Merchant from delivering, or prevents us from accepting, the scheduled amount of energy, El Paso Merchant is obligated to reschedule deliveries of make-up quantities during comparable periods during the remainder of the month in which the inability occurred. If El Paso Merchant is unable to reschedule deliveries of make-up energy due to a force majeure event or a system emergency, El Paso Merchant has the obligation to reschedule the delivery of make-up energy during comparable periods in the next month. If El Paso Merchant (1) fails to deliver scheduled quantities of energy or (2) fails to reschedule and deliver in the immediately following month any make-up quantities, El Paso Merchant must reschedule the delivery of any such quantities of energy in any subsequent month to the extent that we are permitted to reschedule and deliver such make-up quantities of energy under the amended power purchase agreement.

  EL PASO MERCHANT'S FAILURE TO SCHEDULE OR DELIVER ENERGY OR PROVIDE CAPACITY

     If El Paso Merchant fails, for reasons other than a force majeure event or a system emergency, to deliver all or part of the scheduled energy, and Public Service Electric under the amended power purchase agreement permits us to reschedule delivery of the energy, El Paso Merchant shall reschedule delivery of this energy. In the event El Paso Merchant fails to deliver all or part of the scheduled energy or fails to schedule sufficient deliveries to meet the minimum energy deliveries, the payment to El Paso Merchant with respect to the corresponding billing period shall be reduced by a credit against the amount payable by us for the next succeeding month. If the credit amount is greater than the amount payable by us for a single month, El Paso Merchant shall pay the excess portion of the credit by the end of that next succeeding month. These credits will be calculated in the same manner as the credit due to Public Service Electric under the amended power purchase agreement and shall be applied under the mirror power purchase agreement in the same months in which the credit is applied under the amended power purchase agreement.

     If El Paso Merchant fails for reasons other than a force majeure or a system emergency, during any month, to provide all or part of the capacity required to be provided to us, we must use reasonable commercial efforts to purchase replacement capacity in the amount of the shortfall. El Paso Merchant must reimburse us for all costs associated with the replacement. If we are unable to replace this capacity shortfall, then the payments owed by us for that month will be reduced by a credit against the amount payable by us for the next succeeding month in an amount equal to the deficiency charge, if any, or other charges, as applicable, payable by us under the amended power purchase agreement as a direct result of El Paso Merchant's failure to provide this capacity. If the credit amount is greater than the amount payable by us for a single month, El Paso Merchant shall pay the excess portion of the credit by the last business day of that next succeeding month.

     These credits and the damages for failure to deliver 42% of the annual energy deliveries by June 30 in any year and deliver the annual energy deliveries by December 31 in any year, which are described more fully below, are the only damages that we can claim as a result of any failure by El Paso Merchant to deliver energy or provide capacity as required by the mirror power purchase agreement. The mirror power purchase agreement provides for other remedies if there is an event of default by El Paso Merchant. See "-- Defaults" and "-- Remedies" below.

  ENERGY SHORTFALL LIQUIDATED DAMAGE PAYMENTS

     If El Paso Merchant does not deliver 42% of the annual energy deliveries by June 30 in any year or deliver the annual energy deliveries by December 31 in any year, El Paso Merchant must pay us an amount equal to (1) the difference between (x) 42% of the annual energy deliveries for the relevant year and the energy actually delivered by El Paso Merchant through June 30, or (y) the annual energy deliveries for the relevant year and the energy actually delivered by El Paso Merchant during that year, as applicable, multiplied by (2) the difference between the liquidated damages rate for that year and the contract rate for that year, each as set forth in the mirror power purchase agreement. The liquidated damages rate under the mirror power purchase agreement for each year beginning with 2001 is set forth below. El Paso Merchant must pay these liquidated damages within five days after receipt of the invoice from us. We must provide this invoice on or before the fifth day of February of the succeeding calendar year.

                                                              LIQUIDATED
                                                               DAMAGES
                                                                 RATE
YEAR                                                           PER MWH
----                                                          ----------
2001........................................................   $ 92.76
2002........................................................     80.88
2003........................................................     77.75
2004........................................................     80.01
2005........................................................     82.37
2006........................................................     84.82
2007........................................................     87.37
2008........................................................     90.07
2009........................................................     93.08
2010........................................................     95.98
2011........................................................     99.00
2012........................................................    102.15
2013........................................................    105.42

  FINANCIAL SETTLEMENT

     Either El Paso Merchant or we may give a notice to the other party, not later than two hours before PJM's deadline for next-day energy deliveries, specifying (1) the hour(s) during which energy will not be physically delivered under the amended power purchase agreement and (2) an amount of energy with respect to each specified hour, referred to as the financial settlement energy, which together with the energy delivered during such hour, does not exceed the maximum delivery rate specified in the mirror power purchase agreement for the specified hours. If the other party agrees, then (1) quantities identified as financial settlement energy shall not be scheduled or delivered as energy under the mirror power purchase agreement during the hours specified in the notice, provided that El Paso Merchant may in such hour schedule and deliver energy in accordance with the mirror power purchase agreement subject to the maximum delivery rates specified in the mirror power purchase agreement, and (2) all financial settlement energy shall be deemed to have been scheduled, delivered and accepted for purposes of calculating credits and maximum delivery rates, with the financial settlement energy offsetting and thereby reducing the amount of energy that El Paso Merchant is entitled to deliver within such delivery rates. The price for each MWh of financial settlement energy relating to an hour specified in the notice shall equal the difference between the contract rate for the hour minus the blended locational marginal price for the hour. If this price is positive, we will pay El Paso Merchant the price for each MWh of financial settlement energy in accordance with the price calculation. If the price is negative, El Paso Merchant will pay us an amount equal to the number of MWh of such financial settlement energy times the calculated price. Neither party may agree to a financial settlement notice unless we and Public Service Electric have agreed to such a financial settlement notice under the amended power purchase agreement.

  TRANSMISSION

     El Paso Merchant is responsible for arranging transmission of all energy to us and paying for all related transmission charges and congestion costs to any delivery point. El Paso Merchant may choose any delivery point on the PJM system, but (1) if El Paso Merchant delivers energy to a delivery point other than the Camden delivery point or, at any time through October 31, 2008, the Bayonne delivery point, or (2) if the ratio of the quantity of energy delivered to the Camden delivery point during the hour to the quantity of energy delivered to the Bayonne delivery point during the same hour is not in the ratio of 78% to 22%, then a delivery point adjustment shall be used to adjust the amount due for energy delivered during such hour. This adjustment will equal the difference, if positive, between the target value of energy delivered during the hour, and the actual value of the energy delivered during the hour, each as calculated according to a formula in the mirror power purchase agreement which is the same formula set forth in the amended power purchase agreement.

  SYSTEM EMERGENCY EXCEPTION

     We are excused from accepting all or a portion of El Paso Merchant's energy and capacity in the event of a system emergency. A "system emergency" is defined as the existence of a physical or operational condition and/or the occurrence of an event on Public Service Electric's system (or the PJM system) which in Public Service Electric's judgment is imminently likely to endanger life or property, or impairs and/or imminently will impair Public Service Electric's ability to discharge its statutory obligation to provide safe, adequate and proper service to its customers and/or the safety and/or reliability of Public Service Electric's system (or PJM's system).

FORCE MAJEURE

     An event of force majeure is an event beyond the reasonable control of the party claiming force majeure. These events include, without limitation, acts of God; strikes, lockouts or other similar industrial disturbances; acts of the public enemy, wars, civil disturbances, blockades, military actions, insurrections or riots; landslides, floods, washouts, lightning, earthquakes, tornadoes, hurricanes, blizzards or other storms or storm warnings; explosions, fires, sabotage or vandalism; mandates, directives, orders or restraints of any governmental, regulatory or judicial body or agency (other than mandates, directives, orders or restraints either sought, approved or not contested by the party asserting force majeure or issued in any bankruptcy or insolvency proceeding for the relief of the party asserting force majeure); any catastrophic physical failures or disruptions of the PJM transmission system; breakage, defects, malfunctioning, or accident to machinery, equipment, materials or lines of pipe or wires; freezing of machinery, equipment, materials or lines of pipe or wires; inability or delay in the obtaining of materials or equipment; and inability to obtain or utilize any permit, approval, easement, license or right-of-way. However, an event shall be deemed to be an event of force majeure only to the extent that it is so defined under the amended power purchase agreement (whether or not the amended power purchase agreement is in full force and effect).

     Force majeure events do not include failures of the equipment of the party claiming force majeure which are due to wear and tear or defects in manufacture, design or construction; any increase in the cost of electricity supplies or costs associated with transmission system operation, maintenance or congestion; unavailability of capacity and/or energy from any source, regardless of price, for delivery to a delivery point (except in the event of a system emergency); interruption in service by a transmission provider unless the party contracting with the transmission provider shall have made arrangements with the transmission provider for the firm transmission, as defined under the transmission provider's tariff, of the energy to be delivered, and the interruption is due to an emergency or to an event of force majeure as defined under the transmission provider's tariff; and any change in economic conditions not caused by a force majeure event.

     If either party is rendered unable, wholly or in part, by an event of force majeure, to perform any obligation it has under the mirror power purchase agreement, that party's obligations will be suspended to the extent those obligations are affected by the event of force majeure for the duration of the event of force majeure, but for no longer than such event has suspended the parties' obligations under the amended power purchase agreement or, if it is no longer in effect, would have suspended the parties' obligations under the amended power purchase agreement if it had remained in effect. Neither party is relieved from any obligation to make any payment to the other during an event of force majeure. The affected party must use its best efforts to remedy the cause of the force majeure with all reasonable dispatch.

     However, nothing in the force majeure provisions will excuse or suspend the obligations of El Paso Merchant to deliver the annual energy deliveries or to make the energy shortfall liquidated damage payments under the mirror power purchase agreement.

     Neither party will be liable to the other for any claim(s), loss(es), damages, liability(ies) or expense(s) sustained or incurred, arising out of, relating to, or resulting from our or El Paso Merchant's inability or incapacity to perform its obligations under the mirror power purchase agreement due to any event of force majeure as defined therein.

LIABILITY

     Neither El Paso Merchant nor we (including each party's officers, directors, partners, agents, servants, employees, affiliates, parent, subsidiaries, or successors or assigns) will be liable to the other for claims of incidental, special, direct, indirect or consequential damages, whether the claim is based on a cause of action in warranty, negligence, strict liability, contract, operation of law or otherwise (except as otherwise provided for in the mirror power purchase agreement), except where the claim arises out of the gross negligence of a party or the willful disregard by a party of its obligations under the mirror power purchase agreement. However, we have the right to seek to recover from El Paso Merchant direct damages upon the occurrence of an event of default under the mirror power purchase agreement and to seek indemnification payments required to be paid by us to Public Service Electric under the amended power purchase agreement. In the event of the termination of the amended power purchase agreement prior to termination of the mirror power purchase agreement, El Paso Merchant will not be liable to us under the mirror power purchase agreement unless El Paso Merchant would have been liable under the mirror power purchase agreement if the amended power purchase agreement were in full force and effect.

INDEMNIFICATION & WARRANTIES

     El Paso Merchant has agreed to indemnify and hold harmless us (including our officers, agents, servants and employees, our successors and assigns) from and against any and all claims, demands and suits, actions, and liabilities, losses, damages, and/or judgments which may arise therefrom as well as against any fees, costs, charges or expenses which we, our officers, agents, servants and employees, successors and assigns, incur in the defense of any such claims, suits, actions or similar such demands made or filed by any third-party, which in any manner arise out of, relate to, or result from negligence, or strict liability of, or breach of the mirror power purchase agreement by El Paso Merchant and against claims, suits, actions or similar demands made or filed by Public Service Electric against us pursuant to the amended power purchase agreement.

     El Paso Merchant is obligated to supply energy to the delivery points and provide capacity free and clear of any liens and/or adverse claims which might attach to this energy or capacity prior to supply and receipt by us except with respect to any lien possessed by a lender. El Paso Merchant agreed to indemnify us and hold us harmless against any and all claims, demands, suits, actions, costs, liabilities, damages, losses and/or judgments arising out of, relating to or resulting from any such adverse claim or lien, as well as against any fees, costs, charges or expenses which we might incur in the defense of any such claim, suit, action or similar demand made or filed by the claimant, or its successors or assigns, asserting the adverse claim.

DEFAULTS

     Each of the following would constitute an "event of default" for El Paso
Merchant:

     - El Paso Merchant breaches or fails to observe or perform any of the material obligations, covenants, conditions, services or responsibilities under the mirror power purchase agreement, unless, within 25 days after written notice from us specifying the nature of the breach or failure, El Paso Merchant either cures the breach or failure or, if the cure cannot be completed within 25 days, provides us with a plan reasonably acceptable to us to cure the breach or failure and commences and diligently pursues the plan.

     - There is an assignment for the benefit of El Paso Merchant's creditors, or El Paso Merchant is adjudged a bankrupt, or a petition is filed by or against El Paso Merchant under the provisions of any state insolvency law or under the provisions of the federal bankruptcy laws, or El Paso Merchant's business or principal assets are placed in the hands of a receiver, assignee or trustee, or El Paso Merchant is dissolved, or El Paso Merchant's existence is terminated, or El Paso Merchant's business is discontinued. However, these events will not constitute an event of default or otherwise affect the validity of the mirror power purchase agreement, so long as the terms, covenants and conditions of the mirror power purchase agreement on El Paso Merchant's part are performed.

     - El Paso Merchant takes any actions which prevent us from performing any of our material obligations, covenants, conditions, responsibilities or services under the mirror power purchase agreement, unless, within 25 days after written notice from us specifying the nature of the action or failure to act, El Paso Merchant either cures the action or failure to act, or, if the cure cannot be completed within 25 days, provides us with a plan reasonably acceptable to us to cure the breach or failure and commences and diligently pursues the cure.

     - El Paso Merchant fails to deliver energy and provide capacity to us for 240 out of 365 days for any reason other than force majeure or a system emergency and fails to pay the liquidated damages associated with the failure when due or other liquidated damages payments required to be paid under the mirror power purchase agreement.

REMEDIES

     If we claim that an event of default has occurred, we must provide El Paso Merchant with a written notice of breach. The parties have 25 days from the date of notice to negotiate a resolution. If the parties are unable to resolve the dispute by negotiation, each party has the right to submit the dispute to arbitration or any regulatory body having jurisdiction, such arbitration proceeding to be joined with any arbitration proceeding initiated under the amended power purchase agreement with respect to substantially the same dispute or with respect to another dispute involving substantially the same facts.

     We have the obligation to act in a commercially reasonable manner to mitigate damages as a result of any event of default. Neither party may refuse to make, suspend or delay any payment otherwise required under the mirror power purchase agreement or refuse to carry out any of its obligations under the mirror power purchase agreement on account of an alleged breach of the mirror power purchase agreement or event of default.

ARBITRATION AND GOVERNING LAW

     Any controversy, dispute or claim between El Paso Merchant and us which is not resolved by negotiation and over which no regulatory body has jurisdiction, or for which the regulatory body with jurisdiction declines to initiate proceedings, shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association. Any controversy, dispute or claim submitted to arbitration shall be settled by arbitration in Newark, New Jersey in accordance with the laws of the State of New Jersey.

ASSIGNMENT

     We may assign our rights in the mirror power purchase agreement to any lender (including a trustee on behalf of the holders) in connection with any financing or other financial arrangement without El Paso Merchant's consent. For any other reason, we may not assign our rights and obligations under the mirror power purchase agreement without the prior written consent of El Paso Merchant, which consent will not be unreasonably withheld. El Paso Merchant may not assign and transfer its rights and obligations under the mirror power purchase agreement without our prior written consent.

                       ADMINISTRATIVE SERVICES AGREEMENT

     We entered into the administrative services agreement with El Paso Merchant on December 12, 2001. Under the administrative services agreement, El Paso Merchant has agreed to perform all administrative and managerial functions to be performed by us pursuant to our material agreements, the indenture and the related financing documents.

TERM

     The term of the administrative services agreement commenced upon execution and ends on September 30, 2013, or, if earlier, upon the early termination of the mirror power purchase agreement. We have the right to terminate the administrative services agreement (1) at any time on 60 days written notice to El Paso Merchant and the payment to El Paso Merchant of all amounts owed El Paso Merchant under the administrative services agreement or (2) upon El Paso Merchant's bankruptcy, insolvency or liquidation.

SUPPORT OBLIGATIONS

  MANAGEMENT AND ADMINISTRATIVE SERVICES

     El Paso Merchant must perform the following management and administrative services for us: accounting, auditing, financial reporting, budgeting and forecasting, tax, cash management, review of significant operating and financial matters, contract administrative services, invoicing, computer and information services, and such other management, administrative, and regulatory filing services as directed by us. Specifically, El Paso Merchant must provide the following services:

     - maintaining our books and records in accordance with good business practice, Internal Revenue Service regulations, applicable law and generally accepted accounting principles and the retention and oversight of independent auditors to review these books and records on an annual basis;

     - providing services regarding our cash, including (1) establishing bank accounts and (2) investing funds in accordance with the financing documents;

     - providing accounting services related to the development and implementation of our financial controls and systems and the administering of the financing proceeds;

     - exercising all of our rights and administering all of our obligations under the financing documents, including taking all actions necessary or desirable to perfect and maintain the perfection and priority of security interests granted by us to any lender or creditor of ours over any of our assets;

     - administering the amended power purchase agreement, the mirror power purchase agreement and the other material agreements, and exercising all of our rights and performing all of our administrative and management obligations thereunder;

     - to the extent that amounts are available from us, paying all of our fees, debts and obligations;

     - providing tax-related services, including, without limitation, paying from El Paso Merchant's accounts directly to third party payees, upon demand, taxes or other administrative fees and expenses due and payable by us;

     - making and prosecuting, or causing to be made and prosecuted, such filings and reports, keeping such records, and taking or causing to be taken such other actions as may be necessary and lawful to maintain our existence and good standing and to ensure our compliance with all applicable laws, regulations, authorizations and orders of government agencies (including, without limitation, the Federal Energy Regulatory Commission); and

     - doing and performing such other acts as may be mutually agreed to by El Paso Merchant and us from time to time.

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

ASSIGNMENT

     We may assign our rights in the administrative services agreement to any lender (including a trustee on behalf of the holders of the bonds) in connection with any financing or other financial arrangement or to any person succeeding to all or substantially all of our assets without El Paso Merchant's consent. For any other reason, we may not assign our rights and obligations under the administrative services agreement to any person without El Paso Merchant's prior written consent, which may not be unreasonably delayed or withheld so long as the assignee agrees to be bound by, subject to and to comply with the terms and conditions of the administrative services agreement. El Paso Merchant may not assign its rights and obligations under the administrative services agreement without our prior written consent, which shall not be unreasonably withheld or delayed.

FEE

     We will pay El Paso Merchant $50,000 on March 1 and September 1 of each year under the administrative services agreement. This amount will cover all of El Paso Merchant's internal and overhead costs. We will reimburse El Paso Merchant for all expenses other than internal and overhead costs El Paso Merchant incurs in performing its obligations under the administrative services agreement on March 1 and September 1 of each year following El Paso Merchant's delivery of an invoice not less than 30 days prior to each of these dates. The fees and expenses paid to El Paso Merchant under the administrative services agreement will be due and payable only to the extent that there are amounts on deposit in the collections account after payment in accordance with the indenture of all current and past due amounts ranking prior to the payment of these fees and expenses.

DEFAULTS

     Each of the following constitutes an "event of default" with respect to either El Paso Merchant or us under the administrative services agreement:

     - failure to make, when due, any payment under the administrative services agreement if the failure is not remedied within 10 business days after written notice of the failure is given to the defaulting party by the non-defaulting party;

     - any representation or warranty made by a party is false or misleading in any material respect when made; or

     - failure by a party to perform any other material covenant set forth in the administrative services agreement.

     Upon an event of default, the non-defaulting party has the right to terminate the administrative services agreement.

                          EL PASO PERFORMANCE GUARANTY

     El Paso entered into the performance guaranty on December 12, 2001. Under the El Paso performance guaranty, El Paso guarantees to us the punctual performance of all of El Paso Merchant's obligations under the mirror power purchase agreement and the administrative services agreement.

TERM

     The term of the El Paso performance guaranty runs from the date of execution until all of El Paso Merchant's obligations under the mirror power purchase agreement and the administrative services agreement have been performed. The El Paso performance guaranty will remain in full force and effect or be reinstated if at any time any payment by El Paso Merchant in whole or in part is rescinded or must otherwise be returned by us upon El Paso Merchant's insolvency, bankruptcy or reorganization.

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

GUARANTY

     El Paso irrevocably and unconditionally guarantees to us the punctual performance and payment of all of El Paso Merchant's obligations under the mirror power purchase agreement and the administrative services agreement.

     El Paso will perform its guaranty in full irrespective of any claim, set-off, or other right it may have at any time against us, El Paso Merchant or any other entity. The guaranty is a primary obligation of El Paso and El Paso will perform its guaranty regardless of the validity or enforceability of the mirror power purchase agreement or the administrative services agreement, any changes to the mirror power purchase agreement or the administrative services agreement, or any other circumstance constituting a legal or equitable discharge or defense of a guarantor.

     All payments that El Paso is required to make under the El Paso performance guaranty are without any set-off, counterclaim or condition. The guaranty is not affected by El Paso Merchant's change of ownership, insolvency, bankruptcy or any other change in El Paso Merchant's legal status. If El Paso Merchant's obligations are stayed or performance is delayed upon insolvency, bankruptcy or reorganization, El Paso's guaranty will remain in full force and effect and will be immediately due to the extent required absent the stay or delay.

WAIVERS

     El Paso irrevocably waives diligence, promptness, presentment, demand for payment or performance, protest, and notice of any kind with respect to all of its obligations under the El Paso performance guaranty. El Paso also waives any legal or equitable defenses arising out of El Paso Merchant's insolvency, bankruptcy or other legal disability.

COVENANTS

     El Paso will not exercise any right of subrogation or indemnity, or similar right or remedy, against El Paso Merchant or any of El Paso Merchant's assets or property in respect of any amount El Paso paid under the El Paso performance guaranty or file a proof of claim in competition with us for any amount owed by El Paso Merchant to El Paso on any account whatsoever in the event of insolvency or bankruptcy, until all of El Paso Merchant's obligations under the mirror power purchase agreement and the administrative services agreement are performed or paid in full. El Paso covenants that the El Paso performance guaranty will not be discharged except by complete and final payment and performance of El Paso Merchant's obligations under the mirror power purchase agreement and the administrative services agreement.

REMEDY

     The rights and remedies set forth in the El Paso performance guaranty are in addition to and not exclusive of any rights and remedies available to us by law in respect of the guaranty. If any amount payable by El Paso is not paid to us under the El Paso performance guaranty when due, we may, without notice or demand of any kind, set-off and apply the unpaid amount against any indebtedness then due and payable by us to El Paso.

EXPENSES

     El Paso will reimburse us on demand for all reasonable costs and expenses including attorneys' fees we incur in connection with the enforcement of our rights under the El Paso performance guaranty.

ASSIGNMENT

     The El Paso performance guaranty is binding on El Paso and its successors and assigns. El Paso may not transfer any of its obligations under the El Paso performance guaranty without our prior written consent.

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

     We may transfer, pledge, encumber or assign the El Paso performance guaranty or the accounts, revenues or proceeds under the El Paso performance guaranty in connection with any financing and may transfer or assign the El Paso performance guaranty to any entity succeeding to all or substantially all of our assets, in each case without El Paso's consent.

             RELATIONSHIPS WITH AFFILIATES AND RELATED TRANSACTIONS

     El Paso Merchant and El Paso are affiliates of each other and an affiliate of each of them manages us. All of the individuals who perform the day-to-day financial, administrative, accounting and operational functions for us, as well as those who are responsible for our direction, are currently employed by El Paso Merchant. Pursuant to the mirror power purchase agreement, El Paso Merchant provides reserved capacity and delivers energy on the terms and at the rates set forth in that agreement. See "Summary of Our Transaction Documents -- Mirror Power Purchase Agreement." Under the administrative services agreement, El Paso Merchant is paid a fee of $50,000 semi-annually. See "Summary of Our Transaction Documents -- Administrative Services Agreement." We believe that the terms of the mirror power purchase agreement and the administrative services agreement are commercially reasonable and contain terms that are at least as favorable to us as we would expect to negotiate with unaffiliated third parties.

                               THE EXCHANGE OFFER

EXCHANGE TERMS

     Series A bonds in an aggregate principal amount of $431,407,000 are currently issued and outstanding. The maximum aggregate principal amount of Series B bonds that will be issued in exchange for Series A bonds is $431,407,000. The terms of the Series B bonds and the Series A bonds are substantially the same in all material respects, except that the Series B bonds will be freely transferable by the holders except as provided in this prospectus.

     The Series B bonds will bear interest at a rate of 9.875% per year, payable semi-annually on March 1 and September 1 of each year, beginning on September 1, 2002. Holders of Series B bonds will receive interest from the date of the original issuance of the Series A bonds or from the date of the last payment of interest on the Series A bonds, whichever is later. Holders of Series B bonds will not receive any interest on Series A bonds tendered and accepted for exchange. In order to exchange your Series A bonds for transferable Series B bonds in the exchange offer, you will be required to make the following representations, which are included in the letter of transmittal:

     - any Series B bonds that you receive will be acquired in the ordinary course of your business;

     - you are not participating, and have no arrangement or understanding with any person or entity to participate, in the distribution of the Series B bonds;

     - you are not our "affiliate," as defined in Rule 405 of the Securities Act, or a broker-dealer tendering Series A bonds acquired directly from us; and

     - if you are not a broker-dealer, that you are not engaged in and do not intend to engage in the distribution of the Series B bonds.

     Upon the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal, we will accept for exchange any Series A bonds properly tendered in the exchange offer, and the exchange agent will deliver the Series B bonds promptly after the expiration date of the exchange offer.

     If you tender your Series A bonds, you will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of the Series A bonds in connection with the exchange offer. We will pay all charges, expenses and transfer taxes in connection with the exchange offer, other than the taxes described below under "Transfer Taxes."

     WE MAKE NO RECOMMENDATION TO YOU AS TO WHETHER YOU SHOULD TENDER OR REFRAIN FROM TENDERING ALL OR ANY PORTION OF YOUR EXISTING SERIES A BONDS INTO THIS EXCHANGE OFFER. IN ADDITION, NO ONE HAS BEEN AUTHORIZED TO MAKE THIS RECOMMENDATION. YOU MUST MAKE YOUR OWN DECISION WHETHER TO TENDER INTO THIS EXCHANGE OFFER AND, IF SO, THE AGGREGATE AMOUNT OF SERIES A BONDS TO TENDER AFTER READING THIS PROSPECTUS AND THE LETTER OF TRANSMITTAL AND CONSULTING WITH YOUR ADVISORS, IF ANY, BASED ON YOUR FINANCIAL POSITION AND REQUIREMENTS.

EXPIRATION DATE; EXTENSIONS; TERMINATION; AMENDMENTS

     The exchange offer expires at 5:00 p.m., New York City time, on [     ],
2002, unless we extend the exchange offer, in which case the expiration date will be the latest date and time to which we extend the exchange offer.

     We expressly reserve the right, so long as applicable law allows:

     - to delay our acceptance of Series A bonds for exchange;


     - to terminate the exchange offer if any of the conditions set forth under "-- Conditions of the Exchange Offer" beginning on page 70 exist;


     - to waive any condition to the exchange offer;

     - to amend any of the terms of the exchange offer; and

     - to extend the expiration date and retain all Series A bonds tendered in the exchange offer, subject to your right to withdraw your tendered Series A bonds as described under "-- Withdrawal of Tenders."

     Any waiver or amendment to the exchange offer will apply to all Series A bonds tendered, regardless of when or in what order the Series A bonds were tendered. If the exchange offer is amended in a manner that we think constitutes a material change, or if we waive a material condition of the exchange offer, we will promptly disclose the amendment or waiver by means of a prospectus supplement that will be distributed to the registered holders of the Series A bonds, and we will extend the exchange offer to the extent required by Rule 14e-1 under the Exchange Act.

     We will promptly follow any delay in acceptance, termination, extension or amendment by oral or written notice of the event to the exchange agent, followed promptly by oral or written notice to the registered holders. Should we choose to delay, extend, amend or terminate the exchange offer, we will have no obligation to publish, advertise or otherwise communicate this announcement, other than by making a timely release to an appropriate news agency.

     In the event we terminate the exchange offer, all Series A bonds previously tendered and not accepted for payment will be returned promptly to the tendering holders.

     In the event that the exchange offer is withdrawn or otherwise not completed, Series B bonds will not be given to holders of Series A bonds who have validly tendered their Series A bonds.

RESALE OF SERIES B BONDS

     Based on interpretations of the SEC staff set forth in no action letters issued to third parties, we believe that Series B bonds issued under the exchange offer in exchange for Series A bonds may be offered for resale, resold and otherwise transferred by you without compliance with the registration and prospectus delivery requirements of the Securities Act, if:

     - you are not our "affiliate" within the meaning of Rule 405 under the Securities Act;

     - you are not participating, and have no arrangement or understanding with any person to participate, in the distribution of the Series B bonds;

     - you are not a broker-dealer who purchased Series A bonds directly from us for resale pursuant to Rule 144A or any other available exemption under the Securities Act; and

     - you are acquiring Series B bonds in the ordinary course of your business.

     If you tender Series A bonds in the exchange offer with the intention of participating in any manner in a distribution of the Series B bonds:

     - you cannot rely on those interpretations by the SEC staff, and

     - you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction and that such a secondary resale transaction must be covered by an effective registration statement containing the selling security holder information required by Item 507 or 508, as applicable, of Regulation S-K.


     Only broker-dealers that acquired the Series A bonds as a result of market-making activities or other trading activities may participate in the exchange offer. Each broker-dealer that receives Series B bonds for its own account in exchange for Series A bonds, where such Series A bonds were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the Series B bonds. Please read the section captioned "Plan of Distribution" beginning on page 96 for more details regarding the transfer of Series B bonds.


ACCEPTANCE OF SERIES A BONDS FOR EXCHANGE

     We will accept for exchange Series A bonds validly tendered pursuant to the exchange offer, or defectively tendered, if such defect has been waived by us, after the later of: (1) the expiration date of the exchange offer and (2) the satisfaction or waiver of the conditions specified below under "Conditions of the Exchange Offer." We will not accept Series A bonds for exchange subsequent to the expiration date of the exchange offer. Tenders of Series A bonds will be accepted only in minimum denominations equal to $100,000 or integral multiples of $1,000 in excess thereof.

     We expressly reserve the right, in our sole discretion, to:

     - delay acceptance for exchange of Series A bonds tendered under the exchange offer, subject to Rule 14e-1 under the Exchange Act, which requires that an offeror pay the consideration offered or return the securities deposited by or on behalf of the holders promptly after the termination or withdrawal of a tender offer, or

     - terminate the exchange offer and not accept for exchange any Series A bonds not theretofore accepted for exchange, if any of the conditions set forth below under "-- Conditions of the Exchange Offer" have not been satisfied or waived by us or in order to comply in whole or in part with any applicable law. In all cases, Series B bonds will be issued only after timely receipt by the exchange agent of certificates representing Series A bonds, or confirmation of book-entry transfer, a properly completed and duly executed letter of transmittal, or a manually signed facsimile thereof, and any other required documents. For purposes of the exchange offer, we will be deemed to have accepted for exchange validly tendered Series A bonds, or defectively tendered Series A bonds with respect to which we have waived such defect, if, as and when we give oral, confirmed in writing, or written notice to the exchange agent. Promptly after the expiration date, we will deposit the Series B bonds with the exchange agent, who will act as agent for the tendering holders for the purpose of receiving the Series B bonds and transmitting them to the holders. The exchange agent will deliver the Series B bonds to holders of Series A bonds accepted for exchange after the exchange agent receives the Series B bonds.


     If, for any reason, we delay acceptance for exchange of validly tendered Series A bonds or we are unable to accept for exchange validly tendered Series A bonds, then the exchange agent may, nevertheless, on our behalf, retain tendered Series A bonds, without prejudice to our rights described under "-- Expiration Date; Extensions; Termination; Amendments" beginning on page 65, "-- Conditions of the Exchange Offer" beginning on page 70 and "-- Withdrawal of Tenders" beginning on page 69, subject to Rule 14e-1 under the Exchange Act, which requires that an offeror pay the consideration offered or return the securities deposited by or on behalf of the holders thereof promptly after the termination or withdrawal of a tender offer.


     If any tendered Series A bonds are not accepted for exchange for any reason, or if certificates are submitted evidencing more Series A bonds than those that are tendered, certificates evidencing Series A bonds that are not exchanged will be returned, without expense, to the tendering holder, or, in the case of Series A bonds tendered by book-entry transfer into the exchange agent's account at a book-entry transfer facility under the procedure set forth under "-- Procedures for Tendering Series A
Bonds -- Book-Entry Transfer" beginning on page 68, such Series A bonds will be credited to the account maintained at such book-entry transfer facility from which such Series A bonds were delivered, unless otherwise requested by such holder under "Special Delivery Instructions" in the letter of transmittal, promptly following the exchange date or the termination of the exchange offer.



     Tendering holders of Series A bonds exchanged in the exchange offer will not be obligated to pay brokerage commissions or transfer taxes with respect to the exchange of their Series A bonds other than as described in "Transfer Taxes" beginning on page 70 or in Instruction 7 to the letter of transmittal. We will pay all other charges and expenses in connection with the exchange offer.


PROCEDURES FOR TENDERING SERIES A BONDS

     Any beneficial owner whose Series A bonds are registered in the name of a broker, dealer, commercial bank, trust company or other nominee or held through a book-entry transfer facility and who wishes to tender Series A bonds should contact such registered holder promptly and instruct such registered holder to tender Series A bonds on such beneficial owner's behalf.

  TENDER OF SERIES A BONDS HELD THROUGH DEPOSITORY TRUST

     The exchange agent and Depository Trust have confirmed that the exchange offer is eligible for the Depository Trust automated tender offer program. Accordingly, Depository Trust participants may electronically transmit their acceptance of the exchange offer by causing Depository Trust to transfer Series A bonds to the exchange agent in accordance with Depository Trust's automated tender offer program procedures for transfer. Depository Trust will then send an agent's message to the exchange agent.

     The term "agent's message" means a message transmitted by Depository Trust, received by the exchange agent and forming part of the book-entry confirmation, which states that Depository Trust has received an express acknowledgment from the participant in Depository Trust tendering Series A bonds that are the subject of that book-entry confirmation that the participant has received and agrees to be bound by the terms of the letter of transmittal, and that we may enforce such agreement against such participant. In the case of an agent's message relating to guaranteed delivery, the term means a message transmitted by Depository Trust and received by the exchange agent which states that Depository Trust has received an express acknowledgment from the participant in Depository Trust tendering Series A bonds that they have received and agree to be bound by the notice of guaranteed delivery.

  TENDER OF SERIES A BONDS HELD IN CERTIFICATED FORM

     For a holder to validly tender Series A bonds held in certificated form:

     - the exchange agent must receive at its address set forth in this prospectus a properly completed and validly executed letter of transmittal, or a manually signed facsimile thereof, together with any signature guarantees and any other documents required by the instructions to the letter of transmittal, and

     - the exchange agent must receive certificates for tendered Series A bonds at such address, or such Series A bonds must be transferred pursuant to the procedures for book-entry transfer described above. A confirmation of such book-entry transfer must be received by the exchange agent prior to the expiration date of the exchange offer. A holder who desires to tender Series A bonds and who cannot comply with the procedures set forth herein for tender on a timely basis or whose Series A bonds are not immediately available must comply with the procedures for guaranteed delivery set forth below.

     LETTERS OF TRANSMITTAL AND SERIES A BONDS SHOULD BE SENT ONLY TO THE EXCHANGE AGENT, AND NOT TO US OR TO ANY BOOK-ENTRY TRANSFER FACILITY.

     THE METHOD OF DELIVERY OF SERIES A BONDS, LETTERS OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT THE ELECTION AND RISK OF THE HOLDER TENDERING SERIES A BONDS. DELIVERY OF SUCH DOCUMENTS WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE EXCHANGE AGENT. IF SUCH DELIVERY IS BY MAIL, WE SUGGEST THAT THE HOLDER USE PROPERTY INSURED, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, AND THAT THE MAILING BE MADE SUFFICIENTLY IN ADVANCE OF THE EXPIRATION DATE OF THE EXCHANGE OFFER TO PERMIT DELIVERY TO THE EXCHANGE AGENT PRIOR TO SUCH DATE. NO ALTERNATIVE, CONDITIONAL OR CONTINGENT TENDERS OF SERIES A BONDS WILL BE ACCEPTED.

  SIGNATURE GUARANTEE

     Signatures on the letter of transmittal must be guaranteed by an eligible institution unless:

     - the letter of transmittal is signed by the registered holder of the Series A bonds tendered therewith, or by a participant in one of the book-entry transfer facilities whose name appears on a security position listing it as the owner of those Series A bonds, or if any Series A bonds for principal amounts not tendered are to be issued directly to the holder, or, if tendered by a participant in one of the book-entry transfer facilities, any Series A bonds for principal amounts not tendered or not accepted for exchange are to be credited to the participant's account at the book-entry transfer facility, and neither the "Special Issuance Instructions" nor the "Special Delivery Instructions" box on the letter of transmittal has been completed, or

     - the Series A bonds are tendered for the account of an eligible institution.

     An eligible institution is a firm that is a participant in the Security Transfer Agents Medallion program or the Stock Exchange Medallion program, which is generally a member of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office in the United States.

  BOOK-ENTRY TRANSFER

     The exchange agent will seek to establish a new account or utilize an existing account with respect to the Series A bonds at Depository Trust promptly after the date of this prospectus. Any financial institution that is a participant in the book-entry transfer facility system and whose name appears on a security position listing it as the owner of the Series A bonds may make book-entry delivery of Series A bonds by causing the book-entry transfer facility to transfer such Series A bonds into the exchange agent's account. HOWEVER, ALTHOUGH DELIVERY OF SERIES A BONDS MAY BE EFFECTED THROUGH BOOK-ENTRY TRANSFER INTO THE EXCHANGE AGENT'S ACCOUNT AT A BOOK-ENTRY TRANSFER FACILITY, A PROPERLY COMPLETED AND VALIDLY EXECUTED LETTER OF TRANSMITTAL, OR A MANUALLY SIGNED FACSIMILE THEREOF, MUST BE RECEIVED BY THE EXCHANGE AGENT AT ONE OF ITS ADDRESSES SET FORTH IN THIS PROSPECTUS ON OR PRIOR TO THE EXPIRATION DATE OF THE EXCHANGE OFFER, OR ELSE THE GUARANTEED DELIVERY PROCEDURES DESCRIBED BELOW MUST BE COMPLIED WITH. The confirmation of a book-entry transfer of Series A bonds into the exchange agent's account at a book-entry transfer facility is referred to in this prospectus as a "book-entry confirmation." Delivery of documents to the book-entry transfer facility in accordance with that book-entry transfer facility's procedures does not constitute delivery to the exchange agent.

  GUARANTEED DELIVERY

     If you wish to tender your Series A bonds and:

          (1) certificates representing your Series A bonds are not lost but are not immediately available,

          (2) time will not permit your letter of transmittal, certificates representing your Series A bonds and all other required documents to reach the exchange agent on or prior to the expiration date of the exchange offer, or

          (3) the procedures for book-entry transfer cannot be completed on or prior to the expiration date of the exchange offer, you may nevertheless tender if all of the following are complied with:

        - your tender is made by or through an eligible institution;

        - on or prior to the expiration date of the exchange offer, the exchange agent has received from the eligible institution a properly completed and validly executed notice of guaranteed delivery, by manually signed facsimile transmission, mail or hand delivery, in substantially the form provided with this prospectus. The notice of guaranteed delivery must:

             (a) set forth your name and address, the registered number(s) of your Series A bonds and the principal amount of Series A bonds tendered;

             (b) state that the tender is being made thereby;

             (c) guarantee that, within three New York Stock Exchange trading days after the date of the notice of guaranteed delivery, the letter of transmittal or facsimile thereof properly completed and validly executed, together with certificates representing the Series A bonds, or a book-entry confirmation, and any other documents required by the letter of transmittal and the instructions thereto, will be deposited by the eligible institution with the exchange agent; and

             (d) the exchange agent receives the properly completed and validly executed letter of transmittal or facsimile thereof with any required signature guarantees, together with certificates for all Series A bonds in proper form for transfer, or a book-entry confirmation, and any other required documents, within three New York Stock Exchange trading days after the date of the notice of guaranteed delivery.

  OTHER MATTERS

     Series B bonds will be issued in exchange for Series A bonds accepted for exchange only after timely receipt by the exchange agent of:

     - certificates for (or a timely book-entry confirmation with respect to) your Series A bonds,

     - a properly completed and duly executed letter of transmittal or facsimile thereof with any required signature guarantees, or, in the case of a book-entry transfer, an agent's message, and

     - any other documents required by the letter of transmittal.

     We will determine, in our sole discretion, all questions as to the form of all documents, validity, eligibility, including time of receipt, and acceptance of all tenders of Series A bonds. Our determination will be final and binding on all parties. ALTERNATIVE, CONDITIONAL OR CONTINGENT TENDERS OF SERIES A BONDS WILL NOT BE CONSIDERED VALID. WE RESERVE THE ABSOLUTE RIGHT TO REJECT ANY OR ALL TENDERS OF SERIES A BONDS THAT ARE NOT IN PROPER FORM OR THE ACCEPTANCE OF WHICH, IN OUR OPINION, WOULD BE UNLAWFUL. WE ALSO RESERVE THE RIGHT TO WAIVE ANY DEFECTS, IRREGULARITIES OR CONDITIONS OF TENDER AS TO PARTICULAR SERIES A BONDS.

     Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding.

     Any defect or irregularity in connection with tenders of Series A bonds must be cured within the time we determine, unless waived by us. We will not consider the tender of Series A bonds to have been validly made until all defects and irregularities have been waived by us or cured. Neither we, the exchange agent, or any other person will be under any duty to give notice of any defects or irregularities in tenders of Series A bonds, or will incur any liability to holders for failure to give any such notice.

WITHDRAWAL OF TENDERS

     Except as otherwise provided in this prospectus, you may withdraw your tender of Series A bonds at any time prior to the expiration date.

     For a withdrawal to be effective:


     - the exchange agent must receive a written notice of withdrawal at one of the addresses set forth below under "-- Exchange Agent" on page 71, or


     - you must comply with the appropriate procedures of Depository Trust's automated tender offer program system.

     Any notice of withdrawal must:

     - specify the name of the person who tendered the Series A bonds to be withdrawn and

     - identify the Series A bonds to be withdrawn, including the principal amount of the Series A bonds.

     If Series A bonds have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at Depository Trust to be credited with the withdrawn Series A bonds and otherwise comply with the procedures of Depository Trust.

     We will determine all questions as to validity, form, eligibility and time of receipt of any withdrawal notices. Our determination will be final and binding on all parties. We will deem any Series A bonds so withdrawn not to have been validly tendered for exchange for purposes of the exchange offer.


     Any Series A bonds that have been tendered for exchange but that are not exchanged for any reason will be returned to their holder without cost to the holder or, in the case of Series A bonds tendered by book-entry transfer into the exchange agent's account at Depository Trust according to the procedures described above, such Series A bonds will be credited to an account maintained with Depository Trust for the Series A bonds. This return or crediting will take place as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. You may retender properly withdrawn Series A bonds by following one of the procedures described under "-- Procedures for Tendering Series A Bonds" beginning on page 67 at any time on or prior to the expiration date.


CONDITIONS OF THE EXCHANGE OFFER

     Notwithstanding any other provisions of the exchange offer, we will not be required to accept for exchange, or to exchange, any Series A bonds tendered. We may terminate, waive any conditions to or amend the exchange offer or, subject to Rule 14e-1 under the Exchange Act, which requires that an offeror pay the consideration offered or return the securities deposited by or on behalf of the holders thereof promptly after the termination or withdrawal of the exchange offer, postpone the acceptance for exchange of Series A bonds so tendered if, on or prior to the expiration date of the exchange offer, we determine that the exchange offer would violate applicable law or any applicable interpretation of the staff of the SEC.

TRANSFER TAXES

     We will pay all transfer taxes applicable to the transfer and exchange of Series A bonds pursuant to the exchange offer. If, however:

     - delivery of the Series B bonds and/or certificates for Series A bonds for principal amounts not exchanged, are to be made to any person other than the record holder of the Series A bonds tendered;

     - tendered certificates for Series A bonds are recorded in the name of any person other than the person signing any letter of transmittal; or

     - a transfer tax is imposed for any reason other than the transfer and exchange of Series A bonds to us or our order,

the amount of any such transfer taxes, whether imposed on the record holder or any other person, will be payable by the tendering holder prior to the issuance of the Series B bonds.

CONSEQUENCES OF FAILING TO EXCHANGE

     If you do not exchange your Series A bonds for Series B bonds in the exchange offer, you will remain subject to the restrictions on transfer of the Series A bonds:

     - as set forth in the legend printed on the bonds as a consequence of the issuance of the Series A bonds pursuant to the exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws; and

     - otherwise set forth in the memorandum distributed in connection with the private offering of the Series A bonds.

     In general, you may not offer or sell the Series A bonds unless they are registered under the Securities Act, or if the offer or sale is exempt from registration under the Securities Act and applicable state securities laws. Except as required by the registration rights agreement, we do not intend to register resales of the Series A bonds under the Securities Act.

ACCOUNTING TREATMENT

     The Series B bonds will be recorded at the same carrying value as the Series A bonds, as reflected in our accounting records on the date of the exchange. Accordingly, we will not recognize any gain or loss for accounting purposes upon the consummation of the exchange offer. We will amortize the expenses of the exchange offer over the term of the exchange notes.

EXCHANGE AGENT


     Deutsche Bank Trust Company Americas has been appointed as exchange agent for the exchange offer. You should direct questions and requests for assistance, requests for additional copies of this prospectus, the letter of transmittal or any other documents to the exchange agent. You should send certificates for Series A bonds, letters of transmittal and any other required documents to the exchange agent addressed as follows:



                      DEUTSCHE BANK TRUST COMPANY AMERICAS




         By Overnight,                      By Mail:                    By Hand in New York:
 Registered or Certified Mail      DB Services Tennessee, Inc.       Deutsche Bank Trust Company
     or Overnight Courier:             Reorganization Unit                    Americas
  DB Services Tennessee, Inc.            P.O. Box 292737              C/O The Depository Trust
   Corporate Trust & Agency      Nashville, Tennessee 37229-2737        Clearing Corporation
           Services                       By Facsimile:              55 Water Street, 1st Floor
      Reorganization Unit          (for eligible institutions          Jeanette Park Entrance
    648 Grassmere Park Road                   only)                   New York, New York 10041
  Nashville, Tennessee 37211             (615) 835-3701              Information: (800) 735-7777
                                      Confirm by telephone:
                                         (615) 835-3572

                   DESCRIPTION OF THE BONDS AND THE INDENTURE

     The following summaries of material provisions of the bonds and the indenture do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the bonds and the indenture, including the definitions therein. Copies of the indenture are available for inspection at the corporate trust office of the trustee. We urge you to read the bonds and the indenture because they, and not this description, define your rights as a holder of the bonds. Capitalized terms used herein and not otherwise defined in this prospectus have the meanings ascribed to them under "Defined Terms."


     We issued the Series A bonds under an indenture dated December 12, 2001, between us and Bankers Trust Company (now known as Deutsche Bank Trust Company Americas), as trustee, in a private transaction that was not subject to the registration requirements of the Securities Act. The Series B bonds will be issued under the same indenture. Subject to compliance with covenants in the indenture that restrict our ability to incur additional indebtedness, the aggregate principal amount of bonds that may be issued under the indenture is unlimited. Any additional bonds issued under the indenture will rank pari passu with the Series A bonds and the Series B bonds. The terms of the bonds include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act.


GENERAL

     The Series A bonds, the Series B bonds and any additional bonds issued under the indenture will constitute a single class of debt securities under the indenture. If the exchange offer is completed, holders of Series A bonds who do not exchange their Series A bonds for Series B bonds will vote together with holders of the Series B bonds and the holders of any additional bonds for all relevant purposes under the indenture. In that regard, the indenture requires that a number of actions by holders, including the acceleration following an event of default, must be taken, and specific rights must be exercised, by specified minimum percentages of the aggregate principal amount of the outstanding securities issued under the indenture. In determining whether the required holders have given any notice, consent or waiver or taken any other action permitted under the indenture, any Series A bonds that remain outstanding after the exchange offer will be aggregated with the Series B bonds and any additional bonds, and the holders of the Series A bonds, the Series B bonds and any additional bonds will vote together as a single series. All references in this prospectus to specified percentages in aggregate principal amount of the bonds means, at any time after the exchange offer is completed, the percentages in aggregate principal amount of the Series A bonds, the Series B bonds and any additional bonds then outstanding. The Series B bonds are secured obligations and senior to all our current indebtedness, other than Series A bonds, and all our future indebtedness, other than any additional bonds issued under the indenture.

PRINCIPAL AMOUNT, INTEREST RATE AND STATED MATURITY

     The Series A bonds and the Series B bonds will have a maximum aggregate principal amount of $431,407,000 and will bear interest at the rate of 9.875% per year. The bonds will mature on September 1, 2013.

     Any defaulted principal, Make-Whole Premium, if any, with respect to any bonds called for optional redemption, or interest, and (to the extent lawful) interest on such defaulted principal, Make-Whole Premium or interest, will bear interest at the rate of 9.875% plus 1.0%. If an exchange offer is not consummated on or prior to the 270th day after the date of the original issue of the Series A bonds, or if, pursuant to the terms of the registration rights agreement, it becomes necessary to file a shelf registration statement with respect to the bonds and such shelf registration statement has not been filed or declared effective within the time period specified in the registration rights agreement the annual interest rate on the Series A bonds will be increased by 0.50% until the date on which the exchange offer is consummated or all of the Series A bonds otherwise become transferable by the holders of the bonds (other than affiliates of us) without further registration under the Securities Act or the date on which the shelf registration statement has become effective. We will pay principal and interest on the bonds semi-annually on March 1 and September 1 or, if that day is not a business day in New York City, then on the next succeeding business day commencing September 1, 2002, to the registered owners thereof at the close of business on the February 15 or August 15 preceding the relevant payment date. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months.

PAYMENT OF PRINCIPAL AND INTEREST

     We will make all payments (including principal, Make-Whole Premium, if any, with respect to any bonds called for optional redemption, and interest) on the bonds at the corporate trust office of the trustee or, at our option, by check mailed to the address of the person entitled thereto, except for the payment of the final installment of principal payable with respect to a bond, which we will make upon presentation and surrender of that bond at the corporate trust office of the trustee or such other place of payment as is designated pursuant to the indenture. We will make these payments to the person in whose name the bond (or one or more predecessor bonds) is registered at the close of business on the regular record date (the fifteenth business day preceding the relevant payment date) for the payment. Notwithstanding the foregoing, upon written request, we will make a payment on the bonds (other than a final payment of principal) by wire transfer to holders of $1 million or more aggregate principal amount of bonds. In the case of the global bonds, these payments will be made to Depository Trust or to any nominee thereof, which will be the holder of record of the global bonds. See "-- Form and Denomination."

INSTALLMENT PAYMENTS OF PRINCIPAL

     Installments of principal on the Series A bonds and the Series B bonds are payable as follows:

                                                               PERCENTAGE OF ORIGINAL
PRINCIPAL PAYMENT DATE                                        PRINCIPAL AMOUNT PAYABLE
----------------------                                        ------------------------
September 1, 2002...........................................            1.35%
March 1, 2003...............................................            2.90%
September 1, 2003...........................................            2.26%
March 1, 2004...............................................            2.70%
September 1, 2004...........................................            2.77%
March 1, 2005...............................................            3.24%
September 1, 2005...........................................            3.33%
March 1, 2006...............................................            3.84%
September 1, 2006...........................................            3.95%
March 1, 2007...............................................            4.50%
September 1, 2007...........................................            4.63%
March 1, 2008...............................................            5.24%
September 1, 2008...........................................            5.50%
March 1, 2009...............................................            5.28%
September 1, 2009...........................................            4.43%
March 1, 2010...............................................            4.96%
September 1, 2010...........................................            5.11%
March 1, 2011...............................................            5.69%
September 1, 2011...........................................            5.87%
March 1, 2012...............................................            6.49%
September 1, 2012...........................................            6.70%
March 1, 2013...............................................            8.09%
September 1, 2013...........................................            1.17%

REDEMPTION AT OUR OPTION

     We may at any time redeem all or any portion of the outstanding bonds, in whole or in part, at a redemption price equal to the principal amount thereof to be redeemed plus accrued and unpaid interest thereon to the redemption date, plus the Make-Whole Premium, if any, with respect to any such bonds called for optional redemption, on a redemption date that we will establish. A Make-Whole Premium will not be payable in any event other than in connection with our optional redemption of the bonds.

     We will deliver a notice of any such redemption to each holder of a bond which is to be redeemed (in whole or in part) at that holder's address of record not less than 30 days nor more than 60 days before the applicable redemption date. In addition, we will provide a notice of redemption to the trustee in accordance with the terms of the indenture. On and after any such redemption date, interest will cease to accrue on the bonds (or portion of the principal amount thereof) called for redemption.

LIMITATION ON LIABILITY

     There is no recourse for the payment of principal of, Make-Whole Premium, if any, on bonds called for optional redemption, or interest on any bond, or for any claim based thereon or otherwise in respect thereof, or of the indebtedness represented thereby, or upon any obligation, covenant or agreement under the indenture or any bond, against any incorporator, stockholder, member, manager, officer or director of us or any of our members or any successor thereof and all such liability is expressly waived and released. Nothing, however, limits the liability of any person for their fraud, gross negligence or willful misconduct.

FORM AND DENOMINATION

     All bonds will be issued in registered form without coupons. The bonds may be issued in minimum denominations of $100,000 and integral multiples of $1,000 in excess thereof. The bonds, and transfers thereof, will be registered as provided in the indenture. Any person in whose name a bond is registered may to the fullest extent permitted by applicable law be treated as the absolute owner of that bond. The person in whose name a bond is registered is referred to in this prospectus as the "holder" of a bond.

     Except in the limited circumstances described under "-- Certificated Bonds" below, beneficial interests in the global bonds will only be recorded by book-entry and owners of beneficial interests in the global bonds will not be entitled to receive physical delivery of certificates representing the bonds.

     Except as set forth below, the bonds will be represented by one permanent global registered bond in global form without interest coupons, which we refer to in this prospectus as the "global bonds." The global bonds will be deposited with, or on behalf of, Depository Trust and registered in the name of Cede & Co.

  GLOBAL BONDS

     Upon the issuance of the global bonds it is expected that Depository Trust or its nominee will credit, on its internal system, the respective principal amounts of the individual beneficial interests represented by those global bonds to the accounts of persons who have accounts with Depository Trust. These accounts initially will be designated by or on behalf of the initial purchaser. Ownership of beneficial interests in a global bond will be limited to persons who have accounts with Depository Trust ("participants") or persons who hold interests through participants. Ownership of beneficial interests in the global bonds will be shown on, and the transfer of that ownership will be effected only through, records maintained by Depository Trust or its nominee (with respect to interests of participants) and the records of agent members (with respect to interests of persons other than participants).

     So long as Depository Trust or its nominee is the holder of a global bond, Depository Trust or its nominee, as the case may be, will be considered the holder of the bonds represented by that global bond for all purposes under the indenture and the bonds. No beneficial owner of an interest in a global bond will be able to transfer that interest except in accordance with Depository Trust's applicable procedures (in addition to those under the indenture and, if applicable, those of Euroclear and Clearstream Luxembourg) unless we issue certificates for the bonds in definitive registered form as described under "-- Certificated Bonds" below.

     Payments of the principal of, and interest and Make-Whole Premium, if any, with respect to bonds called for optional redemption, on the global bonds will be made to Depository Trust or its nominee, as the holder thereof. None of we, the initial purchaser or the trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global bonds or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests or the transfer thereof.

     We expect that Depository Trust or its nominee, upon receipt of any payment of principal of, or interest on, or Make-Whole Premium, if any, in respect of a global bond held by it or its nominee, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global bond as shown on the records of Depository Trust or its nominee. We also expect that payments by participants to owners of beneficial interests in that global bond held through the participants will be governed by standing instructions and customary practices. These payments will be the responsibility of the participants.

     Transfers between participants in Depository Trust will be effected in the ordinary way in accordance with Depository Trust rules and will be settled in same-day funds. The laws of some jurisdictions may require that some persons take physical delivery of bonds in definitive form. Consequently, the ability to transfer beneficial interests in a global bond to these persons may be limited. Because Depository Trust can only act on behalf of participants, who in turn act on behalf of indirect participants and specified banks, the ability of a person having a beneficial interest in a global bond to pledge that interest to persons or entities that do not participate in the Depository Trust system, or otherwise take actions in respect of that interest, may be affected by the lack of a physical certificate representing that interest. Transfers between participants in Euroclear and Clearstream Luxembourg will be effected in the ordinary way in accordance with their respective rules and operating procedures.

     Subject to compliance with the transfer restrictions applicable to the bonds described above and under "Transfer Restrictions," cross-market transfers between Depository Trust, on the one hand, and directly or indirectly through Euroclear or Clearstream Luxembourg participants, on the other, will be effected in Depository Trust in accordance with Depository Trust rules on behalf of Euroclear or Clearstream Luxembourg, as the case may be, by its respective depositories; however, these cross-market transactions will require delivery of instructions to Euroclear or Clearstream Luxembourg, as the case may be, by the counterparty in such system in accordance with its rules and procedures and within its established deadlines. Euroclear or Clearstream Luxembourg, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositories to take action to effect final settlement on its behalf by delivering or receiving interests in the global bond in Depository Trust, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to Depository Trust. Euroclear and Clearstream Luxembourg participants may not deliver instructions directly to the depositories for Depository Trust.

     Because of time zone differences, the bond account of a Euroclear or Clearstream Luxembourg participant purchasing an interest in a global bond from a Depository Trust participant will be credited during the bonds settlement processing day (which must be a business day for Euroclear or Clearstream Luxembourg, as the case may be) immediately following the Depository Trust settlement date, and the credit of any transactions in interests in a global bond settled during a processing day will be reported to the relevant Depository Trust participant on that day. Cash received in Euroclear or Clearstream Luxembourg as a result of sales of interests in a global bond by or through a Euroclear or Clearstream Luxembourg participant to a Depository Trust participant will be received on the Depository Trust settlement date, but will be available in the relevant Euroclear or Clearstream Luxembourg cash account only as of the business day following settlement in Depository Trust.

     We expect that Depository Trust will take any action permitted to be taken by a holder of bonds (including the presentation of bonds for exchange as described below) only at the direction of one or more participants to whose Depository Trust account interests in the global bond are credited, and only in respect of that portion of the aggregate principal amount of the bonds as to which that participant or those participants has or have given such direction.

     Depository Trust is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act. Depository Trust was created to hold bonds for its participants and facilitate the clearance and settlement of bond transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Participants include bond brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. Indirect access to the Depository Trust system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Depository Trust participant, either directly or indirectly.

     Although Depository Trust, Euroclear and Clearstream Luxembourg have agreed to the foregoing procedures in order to facilitate transfers of interests, in the global bonds among participants of Depository Trust, Euroclear and Clearstream Luxembourg, they are under no obligation to continue to perform such procedures and such procedures may be discontinued at any time. None of we, the initial purchaser or the trustee will have any responsibility for the performance by Depository Trust, Euroclear or Clearstream Luxembourg or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

  CERTIFICATED BONDS

     The bonds will be issued in certificated fully registered form (which we refer to as the individual bonds) to holders or their nominees, rather than as global bonds, if:

     - we notify the trustee in writing that Depository Trust or any successor depository, as the case may be, is unwilling or unable to continue as a depository for a global bond or ceases to be a "clearing agency" registered under the Securities Exchange Act and we do not appoint a successor depository within 90 days of this notice; or

     - we elect to issue individual bonds.

     The holder of an individual bond may transfer the bond by surrendering it at the office or agency maintained by us for such purpose in the Borough of Manhattan, the City of New York, which initially will be the office of the trustee.

THE ACCOUNTS

  ESTABLISHMENT OF ACCOUNTS

     Pursuant to the indenture, the trustee established and maintains the following accounts and subaccounts in its own name for the benefit of the holders (collectively, the "accounts"):

     - the collections account;

     - the liquidity account; and

     - the damages and indemnity account.

  COLLECTIONS ACCOUNT

     We have instructed each person from whom we receive or are entitled to receive collections to pay those collections (identifying them as such) directly to the trustee for deposit in the collections account. The trustee must deposit into the collections account all transfer payments from the liquidity account as described in the third paragraph of the section entitled "-- Liquidity Account" and amounts on deposit in the collections account will be withdrawn as described in "-- Withdrawals from the Collections Account." In addition, the

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

net proceeds from any additional bonds issued under the indenture will be distributed into the collections account but will be immediately distributed to Mesquite.

  LIQUIDITY ACCOUNT

     The liquidity account was funded on the closing date of the offering of the Series A bonds by the transfer to the trustee and the deposit into the liquidity account of an amount equal to $21.0 million. Following the September 1, 2002 payment, the liquidity account will be funded in an amount equal to the greater of the maximum amount of interest due on the bonds in any semi-annual period during the term of the bonds and $14.25 million. We refer to these amounts in this prospectus as the liquidity reserve required balance. The liquidity account will also be funded by the transfer by the trustee on each semi-annual payment date of funds from the collections accounts to the liquidity account as described under clause fifth of "-- Withdrawals from the Collections Account," such that the amount in the liquidity account is equal to the liquidity reserve required balance.

     El Paso may withdraw amounts on deposit in the liquidity account if El Paso delivers to the trustee for allocation to the liquidity account and to replace the amount withdrawn, either (1) a guaranty issued by El Paso in the amount withdrawn, in favor of the trustee for the benefit of the holders of the bonds, or (2) one or more letters of credit in an aggregate face amount equal to the amount withdrawn. In order for El Paso to be able to use the guaranty described in (1), El Paso must have and maintain at least the following ratings: P-1 (or its equivalent) from Moody's and A-1 (or its equivalent) from Standard & Poor's. Each letter of credit described in (2) must (A) be from a financial institution having a combined capital and surplus of at least $500,000,000 or the equivalent thereof whose long-term unsecured debt is rated at least A2 (or its equivalent) by Moody's and A (or its equivalent) by Standard & Poor's or, if both such rating agencies are no longer rating unsecured debt of banks or trust companies, a comparable rating of another internationally recognized rating agency selected by us; (B) name the trustee as its sole beneficiary; (C) provide that the trustee may unconditionally draw, upon presentation of the documentation required by such letter of credit, under any circumstances that would otherwise permit withdrawals from the liquidity account or at any time within 30 days before the expiration of that letter of credit (unless the letter of credit is replaced with another letter of credit that meets the requirements of the indenture); and (D) provide that the reimbursement obligation under the letter of credit is not for our account.

     If on any payment date, the aggregate amount of funds on deposit in and available to be withdrawn from the collections account is insufficient for the payment of principal or interest then due and payable on the bonds (any such deficiency, a "Liquidity Deficiency"), the trustee will transfer from the liquidity account to the collections account an amount equal to the Liquidity Deficiency. If on any payment date the aggregate amount of funds on deposit in and available to be withdrawn from the liquidity account exceeds the then-current liquidity reserve required balance, the excess funds will be transferred on the next payment date to the collections account. If the excess funds in the liquidity account are attributable to a letter of credit or guaranty, the trustee will not draw on the letter of credit or guaranty, but will take such action on the next payment date as El Paso reasonably directs in writing to the trustee to reduce the amount available to be drawn under the letter of credit or guaranty by the amount of the excess.

  DAMAGES AND INDEMNITY ACCOUNT

     We will instruct El Paso Merchant and El Paso to pay to the trustee for deposit into the damages and indemnity account all amounts to be paid by El Paso Merchant under the mirror power purchase agreement and all amounts to be paid by El Paso under the El Paso performance guaranty to cover:

     - damages payable by us to Public Service Electric pursuant to Article XIV of the amended power purchase agreement;

     - indemnity payments payable by us to Public Service Electric pursuant to
       Article XII of the amended power purchase agreement; and

     - distribution surcharges payable by us to Public Service Electric pursuant to Article II(E) of the amended power purchase agreement.

     Funds will be withdrawn from the damages and indemnity account from time to time as needed to pay:

     - damages payable by us to Public Service Electric pursuant to Article XIV of the amended power purchase agreement;

     - indemnity payments payable by us to Public Service Electric pursuant to
       Article XII of the amended power purchase agreement; and

     - distribution surcharges payable by us to Public Service Electric pursuant to Article II(E) of the amended power purchase agreement.

WITHDRAWALS FROM THE COLLECTIONS ACCOUNT

     Except for the net proceeds from additional bonds (which will be immediately distributed to Mesquite), unless a holder has given notice of an event of default or a bankruptcy event of default has occurred and is continuing, the trustee will apply amounts in the collections account on the following dates and in the following order of priority (if a date is specified and that date is not a business day in New York City, the payment will be made on the next business day in New York City):

          (1) first, on the first day of each month, to pay to the trustee the amount of trustee fees due and payable at such time in connection with the bonds;

          (2) second, on the first day of each month, to pay to El Paso Merchant for energy and capacity provided under the mirror power purchase agreement for the month prior to the most recently ended month (as specified in our officer's certificate);

          (3) third, semi-annually, to pay, pro rata, to the holders of the bonds an amount equal to the interest due and payable at that time on the bonds;

          (4) fourth, semi-annually, to pay, pro rata, to the holders of the bonds an amount equal to the principal and Make-Whole Premium (if any, with respect to any bonds called for optional redemption) due and payable at that time on the bonds;

          (5) fifth, semi-annually, to transfer to the liquidity account an amount, if any, necessary to cause the amount on deposit in the liquidity account to be equal to the liquidity reserve required balance;

          (6) sixth, semi-annually, to pay to El Paso Merchant an amount equal to the accrued and unpaid fees and expenses owed El Paso Merchant under the administrative services agreement (as specified in our officer's certificate); and

          (7) seventh, semi-annually, provided that (as specified in our officer's certificate) (A) no event of default or default has occurred and is continuing on such date and (B) the Debt Service Coverage Ratio calculated as of that date for the most recently ended six-month period equals or exceeds 1.03 to 1.00, to us all remaining funds, if any, in the collections account for distribution to our members.

INVESTMENT OF FUNDS

     The trustee will invest the moneys on deposit in the accounts in Permitted Investments as directed by us. Profits from Permitted Investments will be deposited into the collections account. Losses on Permitted Investments will be charged to the applicable account. The trustee has the right to sell or otherwise liquidate any Permitted Investments to the extent necessary to make any payment or transfer under the indenture and will have no liability for any loss incurred in connection with the sale or liquidation.

COVENANTS IN THE INDENTURE

     The indenture contains the following covenants, among others:

  MATERIAL AGREEMENTS

     We will enforce our rights under each of our material agreements unless the failure to enforce those rights could not reasonably be expected to result in a material adverse effect.

  PERFORMANCE OF OBLIGATIONS

     We may contract with other persons to assist us in performing our obligations, and, if we do, the performance by that person or those persons will be treated the same as if we had performed the obligation ourselves. As of the closing date of the offering of the Series A bonds, pursuant to the administrative services agreement, we have contracted with El Paso Merchant to perform our obligations under the indenture and the other financing documents, so any action taken by El Paso Merchant in performing our duties will be treated as an action taken by us.

  LIENS

     We will not create or permit to exist any lien on any of the collateral, other than the liens created by the indenture and the related security documents, unless the existence of the lien could not reasonably be expected to result in a material adverse effect.

  INDEBTEDNESS

     We will not create or permit to remain outstanding any indebtedness, except for indebtedness represented by the Series A bonds and the Series B bonds, and indebtedness represented by additional bonds issued under the indenture after the closing date of the offering of the Series A bonds. Under the indenture, we are not be permitted to issue additional bonds after the offering of the Series A bonds unless, after giving effect to such issuance, we maintain a minimum and average Debt Service Coverage Ratio of no less than 1.03 to 1.00 and we obtain a reaffirmation of the initial ratings of the bonds.

  GUARANTIES

     We will not at any time be or become obligated, contingently or otherwise, with respect to any guaranty.

  TRANSACTIONS WITH AFFILIATES

     We will not effect any transaction with any of our affiliates on a basis more favorable to this affiliate than would at the time be obtainable for a comparable transaction on an arm's-length dealing with an unrelated third party, except for (1) our material agreements entered into on or before the closing date of the offering of the bonds or (2) in connection with any restructuring of the assets of Mesquite.

  INVESTMENTS, LOANS AND ADVANCES

     Except for Permitted Investments, we will not acquire any capital stock, debt securities or other securities of any other person and we will not make investments in any other person.

  MATERIAL AGREEMENTS; ADDITIONAL CONTRACTS

     We will not assign any of our rights or obligations under any of our material agreements or terminate or suffer any termination of, or grant any waiver of material and timely performance under, or agree to the assignment of the rights or obligations of any party to, any of our material agreements.

     We will not amend or suffer any amendment of any of our material agreements, except for routine, ministerial and administrative amendments that could not reasonably be expected to result in a material adverse effect.

     We will not become a party to any contract, lease, agreement or instrument other than the agreements expressly identified in the definition of our material agreements and financing documents in the indenture to the extent the action could reasonably be expected to result in a material adverse effect.

  FUNDAMENTAL CHANGE

     We will not do any of the following:

     - sell, lease, transfer or otherwise dispose of any or all of our right, title or interest in or to the collateral, unless doing so could not reasonably be expected to result in a material adverse effect;

     - conduct any business or own any assets other than the business and assets conducted and owned by us as of the closing date of the offering of the Series A bonds;

     - directly or indirectly merge or consolidate with any other person, liquidate, wind up, terminate, reorganize or dissolve ourselves, or otherwise wind up;

     - change our legal form; or

     - establish any subsidiary.

  MAINTENANCE OF MARKET-BASED RATE AUTHORITY

     We will take all actions necessary to maintain our Federal Energy Regulatory Commission market-based rate authority and will maintain in effect all governmental approvals required to conduct our business under our material agreements and financing documents, unless the failure to do so could not reasonably be expected to result in a material adverse effect.

  RESTRICTED PAYMENTS

     Except in accordance with the conditions set forth in clause seventh of "-- Withdrawals from the Collections Account," we will not, directly or indirectly:

     - make any distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, to our members or any owner of a beneficial interest in us or otherwise with respect to any ownership or equity interest or security in or of us (other than the proceeds of additional bonds issued under the indenture);

     - redeem, purchase, retire or otherwise acquire for value any such ownership or equity interest or security; or

     - set aside or otherwise segregate any amounts for any such purpose.

     We will not, directly or indirectly, make payments to or distributions from the collections account except in accordance with the indenture and the financing documents. See "-- Withdrawals from the Collections Account."

  ADDITIONAL COVENANTS

     In addition to the covenants described above, the indenture also contains covenants regarding:

     - payment of principal, Make-Whole Premium, if any, with respect to bonds called for optional redemption, and interest;

     - maintenance of an office or agency;

     - maintenance of existence and properties;

     - payment of taxes and other claims;

     - delivery to the trustee of notices, compliance certificates and other specified information, including notice of the existence of a default or event of default;
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

     - taking actions to preserve liens in favor of the trustee under the financing documents;

     - complying with all applicable laws and all of our obligations under each of our agreements, unless, in each case, the failure to do so could not reasonably be expected to result in a material adverse effect;

     - maintenance of books and records;

     - scheduling and delivering the energy deliveries required under the amended power purchase agreement;

     - furnishing to the trustee within 120 days after the end of each fiscal year an officer's certificate stating that no default has occurred and is continuing;

     - visitation of our premises and examination of our books by the trustee and the representatives of the trustee during normal business hours upon reasonable notice;

     - providing to the holders of the bonds, any beneficial holder and any potential holder the information required by Rule 144A under the Securities Act; and

     - further assurances.

EVENTS OF DEFAULT

     An event of default will occur under the indenture (an "event of default") if:

          (1) we default in the payment of any principal of or Make-Whole Premium, if any, with respect to bonds called for optional redemption, on any of the bonds when the same becomes due and payable, whether by scheduled maturity or acceleration or otherwise, and such default continues for a period of five days;

          (2) we default in the payment of interest on, or any other amount (other than principal or Make-Whole Premium) required to be paid with respect to, any of the bonds in each case when the same becomes due and payable, and the default continues for a period of 15 days;

          (3) we, El Paso, or Public Service Electric fail to observe or perform any covenant or provision of any of our material agreements or financing document to which we, El Paso, or Public Service Electric, as the case may be, are a party, and the failure (a) could reasonably be expected to result in a material adverse effect and (b) continues for a period of at least 30 days after the date notice thereof has been given to us by the trustee or the holders of not less than 51% in aggregate principal amount of the outstanding bonds;

          (4) any of our material agreements or financing documents ceases at any time to be valid and binding and in full force and effect and the invalidity and unenforceability could reasonably be expected to result in a material adverse effect;

          (5) (A) any grant of a lien contained in the indenture or in any financing document ceases or otherwise fails to be effective to grant a lien to the trustee on any material portion of the collateral described therein, or ceases to be perfected or to be a first priority security interest, or (B) any creditor of ours (other than the trustee or any bond holder) asserts any right or interest with respect to the collateral and the assertion could reasonably be expected to result in a material adverse effect or (C) our right to receive payments with respect to the collateral is terminated or impaired and this occurrence could reasonably be expected to result in a material adverse effect;

          (6) specified events occur involving our bankruptcy, insolvency or receivership, including the commencement of a proceeding seeking our liquidation or reorganization or the appointment of a trustee or receiver relating to our bankruptcy or insolvency and such proceeding continues unstayed for 60 days, as well as the filing by us of a voluntary bankruptcy proceeding;

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

          (7) it becomes unlawful for us to perform any of our obligations under the indenture, any security document or any bond, or any of our obligations thereunder ceases to be valid, binding and enforceable, unless such event or occurrence could not reasonably be expected to result in a material adverse effect;

          (8) for any reason the amended power purchase agreement or the El Paso performance guaranty is terminated or abrogated at any time (prior to its scheduled expiration);

          (9) a judgment or judgments for the payment of money in excess of $15 million in the aggregate, which is not adequately covered by insurance or a payment or performance bond, are entered against us and the judgment or judgments have not been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof; or

          (10) we fail to observe or perform any covenant or provision of
     Section 3(b) of the registration rights agreement (pursuant to which we are obligated to use commercially reasonable efforts to continue the effectiveness of a registration statement) and such failure continues for a period of at least 30 days after the date notice has been given to us by the trustee or the holders of not less than 51% in aggregate principal amount of the outstanding bonds.

REMEDIES

     If an event of default (other than events of default specified in subparagraph (6) of the section "-- Events of Default" above (a "bankruptcy event of default")) occurs and is continuing, then the trustee, upon the direction of the holders of not less than 25% in aggregate principle amount of the outstanding bonds (for an event of default with respect to failure to make payments on the bonds) or the holders of not less than 51% (for any other event of default) in aggregate principal amount of the outstanding bonds, must declare the principal amount of all the bonds to be immediately due and payable, and upon any such declaration the principal amount, any accrued and unpaid interest, any Make-Whole Premium then owed by us in connection with an optional redemption of the bonds and all other amounts payable under the bonds will become immediately due and payable.

     If a bankruptcy event of default occurs, the principal amount of, any accrued interest on, any Make-Whole Premium then owed by us in connection with an optional redemption of the bonds and all other amounts payable under the bonds will become immediately due and payable.

     In addition, if one or more of the events of default (other than a bankruptcy event of default) occurs and is continuing, the trustee may accelerate the maturity of the bonds notwithstanding the absence of direction from the holders if in the judgment of the trustee this action is necessary to protect the interests of the holders.

     At any time after the principal of the bonds becomes due and payable upon a declared acceleration, and before any judgment or decree for the payment of the money so due, or any portion thereof, is entered, the holders of not less than 51% in aggregate principal amount of the outstanding bonds, by written notice to us and the trustee, may rescind and annul the declaration and its consequences if all events of default giving rise to the acceleration have been cured or waived.

     At any time after a declaration of acceleration under the indenture, but before a judgment or decree for payment of the principal amount of the bonds then due has been obtained by the trustee, we may, by written notice to a responsible officer of the trustee, rescind and annul such declaration and its consequences if we have paid or deposited with the trustee a sum sufficient to pay:

     - all overdue interest on the bonds;

     - all unpaid principal of and Make-Whole Premium, if any, on any outstanding bonds that have become due other than by the declaration of acceleration and interest thereon at the rate borne by the bonds;

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     - to the extent that payment of such interest is lawful, interest upon overdue interest and overdue principal at the rate borne by the bonds;
       and

     - all sums paid or advanced by the trustee under the indenture and the reasonable compensation, expenses, disbursements and advances of the trustee, its agents and counsel; and

all defaults and events of default, other than the non-payment of amounts of principal of, Make-Whole Premium, if any, or interest on the bonds that have become due solely by such declaration of acceleration, have been cured or waived as provided in the indenture.

     Subject to the provisions of the indenture relating to the duties of the trustee, in case an event of default occurs and is continuing, the trustee is under no obligation to exercise any of the rights or powers vested in it under the indenture at the request or direction of any of the holders unless it is offered security or indemnity reasonably satisfactory to it against costs, expenses and liabilities.

     If any event of default occurs and is continuing and a declaration of acceleration has occurred, the trustee may and, at the written instruction of the holders of not less than 51% in aggregate principal amount of the outstanding bonds, shall, subject to the provisions of the material agreements and to the provisions of any other law or regulation exercise any or all of the following rights and remedies:

     - collect, receive and appropriate any or all of the collateral and exercise any of our rights, remedies, powers or privileges under any of our material agreements;

     - set off against all amounts due and payable under the indenture with funds on deposit in the accounts;

     - proceed by suit at law or in equity to seek specific performance of any obligation of ours;

     - take possession of the collateral, in which case we will deliver the collateral to the trustee or its designee at the time or times and the place or places as the trustee reasonably specifies;

     - sell, lease, assign, give an option or options to purchase or otherwise dispose of and deliver all or any part of the collateral (or contract to do so) at one or more public or private sales, at any exchange or, broker's board or at any of the trustee's offices or elsewhere at the prices it deems best, for cash or on credit or for future delivery without assumption of any credit risk; provided that, if the proceeds of such sale or sales are not sufficient to satisfy all of the outstanding principal, accrued and unpaid interest, Make-Whole Premium, if any, with respect to bonds called for optional redemption, and other amounts due under the bonds, all of the Holders shall have consented to such sale or sales; and

     - proceed by suit at law or in equity to foreclose upon, or appoint a receiver with respect to, the collateral or exercise any other right or remedy (including specific performance of our obligations under the financing documents) available under applicable law.

APPLICATION OF MONEY COLLECTED

     Any money collected by the trustee pursuant to its exercise of remedies under the indenture will be applied in the following order of priority:

     - first, to the payment of all amounts due to the trustee and each predecessor trustee, if any, under the indenture;

     - second, to the payment of the amounts due and unpaid for principal of (and Make-Whole Premium, if any) and interest on the bonds in respect of which or for the benefit of which the money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on the bonds for principal (and Make-Whole Premium, if any, with respect to bonds called for optional redemption) and interest, respectively;

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     - third, to the payment of all amounts due and payable to Public Service
       Electric under the amended power purchase agreement and to El Paso Merchant under the mirror power purchase agreement and the administrative services agreement, as set forth in our officer's certificate or as determined by a court of competent jurisdiction; and

     - fourth, to us.

AMENDMENTS AND SUPPLEMENTS

     Without the consent of the holders of the bonds, we and the trustee may enter into one or more supplemental indentures for any of the following purposes:

     - to evidence the succession of another person to us and the assumption by any such successor of our covenants contained in the indenture and in the bonds;

     - to add to our covenants for the benefit of the holders of the bonds or to surrender any right or power conferred upon us in the indenture;

     - to add additional events of default;

     - to provide additional security for the bonds;

     - to evidence and provide for the acceptance of appointment by a successor trustee with respect to the bonds and to add to or change any of the provisions of the indenture as may be necessary to provide for or facilitate the administration of the trusts thereunder by more than one trustee;

     - to cure any ambiguity, to correct or supplement any provision of the indenture which may be inconsistent with any other provision therein; provided that such action may not adversely affect the interests of the holders of the bonds in any material respect; or

     - to supplement any of the provisions of the indenture to the extent necessary to permit or facilitate the defeasance and discharge of the bonds; provided that any such action not adversely affect the interests of the holders of the bonds in any material respect.

     With the consent of the holders of not less than 51% in aggregate principal amount of bonds then outstanding, we and the trustee may enter into an indenture or indentures supplemental to the indenture for the purpose of adding, changing or eliminating provisions of the indenture or the bonds, or of modifying in any manner the rights of the holders of bonds under the indenture; provided, that no such supplemental indenture may, without the consent of the holder of each outstanding bond:

     - change the stated maturity of the principal of, or any installment of interest on, any bond;

     - reduce the principal amount of any bond or any Make-Whole Premium payable upon the optional redemption of any bond, or reduce the rate of interest on any bond, including discharge of repayment of principal of or interest on any bond;

     - reduce the percentage in principal amount of outstanding bonds the consent of the holders of which is required for the adoption of a resolution or the quorum required at any meeting of holders at which a resolution is adopted or the percentage in principal amount of outstanding bonds the holders of which are entitled to request the calling of a holders' meeting;

     - change the percentage rules established for adopting resolutions at meetings of holders of the bonds or regarding the quorum necessary to constitute a meeting;

     - modify any of the provisions of the indenture regarding the approval of supplemental indentures or waivers of past defaults, except to increase the percentage of holders required for those approvals;

     - change the place or coin or currency for payment of principal of, Make-Whole Premium, if any, with respect to bonds called for optional redemption, or interest on, any bond;

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     - impair the right to institute suit for the enforcement of any payment on or after the stated maturity thereof or any redemption date or payment date therefor;

     - permit the creation of any lien with respect to all or any substantial portion of the collateral, release or terminate the lien of the security documents on all or any substantial portion of the collateral or deprive any holder of the security afforded by the lien of the security documents, except to the extent expressly permitted by the indenture or any of the security documents;

     - modify the ranking or priority of the bonds; or

     - waive a default in the payment of principal of, Make-Whole Premium, if any, or interest on, the bonds.

SATISFACTION AND DISCHARGE OF THE INDENTURE

     The indenture will cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of bonds expressly provided for, and except as otherwise specifically provided, in the indenture) when:

     (1) either

          (A) all bonds previously authenticated and delivered (other than (i) bonds which have been destroyed, lost or stolen and which have been replaced or paid and (ii) bonds for which payment money has previously been deposited in trust with the trustee) have been delivered to the trustee for cancellation; or

          (B) all bonds not previously delivered to the trustee for cancellation

             (i) have become due and payable;

             (ii) will become due and payable at their stated maturity within one year; or

             (iii) if redeemable at our option, are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee in our name and at our expense; and we, in the case of (B)(i), (ii) or (iii) above, have irrevocably deposited or caused to be deposited with the trustee as trust funds in trust for the purpose an amount sufficient to pay and discharge the entire indebtedness on those bonds not previously delivered to the trustee for principal, Make-Whole Premium, if any, optional redemption, and interest to the date of the deposit (in the case of bonds that have become due and payable) or to the stated maturity or redemption date, as the case may be;

     (2) we have paid or caused to be paid all other sums then payable under the indenture by us; and

     (3) we have delivered to the trustee an officer's certificate and an opinion of counsel, each stating that all conditions precedent relating to the satisfaction and discharge of the indenture have been complied with.

DEFEASANCE OR COVENANT DEFEASANCE

     We may, at our option, elect to be discharged from our obligations with respect to the outstanding bonds ("defeasance"). This defeasance means that we will be deemed to have paid and discharged the entire indebtedness represented by such outstanding bonds and to have satisfied all our other obligations under those bonds and the indenture insofar as those bonds are concerned, except for the following which shall survive until otherwise terminated or discharged:

     - the rights of holders of the outstanding bonds to receive, solely from the trust funds, payments in respect of the principal of and interest and Make-Whole Premium, if any, with respect to bonds called for optional redemption, on those bonds when those payments are due;

     - ministerial obligations with respect to registration, payment and transfer of the bonds and similar matters;

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     - the rights, powers, trusts, duties and immunities of the trustee under the indenture; and

     - the defeasance provisions of the indenture.

     In addition, we may also elect to have covenant defeasance apply. In the event covenant defeasance occurs, (1) we will be released from our covenants contained in the indenture, except for the covenants concerning the payment of principal, interest and Make-Whole Premium, if any, with respect to bonds called for optional redemption, maintenance of office or agency and maintenance of existence and properties, and (2) thereafter, failure to comply with all covenants except those listed in clause (1) above will not be deemed to be an event of default.

     In order to exercise either defeasance or covenant defeasance with respect to any outstanding bonds a number of conditions must be satisfied, including the following:

     - we must irrevocably deposit or cause to be deposited with the trustee, specifically pledged as security for, and dedicated solely to, the benefit of the holders of the bonds, an amount sufficient to pay and discharge the outstanding principal of and unpaid installments of interest (and Make-Whole Premium, if any, with respect to bonds called for optional redemption) on the outstanding bonds on the date when those payments become due;

     - we must deliver opinions of counsel and officer's certificates as to specified matters;

     - we must certify that the bonds, if then listed on any securities exchange, will not be delisted as a result of such deposit;

     - no default or event of default with respect to the outstanding bonds will have occurred and be continuing on the date of the deposit or, insofar as bankruptcy events of default are concerned, at any time during the period ending on the 121st day after the date of the deposit;

     - the defeasance or covenant defeasance will not result in a breach or violation of, or constitute a default under, the indenture or any other material agreement or instrument to which we are a party or by which we are bound; and

     - the defeasance or covenant defeasance will not result in the trust arising from the deposit constituting an investment company as defined in the Investment Company Act of 1940, as amended, or the trust will be qualified under that act or exempt from regulation thereunder.

THE TRUSTEE


     Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company) is the trustee under the indenture. The trustee's current address is 60 Wall Street, New York, New York 10005, Attention: Corporate Trust Office.


COLLATERAL SECURITY

     We granted to the trustee on the closing date of the offering of the Series A bonds, on behalf of and for the benefit of the holders, all of our right, title and interest in and to:

     - the amended power purchase agreement;

     - the mirror power purchase agreement;

     - the administrative services agreement;

     - our other material agreements;

     - the collections and all amounts payable to us arising out of, attributable to, in respect of or otherwise in connection with the collections;

     - all other amounts payable to us pursuant to our material agreements;

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     - the collections account (other than the proceeds of additional bonds issued under the indenture), the liquidity account and the damages and indemnity account and all funds and all investments and proceeds on deposit therein from time to time;

     - all our governmental approvals and general intangibles;

     - all damages and other amounts payable to us in respect of the foregoing;

     - all of our rights, claims, powers, privileges and remedies (whether mandatory, discretionary or judgmental), whether arising by contract, at law, in equity or otherwise with respect to the foregoing; and

     - all present and future claims and demands in respect of any or all of the foregoing, insurance proceeds, condemnation awards and all payments and all proceeds of every kind and nature whatsoever in respect of any or all of the foregoing (collectively, the "collateral").

REPORTS TO HOLDERS

     While we are not required to nor do we intend to send annual reports to the holders of the bonds, we will be filing the reports required by the Securities Exchange Act and copies of our filings with the SEC will be provided to the trustee.

MEETINGS OF HOLDERS

     The trustee may call or, in the event the trustee fails to call a meeting of the holders upon the request of the holders of at least 10% in aggregate principal amount of the outstanding bonds or our request, we or the holders of at least 10% in aggregate principal amount of the outstanding bonds may call, a meeting of the holders at any time and from time to time, to:

     - give any notice to us or to the trustee, or give any direction to the trustee, or waive or consent to the waiving of any default under the indenture and its consequences, or take any other action authorized to be taken by holders in connection with the occurrence of an event of default;

     - remove the trustee pursuant to the indenture;

     - consent to the execution of a supplemental indenture; or

     - take any other action authorized to be taken by or on behalf of the holders of any specified aggregate principal amount of the bonds under any other provision of the indenture or under applicable law.

     Meetings will be held at such time and at such place in the Borough of Manhattan, the City of New York, as the trustee or we or the holders of not less than 10% in aggregate principal amount of the outstanding bonds at the time determine. Notice of any meeting of holders setting forth the time and the place of that meeting and in general terms the action proposed to be taken at that meeting will be given by the trustee not less than 20 days nor more than 120 days prior to the date fixed for the meeting.

     Any holder may attend the meeting in person or by proxy.

     At any meeting, the presence of persons holding or representing bonds in an aggregate principal amount sufficient to take action upon the business for the transaction of which the meeting was called will be necessary to constitute a quorum; but, if less than a quorum is present, the persons holding or representing a majority of the bonds represented at the meeting may adjourn the meeting with the same effect, for all intents and purposes, as though a quorum had been present. At any meeting, each holder of a bond or a proxy will be entitled to one vote for each $1,000 principal amount of bonds held or represented by it.

GOVERNING LAW AND ENFORCEABILITY

     The indenture and the bonds are governed by, and construed in accordance with, the laws of the State of New York.

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     We have consented to the non-exclusive jurisdiction of any court of the
State of New York or any United States federal court sitting in the Borough of Manhattan, New York City, New York, United States, and any appellate court from any thereof, and have waived any immunity from the jurisdiction of these courts over any suit, action or proceeding that may be brought in connection with the indenture, the financing documents or the bonds.

     We have appointed CT Corporation System as our authorized agent upon which all writs, process and summonses may be served in any suit, action or proceeding brought in connection with the indenture, the financing documents or the bonds against us in any court of the State of New York or any United States federal court sitting in the Borough of Manhattan, New York City. This appointment is irrevocable so long as any of the bonds remain outstanding or until the irrevocable appointment by us of a successor in New York City as our authorized agent for such purpose and the acceptance of this appointment by the successor.

DEFINED TERMS

     "Debt Service Coverage Ratio" means, for any period, the ratio which is equal to (a) Net Collections for that period divided by (b) Mandatory Debt Service for that period. For the purposes of this definition, "Net Collections" means for any period, the excess, if any, of (a) the sum of the collections and the transfer payments from the liquidity account to the collections account over
(b) any amount payable during that period pursuant to priorities first and second in the Section "-- Withdrawals from the Collections Account" and "Mandatory Debt Service" means, for any period, all scheduled interest and principal payments and fees payable during that period in respect of the bonds and any additional bonds issued under the indenture.

     "Independent Investment Banker" means Credit Suisse First Boston Corporation or its successor.

     "Make-Whole Premium" means an amount equal to the Discounted Present Value calculated for any bond called for optional redemption (and only such bonds) less the unpaid principal amount of that bond; provided that the Make-Whole Premium shall not be less than zero. A Make-Whole Premium shall not be due for any reason, or result from any event, other than in connection with an optional redemption of the bonds pursuant to the indenture. For purposes of this definition, the "Discounted Present Value" of any bond subject to redemption shall be equal to the discounted present value of all principal and interest payments scheduled to become due in respect of that bond after the date of this redemption, calculated by the Independent Investment Banker using a discount rate equal to the sum of (1) the yield to maturity on the United States treasury security having an average life equal to the remaining average life of that bond and trading in the secondary market at the price closest to par and (2) 50 basis points; provided, however, that, if there is no United States treasury security having an average life equal to the remaining average life of that bond, this discount rate shall be calculated using a yield to maturity interpolated or extrapolated on a straight-line basis (rounding to the nearest month, if necessary) from the yields to maturity for two United States treasury securities having average lives most closely corresponding to the remaining average life of that bond and trading in the secondary market at the price closest to par.

     "Moody's" means Moody's Investors Service, Inc.

     "Permitted Investments" means the following investments maturing, in each case, not less than one business day before the payment date next following the date such investment is made; provided, however, that in the case of any investment pursuant to clause (b) of this definition which is made with the trustee, such investment may mature on such payment date:

          (a) any direct obligations of, or obligations fully and unconditionally guaranteed by, the United States of America, or any agency or instrumentality of the United States of America, the obligations of which are fully and unconditionally backed by the full faith and credit of the United States of America;

          (b) demand and time deposits in, certificates of deposit of, bankers' acceptances issued by, or federal funds sold by any depository institution or trust company incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state authorities, or incorporated under the laws of any other jurisdiction, so long as at the time of such investment or contractual commitment providing for such investment the unsecured commercial
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     paper or other unsecured short-term debt obligations of such depository institution or trust company have at least the Required Credit Rating from Moody's and Standard & Poor's;

          (c) repurchase obligations with respect to any security described in clauses (a) or (b) above, in each case entered into with either (i) a depository institution or trust company (acting as principal) which in respect of its short-term unsecured debt has at least the Required Credit Rating from Moody's and Standard & Poor's or (ii) a money market fund maintained by a broker which in respect of its short-term unsecured debt has at least the Required Credit Rating from Moody's and Standard & Poor's;

          (d) unsecured debt securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America, or any state thereof, which have at the time of such investment at least the Required Credit Rating from Moody's and Standard & Poor's;

          (e) unsecured commercial paper which has at the time of such investment at least the Required Credit Rating from Moody's and Standard & Poor's; and

          (f) investments in money market funds or money market mutual funds which have at the time of such investment at least the Required Credit Rating from Moody's and Standard & Poor's (including such funds for which the trustee or any of its affiliates is investment manager or advisor and for which the trustee or any of its affiliates may receive a fee).

     "Required Credit Rating" means P-l (or its equivalent) or higher from Moody's and A-l (or its equivalent) or higher from Standard & Poor's.

     "Standard & Poor's" means Standard & Poor's Rating Services.

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                DESCRIPTION OF OUR PRINCIPAL FINANCING DOCUMENTS

     The following summaries of material provisions of the financing documents (other than the indenture and the bonds, which are described in "Description of the Bonds and the Indenture") do not purport to be complete. Copies of such financing documents are available for inspection at the corporate trust office of the trustee. We urge you to read such financing documents because they, and not this description, will define your rights as a holder of the bonds.

SECURITY DOCUMENTS

  CONSENTS

     Each of El Paso, El Paso Merchant and Public Service Electric entered into a consent and agreement with the trustee and us whereby such party, among other things, consented to the assignment to the trustee of all of our right, title, interest and obligations under our material agreements to which it is a party and agreed:

     - to provide specified notifications to the trustee; and

     - not to suspend or terminate the applicable agreement without providing the trustee or its designee the opportunity to cure any default within 60 days (or within 30 days with respect to a payment default or in the case of the amended power purchase agreement) after the last day of the cure period in the applicable agreement.

     Public Service Electric may not assign its rights under the amended power purchase agreement without our consent unless the assignee is controlling, controlled by or under common control with Public Service Electric and has a credit rating at least equivalent to Public Service Electric's rating from both Moody's and Standard & Poor's. In addition, pursuant to the consent and agreement with Public Service Electric, in the event that the trustee or any designee or assignee succeeds to our interests under the amended power purchase agreement, this successor will assume liability for our obligations under the amended power purchase agreement, including those obligations arising prior to succession.

PERFECTION OF SECURITY INTERESTS

     The security interests granted under the financing documents will be perfected to the extent that perfection may be obtained by filing financing statements under the Uniform Commercial Code and in the case of the securities entitlements credited to the accounts, through an assignment and security agreement.

                      U.S. FEDERAL INCOME TAX CONSEQUENCES

UNITED STATES FEDERAL INCOME TAX

     The following summary of federal income tax consequences has been prepared by Chadbourne & Parke LLP. We urge you to consult your own tax advisors as to the precise federal, state, local and other tax consequences of the exchange offer.

     The following discussion summarizes and represents the opinion of Chadbourne & Parke LLP regarding the material United States federal income tax consequences to beneficial owners arising from the exchange offer. The remainder of this discussion generally refers to the Series A bonds and the Series B bonds as the "bonds". The discussion which follows is based on the U.S. Internal Revenue Code of 1986, as amended (the "Code"), the Treasury regulations promulgated thereunder, and judicial and administrative interpretations thereof, all as in effect on the date hereof, and is subject to any changes in these or other laws occurring after such date, possibly with retroactive effect.

     For purposes of this summary, the term "U.S. Holder" means a beneficial owner of a bond that is, for U.S. federal income tax purposes, (a) an individual who is a U.S. citizen or resident, (b) a corporation or partnership created or organized under the laws of the United States or any political subdivision thereof, or (c) an estate or trust that is otherwise subject to U.S. federal income tax on a net basis with respect to its

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worldwide income. The term "Non-U.S. Holder" means a beneficial owner of a bond who is not, for U.S. federal income tax purposes, a U.S. Holder.

     The discussion which follows is not intended as tax advice to any particular investor. This summary is not a complete analysis or listing of all potential U.S. federal income tax consequences to U.S. Holders and Non-U.S. Holders relating to the bonds, and does not address the effect of any United States gift, estate, state or local tax law or foreign tax law on a potential investor in the bonds.

     This summary is generally limited to investors who will hold the bonds as "capital assets" within the meaning of Section 1221 of the Code and whose functional currency is the United States dollar. This summary does not address the tax treatment of U.S. Holders and Non-U.S. Holders that may be subject to special income tax rules such as insurance companies, tax-exempt organizations, banks, U.S. Holders subject to the alternative minimum tax, United States expatriates, holders that are broker-dealers in securities, holders that own (directly, indirectly or by attribution) 10 percent or more of our equity interests, or that hold the bonds as a hedge against currency risks, as a position in a "straddle" for tax purposes, or as part of a conversion or other integrated transaction.

  EXCHANGE OFFER

     The exchange of Series A bonds for Series B bonds pursuant to the exchange offer will not constitute a taxable exchange for U.S. federal income tax purposes. Accordingly, a U.S. Holder will not recognize gain or loss upon the receipt of Series B bonds pursuant to the exchange offer, and a U.S. Holder will be required to include interest on the Series B bonds in gross income in the manner and to the extent interest income was includable under the Series A bonds. A U.S. Holder's holding period for the Series B bonds will include the holding period of the Series A bonds exchanged therefor, and such U.S. Holder's adjusted basis in the Series B bonds will be the same as the basis of the Series A bonds exchanged therefor immediately before the exchange.

  U.S. Holders

     Interest on the Bonds. Interest on a bond will be includable in the gross income of a U.S. Holder as ordinary interest income at the time such interest is treated as received or accrued, in accordance with the U.S. Holder's method of accounting for U.S. federal income tax purposes. We expect that the bonds will not be considered to be issued with original issue discount for U.S. federal income tax purposes.

     Payments on Registration Default. The bonds provide for the payment of additional amounts under the circumstances described above under "Description of the Bonds and the Indenture -- Principal Amount, Interest Rate and Stated Maturity," and, therefore, are subject to the Treasury regulations that apply to debt instruments that provide for one or more contingent payments. We believe that the possible payment of such additional amounts would not cause the bonds to be treated as having been issued with original issue discount under those Treasury regulations, because, as of the issue date, the possibility of such payment is "remote," and would therefore be ignored. In such circumstances, the rules described above under "-- Interest on the Bonds" would apply. Our determination that such payments are a remote contingency for these purposes is binding on a U.S. Holder, unless such U.S. Holder discloses in the proper manner to the Internal Revenue Service that it is taking a different position.

     Market Discount. A U.S. Holder that purchases a bond at a market discount (as described below) generally will be required to treat any principal payments on, or any gain on the disposition or maturity of, such bond as ordinary income to the extent of the accrued market discount (not previously included in income) at the time of such payment or disposition. In general, market discount is the amount by which the bond's stated redemption price at maturity exceeds the U.S. Holder's basis in the bond immediately after the bond is acquired. A bond is not treated as purchased at a market discount, however, if the market discount is less than 0.25% of the stated redemption price at maturity of the bond multiplied by the number of complete years to maturity from the date when the U.S. Holder acquired the bond. Market discount on a bond will accrue on a straight-line basis, unless the U.S. Holder elects to accrue such discount on a constant yield to maturity basis. This election is irrevocable and applies only to the bond for which it is made. The U.S. Holder may also elect to include market discount in income currently as it accrues. This election, once made, applies to all market discount obligations acquired on or after the first day of the first taxable year to which the election applies and may not be revoked without the consent of the Internal Revenue Service. Generally, if a bond with market discount is transferred in specified non-taxable transactions (other than a non-recognition transaction described in Section 1276(c) of the Code), accrued market discount will be includable as ordinary income to the U.S. Holder as if such U.S. Holder sold the bond at its fair market value. A U.S. Holder may be required to defer until the maturity of the bond or, in some circumstances, its earlier disposition, the deduction for all or a portion of the interest expense attributable to debt incurred or continued to purchase or carry a bond with market discount, unless an election to include the market discount on a current basis is made.

     Amortizable Bond Premium. A U.S. Holder that purchases a bond for an amount in excess of its stated principal amount at maturity will generally be considered to have purchased the bond with "amortizable bond premium." A U.S. Holder generally may elect to amortize such premium using the constant yield to maturity method. The amount amortized in any year will generally be treated as a reduction of the U.S. Holder's interest income on the bond. The premium on a bond held by a U.S. Holder that does not make such an election will decrease the gain or increase the loss otherwise recognized on the sale, redemption, retirement or other disposition of the bond. The election to amortize the premium on a constant yield to maturity method, once made, applies to all debt obligations held or subsequently acquired by the electing U.S. Holder on or after the first day of the first taxable year to which the election applies and may not be revoked without the consent of the IRS.

     Disposition of the Bonds. In general, a U.S. Holder's adjusted tax basis in a bond will equal the cost of such bond to the U.S. Holder, increased by the amount of any market discount previously included in the U.S. Holder's income with respect to the bond, and reduced by (i) the amount of any principal payments on the bond and (ii) the amortized amount of any amortizable bond premium on the bond.

     A U.S. Holder will generally recognize gain or loss on the sale, retirement or other disposition of a bond in an amount equal to the difference between (i) the amount of cash and the fair market value of property received by such U.S. Holder on such sale, retirement or other disposition (less any amounts attributable to accrued but unpaid interest which will be taxable as such) and
(ii) the U.S. Holder's adjusted tax basis in the bond (as described above). Gain or loss upon the sale, retirement or other disposition of a bond will be capital gain or loss if the bond is a capital asset in the hands of the U.S. Holder and, in the case of an individual U.S. Holder, will be subject to U.S. federal income tax at a reduced rate if such bond was owned by such U.S. Holder for more than one year. Gains on the sale of capital assets held for one year or less are subject to U.S. federal income tax at ordinary income rates. Some limitations exist on the deductibility of capital losses by both corporations and individual taxpayers.

  Non-U.S. Holders

     A Non-U.S. Holder of a bond generally will not be subject to U.S. federal income tax by withholding or otherwise on the payment of interest (generally, including stated interest and market discount, as adjusted by amortizable bond premium) on a bond provided that the beneficial owner of the bond fulfills the certification requirements set forth in applicable Treasury regulations unless
(A) such Non-U.S. Holder (i) actually or constructively owns 10% or more of the total combined voting power of the equity of the issuer entitled to vote, (ii) is a controlled foreign corporation related, directly or indirectly, to the issuer through equity ownership or (iii) is a bank receiving interest described in Section 881(c)(3)(A) of the Code or (B) such interest is effectively connected with the conduct of a trade or business by the Non-U.S. Holder in the United States. Under these certification requirements, except as described below, the last United States payer in the chain of payment prior to payment to a Non-U.S. Holder (the "withholding agent") must have received in the year in which a payment of principal, premium or interest occurs, or in either of the two preceding calendar years, a statement that: (1) is signed by the Non-U.S. Holder under penalties of perjury; (2) certifies that the holder is a Non-U.S. Holder; and (3) provides the name and address of the Non-U.S. Holder. The statement may be made on the appropriate U.S. Treasury Form W-8 (or on a suitable substitute form), and the Non-U.S. Holder must inform the withholding agent of any change in the information on the statement within 30 days of such change. If the bonds are held through a securities clearing organization or some other types of financial institutions that are not qualified intermediaries, the organization or institution is required to provide its signed statement to the withholding agent along with a copy of such Form W-8 (or suitable substitute form) provided by the Non-U.S. Holder. If the bonds are held through a financial institution that is a qualified intermediary, the qualified intermediary generally will not be required to furnish a copy of the Form W-8 (or suitable substitute form) received from the beneficial owner. A qualified intermediary is a financial institution that has entered into a withholding agreement with the IRS. If the bonds are held by a foreign complex trust, the trust is treated as the beneficial owner. If the bonds are held through a foreign partnership, a foreign simple trust or a foreign grantor trust, the partner, beneficiary or grantor is treated as the beneficial owner, and the foreign partnership or foreign trust must provide its signed statement to the withholding agent along with a copy of the appropriate Form W-8 (or suitable substitute form) received from the beneficial owner.

     A Non-U.S. Holder generally will not be subject to United States federal income tax by withholding or otherwise on gain realized on the sale, retirement or other disposition of a bond, unless (i) such gain is effectively connected with the conduct by such Non-U.S. Holder of a trade or business within the United States, or (ii) such gain is realized by an individual Non-U.S. Holder who is present in the United States for at least 183 days in the taxable year of the sale, retirement or other disposition, and specified other conditions are met.

UNITED STATES INFORMATION REPORTING AND BACKUP WITHHOLDING

     Payments of principal, premium and interest and the proceeds from the disposition by some non-corporate holders of bonds may be subject to U.S. information reporting and backup withholding. A U.S. Holder generally will be subject to U.S. information reporting and backup withholding unless the U.S. Holder supplies an accurate taxpayer identification number, as well as other information, or otherwise establishes, in the manner prescribed by law, an exemption. U.S. information reporting and backup withholding may also apply to Non-U.S. Holders that are not "exempt recipients" and that fail to provide specified information as may be required by U.S. law and applicable regulations. Any amount withheld under backup withholding is not an additional tax and is generally allowable as a credit against the beneficial owner's federal income tax upon furnishing the required information to the IRS.

     You should consult your own tax advisors regarding the application of the U.S. information reporting and backup withholding rules to your particular situation, including your qualification for exemption therefrom, and the procedure for obtaining such an exemption, if applicable.

     You should also consult your tax advisor as to the tax consequences of the transaction and of owning the bonds in view of your particular situation.

                              ERISA CONSIDERATIONS

     If you intend to use plan assets to exchange for any of the Series B bonds offered by this prospectus, you should consult with counsel on the potential consequences of your investment under the fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the prohibited transaction provisions of ERISA. If you intend to use governmental or church plan assets to exchange for any of the Series B bonds, you should consult with counsel on the potential consequences of your investment under similar provisions applicable under laws governing governmental and church plans.

     The following summary is based on the provisions of ERISA and the Code and related guidance in effect as of the date of this prospectus. This summary does not attempt to be a complete summary of these considerations. Future legislation, court decisions, administrative regulations or other guidance will change the requirements summarized in this section. Any of these changes could be made retroactively and could apply to transactions entered into before the change is enacted.

FIDUCIARY RESPONSIBILITIES

     ERISA imposes requirements on (1) employee benefit plans subject to ERISA,
(2) entities whose underlying assets include employee benefit plan assets, for example, collective investment funds and insurance company general accounts, and
(3) fiduciaries of employee benefit plans. Under ERISA, fiduciaries generally include persons who exercise discretionary authority or control over plan assets. Before investing any employee benefit plan assets in any bond offered in connection with this prospectus, you should determine whether the investment:

          (1) is permitted under the plan document and other instruments governing the plan; and

          (2) is appropriate for the plan in view of its overall investment policy and the composition and diversification of its portfolio, taking into account the limited liquidity of the bonds.

     You should consider all factors and circumstances of a particular investment in the bonds, including, for example, the risk factors discussed in "Risk Factors" and the fact that in the future there may not be a market in which you will be able to sell or otherwise dispose of your interest in the bonds.

     We are not making any representation that the sale of any bonds to a plan meets the fiduciary requirements for investment by plans generally or any particular plan or that such an investment is appropriate for plans generally or any particular plan.

PROHIBITED TRANSACTIONS

     ERISA and the Code prohibit a wide range of transactions involving (1) employee benefit plans and arrangements subject to ERISA and/or the Code, and
(2) persons who have specified relationships to the plans. These persons are called "parties in interest" under ERISA and "disqualified persons" under the Code. The transactions prohibited by ERISA and the Code are called "prohibited transactions." If you are a party in interest or disqualified person who engages in a prohibited transaction, you may be subject to excise taxes and other penalties and liabilities under ERISA and/or the Code. As a result, if you are considering using plan assets to invest in any of the bonds offered for sale in connection with this prospectus, you should consider whether the investment might be a prohibited transaction under ERISA and/or the Code.

     Prohibited transactions may arise, for example, if the bonds are acquired by a plan with respect to which we, or any of our affiliates, are a party in interest or a disqualified person. Exemptions from the prohibited transaction provisions of ERISA and the Code may apply depending in part on the type of plan fiduciary making the decision to acquire a bond and the circumstances under which such decision is made. Some of these exemptions include:

          (1) Prohibited transaction class exemption or "PTCE" exemptions 75-1 (relating to specified transactions involving employee benefit plans and broker-dealers, reporting dealers and banks).

          (2) PTCE 84-14 (relating to specified transactions directed by independent qualified professional asset managers);

          (3) PTCE 90-1 (relating to specified transactions involving insurance company pooled separate accounts);

          (4) PTCE 91-38 (relating to specified transactions by bank collective investment funds);

          (5) PTCE 95-60 (relating to specified transactions involving insurance company general accounts); and

          (6) PTCE 96-23 (relating to specified transactions directed by in-house asset managers);

     These exemptions do not, however, provide relief from the self-dealing prohibitions under ERISA and the Code. In addition, there is no assurance that any of these class exemptions or other exemption will be available with respect to any particular transaction involving the bonds.

TREATMENT OF BONDS AS DEBT INSTRUMENTS

     Some transactions involving our operation could give rise to prohibited transactions under ERISA and the Code if our assets were deemed to be plan assets. Pursuant to Department of Labor Regulations Section 2510.3-101 (which we refer to as the "plan assets regulations"), in general, when a plan acquires an "equity interest" in an entity such as Cedar Brakes II, L.L.C., the plan's assets include both the equity interest and an undivided interest in each of the underlying assets of the entity unless exceptions set forth in the plan assets regulations apply.

     In general, an "equity interest" is defined under the plan assets regulations as any interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Although there is very little published authority concerning the application of this definition, we believe that the bonds should be treated as debt rather than equity interest under the plan assets regulations because the bonds (1) should be treated as indebtedness under applicable local law and debt, rather than equity, for United States tax purposes and (2) should not be deemed to have any "substantial equity features." However, no assurance can be given that the bonds will be treated as debt for purposes of ERISA. If the bonds were to be treated as an equity interest under the plan assets regulations, the purchase of the bonds using plan assets could cause our assets to become subject to the fiduciary and prohibited transaction provisions of ERISA and the Code unless investment in the bonds by "benefit plan investors" is not "significant," as determined under the plan assets regulations. We cannot assure you that the criteria for this exception will be satisfied at any particular time and no monitoring or other measures will be taken to determine whether such criteria are met. This means that, if the bonds are treated as equity interests under the plan asset regulations and investment in the bonds by benefit plan investors is significant, our assets could be treated as the plan assets subject to ERISA and a non-exempt prohibited transaction could arise in connection with our operating activities.

     Any insurance company proposing to invest assets of its general account in the bonds should consider the implications of the U.S. Supreme Court's decision in John Hancock Mutual Life Insurance Co. v. Harris Trust and Savings Bank, 510 U.S. 86, 114 S. Ct. 517 (1993), which, in some circumstances, treats such general account as including the assets of a plan that owns a policy or other contract with such insurance company, as well as the effect of Section 401(c) of ERISA, as interpreted by regulations proposed by the Department of Labor.

GOVERNMENT AND CHURCH PLANS

     Governmental plans and some church plans, while not subject to the fiduciary responsibility provisions of ERISA or the prohibited transactions provisions of ERISA or the Code, may be subject to state or other federal laws that are very similar to the provisions of ERISA and the Code. If you are a fiduciary of a governmental or church plan, you should consult with counsel before purchasing any bonds offered for sale in connection with this prospectus.

FOREIGN INDICIA OF OWNERSHIP

     ERISA also prohibits plan fiduciaries from maintaining the indicia of ownership of any plan assets outside the jurisdiction of the United States district courts except in specified cases. Before investing in any bond offered for sale in connection with this prospectus, you should consider whether the acquisition, holding or disposition of a bond would satisfy such indicia of ownership rules.

REPRESENTATIONS AND WARRANTIES

     If you acquire or accept a bond offered in connection with this prospectus, you will be deemed to have represented and warranted that either:

          (1) you have not used plan assets to acquire such bond; or

          (2) your acquisition and holding of a bond (A) is exempt from the prohibited transaction restrictions of ERISA and the Code under one or more prohibited transaction class exemptions or does not constitute a prohibited transaction under ERISA and the Code, and (B) meets the fiduciary requirements of ERISA.

                              PLAN OF DISTRIBUTION

     Based on interpretations by the staff of the SEC set forth in no action letters issued to third parties, we believe that you may transfer Series B bonds issued under the exchange offer in exchange for Series A bonds unless you are:

     - our "affiliate" within the meaning of Rule 405 under the Securities Act;

     - a broker-dealer that acquired Series A bonds directly from us; or

     - a broker-dealer that acquired Series A bonds as a result of market-making or other trading activities without compliance with the registration and prospectus delivery provisions of the Securities Act;

provided that you acquire the Series B bonds in the ordinary course of your business and you are not engaged in, and do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of the Series B bonds. Broker-dealers receiving Series B bonds in the exchange offer will be subject to a prospectus delivery requirement with respect to resales of the Series B bonds.

     To date, the staff of the SEC has taken the position that participating broker-dealers may fulfill their prospectus delivery requirements with respect to transactions involving an exchange of securities such as this exchange offer, other than a resale of an unsold allotment from the original sale of the Series A bonds, with the prospectus contained in the exchange offer registration statement.

     Pursuant to the Registration Agreement, each broker-dealer that receives Series B bonds for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such Series B bonds. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Series B bonds received in exchange for Series A bonds where such Series A bonds were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the expiration date, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until
[     ], 2002, all dealers effecting transactions in the Series B Bonds may be required to deliver a prospectus.

     We will not receive any proceeds from any sale of Series B bonds by broker-dealers. Series B bonds received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Series B bonds or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such Series B bonds. Any broker-dealer that resells Series B bonds that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such Series B bonds may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of Series B bonds and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     For a period of 180 days after the expiration date, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer (including the expenses of one counsel for the holders of the bonds), other than commissions or concessions of any brokers or dealers, and will indemnify the holders of the bonds (including any broker-dealers) against specified liabilities, including liabilities under the Securities Act.

                                 LEGAL MATTERS

     Our counsel, Chadbourne & Parke LLP, New York, New York, will issue an opinion regarding the validity and binding obligation of the bonds and other specified legal matters.

                                    EXPERTS

     The financial statements of Cedar Brakes II, L.L.C. as of December 31, 2001 and for the period from inception (May 3, 2001) to December 31, 2001 included in this prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

     Pace prepared the mirror power purchase agreement assessment included as Annex A to this prospectus. We include the assessment in this prospectus in reliance upon Pace's authority as a consultant in evaluation of power markets and related matters. You should read this report in its entirety for information contained therein with respect to the PJM power market and the related matters discussed therein.

                             AVAILABLE INFORMATION

     We are filing with the SEC a registration statement on Form S-4 relating to the Series B bonds. This prospectus is a part of the registration statement, but the registration statement includes additional information and also includes exhibits that are referenced in this prospectus. You can review a copy of the registration statement through the SEC's "EDGAR" System (Electronic Data Gathering, Analysis and Retrieval) that is available on the SEC's web site (http://www.sec.gov).

     After our registration statement becomes effective, we will be required to publicly file specified information under the Securities Exchange Act of 1934, as amended. All our public filings will also be available on EDGAR, including annual and quarterly reports and other information. You may also read and copy all of our public filings at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549 or at their facilities in New York and Chicago. Please call the SEC at (800) 732-0330 for further information on the operation of the public reference rooms.

     While we are not required to nor do we intend to send annual reports to the holders of the bonds, we will be filing the reports required by the Securities Exchange Act and copies of our filings with the SEC will be provided to the trustee.

     El Paso and Public Service Electric are subject to the information requirements of the Securities Exchange Act, and, in accordance therewith, file periodic reports, proxy statements and other information with the SEC.

     Reports, proxy statements and other information filed by El Paso and Public Service Electric with the SEC can be inspected, without charge, and copied at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Room 1024, Washington D.C. 20549 and at the SEC's regional offices at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 233 Broadway, New York, New York 10279. The SEC also maintains a site on the Internet at http://www.sec.gov that contains reports, proxies and other information regarding registrants that file electronically with the SEC, and other filings by El Paso and Public Service Electric are available at that web site. Copies of such materials also can be obtained from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates.

                                                                         ANNEX B

                         INDEX TO FINANCIAL STATEMENTS


                                                              PAGE
                                                              ----
Financial Statements as of December 31, 2001, and for the
period from inception (May 3, 2001) to December 31, 2001:
  Report of Independent Accountants.........................   F-2
  Statement of Income.......................................   F-3
  Balance Sheet.............................................   F-4
  Statement of Cash Flows...................................   F-5
  Statement of Member's Equity..............................   F-6
  Notes to the Financial Statements.........................   F-7
Financial Statements as of March 31, 2002 and December 31,
2001, and for the quarter ended March 31, 2002:
  Condensed Statement of Operations (Unaudited).............  F-13
  Condensed Balance Sheets (Unaudited)......................  F-14
  Condensed Statement of Cash Flows (Unaudited).............  F-15
  Condensed Notes to the Financial Statements (Unaudited)...  F-16

                            CEDAR BRAKES II, L.L.C.


                              FINANCIAL STATEMENTS


                            AS OF DECEMBER 31, 2001


                AND FOR THE PERIOD FROM INCEPTION (MAY 3, 2001)

                              TO DECEMBER 31, 2001

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Member of Cedar Brakes II, L.L.C.:

     In our opinion, the accompanying balance sheet and the related statements of income, of member's equity and of cash flows present fairly, in all material respects, the financial position of Cedar Brakes II, L.L.C. (the "Company") at December 31, 2001, and the results of its operations and its cash flows for the period from inception (May 3, 2001) to December 31, 2001, in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

                                          /s/ PRICEWATERHOUSECOOPERS LLP

Houston, Texas
March 8, 2002

                            CEDAR BRAKES II, L.L.C.


                              STATEMENT OF INCOME


        FOR THE PERIOD FROM INCEPTION (MAY 3, 2001) TO DECEMBER 31, 2001


                                 (IN THOUSANDS)




Operating revenues
  Electricity sales.........................................     $   7,019
                                                                 ---------

Operating expenses
  Electricity purchases from affiliate......................         2,421
  Change in market value of power purchase agreements.......         2,294
  Administrative fees to affiliate..........................             5
                                                                 ---------
                                                                     4,720
                                                                 ---------
Operating income............................................         2,299
                                                                 ---------
Other (income) expense
  Interest income...........................................           (20)
  Interest and debt expense.................................         2,344
  Initial market gain on power purchase agreements, net.....      (228,218)
                                                                 ---------
                                                                  (225,894)
                                                                 ---------
Net income..................................................     $ 228,193
                                                                 =========


                            See accompanying notes.

                            CEDAR BRAKES II, L.L.C.


                                 BALANCE SHEET


                            AS OF DECEMBER 31, 2001

                                 (IN THOUSANDS)


                                  ASSETS

Current assets
  Cash and cash equivalents.................................     $     --
  Accounts receivable.......................................        7,019
  Amended power purchase agreement..........................       73,741
                                                                 --------
          Total current assets..............................       80,760

Amended power purchase agreement............................      547,396
Restricted cash.............................................       21,034
Deferred financing costs, net...............................        6,204
                                                                 --------
          Total assets......................................     $655,394
                                                                 ========

                      LIABILITIES AND MEMBER'S EQUITY
Current liabilities
  Accounts payable -- affiliate.............................     $  2,426
  Accrued interest payable..................................        2,249
  Mirror power purchase agreement -- affiliate..............        3,093
  Current maturities of long-term debt......................        5,824
                                                                 --------
          Total current liabilities.........................       13,592

Mirror power purchase agreement -- affiliate................       28,997
Long-term debt, less current maturities.....................      419,224

Commitments and contingencies

Member's equity.............................................      193,581
                                                                 --------
          Total liabilities and member's equity.............     $655,394
                                                                 ========


                            See accompanying notes.

                            CEDAR BRAKES II, L.L.C.


                            STATEMENT OF CASH FLOWS


        FOR THE PERIOD FROM INCEPTION (MAY 3, 2001) TO DECEMBER 31, 2001


                                 (IN THOUSANDS)



Cash flows from operating activities
  Net income................................................      $228,193
  Adjustment to reconcile net income to net cash from
     operating activities:
     Initial market gain on power agreements................      (228,218)
     Change in market value of power purchase agreements,
      net...................................................         2,294
     Amortization of bond discount..........................            48
     Amortization of deferred financing costs...............            47
     Working capital changes:
       Accounts receivable..................................        (7,019)
       Accounts payable -- affiliate........................         2,426
       Accrued interest payable.............................         2,249
                                                                  --------
          Net cash provided by operating activities.........            20
                                                                  --------
Cash flows from investing activities
  Additional investment in amended power purchase
     agreement..............................................       (64,000)
                                                                  --------
          Net cash used in investing activities.............       (64,000)
                                                                  --------
Cash flows from financing activities
  Net proceeds from issuance of long-term debt..............       418,749
  Initial contribution......................................             1
  Cash distribution.........................................      (333,736)
  Increase in restricted cash...............................       (21,034)
                                                                  --------
          Net cash provided by financing activities.........        63,980
                                                                  --------
Net change in cash and cash equivalents.....................            --
                                                                  --------
Cash and cash equivalents
          Beginning of period...............................            --
          End of period.....................................      $     --
                                                                  ========
Non-cash transactions
  Contribution of power purchase agreements from member.....      $299,123
                                                                  ========


                            See accompanying notes.

                            CEDAR BRAKES II, L.L.C.


                          STATEMENT OF MEMBER'S EQUITY


        FOR THE PERIOD FROM INCEPTION (MAY 3, 2001) TO DECEMBER 31, 2001

                                 (IN THOUSANDS)


  Initial contribution on May 3, 2001.......................    $       1
  Contribution of power purchase agreements from member.....      299,123
  Cash distribution.........................................     (333,736)
  Net income................................................      228,193
                                                                ---------
  December 31, 2001.........................................    $ 193,581
                                                                =========


                            See accompanying notes.

                            CEDAR BRAKES II, L.L.C.

                       NOTES TO THE FINANCIAL STATEMENTS

1.  ORGANIZATION AND NATURE OF OPERATIONS


     We are a single member Delaware limited liability company organized in May 2001, under the terms of a limited liability company agreement. We are a wholly owned direct subsidiary of Mesquite Investors, L.L.C., an entity which is indirectly owned by the Limestone Electron Trust and El Paso Corporation. El Paso Chaparral Management, L.P., a wholly owned indirect subsidiary of El Paso Corporation, manages the operations of Mesquite Investors, L.L.C. Our sole business is to sell electric energy and provide electric capacity to Public Service Electric and Gas Company, a New Jersey corporation, under an amended power purchase agreement that we entered into with Public Service Electric. We began operating under this amended power purchase agreement on December 13, 2001 when the Cogen Technologies NJ Venture, or Bayonne, power purchase agreement and the Camden Cogen, L.P., or Camden, power purchase agreement, which had an aggregate book value of $299.1 million, were contributed to us by our member. We do not have any employees and our operations are carried out by El Paso Merchant Energy, L.P., a subsidiary of El Paso Corporation, under an administrative services agreement (see Note 6). We purchase the electric capacity and electric energy necessary to meet our obligations under a mirror power purchase agreement with El Paso Merchant (see Note 5).


2.  LIMITED LIABILITY COMPANY

     As a limited liability company, our member is not personally obligated for our debt, obligations or other liabilities simply because they are our member. These debts, obligations and other liabilities are solely ours.

3.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Basis of Presentation

     Our financial statements are prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States.

  Use of Estimates

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires us to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses and disclosure of contingent assets and liabilities that exist at the date of the financial statements. Actual results may differ from those estimates.

  Cash and Cash Equivalents

     We consider short-term investments purchased with an original maturity of three months or less to be cash equivalents.

  Restricted Cash

     As required by our bond indenture (see Note 4), we established a restricted cash fund from the proceeds of our bond issuance equal to the amount of a semi-annual interest payment. We must maintain this fund through the maturity date of the bonds. As of December 31, 2001, we had restricted cash of approximately $21.0 million.

  Allowance for Doubtful Accounts

     We review collectibility of our accounts receivable on a regular basis under the specific identification method. At December 31, 2001, no allowance for doubtful accounts was recorded.

                            CEDAR BRAKES II, L.L.C.

  Bond Discount

     Our bonds were issued at a discount. The bond discount is being amortized using the effective interest method over the term of the bonds. Amortization of the bond discount was approximately $48,000 for the period ended December 31, 2001 and is included in our income statement as interest and debt expense.

  Deferred Financing Costs

     Our deferred financing costs represent the cost to issue our bonds and are being amortized using the effective interest method over the term of the bonds. Amortization of deferred financing costs was approximately $47,000 for the period ended December 31, 2001 and is included in our income statement as interest and debt expense.

  Income Taxes

     Since we are a limited liability company, income taxes accrue to our member. As a result, we have not reflected a provision for income taxes in our financial statements.

  Revenue Recognition

     We recognize revenue when we deliver electric energy and provide capacity. Revenue is based on the quantity of electricity delivered at rates specified in our amended power purchase agreement.

  Accounting for Derivative Instruments

     We record all derivative instruments on our balance sheet at their fair value in accordance with Statement of Financial Accounting Standards (SFAS) No. 133, Accounting for Derivative Instruments and Hedging Activities, as amended by SFAS No. 138, Accounting for Certain Derivative Instruments and Certain Hedging Activities. Our amended power purchase agreement and mirror power purchase agreement qualify as derivative instruments under these standards. As a result, they are recorded at their fair value in our balance sheet. Changes in the fair value of these agreements are reported in our income statement as a change in the market value of power agreements. We estimate the fair value of these agreements based on an estimate of the cash receipts and payments under these agreements using anticipated future power prices compared to the contractual prices under these agreements, discounted at a risk-adjusted rate commensurate with the term of each contract. Our estimates of the timing of cash receipts and payments are based on the anticipated timing of power delivered under these agreements. These estimates also consider the minimum and maximum energy delivery requirements under those agreements. Estimates of the future prices of power are based on the forward pricing curve of the appropriate power delivery and receipt points, and this curve is derived from the actual prices observed in the market, price quotes from brokers and extrapolation models that rely on actively, quoted prices and historical information.

     As discussed above, our power purchase agreements were contributed to us by our member and recorded initially at our member's cost of $299.1 million. Immediately following the transfer, we paid Public Service Electric $64.0 million to amend the power purchase agreements and, among other things, enter into one amended power purchase agreement. We also entered into the mirror power purchase agreement with El Paso Merchant. Since these power purchase agreements qualify as derivatives, our basis was adjusted from their carrying value to their estimated fair value. We reflected the difference between the carrying value of these agreements, and their estimated market value as the initial market gain on power agreements of $228.2 million in our income statement. We included this amount as other income since this initial market gain was incidental to the operation and execution of our power purchase agreements. This initial gain is comprised of the initial value of our amended power purchase agreement of $262.8 million, less the initial market value of our mirror power purchase agreement of $34.6 million. Following this initial valuation, changes in the fair values of these purchase agreements, which were $2.3 million through December 31, 2001, have been

                            CEDAR BRAKES II, L.L.C.

reflected as a change in market value of power agreements in operating expenses. These amounts are included in our operating income since changes in the value of our power agreements result primarily from the execution of our power purchase agreements. See Note 5 for additional information on the amended power purchase and mirror power purchase agreements.


RECENT ACCOUNTING PRONOUNCEMENTS NOT YET ADOPTED


  Goodwill and Other Intangible Assets


     In July 2001, the Financial Accounting Standards Board (FASB) issued SFAS No. 142, Goodwill and Other Intangible Assets. This statement requires that goodwill no longer be amortized but intermittently tested for impairment at least on an annual basis. Other intangible assets are to be amortized over their useful life and reviewed for impairment in accordance with the provisions of SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed of. An intangible asset with an indefinite useful life can no longer be amortized until its useful life becomes determinable. This statement has various effective dates, the most significant of which is January 1, 2002. We do not believe the adoption of this standard on January 1, 2002 will have a material effect on our financial statements.


4.  LONG-TERM DEBT

     In December 2001, we issued 9.875% Series A Senior Secured Bonds with an aggregate principal amount of $431.4 million at a discount of $6.4 million. The bonds mature on September 1, 2013, with principal and interest due semi-annually on March 1 and September 1 beginning in September 2002. The effective interest rate of our bonds at December 31, 2001 was 10.173%. The bonds are collateralized by our assets.

     We may choose to redeem the bonds, in whole or part, at any time, on not less than 30 or more than 60 days notice to the bond holders at a redemption price equal to the principal amount plus accrued and unpaid interest to the redemption date, plus a make-whole premium, if any. The make-whole premium is based on the rates of United States Treasury securities with average lives comparable to the remaining lives of the applicable bonds, plus 50 basis points.

     We will be required to pay an additional 1/2 percent interest on our bonds if we do not complete an exchange of our current bonds for bonds to be registered under the rules of the Securities and Exchange Commission within 270 days from their original issuance. El Paso is obligated under a funding agreement entered into in December 2001 to contribute to us an amount equal to the additional 1/2 percent interest on our bonds if, on the third business day prior to any payment date, we do not have sufficient funds to pay the additional interest due. This agreement terminates upon the consummation of the exchange of our Series A bonds for bonds registered under the rules of the Securities and Exchange Commission.


     The following are aggregate maturities of the principal amounts of our bonds for the next five years and thereafter:


                                                              (IN THOUSANDS)
                                                              --------------
2002........................................................     $  5,824
2003........................................................       22,260
2004........................................................       23,598
2005........................................................       28,343
2006........................................................       33,607
Thereafter..................................................      317,775
                                                                 --------
                                                                  431,407
Bond discount...............................................       (6,359)
                                                                 --------
          Total long-term debt, including current
            maturities......................................     $425,048
                                                                 ========

                            CEDAR BRAKES II, L.L.C.

     As required by our bond indenture, three separate cash accounts were established from the proceeds of our bond issuance: a collections account, a liquidity account and a damages and indemnity account. The collections account was established to receive all payments that we are entitled to receive, including revenues from energy and energy capacity sales to Public Service Electric under the amended power purchase agreement. The liquidity account was established to pay the interest and principal due on the bonds in the event sufficient funds are not available in the collections account. The amounts we are required to maintain in this liquidity account is the amount of cash necessary to make a payment equal to the maximum amount of interest that will be due on any single subsequent interest payment date. The damages and indemnity account was established to receive all payments from El Paso Merchant under the terms of the mirror power purchase agreement (see Note 5) and El Paso under the terms of the El Paso performance guaranty relating to damages by us to Public Service Electric. The balance in these accounts is reported as restricted cash in our balance sheet.


  Cash Distributions

     Under our limited liability company agreement, cash distributions may be made to our member semi-annually of all excess cash, provided that no event of default has occurred, and the debt coverage ratio calculated as of that date for the most recently ended six-month period equals or exceeds 1.03 to 1.00. For the period ended December 31, 2001, we distributed $333.7 million to our member.

5.  COMMITMENTS AND CONTINGENCIES

  Amended Power Purchase Agreement

     The amended power purchase agreement combines and supercedes two pre-existing long-term power purchase agreements originally entered into with Public Service Electric by Cogen Technologies NJ Venture, a New Jersey general partnership, and Camden Cogen L.P., a Delaware limited partnership, two of our affiliates. These pre-existing long-term power purchase agreements provided for the purchase by Public Service Electric of energy and capacity from gas-fired, combined-cycle cogeneration facilities located in Bayonne, New Jersey and Camden, New Jersey. Through a series of transactions, the pre-existing power purchase agreements were distributed to our member who in turn contributed them to us. Upon the contribution of the power purchase agreements, we amended their terms with Public Service Electric, which included a payment to them of $64.0 million by us. Under the amended power purchase agreement, we are required to arrange for capacity to be made available to Public Service Electric. Additionally, we will sell and deliver energy at fixed rates to Public Service Electric at specified delivery points, the annual deliveries of which cannot exceed thresholds varying from 1,501,825 MWh from 2002 to 2007, 1,447,524 MWh in 2008, 1,171,424 MWh from 2009 to 2012, and 205,400 MWh in 2013. We may deliver energy at any point within the Pennsylvania-New Jersey-Maryland power system. For the period ended December 31, 2001, we recorded electricity sales to Public Service Electric of $7.0 million as operating revenues.


     If we fail to deliver all or part of the scheduled energy or fail to schedule sufficient deliveries to meet the minimum energy deliveries for reasons other than a force majeure event or a system emergency, Public Service Electric's payment to us will be reduced by a credit as specified in the amended power purchase agreement. Generally the credit would equal the excess price paid, if any, for energy by Public Service Electric over the price as stated in our amended power purchase agreement.


     If we fail to provide all or part of the required capacity for reasons other than a force majeure event or a system emergency, Public Service Electric must use reasonable efforts to purchase replacement capacity in the amount of the shortfall. We must reimburse Public Service Electric for all costs associated with the replacement capacity. If Public Service Electric is unable to replace this capacity shortfall, Public Service Electric's payment to us will be reduced by a credit as specified in the amended power purchase agreement.

                            CEDAR BRAKES II, L.L.C.

Generally, the credit would equal the excess of the average market marginal hourly price, if any, over the price as stated in our amended power purchase agreement for those hours in which the shortfall occurred.


  Mirror Power Purchase Agreement

     We entered into a mirror power purchase agreement with El Paso Merchant in order to have El Paso Merchant (1) deliver to us the energy and capacity that we are required to deliver to Public Service Electric under the amended power purchase agreement, (2) pay to us the amounts that we would be required to pay Public Service Electric in the event of our unexcused failure to deliver energy or provide capacity under the amended power purchase agreement and (3) pay us liquidated damages in the event El Paso Merchant fails to deliver (x) 42% of the required energy deliveries by June 30 or (y) all of the required annual energy deliveries by December 31.


     Under the mirror power purchase agreement, El Paso Merchant must schedule and deliver both the minimum hourly energy deliveries and the full amount of energy deliveries that we are obligated to deliver under the amended power purchase agreement during each year as we schedule deliveries to Public Service Electric, and must make available to us capacity credits equal to the capacity requirements under the amended power purchase agreement. If El Paso Merchant fails to deliver all or part of the scheduled energy to us, for any reason other than a force majeure event or a system emergency, our payment to El Paso Merchant will be reduced by a credit calculated in the same manner as the credit to Public Service Electric described in the amended power purchase agreement. El Paso Merchant's performance under this agreement has been guaranteed by El Paso under a performance guaranty (see Note 6).



     If El Paso Merchant fails in any month to provide all or part of the capacity, for any reason other than a force majeure event or a system emergency, our payment to El Paso Merchant will be reduced by a credit calculated in the same manner as the credit to Public Service Electric as a direct result of our failure to provide capacity under the amended power purchase agreement.


6.  RELATED PARTY TRANSACTIONS

  Mirror Power Purchase Agreement

     El Paso Merchant provides power and capacity to us under the mirror power purchase agreement as discussed above. Expenses under this agreement are based on market rates at the time the agreement was negotiated. Total purchases for the period ended December 31, 2001 were $2.4 million and have been reflected as electricity purchases from affiliate in our income statement. Amounts owed under the contract are included in our affiliate payable on our balance sheet.

  Administrative Services Agreement

     In December 2001, we entered into an administrative services agreement with El Paso Merchant to provide project management, finance and accounting services to us for a fee of $100,000 per year through 2013. In addition to the base fee, we are obligated to reimburse El Paso Merchant for certain direct expenses other than project management, finance and accounting services that may be incurred on our behalf. Fees and expenses under this agreement are due and payable only to the extent that we have sufficient cash after paying obligations under our bond indenture. Our administrative fee expense for the period ended December 31, 2001, was approximately $5,000 and was recorded as an affiliate payable on our balance sheet.

     See Note 5 for additional discussion on commitments with related parties.

                            CEDAR BRAKES II, L.L.C.

  El Paso Performance Guaranty

     El Paso entered into a performance guaranty with us on December 12, 2001, which expires on September 1, 2013. Under the performance guaranty, El Paso guarantees to us the punctual performance of all of El Paso Merchant's obligations under the mirror power purchase agreement and the administrative services agreement.

7.  CONCENTRATION OF CREDIT RISKS

     Our cash and accounts receivable potentially subject us to credit risk. Major financial institutions hold our cash accounts. Our trade receivables and revenues are solely from a single customer, Public Service Electric, which purchases electric energy and capacity from us under a long-term power purchase agreement.

8.  FAIR VALUE OF FINANCIAL INSTRUMENTS


     As of December 31, 2001, the carrying amounts of our financial instruments including cash, cash equivalents, and trade receivables and payables are representative of fair value because of their short-term maturity. The fair value of our long-term debt was $432.0 million at December 31, 2001. The fair value of our long-term debt has been estimated based on quoted market prices for the same or similar issues.

                            CEDAR BRAKES II, L.L.C.


                         CONDENSED FINANCIAL STATEMENTS


                   AS OF MARCH 31, 2002 AND DECEMBER 31, 2001


                    AND FOR THE QUARTER ENDED MARCH 31, 2002

                                  (UNAUDITED)

                            CEDAR BRAKES II, L.L.C.


                       CONDENSED STATEMENT OF OPERATIONS


                                 (IN THOUSANDS)


                                  (UNAUDITED)



                                                                QUARTER
                                                                 ENDED
                                                               MARCH 31,
                                                                 2002
                                                               ---------
Operating revenues
  Electricity sales.........................................   $  26,364
                                                               ---------

Operating expenses
  Electricity purchases from affiliate......................      10,432
  Change in market value of power purchase agreements,
     net....................................................       8,295
  Administrative fees to affiliate..........................          25
                                                               ---------
                                                                  18,752
                                                               ---------
Operating income............................................       7,612
                                                               ---------
Other (income) expense
  Interest income...........................................        (108)
  Interest and debt expense.................................      11,019
                                                               ---------
                                                                  10,911
                                                               ---------
Net loss....................................................   $  (3,299)
                                                               =========


                            See accompanying notes.

                            CEDAR BRAKES II, L.L.C.


                            CONDENSED BALANCE SHEETS


                                 (IN THOUSANDS)


                                  (UNAUDITED)



                                                               MARCH 31,    DECEMBER 31,
                                                                 2002           2001
                                                              -----------   ------------
                                         ASSETS

Current assets
  Cash and cash equivalents.................................   $ 18,625       $     --
  Accounts receivable.......................................      8,249          7,019
  Amended power purchase agreement..........................     72,112         73,741
                                                               --------       --------
          Total current assets..............................     98,986         80,760

Amended power purchase agreement............................    525,468        547,396
Restricted cash.............................................     21,365         21,034
Deferred financing costs, net...............................      6,102          6,204
                                                               --------       --------
          Total assets......................................   $651,921       $655,394
                                                               ========       ========

                            LIABILITIES AND MEMBER'S EQUITY
Current liabilities
  Accounts payable -- affiliate.............................   $  6,637       $  2,426
  Accrued interest payable..................................     12,899          2,249
  Mirror power purchase agreement -- affiliate..............      3,553          3,093
  Current maturities of long-term debt......................     18,335          5,824
                                                               --------       --------
          Total current liabilities.........................     41,424         13,592

Mirror power purchase agreement -- affiliate................     13,275         28,997
Long-term debt, less current maturities.....................    406,940        419,224

Commitments and contingencies

Member's equity.............................................    190,282        193,581
                                                               --------       --------
          Total liabilities and member's equity.............   $651,921       $655,394
                                                               ========       ========


                            See accompanying notes.

                            CEDAR BRAKES II, L.L.C.


                       CONDENSED STATEMENT OF CASH FLOWS


                                 (IN THOUSANDS)


                                  (UNAUDITED)



                                                               QUARTER
                                                                ENDED
                                                              MARCH 31,
                                                                2002
                                                              ---------
Cash flows from operating activities
  Net loss..................................................   $(3,299)
  Adjustment to reconcile net loss to net cash from
     operating activities:
     Change in market value of power purchase agreements,
      net...................................................     8,295
     Amortization of bond discount..........................       227
     Amortization of deferred financing costs...............       102
     Working capital changes:
       Accounts receivable..................................    (1,230)
       Accounts payable -- affiliate........................     4,211
       Accrued interest payable.............................    10,650
                                                               -------
          Net cash provided by operating activities.........    18,956
                                                               -------
Cash flows from financing activities
  Increase in restricted cash...............................      (331)
                                                               -------
          Net cash used in financing activities.............      (331)
                                                               -------
Net change in cash and cash equivalents.....................    18,625
                                                               -------
Cash and cash equivalents
          Beginning of period...............................        --
          End of period.....................................   $18,625
                                                               =======


                            See accompanying notes.

                            CEDAR BRAKES II, L.L.C.


                  NOTES TO THE CONDENSED FINANCIAL STATEMENTS


                                  (UNAUDITED)



1.  BASIS OF PRESENTATION



     We are a single member Delaware limited liability company organized in May 2001, under the terms of a limited liability company agreement. We are a wholly owned direct subsidiary of Mesquite Investors, L.L.C., an entity which is indirectly owned by the Limestone Electron Trust and El Paso Corporation. El Paso Chaparral Management, L.P., a wholly owned indirect subsidiary of El Paso Corporation, manages the operations of Mesquite Investors, L.L.C. Our sole business is to sell electric energy and provide electric capacity to Public Service Electric and Gas Company, a New Jersey corporation, under an amended power purchase agreement that we entered into with Public Service Electric. We began operating under this amended power purchase agreement on December 13, 2001 when the Cogen Technologies NJ Venture, or Bayonne, power purchase agreement and the Camden Cogen, L.P., or Camden, power purchase agreement were contributed to us by our member.



     Our December 31, 2001 audited financial statements, as presented in this amendment to the registration statement on Form S-4, include a summary of our significant accounting policies and other disclosures. You should read those financial statements in conjunction with these unaudited interim financial statements. The financial statements as of March 31, 2002, and for the quarter ended March 31, 2002, are unaudited. The balance sheet as of December 31, 2001, is derived from our audited financial statements. These financial statements have been prepared pursuant to the rules and regulations of the United States Securities and Exchange Commission and do not include all disclosures required by accounting principles generally accepted in the United States. In our opinion, we have made all adjustments, all of which are of a normal, recurring nature, to fairly present our interim period results. Information for interim periods may not necessarily indicate the results of operations for the entire year due to the seasonal nature of our business.



     Our accounting policies are consistent with those discussed in this amendment to the registration statement on Form S-4, except as discussed below. You should refer to our December 31, 2001 financial statements included in this amendment to the registration statement on Form S-4 for a further discussion of those policies.



  Goodwill and Other Intangible Assets



     In July 2001, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 142, Goodwill and Other Intangible Assets. This statement requires that goodwill no longer be amortized but intermittently tested for impairment at least on an annual basis. Other intangible assets are to be amortized over their useful life and reviewed for impairment in accordance with the provisions of SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed Of. An intangible asset with an indefinite useful life can no longer be amortized until its useful life becomes determinable. This statement has various effective dates, the most significant of which is January 1, 2002. The adoption of this standard on January 1, 2002 did not have a material effect on our financial statements.



2.  COMMITMENTS AND CONTINGENCIES


  Amended Power Purchase Agreement

     The amended power purchase agreement combines and supercedes two pre-existing long-term power purchase agreements originally entered into with Public Service Electric by Cogen Technologies NJ Venture, a New Jersey general partnership, and Camden Cogen L.P., a Delaware limited partnership, two of our affiliates. These pre-existing long-term power purchase agreements provided for the purchase by Public Service Electric of energy and capacity from gas-fired, combined-cycle cogeneration facilities located in Bayonne, New Jersey and Camden, New Jersey. Through a series of transactions, the pre-existing power

                            CEDAR BRAKES II, L.L.C.

                                  (UNAUDITED)



purchase agreements were distributed to our member who in turn contributed them to us. Upon the contribution of the power purchase agreements, we amended their terms with Public Service Electric, which included a payment to them of $64.0 million by us. Under the amended power purchase agreement, we are required to arrange for capacity to be made available to Public Service Electric. Additionally, we will sell and deliver energy at fixed rates to Public Service Electric at specified delivery points, the annual deliveries of which cannot exceed thresholds varying from 1,501,825 MWh from 2002 to 2007, 1,447,524 MWh in 2008, 1,171,424 MWh from 2009 to 2012, and 205,400 MWh in 2013. We may deliver energy at any point within the Pennsylvania-New Jersey-Maryland power system. For the quarter ended March 31, 2002, we recorded electricity sales to Public Service Electric of $26.4 million as operating revenues.



     If we fail to deliver all or part of the scheduled energy or fail to schedule sufficient deliveries to meet the minimum energy deliveries for reasons other than a force majeure event or a system emergency, Public Service Electric's payment to us will be reduced by a credit as specified in the amended power purchase agreement. Generally the credit would equal the excess price paid, if any, for energy by Public Service Electric over the price as stated in our amended power purchase agreement. No credits were applied during the quarter ended March 31, 2002.



     If we fail to provide all or part of the required capacity for reasons other than a force majeure event or a system emergency, Public Service Electric must use reasonable efforts to purchase replacement capacity in the amount of the shortfall. We must reimburse Public Service Electric for all costs associated with the replacement capacity. If Public Service Electric is unable to replace this capacity shortfall, Public Service Electric's payment to us will be reduced by a credit as specified in the amended power purchase agreement. Generally, the credit would equal the excess of the average market marginal hourly price, if any, over the price as stated in our amended power purchase agreement for those hours in which the shortfall occurred. No credits were applied during the quarter ended March 31, 2002.


  Mirror Power Purchase Agreement

     We entered into a mirror power purchase agreement with El Paso Merchant in order to have El Paso Merchant (1) deliver to us the energy and capacity that we are required to deliver to Public Service Electric under the amended power purchase agreement, (2) pay to us the amounts that we would be required to pay Public Service Electric in the event of our unexcused failure to deliver energy or provide capacity under the amended power purchase agreement and (3) pay us liquidated damages in the event El Paso Merchant fails to deliver (x) 42% of the required energy deliveries by June 30 or (y) all of the required annual energy deliveries by December 31.


     Under the mirror power purchase agreement, El Paso Merchant must schedule and deliver both the minimum hourly energy deliveries and the full amount of energy deliveries that we are obligated to deliver under the amended power purchase agreement during each year as we schedule deliveries to Public Service Electric, and must make available to us capacity credits equal to the capacity requirements under the amended power purchase agreement. If El Paso Merchant fails to deliver all or part of the scheduled energy to us, for any reason other than a force majeure event or a system emergency, our payment to El Paso Merchant will be reduced by a credit calculated in the same manner as the credit to Public Service Electric described in the amended power purchase agreement. No credits have been taken during the quarter ended March 31, 2002. El Paso Merchant's performance under this agreement has been guaranteed by El Paso under a performance guaranty (see Note 3).


     If El Paso Merchant fails in any month to provide all or part of the capacity, for any reason other than a force majeure event or a system emergency, our payment to El Paso Merchant will be reduced by a credit calculated in the same manner as the credit to Public Service Electric as a direct result of our failure to

                            CEDAR BRAKES II, L.L.C.

                                  (UNAUDITED)



provide capacity under the amended power purchase agreement. No credits have been taken during the quarter ended March 31, 2002.



3.  RELATED PARTY TRANSACTIONS


  Mirror Power Purchase Agreement


     El Paso Merchant provides energy and capacity to us under the mirror power purchase agreement as discussed above. Expenses under this agreement are based on market rates at the time the agreement was negotiated. Total purchases for the quarter ended March 31, 2002 were $10.4 million and have been reflected as electricity purchases from affiliate in our statement of operations. Amounts owed under the agreement are included in our affiliate payable on our balance sheets.


  Administrative Services Agreement


     We entered into an administrative services agreement with El Paso Merchant to provide project management, finance and accounting services to us for a fee of $100,000 per year through 2013. In addition to the base fee, we are obligated to reimburse El Paso Merchant for direct expenses other than project management, finance and accounting services that may be incurred on our behalf. Fees and expenses under this agreement are due and payable only to the extent that we have sufficient cash after paying obligations under our bond indenture. Our administrative fee expense for the quarter ended March 31, 2002, was approximately $25,000 and was recorded as an affiliate payable on our balance sheet.



     See Note 2 for additional discussion on commitments with related parties.



  El Paso Corporation Performance Guaranty



     El Paso Corporation entered into a performance guaranty with us on December 12, 2001, which expires on September 1, 2013. Under the performance guaranty, El Paso guarantees to us the punctual performance of all of El Paso Merchant's obligations under the mirror power purchase agreement and the administrative services agreement.



4.  FAIR VALUE OF FINANCIAL INSTRUMENTS



     As of March 31, 2002 and December 31, 2001, the carrying amounts of our financial instruments including cash, cash equivalents, and trade receivables and payables are representative of fair value because of their short-term nature. The fair value of our long-term debt was $434.0 million at March 31, 2002 and $432.0 million at December 31, 2001. The fair value of our long-term debt has been estimated based on quoted market prices for the same or similar issues.



5.  SUBSEQUENT EVENTS



     In June 2002, Standard and Poor's downgraded our bonds from BBB to BBB-. The downgrade of our bonds was a result of Standard and Poor's change in Public Service Electric's, our only customer, unsecured credit rating from BBB+ to BBB-in May 2002. The downgrade in Public Service Electric's credit rating did not have a significant impact on the fair value of our amended power purchase agreement.



     The bond indenture allows us to issue additional bonds so long as, among other things, the initial bonds, as well as the additional bonds, achieve the initial credit ratings at the closing of the initial bonds, which were Baa2 by Moody's, BBB by Standard and Poor's and BBB by Fitch. Therefore, we will be unable to issue additional debt until Standard and Poor's upgrades the rating of our bonds to at least BBB and the other ratings agencies at least maintain their current ratings of our bonds.

       (PACE LOGO -- Global Energy Services)

                            CEDAR BRAKES II, L.L.C.
                   MIRROR POWER PURCHASE AGREEMENT ASSESSMENT

                                 PREPARED FOR:
                            MESQUITE INVESTORS, LLC

                                December 7, 2001

                                  Legal Notice

This Report was produced by Pace Global Energy Services, LLC ("Pace") and is meant to be read as a whole and in conjunction with this disclaimer. Any use of this Report other than as a whole and in conjunction with this disclaimer is forbidden. Any use of this Report outside of its stated purpose without the prior written consent of Pace is forbidden. Except for its stated purpose, this Report may not be copied or distributed in whole or in part without Pace's prior written consent.

This Report and the information and statements herein are based in whole or in part on information obtained from various sources as of December 7, 2001. While Pace believes such information to be accurate, it makes no assurances, endorsements or warranties, express or implied, as to the validity, accuracy or completeness of any such information, any conclusions based thereon, or any methods disclosed in this Report. Pace assumes no responsibility for the results of any actions taken on the basis of this Report. By a party using, acting or relying on this Report, such party consents and agrees that Pace, its employees, directors, officers, contractors, advisors, members, affiliates, successors and agents shall have no liability with respect to such use, actions or reliance.

This Report does contain some forward-looking opinions. Certain unanticipated factors could cause actual results to differ from the opinions contained herein. Forward-looking opinions are based on historical and/or current information that relate to future operations, strategies, financial results or other developments. Some of the unanticipated factors, among others, that could cause the actual results to differ include regulatory developments, technological changes, competitive conditions, new products, general economic conditions, changes in tax laws, adequacy of reserves, credit and other risks associated with Cedar Brakes II, L.L.C. and/or other third parties, significant changes in interest rates and fluctuations in foreign currency exchange rates.

Further, certain statements, findings and conclusions in this Report are based on Pace's interpretations of various contracts. Interpretations of these contracts by legal counsel or a jurisdictional body could differ.

(LOGO)

       (PACE LOGO -- Global Energy Services)

--------------------------------------------------------------------------------
                               TABLE OF CONTENTS
--------------------------------------------------------------------------------

Executive Summary...........................................   1
   Transaction Summary......................................   1
   Scope of Work............................................   1
   Summary of option value Analysis.........................   2
   Findings and Conclusions.................................   2
Transaction Overview........................................   5
   Transaction Overview.....................................   5
   Capacity and Energy Delivery Requirements................   6
Historical Perspective on the East PJM Power Market.........   8
Volumetric Decision Process.................................  11
   East PJM Historical Test.................................  11
Option Value Analysis.......................................  13
   Introduction.............................................  13
   Methodology..............................................  13
   Option Value Analysis....................................  14
East PJM Market Price Forecast..............................  16
   Market Clearing Price Forecast Approach..................  16
   Approach.................................................  16
   Simulated Base Case Market Price Forecast For East PJM...  18
   CEMAS Simulated Market Prices............................  18
   Average System Annual Time of Day Prices.................  18
   Wholesale Market Transactions............................  19
   Existing Demand Profile..................................  20
   Base Case Assumptions....................................  22
      Regional Market Definition and Transmission
       Interchange..........................................  22
      Regional Demand Forecast..............................  24
      Pace's Independent Load Forecasting Methodology.......  24
      Energy Demand Forecast Results........................  26
      Fuel Pricing..........................................  32
      Natural Gas...........................................  33
      Commodity Prices......................................  33
      Regional Basis........................................  34
      Fuel Oil..............................................  37
      Coal..................................................  41
      Uranium...............................................  51
      Existing Generating Capacity Profiles.................  51
      Expansion Generating Capacity.........................  53

--------------------------------------------------------------------------------
PROPRIETARY & CONFIDENTIAL              i

       (PACE LOGO -- Global Energy Services)

--------------------------------------------------------------------------------
                                    EXHIBITS
--------------------------------------------------------------------------------


Exhibit 1:   Summary of Energy-Only Power Prices ($/ MWh) for the Mirror
             PPA, Pace's Market Price Forecast, Pace's Adjusted Market
             Price and Pace's Realized Market Price......................   4
Exhibit 2:   Summary of the Cedar Brakes Transaction.....................   6
Exhibit 3:   PSE&G Contracted Annual Energy Delivery Requirements in
             MWh.........................................................   7
Exhibit 4:   Average All-Hour Energy-Only Prices for the East PJM Market
             for June 1, 2000 through May 31, 2001.......................   8
Exhibit 5:   Average All-Hour Energy-Only Power Price and its Standard
             Deviation as a Function of the Total Available Days Per Year
             in the East PJM Market......................................   9
Exhibit 6:   Hourly Price Distribution in the East PJM Market for June 1,
             2000 through May 31, 2001...................................  10
Exhibit 7:   Pace's Projected Monthly Supply Schedule Based on Volumetric
             Decision Rule...............................................  11
Exhibit 8:   Summary of Volumetric Decision Rule Using East PJM
             Historical Test.............................................  12
Exhibit 9:   Relationship of Contract Price to Market Price*.............  14
Exhibit 10:  Summary of Energy-Only Power Prices ($/ MWh) for the Mirror
             PPA, Pace's Market Price Forecast, Pace's Adjusted Market
             Price and Pace's Realized Market Price......................  15
Exhibit 11:  Pace CEMAS Methodology......................................  17
Exhibit 12:  PJM Northeast Annual System Time of Day Prices - Base Case
             (1998 $/MWh)................................................  19
Exhibit 13:  Power Marketers Volumes Traded in PJM in 1998 and 1999......  20
Exhibit 14:  PJM Demand and Energy Requirements Forecast.................  21
Exhibit 15:  PJM Market Demand and Reserve Margin Forecast- Summer.......  21
Exhibit 16:  PJM Market Demand and Reserve Margin Forecast- Winter.......  22
Exhibit 17:  PJM Sub-Regional Designations...............................  23
Exhibit 18:  Assumed PJM Market Area Transmission Constraints............  24
Exhibit 19:  Historic Inter-Regional Transactions........................  24
Exhibit 20:  Pace Load Forecasting Methodology...........................  25
Exhibit 21:  Pace Aggregated Energy Demand Forecast (PJM)................  27
Exhibit 22:  Pace PJM Demand Forecast....................................  28
Exhibit 23:  Pace's Sub-Regional Energy Forecast for PJM.................  30
Exhibit 24:  Pace Sub-Regional Peak Demand Forecast for PJM - MW.........  31
Exhibit 25:  Monthly Fuel Price Adjustment Factors.......................  32
Exhibit 26:  Pace Gas Price PJM Subregions...............................  35
Exhibit 27:  PJM Natural Gas Price Forecasts (1998 $/MMBtu)..............  36
Exhibit 28:  WTI Crude Oil Price Forecast (1998 $/MMBtu).................  39
Exhibit 29:  Pace Oil Price Sub-Regions for PJM..........................  40
Exhibit 30:  PJM Fuel Oil Location Basis (1998 $/MMBtu)..................  40
Exhibit 31:  Crude Oil to Refined Product Crack Spreads (1998 $/MMBtu)...  41
Exhibit 32:  Fuel Oil Price Forecast by PJM Sub-region (1998 $/MMBtu)....  41
Exhibit 33:  PJM Historical Weighted Average & Forecasted FOB Coal Prices
             (1998$/MMBtu)...............................................  43
Exhibit 34:  Pace FOB Coal Price Forecast for Coal Consumed in PJM
             (1998$/MMBtu)...............................................  44
Exhibit 35:  Real Transportation Escalation Rates by Mode................  45
Exhibit 36:  PJM Coal Consumption, 1991-2000.............................  46
Exhibit 37:  Annual U.S. Coal Supply-Demand Balance......................  47
Exhibit 38:  U.S. Coal Mining Productivity, 1949-1999....................  48
Exhibit 39:  Historical and Projected U.S. Coal Production,
             1995 - 2020.................................................  49
Exhibit 40:  PJM Nuclear Units...........................................  52
Exhibit 41:  PJM Announced Power Projects Included in the Base Case
             (MW)........................................................  53
Exhibit 42:  Expansion Unit Characteristics..............................  54
Exhibit 43:  Regional Cost Adjustments...................................  55


--------------------------------------------------------------------------------
PROPRIETARY & CONFIDENTIAL             ii

       (PACE LOGO -- Global Energy Services)

--------------------------------------------------------------------------------
                               EXECUTIVE SUMMARY
--------------------------------------------------------------------------------

TRANSACTION SUMMARY

Cedar Brakes II, L.L.C. ("Cedar Brakes"), a subsidiary of Mesquite Investors, L.L.C. ("Mesquite") has entered into an Amended and Restated Power Purchase Agreement ("Amended Agreement"), dated as of May 23, 2001, with Public Service Electric and Gas Company of Newark, New Jersey ("PSE&G"), which resulted from a restructuring of two separate power purchase agreements ("Original PPAs") between Camden Cogen L.P. ("Camden") and PSE&G and between Cogen Technologies NJ Venture ("Bayonne") and PSE&G or collectively the Facilities (the "Facilities"). The Amended Agreement, among other things, provides savings to PSE&G in the form of an upfront payment to PSE&G and provides Cedar Brakes with the flexibility to meet its energy and capacity delivery obligations to PSE&G from numerous reliable sources within the Pennsylvania-New Jersey-Maryland ("PJM") power market.

In order to meet the power supply obligations to PSE&G under the Amended Agreement, Cedar Brakes entered into a Power Purchase Agreements (the "Mirror PPA") with El Paso Merchant Energy, L.P. ("EPM"), a wholly-owned subsidiary of the El Paso Corporation ("EPC"), for the purchase of an equal amount of capacity and energy as it is obligated to supply under the Amended Agreement, thereby transferring its energy supply obligations under the Amended Agreement to EPM. Aside from energy rates, the terms of the Mirror PPA largely mirror those of the Amended Agreement, thus providing EPM with the flexibility to supply energy and capacity from numerous sources within the PJM power market for delivery to Cedar Brakes, and from Cedar Brakes to PSE&G. This flexibility in both the source and timing of energy delivery creates some option value to EPM. As such, the effective energy rates in the Mirror PPA, which reflect the deregulated wholesale marketplace, are lower than the energy rates in the Amended Agreement. The price differential represents the net revenue stream that will be securitized in the pending bond offering by Cedar Brakes.

SCOPE OF WORK

Pace Global Energy Services, LLC ("Pace"), an independent energy-consulting firm, was retained to review the PJM power market and certain provisions of the Mirror PPA. Specifically, Pace was asked to provide an opinion as to whether (1) the "energy-only" price schedule under the Mirror PPA reasonably reflects market pricing in the East PJM power market, adjusted for the energy delivery flexibility ("option value") that EPM has under the Mirror PPA, and whether (2) the capacity resources within the East PJM power market are sufficient to ensure that EPM can meet its contractual obligations under the

--------------------------------------------------------------------------------
PROPRIETARY & CONFIDENTIAL              1

       (PACE LOGO -- Global Energy Services)

Mirror PPA(1). Pace's opinions assume that there will be no significant changes to the East PJM power market with respect to the energy and capacity bidding processes, the current cap on bid prices and the market structure. Further, the analysis assumes there are no adverse effects from EPM's other energy trading activities affecting its ability to perform under the Mirror PPA with Cedar Brakes.

SUMMARY OF OPTION VALUE ANALYSIS

In order to determine whether the "energy-only" contract prices contained in the Mirror PPA are reasonable as compared to market prices for energy in the East PJM, in conjunction with forecasting the East PJM "energy-only" market clearing prices over the term of the Mirror PPA, Pace has performed an option value analysis in order to project the anticipated flexibility value embedded in the Mirror PPA, which would allow EPM to fulfill its obligations under the Mirror PPA, and in turn, would allow Cedar Brakes to provide power at a lower projected cost of power supply than contained in the Amended Agreement. The option value analysis quantifies the market priced put option premiums, whose value is embedded within the Mirror PPA, associated with a power marketer's reasonable ability to secure power at prices below the expected price levels. The primary drivers of such option value include the implied market volatility for power options traded in the East PJM market and the projected level of market price relative to the Mirror PPA's price schedule. The potential for downward price movements in the market allows a power marketer to extract volatility value by selectively selling (i.e., "putting") energy to the contract at prices below forecasted market levels. This "price-drop" value has been calculated by quantifying the monthly put option premium in the East PJM market, relying on a combination of historical spot and forward price series, adjusted for Pace's expected path of price volatility and basis risk among adjacent markets.

FINDINGS AND CONCLUSIONS

Certain statements in this Executive Summary are forward-looking and are based on current assumptions and forecasts, and consequently involve risks and uncertainties. Accordingly, EPM's actual results could differ materially from the expectations expressed in the forward-looking statements. While Pace believes, based on its present knowledge and expertise as of the date of this Executive Summary, that the assumptions and forecasts relied upon in this Executive Summary are reasonable, given the uncertainties of energy pricing, investors' review should include consideration of alternate assumptions and forecasts.

------------------------------------

(1) This Report and the information and statements herein are based in whole or in part on information obtained from various sources as of December 7, 2001.

--------------------------------------------------------------------------------
PROPRIETARY & CONFIDENTIAL              2

       (PACE LOGO -- Global Energy Services)

Pace has analyzed the East PJM power market as well as the Mirror PPA contract prices provided by EPM in conjunction with the analyses described above. Our analysis focused on whether the contract prices provided by EPM are reasonable in light of the current market structure, future expectations for the East PJM power market and the energy delivery flexibility contained in the Mirror PPA. With respect to the East PJM power market review and the Mirror PPA contract prices provided by EPM, Pace makes the following observations and conclusions:

     1. The PJM power market, including the East PJM region, is a competitive wholesale energy market and facilitates open access to transmission. PJM is the largest and most sophisticated, centrally dispatched electric control area in North America with members from every segment of the U.S. electric power industry. The PJM market has become one of the most liquid and active energy markets in the country and the world since its inception on January 1998.

     2. As of 2001, there were 60,300 MW of existing generating capacity present in the PJM power market. The contract capacity specified in the Mirror PPA is 189 MW through October 31, 2008 and, thereafter, is reduced to 149 MW through March 5, 2013, representing approximately 0.28% and 0.2%, respectively, of the total existing capacity in the PJM power market. The low market share coupled with a well-developed and highly reliable electrical transmission system, capable of transferring high quantities of power between generators/sellers and buyers, will allow EPM to access numerous power purchasers and sellers for capacity and energy sales and purchases. EPM will therefore have many options to fulfill its on-peak and off-peak obligations under the Mirror PPA in order to minimize the cost of energy. There may be times when the PJM electric transmission system may experience disruptions due to system component failures or act-of-god events. However, these events are highly unlikely to affect EPM's overall ability to fulfill its on-peak and off-peak obligations under the Mirror PPA, given the design and overall size of the PJM electric transmission system, as well as the makeup energy provisions in the Mirror PPA.

     3. Incremental capacity is needed in the region to match energy demand growth, which is estimated to increase at an average rate of 1.55% per year over the term of the 12-year Mirror PPA, based on PJM power market forecasts and similar power market forecasts conducted by Pace.

     4. Camden and Bayonne will enter into agreements with EPM, specifically, the Camden Capacity Supply Agreement and the Bayonne Capacity Supply Agreement, upon the effectiveness of the Amended Agreement, which will transfer the capacity credits associated with the Facilities from the Facilities to EPM for the sole purpose of fulfilling EPM's capacity credit obligation under the Mirror PPA.

--------------------------------------------------------------------------------
PROPRIETARY & CONFIDENTIAL              3

       (PACE LOGO -- Global Energy Services)

     5. The Amended Agreement specifies minimum contract quantities that Cedar Brakes must supply to PSE&G for summer peak, non-summer peak, summer off-peak, and non-summer off-peak periods, and a maximum annual quantity that can be supplied. This contract flexibility is passed through to EPM via the Mirror PPA with Cedar Brakes. The Mirror PPA structure grants the supplier certain volume flexibility to supply more energy in hours when the prices are expected to be relatively low. This volume flexibility will enable EPM to deliver energy at lower prices against the Amended Agreement than the market average, given that the low price hours are effectively selected to put against the Mirror PPA.

     6. Based upon Pace's analysis of the East PJM power market and a review of the relevant portions of the Cedar Brakes transaction documents that have been provided to Pace by Mesquite as of October 12, 2001, we believe that the contract rates stipulated in the Mirror PPA reasonably reflect market prices for the East PJM power market, adjusted for the option value that EPM has under the Mirror PPA, as shown in Exhibit 1 as "Pace's Realized Market Price". Moreover, we believe that the PJM power market offers sufficient power resources to enable EPM to meet its contractual supply obligations under the Mirror PPA.

EXHIBIT 1: SUMMARY OF ENERGY-ONLY POWER PRICES ($/ MWH) FOR THE MIRROR PPA, PACE'S MARKET PRICE FORECAST, PACE'S ADJUSTED MARKET PRICE AND PACE'S REALIZED MARKET PRICE
--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------
                       MIRROR PPA   PACE'S MARKET    PACE'S ADJUSTED   PACE'S REALIZED
YEAR                     PRICE      PRICE FORECAST   MARKET PRICE(2)   MARKET PRICE(3)
---------------------------------------------------------------------------------------
2001(1)                  32.00          23.89             25.21             24.22
2002                     32.00          28.90             30.36             28.87
2003                     32.00          24.75             26.34             24.98
2004                     32.00          25.52             27.18             25.83
2005                     32.00          26.82             28.49             27.11
2006                     32.00          27.92             29.53             28.15
2007                     32.00          29.73             31.48             30.07
2008                     32.00          30.05             31.82             30.38
2009                     32.00          31.41             33.27             31.80
2010                     32.00          32.50             34.31             32.81
2011                     32.00          32.86             34.71             33.16
2012                     32.00          34.22             36.06             34.47
2013(1)                  32.00          40.18             43.51             41.61
---------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
          (1) When appropriate, the prices have been adjusted to reflect the effects of the partial year.
          (2) Reflects the sum of negative adjustments for volume flexibility, netted against positive adjustments for liquidity and basis risk in forward transactions.
          (3) Reflects the negative adjustment for option value associated with selling put options at the contract price level relative to the adjusted market price level.

--------------------------------------------------------------------------------
PROPRIETARY & CONFIDENTIAL              4

       (PACE LOGO -- Global Energy Services)

--------------------------------------------------------------------------------
                              TRANSACTION OVERVIEW
--------------------------------------------------------------------------------

TRANSACTION OVERVIEW

Cedar Brakes has entered into an Amended Agreement with PSE&G on May 23, 2001, which resulted from a restructuring of two separate power purchase agreements, the Original PPAs, between Camden and Bayonne and PSE&G. The Amended Agreement provides savings to PSE&G in the form of an upfront payment to PSE&G and provides Cedar Brakes with the flexibility to meet its energy and capacity delivery obligations to PSE&G from any reliable source within the PJM power market.

Exhibit 2 provides a summary of the Cedar Brakes transaction. The proceeds of the bond offering will be used to 1) make a payment to PSE&G in the amount of $64 million pursuant to the terms of the Amended Agreement, 2) fund the liquidity and collection accounts, 3) pay transaction costs, and 4) make a distribution of the remaining proceeds to Mesquite. The contract prices under the Mirror PPA and the Amended Agreement allow Cedar Brakes to realize a spread on its energy sales in order to service the debt. As depicted, Cedar Brakes supplies the energy and capacity requirements, as stipulated in the Amended Agreement, in return for energy and capacity payments from PSE&G. The interest and principal on the bonds will be paid solely from capacity and energy payments from PSE&G (as supplemented, under certain circumstances, by funds in a liquidity account). The scheduled payments of principal and interest on the bonds have been calculated based on the net annual capacity and energy revenues, net of the costs of capacity and energy purchased from EPM under the Mirror PPA.

In order to meet its obligations under the Amended Agreement, Cedar Brakes entered into the Mirror PPA with EPM. Aside from energy rates, the terms of the Mirror PPA largely mirror those of the Amended Agreement, thus providing EPM with the flexibility to supply energy and capacity from numerous sources within the PJM power market for delivery to Cedar Brakes, and from Cedar Brakes to PSE&G. Under the Mirror PPA, EPM will supply the capacity and energy required by Cedar Brakes to meet its energy delivery obligations under the Amended Agreement. The Mirror PPA also provides payment of liquidated damages and indemnification of Cedar Brakes in the event of failure to meet the capacity and energy delivery requirements. Cedar Brakes has also entered into an administrative services agreement ("Administrative Agreement") with EPM pursuant to which EPM carries out all of Cedar Brakes administrative affairs and contractual obligations, including those under the Amended Agreement. Lastly, EPC has provided an unconditional guarantee of all payment and performance obligations of EPM under the Mirror PPA and Administrative Agreement.

--------------------------------------------------------------------------------
PROPRIETARY & CONFIDENTIAL              5

       (PACE LOGO -- Global Energy Services)

EXHIBIT 2:      SUMMARY OF THE CEDAR BRAKES TRANSACTION
--------------------------------------------------------------------------------

                              (GRAPH - EXHIBIT 2)

CAPACITY AND ENERGY DELIVERY REQUIREMENTS

Presented below are the terms and conditions of the Mirror PPA that were relevant to Pace's analysis:

     a) The Mirror PPA becomes effective on the later of (i) the last date upon which certain conditions precedent are satisfied or waived and (ii) November 1, 2001, and remains in effect through and including March 5, 2013 unless terminated earlier as provided in the Mirror PPA.

     b) EPM has the option to supply Cedar Brakes' capacity and energy requirements from any source in the PJM market.

     c) EPM is required to take all necessary steps for PSE&G to receive at least 189 MW per day of capacity credits within the PJM Installed Capacity market ("ICAP") through October 31, 2008 and at least 149 MW per day thereafter through contract expiration. EPM may utilize PJM's "eCapacity" mechanism, throughout the term of the Mirror PPA to meet this obligation. Based upon Mesquite's representation, Camden and Bayonne will enter into agreements with EPM, specifically, the Camden Capacity Supply Agreement and the Bayonne Capacity Supply Agreement, upon the effectiveness of the Amended Agreement, which will transfer the capacity credits associated with the Facilities from the Facilities to EPM, for the sole purpose of fulfilling EPM's capacity credit obligation under the Mirror PPA.

--------------------------------------------------------------------------------
PROPRIETARY & CONFIDENTIAL              6

       (PACE LOGO -- Global Energy Services)

EXHIBIT 3:      PSE&G CONTRACTED ANNUAL ENERGY DELIVERY REQUIREMENTS IN MWH
--------------------------------------------------------------------------------

--------------------------------------------------
                                 ANNUAL
        YEAR               ENERGY DELIVERIES
--------------------------------------------------
        2001                     485,522(1)
        2002                   1,501,825
        2003                   1,501,825
        2004                   1,501,825
        2005                   1,501,825
        2006                   1,501,825
        2007                   1,501,825
        2008                   1,447,524
        2009                   1,171,424
        2010                   1,171,424
        2011                   1,171,424
        2012                   1,171,424
        2013                     205,400
--------------------------------------------------

    (1) Prorated from September 5 to actual effective date.
--------------------------------------------------------------------------------

     d) EPM may deliver energy at a rate of up to 200 MWh per hour until and including October 31, 2008 and 156 MWh per hour thereafter, unless EPM is also scheduling "make-up energy", in which case EPM may deliver up to 250 MWh per hour until and including October 31, 2008, and 195 MWh per hour thereafter through the expiration date of the Mirror PPA.

     e) EPM must schedule and deliver energy at the same rate during all on-peak hours in any day and at the same rate during off-peak hours in any day. However, the delivery rate for on-peak hours in a given day may differ from the delivery rate for off-peak hours in the same day and the delivery rate for on-peak and off-peak hours may vary from day to day.

     f) During the on-peak hours of the summer period of June, July, August and September, EPM must deliver to Cedar Brakes a quantity of energy equivalent to at least 185 MWh through October 31, 2008 and a quantity of energy equivalent to 144 MWh per hour for on-peak hours, thereafter through expiration. For the remaining eight months of the year, EPM must deliver an aggregate of 460,445 MWh during on-peak hours through October 31, 2008 and 359,147 MWh during the non-summer on-peak hours, thereafter through the expiration date of the Mirror PPA.

     g) EPM must deliver certain aggregate energy quantities during the year, as noted in Exhibit 3.

--------------------------------------------------------------------------------
PROPRIETARY & CONFIDENTIAL              7

       (PACE LOGO -- Global Energy Services)

--------------------------------------------------------------------------------
              HISTORICAL PERSPECTIVE ON THE EAST PJM POWER MARKET
--------------------------------------------------------------------------------

Exhibit 4 illustrates the East PJM market price volatility associated with daily all-hour energy-only power prices for the period June 1, 2000 through May 31, 2001. In general, the summer months possess the greatest price volatility. This is apparent from the level of summer price spikes as compared to the annual average energy-only power price.

EXHIBIT 4: AVERAGE ALL-HOUR ENERGY-ONLY PRICES FOR THE EAST PJM MARKET FOR JUNE 1, 2000 THROUGH MAY 31, 2001
--------------------------------------------------------------------------------

                              (GRAPH - EXHIBIT 4)
--------------------------------------------------------------------------------

Exhibit 5 illustrates for the period June 1, 2000 through May 31, 2001 the average annual all-hour energy-only power price and its standard deviation as a function of the total number of the highest priced days per year included in the calculation. The X-axis measures the number of days included as a percentage of the total number of days per year. One hundred percent represents the average based on 365 days and 80% represents 292 days and so on. The Y-axis measures the average daily energy-only power prices in dollars per MWh.

--------------------------------------------------------------------------------
PROPRIETARY & CONFIDENTIAL              8

       (PACE LOGO -- Global Energy Services)

EXHIBIT 5: AVERAGE ALL-HOUR ENERGY-ONLY POWER PRICE AND ITS STANDARD DEVIATION AS A FUNCTION OF THE TOTAL AVAILABLE DAYS PER YEAR IN THE EAST PJM MARKET
--------------------------------------------------------------------------------

                              (GRAPH - EXHIBIT 5)
--------------------------------------------------------------------------------

Based on this analysis, Pace found that on average, market prices were below $32/MWh in about 58% of the days of a year. For these days, the associated standard deviation is reduced to $11.77/MWh versus $25.87/MWh for the full period. Additionally, as shown in Exhibit 6, Pace has analyzed the hourly price distribution in the East PJM market in order to characterize the possibility of the market price falling below the $32/MWh Mirror PPA contract price at different times of the day.

--------------------------------------------------------------------------------
PROPRIETARY & CONFIDENTIAL              9

       (PACE LOGO -- Global Energy Services)

EXHIBIT 6: HOURLY PRICE DISTRIBUTION IN THE EAST PJM MARKET FOR JUNE 1, 2000 THROUGH MAY 31, 2001
--------------------------------------------------------------------------------

                              (GRAPH - EXHIBIT 6)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
PROPRIETARY & CONFIDENTIAL             10

       (PACE LOGO -- Global Energy Services)

--------------------------------------------------------------------------------
                          VOLUMETRIC DECISION PROCESS
--------------------------------------------------------------------------------

In order to ensure that EPM will meet the contracted annual quantity under the Mirror PPA and realize the lowest contract supply price possible, EPM, acting in a prudent manner, would first calculate its monthly supply requirements based on the expected regional power market's monthly seasonal price patterns. Then EPM would identify the lowest priced on and off-peak periods to meet the monthly volume target, or simply hedge these periods by entering into monthly forward purchase contracts. This process produces peak and off-peak quantities that fulfill the terms of the Mirror PPA. The realized prices from this methodology would not be the lowest possible prices, but, EPM would not be exposed to the liquidated damages provisions contained in the Mirror PPA. In addition, the monthly volume is readily met, and the use of a monthly volumetric decision rule enables standard contract commitments to be entered, thereby supporting trading value enhancement. Moreover, as the supply source is the market, i.e., no underlying power plant, forced outages do not factor into the volumetric decision. Based on East PJM market price forecast and the terms of the Mirror PPA, Pace produced a monthly market supply schedule as shown below in Exhibit 7.

EXHIBIT 7: PACE'S PROJECTED MONTHLY SUPPLY SCHEDULE BASED ON VOLUMETRIC DECISION RULE
--------------------------------------------------------------------------------

----------------------------------------------------------------------------
MONTH  JAN   FEB   MAR   APR   MAY   JUN   JUL   AUG   SEP   OCT   NOV   DEC
----------------------------------------------------------------------------
 GWH   114   114   124   112   121   135   139   139   136   124   126   117
----------------------------------------------------------------------------

--------------------------------------------------------------------------------

EAST PJM HISTORICAL TEST

Pace tested the above volumetric process on the East PJM hourly clearing prices for three 365-day periods within June 1, 1999 to May 31, 2001. Pace determined the all-hour average procurement cost of the power in the East PJM region that would have resulted from this volumetric decision process. We used the monthly supply schedule shown in Exhibit 7 on all the tested periods, and then identified the lowest priced periods in that month to meet the contracted minimum dispatch and scheduled monthly volume. Such a strategy assumes that EPM operates completely in the day-ahead market, and has reasonable short-term power price forecasting capability. Since we utilize a "day-ahead" price series to simulate this volumetric strategy, EPM would require a reasonable understating of daily versus monthly average prices in order to effectively allocate its supply to the Mirror PPA among the on and off-peak periods in a given month.

--------------------------------------------------------------------------------
PROPRIETARY & CONFIDENTIAL             11

       (PACE LOGO -- Global Energy Services)

Based on historical data, it is reasonable to expect that the distribution of on and off-peak prices will afford EPM opportunities to lower its total cost of energy deliveries under the Mirror PPA by selectively choosing these periods for delivery. The amount of delivery flexibility in the Mirror PPA is the highest in the off-peak and non-summer peak periods, during which time EPM needs to supply 50 MWh per hour through October 31, 2008 and 39 MWh per hour thereafter through contract expiration. During the on-peak hours of the summer period, EPM must deliver a quantity of energy equivalent to at least 185 MWh per hour through October 31, 2008 and a quantity of energy equivalent to 149 MWh per hour for these hours thereafter through expiration.

Pace calculated the total cost of energy deliveries in East PJM that EPM could have realized if it had the full benefit of hindsight ("20/20 hindsight") and handpicked the lowest priced on and off-peak periods during the test years for minimizing the cost of delivery under the Mirror PPA. The results are provided in Exhibit 8.

EXHIBIT 8:      SUMMARY OF VOLUMETRIC DECISION RULE USING EAST PJM HISTORICAL
TEST
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                            VOLUMETRIC RULE                    20/20 HINDSIGHT
                                            PROCUREMENT COST                   PROCUREMENT COST
           TEST PERIOD                      (AVERAGE $/MWH)                    (AVERAGE $/MWH)
--------------------------------------------------------------------------------------------------------
06/01/1999-05/31/2000                            28.86                              28.82
01/01/2000-12/31/2000                            27.13                              26.73
06/01/2000-05/31/2001                            30.44                              30.26
--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------

In all these sample periods, the 20/20 hindsight rule yielded slightly better results than the volumetric process, but the results were consistent over time. Due to the fact that the forecasted seasonal pattern may not exactly match the actual monthly prices, the realized price from the volumetric process is slightly higher than the 20/20 hindsight results. Overall, the historical test results well support the ability to meet the contracted $32/MWh target. However, given the limitation of the historical numbers and uncertainty in the market power prices, such result provides no guarantee that the same strategy will produce similar results in the future.

--------------------------------------------------------------------------------
PROPRIETARY & CONFIDENTIAL             12
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       (PACE LOGO -- Global Energy Services)

--------------------------------------------------------------------------------
                             OPTION VALUE ANALYSIS
--------------------------------------------------------------------------------

INTRODUCTION

In order to further determine whether the contract prices set forth contained in the Mirror PPA are reasonable, in conjunction with forecasting the East PJM market clearing prices over the full term of the Mirror PPA, Pace has performed an option value analysis. The option value analysis quantifies the value to EPM based upon their ability to extract option value from the Mirror PPA, derived from the volatility of market price movements around the Mirror PPA contract price. Specifically, EPM is able to utilize the wholesale power trading markets, including forwards, futures, and options to purchase power forward or otherwise sell the downside value embedded in the market's potential price movement below the Mirror PPA contract price. At times, the projected market-clearing price will be above the Mirror PPA contract price (i.e., "out-of-the-money") and at other times the projected market-clearing price will be below the Mirror PPA price (i.e. "in-the-money"). The East PJM energy-only market clearing price forecast has been forecasted by Pace using Pace's Capacity & Energy Market Analysis System ("CEMAS") model. CEMAS is an integrated resource-planning tool designed to simulate the deregulated power generation market and to project market-clearing prices for both capacity and energy under a defined set of assumptions. Pace utilizes the CEMAS projected energy-only market-clearing prices and compares these with the Mirror PPA contract prices to determine the degree to which the Mirror PPA prices are expected to be in-the-money or out-of-the-money.

METHODOLOGY

The option value analysis quantifies the calculated put option premiums associated with being able to sell power at prices lower than the Mirror PPA contract price level. The potential for downward price movements in the market allows the supplier to extract volatility value by selectively selling or putting power to the contract at prices below forecasted market levels. The amount assumed to be "put" to the contract equals scheduled monthly supply. Further, the methodology assumes that EPM sells put options at the Mirror PPA contract prices, relative to the projected market prices from Pace's CEMAS Forecast. Central to the put option pricing is the forecast of the implied volatility in the regional power (East PJM) trading market. Pace's primary source of implied volatility information is from traded option quotes, integrated with historical volatility from recent spot, forwards, and futures trading to quantify expected regional power market implied volatility. Pace also accounts for the projected regional power market supply-demand balance, reserve margins, and price levels in preparing its volatility forecast.

--------------------------------------------------------------------------------
PROPRIETARY & CONFIDENTIAL             13

       (PACE LOGO -- Global Energy Services)

Exhibit 9, shown below, illustrates the general relationship of market price to the contract price, adjusted for volumetric flexibility and put option premium.

EXHIBIT 9:      RELATIONSHIP OF CONTRACT PRICE TO MARKET PRICE*
--------------------------------------------------------------------------------

                              (GRAPH - EXHIBIT 9)

    * Option premium based on Pace's forecasted volumetrically adjusted price.
--------------------------------------------------------------------------------

OPTION VALUE ANALYSIS

The Mirror PPA specifies minimum contract quantities that EPM must supply to Cedar Brakes for summer peak, non-summer peak, summer off-peak, and non-summer off-peak periods, and a maximum annual quantity that can be supplied. The Mirror PPA structure grants EPM certain volume flexibility to dispatch more in months when the prices are expected to be relatively low. This volume flexibility will enable EPM to deliver power at lower prices against the Mirror PPA than the market average. In addition, the EPM supplier can extract option value through the financial markets to the extent that forward price fluctuations provide the opportunity to lock in power at prices that can be put to the Mirror PPA. The monthly volumes put to the Mirror PPA should match the monthly volumes hedged or purchased to meet the Mirror PPA volume requirements, thereby eliminating any volumetric risks. By structuring and managing the trading and supply acquisition positions in spot and forward markets to match its contract positions, the supplier can lock in option value consistent with its desired price risk exposure.

Exhibit 10 summarizes the volumetric flexibility and option-adjusted prices. Pace utilizes CEMAS to forecast spot prices in the future, and then adjusts this price for fixed volume commitment and volumetric flexibility under the contract terms, and transaction cost, such as bid ask spread and basis spread between the Eastern Hub and the more traded Western Hub. The adjusted price becomes the "strike" price for the EPM to purchase power using forward contracts, then "put" this power to the Mirror PPA contract, taking advantage of expected price fluctuation.

--------------------------------------------------------------------------------
PROPRIETARY & CONFIDENTIAL             14

       (PACE LOGO -- Global Energy Services)

EXHIBIT 10: SUMMARY OF ENERGY-ONLY POWER PRICES ($/ MWH) FOR THE MIRROR PPA, PACE'S MARKET PRICE FORECAST, PACE'S ADJUSTED MARKET PRICE AND PACE'S REALIZED MARKET PRICE
--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------
                           MIRROR PPA         PACE'S MARKET       PACE'S ADJUSTED      PACE'S REALIZED
        YEAR                 PRICE            PRICE FORECAST      MARKET PRICE(2)      MARKET PRICE(3)
---------------------------------------------------------------------------------------------------------
        2001(1)              32.00                23.89                25.21                24.22
        2002                 32.00                28.90                30.36                28.87
        2003                 32.00                24.75                26.34                24.98
        2004                 32.00                25.52                27.18                25.83
        2005                 32.00                26.82                28.49                27.11
        2006                 32.00                27.92                29.53                28.15
        2007                 32.00                29.73                31.48                30.07
        2008                 32.00                30.05                31.82                30.38
        2009                 32.00                31.41                33.27                31.80
        2010                 32.00                32.50                34.31                32.81
        2011                 32.00                32.86                34.71                33.16
        2012                 32.00                34.22                36.06                34.47
        2013(1)              32.00                40.18                43.51                41.61
---------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
          (1) When appropriate, the prices have been adjusted to reflect the effects of the partial year.
          (2) Reflects the sum of negative adjustments for volume flexibility, netted against positive adjustments for liquidity and basis risk in forward transactions.
          (3) Reflects the negative adjustment for option value associated with selling put options at the contract price level relative to the adjusted market price level.

--------------------------------------------------------------------------------
PROPRIETARY & CONFIDENTIAL             15

       (PACE LOGO -- Global Energy Services)

--------------------------------------------------------------------------------
                         EAST PJM MARKET PRICE FORECAST
--------------------------------------------------------------------------------

The following section details the market price forecasting methodology Pace used in its East PJM Market Price Forecast. This forecast provides the expected level and distribution (time of day and season) of East PJM power prices, based on Pace's CEMAS model.

This section also includes Pace's Base Case forecast of market clearing prices for the period 2001-2013 (the "Study Period"), an assessment of the capacity resources available within the East PJM region, and key assumptions and methodology underlying the development of the forecast.

MARKET CLEARING PRICE FORECAST APPROACH

Pace's market-clearing price forecast methodology consists of multiple, interrelated analytical processes. Pace employed utility-grade computer simulation models to evaluate the existing supply and demand relationships in the region, to match future utility operations to demand forecasts, and to predict the electricity prices resulting from industry deregulation.

APPROACH

Pace conducted a detailed analysis of the East PJM market clearing prices. This analysis provides in-depth insight into the fundamentals of the PJM power market and the emerging competitive markets within the region. The analysis is based on Pace's competitive market vision of a "one-price" market for capacity and energy. A description of Pace's approach to this analysis is provided below.

Pace's approach incorporates five market analysis tools that provide the capability to forecast market clearing prices. As illustrated in Exhibit 11, CEMAS consists of five modules. These modules are:

     1. REVENUE REQUIREMENT MODULE: This module compares fixed and variable costs for all generating units with all-in revenues generated from a given bidding strategy. It then reports information regarding over or under-recovery (i.e., stranded costs) to the Bidding Analysis Module.

     2. UNIT FUEL PRICING MODULE: This module calculates fuel prices for each unit and transfers the data to the Revenue Requirement Module. These fuel-pricing calculations take into account escalation schedules, transportation costs, fuel quality, and fuel procurement and contractual constraints.

     3. BIDDING ANALYSIS MODULE: Based on the fixed and variable costs of generating units and over and under-recovery data generated by the Revenue Requirement Module,

--------------------------------------------------------------------------------
PROPRIETARY & CONFIDENTIAL             16

       (PACE LOGO -- Global Energy Services)

        this module generates bids for each unit on the system and transfers those bids to the Market Clearing Price Module for production simulation.

     4. HOURLY LOAD MODULE: The Hourly Load Module aggregates actual utility hourly loads as reported to the Federal Energy Regulatory Commission ("FERC") to create an integrated system hourly load profile. This module uses forecasts of peak and energy demand to develop the base system load profile over the Study Period. The results of the Hourly Load Module are drawn upon by the Market Clearing Price Module to simulate daily system demand.

     5. MARKET CLEARING PRICE MODULE: This module performs detailed operations and dispatch simulation based on bid prices generated by the Bidding Analysis Module and the hourly load data generated by the Hourly Load Module. For each hour in the Study Period, the module dispatches generating units according to their bid prices and availabilities. The Market Clearing Price Module uses a utility grade dispatch model to model the hourly system constraints of a regional power pool, optimizing least cost generation choices to match demand fluctuations. The module then produces hourly market clearing prices, which are passed to the Revenue Requirement Module to evaluate system operations and market price stability. Based on this analysis, CEMAS will either produce a new iteration of optimized bids or, if the market is deemed stable, summarize market-clearing prices for each Study Period.

EXHIBIT 11:      PACE CEMAS METHODOLOGY
--------------------------------------------------------------------------------

                              (GRAPH - EXHIBIT 11)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
PROPRIETARY & CONFIDENTIAL             17

       (PACE LOGO -- Global Energy Services)

CEMAS was designed based on Pace's market experience, showing that clearing prices of competitive generation markets are a function of the underlying generation cost structure, supply availability and demand fluctuations, the bidding strategies that participants adopt and the incremental cost of expansion units. Pace has sought with CEMAS to integrate these components into a system capable of accurately projecting market-clearing prices in a competitive market.

SIMULATED BASE CASE MARKET PRICE FORECAST FOR EAST PJM

CEMAS SIMULATED MARKET PRICES

Pace's Base Case market price forecast was founded on our expected assumptions underlying a competitive market. Specifically, given the cost structure of generating units, demand, fuel pricing, and other key factors, the CEMAS model simulated the East PJM system and optimized unit dispatch and bidding to identify the market pricing and price distribution to allow the system to recover all fixed and variable costs of generation units except those fixed costs that are determined above market or "stranded". Additionally, as discussed previously, bidding strategies are set to achieve a market price within +/- 5% of the levels which expansion capacity would require to cover their minimum fixed and variable costs.

AVERAGE SYSTEM ANNUAL TIME OF DAY PRICES

Exhibit 12 shows Pace's forecast of time of day prices for the Study Period. The time of day designation consists of on-peak, off-peak, and weekend. The peak period consists of 16-hour blocks during each day of the 5-day work-week, while the off-peak period represents the remaining 8 hours during each of these 5 days. The weekend designation represents 24-hour blocks for Saturday and Sunday.

Pace's Base Case average price forecasts for the PJM Northeast sub-region (i.e. East PJM) are between $39.91/MWh and $28.90/MWh (measured in 1998 real dollars) for the Study Period. Pace expects that electricity prices will remain stable over the period as sufficient capacity is constructed to meet demand and efficiency improvements offset a modest natural gas real price increase.

--------------------------------------------------------------------------------
PROPRIETARY & CONFIDENTIAL             18

       (PACE LOGO -- Global Energy Services)

EXHIBIT 12: PJM NORTHEAST ANNUAL SYSTEM TIME OF DAY PRICES - BASE CASE (1998 $/MWH)
--------------------------------------------------------------------------------

---------------------------------------------------------------------
        YEAR           OFF-PEAK     ON-PEAK     WEEKEND     AVERAGE
---------------------------------------------------------------------
        2001             17.98       56.00       31.90       39.91
        2002             17.58       47.60       27.48       34.58
        2003             16.67       38.79       22.96       28.90
        2004             16.83       38.95       23.26       29.10
        2005             17.12       40.06       23.67       29.81
        2006             17.34       40.85       23.79       30.27
        2007             17.88       42.00       25.55       31.45
        2008             18.01       41.64       24.60       31.04
        2009             18.49       42.33       25.24       31.66
        2010             18.80       42.98       24.94       31.96
        2011             18.95       42.06       24.74       31.50
        2012             19.05       42.98       24.90       32.01
        2013             19.48       42.97       24.82       32.08
---------------------------------------------------------------------

--------------------------------------------------------------------------------

WHOLESALE MARKET TRANSACTIONS

The PJM power market is a highly competitive and maturing wholesale market. The market's competitiveness is evidenced by the region's large volume of power transactions. The PJM power market has experienced high wholesale market volumes of over 163,682 GWh in 1998 and over 240,000 GWh in 1999(2). Due to these high trading volumes within the PJM market, the region is typically considered a liquid market. Exhibit 13 displays the trends in power marketer trading activity in PJM in 1998 and 1999. As shown, power marketer sales in PJM have decreased from approximately 201,291 GWh in 1998 to approximately 111,600 GWh in 1999.

The high volume of area electricity interchange and the region's proximity to liquid trading hubs such as the Cinergy trading hub, indicate a strong market for sales to PJM's neighboring regions. PJM is bordered by the NERC sub-regions of NYCA, VACAR, and ECAR. Within these areas, power market trading occurs within three additional spot markets: ComEd, TVA, and Southern. ECAR, on the northern border of PJM, is host to Cinergy, the most active power trading market to date. The high volume of area electricity interchange and the liquidity of these markets indicate a strong market for sales/purchases for power marketers.

------------------------------------

(2) Source: RDI. 2000 data is incomplete and has not been provided by RDI.

--------------------------------------------------------------------------------
PROPRIETARY & CONFIDENTIAL             19

       (PACE LOGO -- Global Energy Services)

EXHIBIT 13:      POWER MARKETERS VOLUMES TRADED IN PJM IN 1998 AND 1999
--------------------------------------------------------------------------------

                              (GRAPH - EXHIBIT 13)

               Source: RDI PowerDat
--------------------------------------------------------------------------------

EXISTING DEMAND PROFILE

Pace developed an independent energy demand forecast for the five sub-regions of PJM for the period 2001 through 2025. Exhibit 14 provides Pace's demand and energy requirement forecast for the PJM power region between 2001 and 2010. Pace expects summer peak demand and net energy demand to grow on average at 1.55% per-year over the next 10 years. Between 2001 and 2010, peak demand is expected to grow from 52,017 MW to 59,730 MW. Net energy for load is expected to escalate from a base of approximately 266,296 GWh in 2001 to 305,748 GWh by the year 2010.

--------------------------------------------------------------------------------
PROPRIETARY & CONFIDENTIAL             20

       (PACE LOGO -- Global Energy Services)

EXHIBIT 14:      PJM DEMAND AND ENERGY REQUIREMENTS FORECAST
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------
                                  2001     2002     2003     2004     2005     2006     2007     2008     2009      2010
--------------------------------------------------------------------------------------------------------------------------
 Peak Demand Summer (MW)         52,017   52,895   53,788   54,696   55,620   56,418   57,228   58,050   58,884    59,730
 Peak Demand Winter (MW)         43,374   44,106   44,850   45,608   46,378   47,044   47,719   48,404   49,100    49,805
 Net Energy for Load (GWh)       266,296  270,786  275,354  279,999  284,725  288,808  292,952  297,155  301,421  305,748
 System Load Factor              58.44%   58.44%   58.44%   58.44%   58.44%   58.44%   58.44%   58.44%   58.43%    58.43%
 Summer Change (MW)                         878      893      908      924      798      810      822      834      846
 Winter Change (MW)                         732      745      757      770      666      675      685      695      706
 Energy Change (GWh)                       4,490    4,567    4,646    4,725    4,084    4,143    4,204    4,265    4,327
 Summer Change %                           1.69%    1.69%    1.69%    1.69%    1.44%    1.44%    1.44%    1.44%    1.44%
 Winter Change %                           1.69%    1.69%    1.69%    1.69%    1.44%    1.44%    1.44%    1.44%    1.44%
 Energy Change %                           1.69%    1.69%    1.69%    1.69%    1.43%    1.43%    1.43%    1.44%    1.44%
--------------------------------------------------------------------------------------------------------------------------
 Avg. Summer Peak Growth
   (2001-2009)                    1.55%
 Avg. Winter Peak Growth (2001-
   2009)                          1.55%
 Avg. Energy Growth (2001-2009)   1.55%
--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Also shown in Exhibit 14, Pace expects that the PJM market will have an average load factor of 58.44% between 2001 and 2010.

As it is shown in Exhibit 15, Pace had anticipated an overall system reserve margin of 16% during the summer months of 2001. With the projected addition of new merchant projects, reserve margins are expected to increase to approximately 22% in 2003, creating a slight short-term overbuild situation in PJM. After 2003, as rising demand absorbs excess supplies, reserve margins decline gradually, reaching equilibrium in 2007. Continued demand growth after 2007, will result in reserve margins declining under 12% by 2010. Pace expects that after 2010, the reserve margins in PJM will return to equilibrium by 2012-2013.

Pace's winter reserve margin projections for the PJM power market region are shown in Exhibit 16.

EXHIBIT 15:      PJM MARKET DEMAND AND RESERVE MARGIN FORECAST-SUMMER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------
                                  2001     2002     2003     2004     2005     2006     2007     2008     2009      2010
--------------------------------------------------------------------------------------------------------------------------
 Net Peak Demand (MW)            52,017   52,895   53,788   54,696   55,620   56,418   57,228   58,050   58,884    59,730
--------------------------------------------------------------------------------------------------------------------------
 Total Owned Capacity            58,890   60,507   63,959   63,959   63,959   63,959   63,959   63,959   63,959    64,976
 Inoperable Capacity                0        0        0        0        0        0        0        0        0        0
 Net Operable Capacity           58,890   60,507   63,959   63,959   63,959   63,959   63,959   63,959   63,959    64,976
 Capacity Purchases               2,800    2,800    2,800    2,800    2,800    2,800    2,800    2,800    2,800    3,050
 Capacity Sales                   1,200    1,200    1,200    1,200    1,200    1,200    1,200    1,200    1,200    1,200
 Planned Capacity Resources      60,490   62,107   65,559   65,559   65,559   65,559   65,559   65,559   65,559    66,826
--------------------------------------------------------------------------------------------------------------------------
 Reserve Margin (MW)              8,473    9,212   11,771   10,863    9,939    9,140    8,330    7,508    6,674    7,095
 Reserve Margin (%)              16.29%   17.42%   21.88%   19.86%   17.87%   16.20%   14.56%   12.93%   11.33%    11.88%
--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
PROPRIETARY & CONFIDENTIAL             21

       (PACE LOGO -- Global Energy Services)

EXHIBIT 16:      PJM MARKET DEMAND AND RESERVE MARGIN FORECAST-WINTER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------
                                  2001     2002     2003     2004     2005     2006     2007     2008     2009      2010
--------------------------------------------------------------------------------------------------------------------------
 Net Peak Demand (MW)            43,374   44,106   44,850   45,608   46,378   47,044   47,719   48,404   49,100    49,805
--------------------------------------------------------------------------------------------------------------------------
 Total Owned Capacity            63,322   65,061   68,773   68,773   68,773   68,773   68,773   68,773   68,773    69,866
 Inoperable Capacity                0        0        0        0        0        0        0        0        0        0
 Net Operable Capacity           63,322   65,061   68,773   68,773   68,773   68,773   68,773   68,773   68,773    69,866
 Capacity Purchases               2,800    2,800    2,800    2,800    2,800    2,800    2,800    2,800    2,800    3,050
 Capacity Sales                   1,200    1,200    1,200    1,200    1,200    1,200    1,200    1,200    1,200    1,200
 Planned Capacity Resources      64,922   66,661   70,373   70,373   70,373   70,373   70,373   70,373   70,373    71,716
--------------------------------------------------------------------------------------------------------------------------
 Reserve Margin (MW)             21,548   22,555   25,522   24,765   23,995   23,329   22,654   21,968   21,273    21,911
 Reserve Margin (%)              49.68%   51.14%   56.91%   54.30%   51.74%   49.59%   47.47%   45.38%   43.33%    43.99%
--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------

BASE CASE ASSUMPTIONS

The following presents Pace's major input assumptions used in the integrated market pricing forecast of PJM. The input assumptions for the forecast are presented in the following five (5) categories:

     - Regional Market Definition and Transmission Interchange

     - Demand Forecast

     - Fuel Price Forecast

     - Existing Generating Capacity Profiles

     - Expansion Generating Capacity Profiles

   REGIONAL MARKET DEFINITION AND TRANSMISSION INTERCHANGE

Based on the review of existing transmission transfer capabilities and recent transmission assessment studies, Pace defined the major intra-regional market areas of PJM as South, Southeast, Northeast, Central, and ACE. Exhibit 17 illustrates the PJM sub-regional designations to be employed in Pace's simulation.

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       (PACE LOGO -- Global Energy Services)

EXHIBIT 17:      PJM SUB-REGIONAL DESIGNATIONS
--------------------------------------------------------------------------------

                              (GRAPH - EXHIBIT 17)
--------------------------------------------------------------------------------

Major PJM utility service territories were allocated to sub-regions as follows:

     - PJM SOUTH - Baltimore Gas & Electric, Potomac Electric Power Company.

     - PJM SOUTHEAST - Delmarva Power & Light Company.

     - PJM CENTRAL - Pennsylvania Power & Light Co, Pennsylvania Electric Company, Metropolitan Edison Company.

     - PJM NORTHEAST - PECO Energy Company, Jersey Central Power & Light Company, Public Service Electric & Gas Company.

     - PJM ACE - Atlantic City Electric Company.

Generally, power in PJM flows from West to East, from low cost, low demand areas in the West to high cost, high demand areas in the East. Such power transfers tax the system heavily, creating less flexibility for system balance and emergency response. To slow the region's increasing transmission congestion, the PJM Interconnection has designed location-based market pricing systems ("LBMP") to provide market-based incentives to site capacity resources near load centers and thereby relieve system constraints. Pace's subdivisions were created to reflect such locational pricing based on regional transmission zones and inter-regional constraints. Exhibit 18 provides the intra-regional transfer capability schematic for PJM employed in the simulation.

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PROPRIETARY & CONFIDENTIAL             23
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       (PACE LOGO -- Global Energy Services)

EXHIBIT 18:      ASSUMED PJM MARKET AREA TRANSMISSION CONSTRAINTS
--------------------------------------------------------------------------------

                              (GRAPH - EXHIBIT 18)
--------------------------------------------------------------------------------

Pace simulates all resources in PJM including each transmission area's native load and capacity. Additionally, inter-regional transfers with utilities that are more than one wheel away from PJM are modeled on a net transaction basis (i.e., net purchases or sales are simulated, but full resource optimization is not conducted). Net transactions were developed utilizing historical wholesale transactions as reported to the FERC for the years 1995 to 1998 and are outlined in Exhibit 19. These transactions are modeled as available energy to the region designated at the running system marginal cost.

EXHIBIT 19:      HISTORIC INTER-REGIONAL TRANSACTIONS
--------------------------------------------------------------------------------

-------------------------------------------------
        FROM               TO            MW
-------------------------------------------------
        NYPP               PJM           200
        MAIN               PJM           350
        SERC               PJM           300
        ECAR               PJM           800
-------------------------------------------------

--------------------------------------------------------------------------------

   REGIONAL DEMAND FORECAST

Pace developed an independent demand forecast for each of the five sub-regions in PJM. The following summarizes Pace's demand forecast methodology and results.

   PACE'S INDEPENDENT LOAD FORECASTING METHODOLOGY

Pace's independent demand forecast was developed according to the methodology illustrated in Exhibit 20. This methodology has two primary components. The first is the use of econometric models to forecast annual energy and peak demand levels based on changes in

--------------------------------------------------------------------------------
PROPRIETARY & CONFIDENTIAL             24
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       (PACE LOGO -- Global Energy Services)

population, employment, income, and other relevant economic indicators. The second component of the methodology is the translation of historical hourly demand levels and forecasted peak demand to create predicted hourly load for each forecast year.

Typically, the most accurate means of projecting future demand is not done solely by analyzing past trends in peak and energy demand, but by analyzing the underlying factors that drive the consumption of electricity. This approach is often referred to as a "bottom-up" analytical approach. As shown in Exhibit 20, the foundation of Pace's load forecasting methodology is a bottom-up analytical approach.

EXHIBIT 20:      PACE LOAD FORECASTING METHODOLOGY
--------------------------------------------------------------------------------

                              (GRAPH - EXHIBIT 20)
--------------------------------------------------------------------------------

Pace generated its demand forecast based on the historical relationships between regional demand and multiple historic economic indicators (examples: population, employment and income) between 1990-1999. To generate this demand forecast,
Pace:

     - Established the historical relationship between net energy for load, population, employment, and disposable income in PJM.

     - Forecast a Base demand case based on the historical trends in population, employment, and personal income.

--------------------------------------------------------------------------------
PROPRIETARY & CONFIDENTIAL             25
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       (PACE LOGO -- Global Energy Services)

     - Forecast a Low demand case based on a forecast of these same economic indicators projected forward at a slowed economic growth rate equal to 3/4 the rate of historic trends.

     - Forecast a High demand case based on a nominal increase in population growth relative to the historical trend.

     - Calculated seasonal energy and summer/winter peaks according to historical usage patterns and load factors.

Other issues considered with respect to Pace's independent forecast include:

     - Normal weather conditions are assumed with no factors included to simulate extreme weather conditions.

     - The forecast incorporated all demand and energy reductions from utility dispatchable and non-dispatchable DSM programs as published in utility demand forecasts. Pace believes that this is a conservative assumption in that many DSM programs are aggressive in future years and will likely fall short of their stated goals.

For purposes of the Base Case, Pace will simulate our base case demand forecast, which is consistent with future expectations. The low and high demand cases are developed for comparison and, ultimately, for sensitivity analyses.

   ENERGY DEMAND FORECAST RESULTS

Pace's analysis indicates that PJM's historical growth in retail electricity sales correlated to changes in employment, personal income, and population with a high degree of reliability. Pace's regression analysis resulted in a correlation coefficient of 94%. The resulting forecast of PJM system load is illustrated in Exhibit 21 and provided in tabular form in Exhibit 22. The summary of the energy forecast results are outlined below:

     - Regional electricity demand growth will slow from its historical growth rate. Historically (1990-1999), the demand has grown at 1.63% per year in PJM. Pace forecasts annual demand growth to be 1.41% per year over the forecasting horizon (until 2025) in PJM.

     - Pace forecasts a higher annual growth rate than currently filed utility forecasts in PJM. As shown in Exhibit 21 and Exhibit 22, the region's utilities in PJM forecast 1.54% annual demand growth from 2000-2009, while Pace forecasts 1.57% for annual growth over the same time period.

--------------------------------------------------------------------------------
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       (PACE LOGO -- Global Energy Services)

EXHIBIT 21:      PACE AGGREGATED ENERGY DEMAND FORECAST (PJM)
--------------------------------------------------------------------------------

                              (GRAPH - EXHIBIT 21)
--------------------------------------------------------------------------------

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       (PACE LOGO -- Global Energy Services)

EXHIBIT 22:      PACE PJM DEMAND FORECAST
--------------------------------------------------------------------------------

----------------------------------------------------------------------------
                                                                 PACE PJM
                               PJM UTILITIES'     PACE PJM        ENERGY
                                   ENERGY          ENERGY       FORECAST -
                                   DEMAND         BACKCAST      BASE CASE
                                   (GWH)           (GWH)          (GWH)
----------------------------------------------------------------------------
          HISTORIC
----------------------------------------------------------------------------
            1990                  221,099         221,621
            1991                  228,588         225,445
            1992                  226,154         231,103
            1993                  235,980         234,967
            1994                  238,379         237,729
            1995                  243,043         240,746
            1996                  243,328         242,882
            1997                  243,967         245,972
            1998                  248,806         250,844
            1999                  255,741         257,541
----------------------------------------------------------------------------
          FORECAST
----------------------------------------------------------------------------
            2000                  258,605                        261,881
            2001                  262,257                        266,296
            2002                  266,236                        270,786
            2003                  271,363                        275,354
            2004                  275,981                        279,999
            2005                  280,094                        284,725
            2006                  284,357                        288,808
            2007                  288,493                        292,952
            2008                  292,773                        297,155
            2009                  296,687                        301,421
            2010                                                 305,748
            2011                                                 310,139
            2012                                                 314,593
            2013                                                 319,113
            2014                                                 323,699
            2015                                                 328,352
            2016                                                 332,517
            2017                                                 336,735
            2018                                                 341,008
            2019                                                 345,336
            2020                                                 349,720
            2021                                                 353,567
            2022                                                 357,457
            2023                                                 361,391
----------------------------------------------------------------------------
            2024                                                 366,483
----------------------------------------------------------------------------
            2025                                                 371,650
----------------------------------------------------------------------------
  Growth Rate 1990 - 1999          1.63%           1.68%
----------------------------------------------------------------------------
  Growth Rate 2000 - 2009          1.54%                          1.57%
----------------------------------------------------------------------------
  Growth Rate 2000 - 2025                                         1.41%
----------------------------------------------------------------------------

--------------------------------------------------------------------------------
PROPRIETARY & CONFIDENTIAL             28
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       (PACE LOGO -- Global Energy Services)

--------------------------------------------------------------------------------

The PJM energy forecast shown in Exhibit 23 reflects an aggregation of Pace's independent view of the sub-regional forecasts for the defined PJM market area:
PJM South, PJM Southeast, PJM Central, PJM Northeast, and PJM ACE. As shown in
Exhibit 23, energy demand in the Northeast is expected to grow at an annual average rate of 1.35%, in Central is expected to grow at 1.31%, in Southeast is expected to grow at 2.04%, in the South is expected to grow at 1.40% and in ACE is expected to grow at 1.58% from 2000 to 2025.

--------------------------------------------------------------------------------
PROPRIETARY & CONFIDENTIAL             29
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       (PACE LOGO -- Global Energy Services)

EXHIBIT 23:      PACE'S SUB-REGIONAL ENERGY FORECAST FOR PJM
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------
                                                                                                      UTILITIES'
                                                                                                        ENERGY
                                            PACE'S ENERGY FORECAST - BASE CASE (GWH)                   FORECAST
-----------------------------------------------------------------------------------------------------------------
          HISTORIC            Northeast    Central    Southeast     South        ACE        Total
-----------------------------------------------------------------------------------------------------------------
            1990               88,777      58,136      14,162      51,831       8,715      221,621     221,099
            1991               89,945      59,179      14,525      52,871       8,925      225,445     228,588
            1992               92,516      60,747      14,965      53,744       9,131      231,103     226,154
            1993               93,776      61,989      15,384      54,439       9,379      234,967     235,980
            1994               94,664      62,534      15,814      55,156       9,560      237,729     238,379
            1995               96,060      63,035      16,183      55,756       9,711      240,746     243,043
            1996               96,805      63,651      16,510      56,025       9,890      242,882     243,328
            1997               98,073      64,016      16,830      57,025      10,028      245,972     243,967
            1998               100,458     64,680      17,241      58,175      10,289      250,844     248,806
            1999               102,529     66,875      17,604      60,209      10,324      257,541     255,741
-----------------------------------------------------------------------------------------------------------------
          FORECAST
-----------------------------------------------------------------------------------------------------------------
            2000               104,183     67,924      18,035      61,220      10,520      261,881     258,605
            2001               105,864     68,989      18,476      62,247      10,720      266,296     262,257
            2002               107,571     70,071      18,928      63,292      10,923      270,786     266,236
            2003               109,307     71,170      19,391      64,355      11,131      275,354     271,363
            2004               111,070     72,286      19,866      65,435      11,342      279,999     275,981
            2005               112,862     73,420      20,352      66,534      11,558      284,725     280,094
            2006               114,408     74,398      20,775      67,483      11,744      288,808     284,357
            2007               115,976     75,390      21,206      68,445      11,933      292,952     288,493
            2008               117,566     76,395      21,647      69,422      12,126      297,155     292,773
            2009               119,177     77,413      22,097      70,412      12,321      301,421     296,687
            2010               120,811     78,445      22,556      71,416      12,520      305,748
            2011               122,467     79,490      23,025      72,435      12,722      310,139
            2012               124,145     80,550      23,503      73,468      12,927      314,593
            2013               125,847     81,623      23,991      74,516      13,136      319,113
            2014               127,571     82,711      24,490      75,579      13,348      323,699
            2015               129,320     83,813      24,999      76,657      13,563      328,352
            2016               130,883     84,799      25,457      77,622      13,756      332,517
            2017               132,466     85,796      25,923      78,599      13,951      336,735
            2018               134,067     86,805      26,398      79,588      14,150      341,008
            2019               135,688     87,826      26,882      80,589      14,351      345,336
            2020               137,328     88,858      27,374      81,603      14,555      349,720
            2021               138,767     89,764      27,809      82,493      14,734      353,567
            2022               140,221     90,679      28,250      83,393      14,915      357,457
            2023               141,689     91,603      28,698      84,302      15,099      361,391
-----------------------------------------------------------------------------------------------------------------
            2024               143,602     92,803      29,283      85,482      15,313      366,483
-----------------------------------------------------------------------------------------------------------------
            2025               145,540     94,109      29,881      86,679      15,441      371,650
-----------------------------------------------------------------------------------------------------------------
  Growth Rate 1990 - 1999       1.61%       1.57%       2.45%       1.68%       1.90%       1.68%       1.63%
-----------------------------------------------------------------------------------------------------------------
  Growth Rate 2000 - 2009       1.51%       1.46%       2.28%       1.57%       1.77%       1.57%       1.54%
-----------------------------------------------------------------------------------------------------------------
  Growth Rate 2000 - 2025       1.35%       1.31%       2.04%       1.40%       1.58%       1.41%
-----------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
PROPRIETARY & CONFIDENTIAL             30
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       (PACE LOGO -- Global Energy Services)

Pace also developed the summer and winter peak demand for each sub-region based on each sub-regional energy forecast reflecting historical load factors. Pace's forecast for winter and summer peak demand for each PJM sub-region along with utility filed peak forecasts are detailed in Exhibit 24.

EXHIBIT 24:      PACE SUB-REGIONAL PEAK DEMAND FORECAST FOR PJM - MW
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------

                  ACE               CENTRAL            NORTHEAST             SOUTH             SOUTHEAST
-------------------------------------------------------------------------------------------------------------
           SUMMER    WINTER    SUMMER    WINTER    SUMMER    WINTER    SUMMER    WINTER    SUMMER    WINTER
-------------------------------------------------------------------------------------------------------------
HISTORIC
-------------------------------------------------------------------------------------------------------------
  1993
  1994
  1995
  1996
  1997
  1998
  1999
-------------------------------------------------------------------------------------------------------------
FORECAST
-------------------------------------------------------------------------------------------------------------
  2000      2,326     1,663    12,106    11,519    20,923    16,345    12,295    10,741     3,658     3,275
  2001      2,361     1,688    12,240    11,646    21,168    16,536    12,443    10,870     3,726     3,336
  2002      2,397     1,713    12,376    11,775    21,416    16,730    12,592    11,000     3,796     3,397
  2003      2,433     1,739    12,513    11,906    21,667    16,927    12,743    11,133     3,866     3,461
  2004      2,470     1,765    12,651    12,038    21,922    17,125    12,896    11,266     3,938     3,525
  2005      2,507     1,792    12,792    12,171    22,179    17,326    13,051    11,402     4,011     3,591
  2006      2,544     1,819    12,934    12,306    22,439    17,530    13,208    11,539     4,086     3,658
  2007      2,583     1,846    13,077    12,443    22,703    17,735    13,367    11,678     4,162     3,726
  2008      2,622     1,874    13,223    12,581    22,969    17,944    13,529    11,819     4,240     3,795
  2009      2,661     1,902    13,370    12,722    23,239    18,154    13,692    11,961     4,319     3,866
  2010      2,701     1,931    13,519    12,863    23,512    18,368    13,857    12,105     4,400     3,939
  2011      2,742     1,960    13,670    13,007    23,788    18,584    14,024    12,251     4,483     4,013
  2012      2,783     1,989    13,822    13,152    24,068    18,802    14,193    12,399     4,567     4,088
  2013      2,825     2,019    13,977    13,299    24,351    19,023    14,365    12,549     4,652     4,165
-------------------------------------------------------------------------------------------------------------

---------  ---------------------------------------
                PACE NON-         PJM UTILITIES
             COINCIDENT PEAK     COINCIDENT PEAK
---------  ---------------------------------------
            SUMMER    WINTER    SUMMER    WINTER
           ---------------------------------------
HISTORIC
----------------------------------------------------------------------------------------------------
  1993                          46,494    41,406
  1994                          46,019    40,653
  1995                          48,577    40,790
  1996                          44,302    40,468
  1997                          49,464    37,217
  1998                          48,445    36,532
  1999                          51,600    38,123
------------------------------------------------------------------------------------------------------------- ----------------------
-----------------
FORECAST
-------------------------------------------------------------------------------------------------------------   --------------------
-------------------
  2000      51,309    43,543    50,576    43,628
  2001      51,938    44,076    51,426    44,264
  2002      52,576    44,617    52,238    44,917
  2003      53,222    45,165    53,048    45,575
  2004      53,877    45,720    53,892    46,247
  2005      54,540    46,282    54,769    46,947
  2006      55,212    46,852    55,634    47,631
  2007      55,893    47,429    56,516    48,321
  2008      56,582    48,013    57,381    48,981
  2009      57,281    48,606
  2010      57,989    49,206
  2011      58,707    49,814
  2012      59,433    50,431
  2013      60,170    51,055
-------------------------------------------------------------------------------------------------------------   --------------------
-------------------

--------------------------------------------------------------------------------

Pace used an hourly load module tool to translate annual peak and energy demand growth factors into future hourly demand for the Study Period. The translation process is a two-step process:

     1) The first step involves aggregating actual utility hourly loads as reported to the FERC (for each utility under consideration in this study). This aggregation creates integrated hourly system load profiles, or base system hourly load files, for each transmission area in the PJM market.

     2) The second step involves applying annual growth factors and seasonal peak demand forecasts to the base system hourly load file, to create hourly demand files for each year in the Study Period.

--------------------------------------------------------------------------------
PROPRIETARY & CONFIDENTIAL             31
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       (PACE LOGO -- Global Energy Services)

Pace assumed that the basic historic system load shape as represented by 1998 values would be maintained throughout the Study Period. However, system load factors do change slightly as the result of applying annual peak and energy growth factors. As the relationship of peak demand and energy change, the system load factor and shape will shift.

   FUEL PRICING

Pace developed fuel price forecasts for each major fuel (natural gas, #2 distillate fuel oil, #6 residual fuel oil, coal, and uranium) in the PJM market region. The base year fuel prices and annual escalation rates in the forecast are based on Pace's analysis of historical price data and the fundamental factors driving each fuel market. All forecast prices are in 1998 real dollars and represent a regional benchmark market price.(3)

Pace's forecasting methodology recognizes that actual prices to existing facilities often vary from the regional benchmark due to advantages/disadvantages in supply contract terms or transportation rates. To develop plant-specific fuel forecasts for these facilities, the regional benchmark price is adjusted to reflect plant-specific cost factors. These plant-specific cost factors are maintained throughout the forecast.

Pace applies monthly fuel adjustment factors as shown in Exhibit 25 to reflect monthly fluctuations in fuel prices. For the first three years of the natural gas forecast, the seasonal factors change each year to reflect a relatively steep decline in annual prices to the longer term forecast.(4)

EXHIBIT 25:      MONTHLY FUEL PRICE ADJUSTMENT FACTORS
--------------------------------------------------------------------------------

------------------------------------------------------------------------
                 GAS         GAS
   MONTH        2001       2002-25      COAL       #2 OIL      #6 OIL
------------------------------------------------------------------------
    JAN         346%        126%        102%        100%        108%
------------------------------------------------------------------------
    FEB         143%        122%        101%         97%         93%
------------------------------------------------------------------------
    MAR          99%        110%         99%         96%         92%
------------------------------------------------------------------------
    APR         103%         94%         95%         98%         95%
------------------------------------------------------------------------
    MAY          94%         85%        101%         97%         96%
------------------------------------------------------------------------
    JUN          72%         85%        102%         93%         94%
------------------------------------------------------------------------
    JUL          65%         85%        102%         95%         97%
------------------------------------------------------------------------
    AUG          64%         85%        102%        100%         98%
------------------------------------------------------------------------
    SEP          46%         86%        102%        106%        101%
------------------------------------------------------------------------
    OCT          49%         94%         94%        109%        108%
------------------------------------------------------------------------
    NOV          54%        109%        100%        105%        109%
------------------------------------------------------------------------
    DEC          66%        119%         98%        103%        108%
------------------------------------------------------------------------

--------------------------------------------------------------------------------

------------------------------------

(3) Gas-fired expansion plants are assigned the natural gas regional benchmark price.

(4) The factors for Jan.-Sep. 2001 reflect actual seasonality.

--------------------------------------------------------------------------------
PROPRIETARY & CONFIDENTIAL             32

       (PACE LOGO -- Global Energy Services)

The remainder of this section reviews Pace's major conclusions and base case assumptions regarding fuel pricing.

   NATURAL GAS

Pace's independent forecast of delivered natural gas prices in PJM is comprised of commodity prices, as represented by the price for gas on the New York Mercantile Exchange ("NYMEX") at the Henry Hub in Louisiana, plus a regional basis adjustment to reflect price differentials between the Gulf Coast and various PJM delivered price sub-regions.

   COMMODITY PRICES

In general, Pace expects Henry Hub commodity prices to return to towards their long run mean after peaking in 2001. After 2005, Pace expects a 0.5 percent annual real price increase throughout the forecast period. Fundamental factors driving Pace's Henry Hub commodity forecast are:

     - Record levels of drilling for natural gas have resulted in new reserve discoveries and new production that will continue to enter the market for the next few years. Beginning in the spring of 2001, the industry entered a cycle of higher production and record storage injections that, coupled with lower gas demand, lead to a collapse in prices. Pace expects natural gas prices at the Henry Hub to trade in the $2.00 to $3.00/MMBtu range for the remainder of 2001, although cash market prices on a given day may be higher or lower due to short-term technical factors.

     - Despite low prices, leading gas supply indicators remain at record levels, signaling that the rebound in production will continue over the short to medium term. The U.S. gas-directed rig count stood at over 1,000 in June 2001, compared to a count just above 600 eighteen months previously. As of September 2001, the rig count was still over 900. Assuming a six to eighteen month lag between drilling and new production, and normal summer weather patterns, Pace expects strong production growth to continue into 2002 and 2003.

     - Pace expects that the current slowdown in the U.S. and global economy will mitigate a recovery in industrial gas consumption due to lower prices. The chemical industry is by far the largest industrial user of natural gas, and although gas prices are lower, slow economic growth and excess capacity will place a cap on near term gas demand from this industry. Similarly, Pace expects relatively low gas demand from the metals sectors, the send largest industrial user of natural gas.

     - As of September 13, 2001, and since the beginning of the refill season, the industry had added a record 2,667 Bcf to gas inventories and storage was over 81 percent full.

--------------------------------------------------------------------------------
PROPRIETARY & CONFIDENTIAL             33

       (PACE LOGO -- Global Energy Services)

       Over the same period last year, the industry had added only 2,258 Bcf and storage was just 69 percent full. Given the healthy state of inventories compared to last year and Pace's expectation for storage to rebuild to near capacity by November 2001, current softness in gas prices should continue into 2002.

     - Pace expects that substantial incremental gas demand from new greenfield gas-fired power generation during the next three years will offset some of the downward price pressure exerted by new supply from increased drilling. Pace estimates that new gas fired generation will add almost
       5.4 Bcf/d in incremental natural gas consumption by 2004.

     - Expansion of the North American pipeline grid and productive capacity from the Gulf Coast and the Western Canadian Sedimentary Basin will increase competition, particularly in the Midwest and Northeast. By 2004, several new pipeline projects, such as Millennium and Independence should be completed, which will encourage gas-on-gas competition causing Henry Hub prices to remain at current levels.

     - Over the long term, Pace does not anticipate sustained natural gas shortfalls in its base case commodity forecast as producers and consumers respond quickly to market price signals. Higher prices support a greater and faster expected return on drilling investments, high rig counts, and future production growth, but also result in lower gas demand.

     - Environmental regulations requiring the use of cleaner, more efficient fuels have shifted consumption preferences to natural gas thereby contributing to a higher long-term real price escalation rate relative to other fuels.

     - In the long run, technologically driven declines in exploration and production costs, and increases in finding rates will increase productive capacity. These supply-side fundamentals will keep real gas prices from escalating too high relative to other fuels.

   REGIONAL BASIS

The delivered gas price forecast incorporates general price differentials and the cost of transportation to PJM gas price subregions, as depicted in Exhibit 26.

--------------------------------------------------------------------------------
PROPRIETARY & CONFIDENTIAL             34

       (PACE LOGO -- Global Energy Services)

EXHIBIT 26:      PACE GAS PRICE PJM SUBREGIONS
--------------------------------------------------------------------------------

                                    (GRAPH)
--------------------------------------------------------------------------------

Each gas price region is defined by its primary liquid supply source, interstate transporter, and that transporter's applicable market-based transportation rates. The regional basis from the Henry Hub to these gas price regions is driven primarily by the following fundamentals:

     - Transportation rates in PJM will experience some incremental competition during the early part of the mid term as projects, such as Millennium, are built to bring excess Midwestern supply to markets in the Northeast.

     - EAST PJM receives supply primarily off of Texas Eastern Transmission Corporation ("TETCO") and Transcontinental Gas Pipeline Corporation ("Transco"). These pipelines terminate in the New York City ("NYC") market area, which sets the price for deliveries in this area. Eastern PJM markets can receive supply just upstream of constraint points heading into NYC and therefore are priced at a $0.04/ MMBtu discount to delivered prices in the NY City region.

     - On an annual average basis, prices in WESTERN PJM are approximately $0.08/ MMBtu less than prices in Eastern PJM. This price discrepancy is attributed to the region's proximity to Appalachian supply and access to more available pipeline capacity on Columbia Transmission ("TCO") and Dominion Transmission ("DTI").

     - Markets in NORTHERN NEW JERSEY receive supply primarily from Transco and TETCO. These deliveries are downstream of seasonal constraint points that cause delivered supply to average approximately $0.04/MMBtu over PJM East deliveries on an annual average basis.

     - Markets located in the DELMARVA Peninsula do not have direct access to interstate pipeline systems and must therefore use the local distribution companies to obtain

--------------------------------------------------------------------------------
PROPRIETARY & CONFIDENTIAL             35

       (PACE LOGO -- Global Energy Services)

       delivery of supply. Pace assumes a transportation charge of $0.25/MMBtu in addition to PJM East delivered prices.

Exhibit 27 provides a summary of Pace's independent forecast of annual Henry Hub and delivered prices to each respective PJM fuel sub-region.

EXHIBIT 27:      PJM NATURAL GAS PRICE FORECASTS (1998 $/MMBTU)
--------------------------------------------------------------------------------

-----------------------------------------------------------------------
            HENRY     N. NEW
  YEAR       HUB      JERSEY        E. PJM      DEL MARVA     W. PJM
-----------------------------------------------------------------------
  2001      3.89       5.28          4.79          5.04        4.71
-----------------------------------------------------------------------
  2002      2.60       3.31          3.28          3.53        3.20
-----------------------------------------------------------------------
  2003      2.32       2.89          2.85          3.10        2.77
-----------------------------------------------------------------------
  2004      2.30       2.87          2.83          3.08        2.75
-----------------------------------------------------------------------
  2005      2.35       2.92          2.88          3.13        2.80
-----------------------------------------------------------------------
  2006      2.36       2.93          2.89          3.14        2.81
-----------------------------------------------------------------------
  2007      2.37       2.94          2.90          3.15        2.82
-----------------------------------------------------------------------
  2008      2.39       2.96          2.92          3.17        2.84
-----------------------------------------------------------------------
  2009      2.40       2.97          2.93          3.18        2.85
-----------------------------------------------------------------------
  2010      2.41       2.98          2.94          3.19        2.86
-----------------------------------------------------------------------
  2011      2.42       2.99          2.95          3.20        2.87
-----------------------------------------------------------------------
  2012      2.44       3.00          2.96          3.21        2.88
-----------------------------------------------------------------------
  2013      2.45       3.02          2.98          3.23        2.90
-----------------------------------------------------------------------
  2014      2.46       3.03          2.99          3.24        2.91
-----------------------------------------------------------------------
  2015      2.47       3.04          3.00          3.25        2.92
-----------------------------------------------------------------------
  2016      2.48       3.05          3.01          3.26        2.93
-----------------------------------------------------------------------
  2017      2.49       3.07          3.03          3.28        2.95
-----------------------------------------------------------------------
  2018      2.51       3.08          3.04          3.29        2.96
-----------------------------------------------------------------------
  2019      2.52       3.09          3.05          3.30        2.97
-----------------------------------------------------------------------
  2020      2.53       3.10          3.06          3.31        2.98
-----------------------------------------------------------------------
  2021      2.55       3.12          3.08          3.33        3.00
-----------------------------------------------------------------------
  2022      2.56       3.13          3.09          3.34        3.01
-----------------------------------------------------------------------
  2023      2.57       3.14          3.10          3.35        3.02
-----------------------------------------------------------------------
  2024      2.58       3.15          3.11          3.36        3.03
-----------------------------------------------------------------------
  2025      2.60       3.17          3.13          3.38        3.05
-----------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
PROPRIETARY & CONFIDENTIAL             36

       (PACE LOGO -- Global Energy Services)

   FUEL OIL

Pace forecasts prices for #2 oil, Low Sulfur #2, #6 1.0%, and #6 0.3% oil for PJM based on the consumption profile of the generators in the region. The forecast prices are comprised of the following components, which are detailed in the remainder of this section:

     - Commodity prices as represented by the price for West Texas Intermediate ("WTI") crude oil on the NYMEX in Cushing, Oklahoma,

     - Location basis, and

     - Crack spreads.

      COMMODITY PRICES

The strength of crude oil prices in 2000 can be attributed to low inventory levels and demand growth stemming from a continued strong U.S. economy and economic recovery in Asia. Prices were at levels that, if sustained, will stimulate non-OPEC production and encourage OPEC members to exceed current quota levels and expand production capacity. Therefore, it is Pace's view that world prices will eventually fall to levels that are comparable to the average real price for the five-year period prior to the 1998 price collapse. Pace's WTI forecast is based on the following key fundamentals:

      OPEC PRODUCTION

     - The OPEC price-band mechanism that was agreed upon in March 2000 will remain in effect. The agreement requires OPEC to meet if a basket of OPEC crude falls below $22.00 or rises above $28.00 per barrel over a 20-day period. OPEC's largest producer, Saudi Arabia, has voiced its desire for a $25 per barrel price and aggressively increased production in the latter half of 2000 to meet that goal. Prices began to soften in late 2000 in response to this increase in supply.

     - In spite of bearish price trends during the late fourth quarter of 2000, the market remains concerned over Middle East tensions, unreliable Iraqi exports, and possible OPEC production cuts. Therefore, Pace expects the world price of oil to rise to the upper bounds of OPEC's price band. However, global crude demand growth, expected to slow during 2001, will preclude prolonged price spikes over $30.00 per barrel.

     - OPEC, led by swing producer Saudi Arabia, will attempt to avoid future sustained prices above $25.00, which inhibit global economic growth and lead to increased exploration and production in non-OPEC countries. The price of crude will be driven toward the long-term equilibrium price of approximately $21.00.

--------------------------------------------------------------------------------
PROPRIETARY & CONFIDENTIAL             37

       (PACE LOGO -- Global Energy Services)

     - OPEC was producing at nearly its maximum capacity in 2000, and will undertake relatively ambitious capacity expansion programs in order to accommodate the projected rise in long term worldwide petroleum demand. Much of the expansion will occur in the Persian Gulf where the reserves-to-production ratio already exceeds 80 years.

     - OPEC's relative market share will grow from its current level of approximately 40 percent, but will not surpass the historic high of 53 percent reached in 1973.

         NON-OPEC PRODUCTION

     - Non-OPEC production was surprisingly resilient in the low price environment prior to mid-1999, largely due to innovations in exploration and drilling technologies and investment-friendly government policies. While the prices in Pace's forecasted range are sufficient not only to sustain but in some regions expand output by non-OPEC producers, the relative share of non-OPEC output will fall due to expected strong growth in OPEC production.

     - U.S. crude oil output, which has been declining since 1985 due to a combination of lower prices and rising production costs, will continue falling at a rate of about 1 percent annually. The impact of sharply lower Alaskan oil output, which has historically represented about 25 percent of total U.S. crude oil production, is tempered somewhat by technological innovations that improve success rates and lower costs for deepwater exploration and production in the Gulf of Mexico.(5)

     - Optimism remains high concerning the long-term resource potential of the Former Soviet Union (FSU) region, but production growth will be slow until after 2005 due to the startup delays of many Caspian Basin projects as well as a generally pessimistic outlook for investment in Russia.

     - North Sea production, the largest supply component in the European Union, is expected to enter a decline phase soon.

         OIL DEMAND

     - Demand growth in industrialized countries is projected to be flat to modest due to lower expected GDP growth and a gradual shift away from oil for non-transportation uses such as power generation and space heating.

     - Dramatic demand increases in developing countries are anticipated largely due to higher assumed rates of GDP growth as well as the greater tendency in developing

------------------------------------

(5) Combined with the expected growth in U.S. oil demand, the decline in U.S. production implies an increase in U.S. oil imports.

--------------------------------------------------------------------------------
PROPRIETARY & CONFIDENTIAL             38

       (PACE LOGO -- Global Energy Services)

    countries to use oil for a wider variety of applications. GDP growth is expected to be strongest in the developing economies of Asia, particularly China.

     - FSU and Eastern Europe are projected to have relatively rapid GDP growth, but the impact on petroleum demand will be modest because the transition to a market system will lead to offsetting improvements in energy efficiency.

     - In the U.S., a tight natural gas market will lead to some fuel switching to oil in the industrial and power generation sectors. This will place upward pressure on oil at times, countering the bearish effects of a potentially softening economy.

Exhibit 28 shows Pace's crude oil price forecast for WTI for the period of 2001-2025. By 2006, oil prices are expected to settle at their long-term mean and remain there for the duration of the forecast. It is Pace's view that the price of oil is mean reverting. While the price does cycle around the mean as the market moves from surplus to constraint, the cycle is a product of international political factors as much as supply/demand fundamentals.

EXHIBIT 28:      WTI CRUDE OIL PRICE FORECAST (1998 $/MMBTU)
--------------------------------------------------------------------------------

-----------------------------------------------
        YEAR              WTI PRICE FORECAST
-----------------------------------------------
        2001                     4.76
-----------------------------------------------
        2002                     4.52
-----------------------------------------------
        2003                     4.28
-----------------------------------------------
        2004                     4.04
-----------------------------------------------
        2005                     3.80
-----------------------------------------------
      2006-2025                  3.60
-----------------------------------------------

--------------------------------------------------------------------------------

      LOCATION BASIS

An adjustment for WTI crude oil prices must be made to reflect the price differentials between Cushing, Oklahoma, and the oil regions presented in
Exhibit 29. The location adjustment for each region is calculated by reviewing the differential between prices for oil products in Oklahoma and each oil sub-regions.

--------------------------------------------------------------------------------
PROPRIETARY & CONFIDENTIAL             39

       (PACE LOGO -- Global Energy Services)

EXHIBIT 29:      PACE OIL PRICE SUB-REGIONS FOR PJM
--------------------------------------------------------------------------------

                              (GRAPH - EXHIBIT 29)
--------------------------------------------------------------------------------

A local delivery charge is also applied to rack pricing to reflect transport charges to the plant sites. The final regional Location Basis is presented in
Exhibit 30.

EXHIBIT 30:      PJM FUEL OIL LOCATION BASIS (1998 $/MMBTU)
--------------------------------------------------------------------------------

----------------------------------------------------------------------------
      CUSHING, OK TO:                        LOCATION BASIS
----------------------------------------------------------------------------
         PJM West                                 0.18
----------------------------------------------------------------------------
         PJM South                                0.00
----------------------------------------------------------------------------
         PJM East                                 0.02
----------------------------------------------------------------------------
 New York City & Vicinity                         0.10
----------------------------------------------------------------------------

--------------------------------------------------------------------------------

      REFINED PRODUCT CRACK SPREADS

Ten years of historical U.S. Gulf Coast and New York Harbor spot prices were used to determine the average crack spreads between crude oil and #2 fuel oil, Low Sulfur #2, #6 1.0%, and #6 0.3% oil. The average crack spreads shown in
Exhibit 31 are forecasted to determine the refined product prices in each region.

--------------------------------------------------------------------------------
PROPRIETARY & CONFIDENTIAL             40

       (PACE LOGO -- Global Energy Services)

EXHIBIT 31:      CRUDE OIL TO REFINED PRODUCT CRACK SPREADS (1998 $/MMBTU)
--------------------------------------------------------------------------------

------------------------------------------------------------------------
      YEAR         LS #2 OIL      #2 OIL      #6 1.0% OIL   #6 0.3% OIL
------------------------------------------------------------------------
      2001           1.22          1.09         (0.70)         0.16
      2002           1.10          0.99         (0.68)         0.07
      2003           0.98          0.89         (0.66)        (0.01)
      2004           0.86          0.79         (0.64)        (0.09)
      2005           0.86          0.79         (0.64)        (0.09)
    2006-25          0.86          0.79         (0.64)        (0.09)
------------------------------------------------------------------------

--------------------------------------------------------------------------------

      DELIVERED OIL PRICE FORECASTS

Exhibit 32 provides Pace's forecast of annual delivered oil prices resulting from the summation of the components detailed above.

EXHIBIT 32:      FUEL OIL PRICE FORECAST BY PJM SUB-REGION (1998 $/MMBTU)
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------
                                    WEST PJM                                        SOUTH PJM
                 -----------------------------------------------------------------------------------------------
      YEAR           #2         LS #2      #6 1.0%     #6 0.3%       #2         LS #2      #6 1.0%     #6 0.3%
----------------------------------------------------------------------------------------------------------------
      2001          6.03        6.16        4.24        5.10        5.85        5.98        4.06        4.92
----------------------------------------------------------------------------------------------------------------
      2002          5.69        5.80        4.02        4.77        5.51        5.62        3.84        4.59
----------------------------------------------------------------------------------------------------------------
      2003          5.35        5.44        3.80        4.45        5.17        5.26        3.62        4.27
----------------------------------------------------------------------------------------------------------------
      2004          5.01        5.08        3.58        4.13        4.83        4.90        3.40        3.95
----------------------------------------------------------------------------------------------------------------
      2005          4.77        4.84        3.34        3.89        4.59        4.66        3.16        3.71
----------------------------------------------------------------------------------------------------------------
    2006-25         4.57        4.64        3.13        3.68        4.39        4.46        2.95        3.50
----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------
                                    EAST PJM                                NEW YORK CITY & VICINITY
                 -----------------------------------------------------------------------------------------------
      YEAR           #2         LS #2      #6 1.0%     #6 0.3%       #2         LS #2      #6 1.0%     #6 0.3%
----------------------------------------------------------------------------------------------------------------
      2001          5.87        6.00        4.08        4.94        5.95        6.08        4.15        5.01
----------------------------------------------------------------------------------------------------------------
      2002          5.53        5.64        3.86        4.61        5.61        5.72        3.93        4.69
----------------------------------------------------------------------------------------------------------------
      2003          5.19        5.28        3.64        4.29        5.27        5.36        3.72        4.37
----------------------------------------------------------------------------------------------------------------
      2004          4.85        4.92        3.42        3.97        4.93        5.00        3.50        4.05
----------------------------------------------------------------------------------------------------------------
      2005          4.61        4.68        3.18        3.73        4.69        4.76        3.26        3.81
----------------------------------------------------------------------------------------------------------------
    2006-25         4.41        4.48        2.97        3.52        4.49        4.55        3.05        3.60
----------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------

   COAL

Pace forecasts delivered coal prices by adding forecasted transportation costs to regional free on board ("FOB") basin level coal price forecasts. The basin level forecasts reflect the market outlook for various grades of coal in the three major coal-producing regions of the

--------------------------------------------------------------------------------
PROPRIETARY & CONFIDENTIAL             41

       (PACE LOGO -- Global Energy Services)

United States: Appalachia (West Virginia, Pennsylvania, Virginia, Eastern Kentucky, and Ohio), the Interior (Illinois, Indiana, and Western Kentucky), and the West (Wyoming, Montana, Colorado, Utah, New Mexico, and Arizona). Pace used the following methodology to generate its coal price forecast:

     - Step 1: A coal consumption profile was developed for PJM indicating the shares of coal consumption by sulfur grade (compliance(6) or non-compliance) and coal supply region.

     - Step 2: National and coal supply region specific trends in supply and demand were reviewed to forecast an average FOB price for each relevant coal supply region and sulfur grade.

     - Step 3: Trends in the applicable transportation markets were reviewed and were used to develop escalation rates by mode of transportation, primarily rail, barge, and truck.

     - Step 4: The FOB coal price for each plant was transitioned from the current price to Pace's forecasted FOB market price by 2004, to reflect a general movement from long-term above-market contracts to long-term contracts averaging three to five years in term.

     - Finally, the forecasted FOB prices and transportation rates were combined to generate a delivered coal price forecast.

In the subsequent parts of this section, Pace provides a summary of its FOB price forecasts and transportation escalation rates, a coal consumption profile for PJM, an analysis of the national and regional trends influencing the production basins supplying the region, and a discussion of transportation trends.

      COAL PRICE AND TRANSPORTATION RATE FORECAST SUMMARY

As shown in Exhibit 33, the FOB coal prices paid by electric generators in PJM for fuel declined in real terms throughout the 1990's. Due to the national and regional coal supply and demand trends discussed below, Pace forecasts that electric generators will likely face on average FOB prices that are higher than those of the past five years for most of the forecast period.

------------------------------------

(6) Compliance coal contains less than or equal to 1.2 Lbs SO2/MMBtu, which is the average emissions rate that electricity generators were required to meet by January 1, 2000, under the Clean Air Act Amendments of 1990 ("CAAA").

--------------------------------------------------------------------------------
PROPRIETARY & CONFIDENTIAL             42

       (PACE LOGO -- Global Energy Services)

EXHIBIT 33: PJM HISTORICAL WEIGHTED AVERAGE & FORECASTED FOB COAL PRICES (1998$/MMBTU)
--------------------------------------------------------------------------------

                               (GRAPH EXHIBIT 33)

     Sources: Pace and RDI COALdat.
--------------------------------------------------------------------------------

Pace projects that FOB coal prices in the supply basins serving PJM will decline over the forecast period. Exhibit 34 shows Pace's forecast of FOB prices:
Northern Appalachian ("NAPP") Non-Compliance coal; Central Appalachian ("CAPP") Compliance and Non-Compliance coals; and Illinois Basin ("ILB") coal.

--------------------------------------------------------------------------------
PROPRIETARY & CONFIDENTIAL             43

       (PACE LOGO -- Global Energy Services)

EXHIBIT 34:      PACE FOB COAL PRICE FORECAST FOR COAL CONSUMED IN PJM
                 (1998$/MMBTU)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------
                    CAPP              CAPP NON-           NAPP NON-         INTERIOR AND
    YEAR         COMPLIANCE          COMPLIANCE          COMPLIANCE        ILLINOIS BASIN
--------------------------------------------------------------------------------------------
    2001            1.39                1.29                1.29                1.19
    2002            1.26                1.17                1.17                1.06
    2003            1.23                1.13                1.13                1.02
    2004            1.19                1.09                1.09                0.99
    2005            1.15                1.05                1.05                0.95
    2006            1.14                1.04                1.04                0.94
    2007            1.17                1.07                1.07                0.97
    2008            1.20                1.10                1.10                1.00
    2009            1.22                1.13                1.13                1.02
    2010            1.21                1.11                1.11                1.01
    2011            1.20                1.10                1.10                1.00
    2012            1.19                1.09                1.09                0.98
    2013            1.17                1.08                1.08                0.97
    2014            1.16                1.07                1.07                0.96
    2015            1.15                1.05                1.05                0.95
    2016            1.14                1.04                1.04                0.94
    2017            1.13                1.03                1.03                0.93
    2018            1.12                1.02                1.02                0.92
    2019            1.11                1.01                1.01                0.90
    2020            1.09                1.00                1.00                0.89
  2021-35           1.09                1.00                1.00                0.89
--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------

In developing plant-level coal price forecasts, Pace examined the coal purchasing characteristics underlying each PJM coal-fired power plant, as well as the overall market for steam coal, to determine the likely delivered coal costs to each plant in the future. Pace reviewed coal deliveries to each of the facilities as reported by FERC Form 423 and RDI COALdat. The plant-level price forecasts were based on a combination of projected FOB and transportation prices as well as an adjustment for "above-market" contract expiration. To account for "over-market" contracts, Pace transitioned the FOB price for coal priced above the weighted average price for the relevant coal grade and coal source to the projected FOB price by 2004.

In order to reflect price trends in transportation, Pace applied the annual real escalators presented in Exhibit 35 to the applicable modes of coal transportation within PJM.

--------------------------------------------------------------------------------
PROPRIETARY & CONFIDENTIAL             44

       (PACE LOGO -- Global Energy Services)

EXHIBIT 35:      REAL TRANSPORTATION ESCALATION RATES BY MODE
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------
TRANSPORTATION MODE                                 2001        2002       2003-08     2009-20     2021-35
------------------------------------------------------------------------------------------------------------
  RAIL -- PLANT ACCESSED BY MULTIPLE ROADS          -2.0%       -2.0%       -2.0%       -2.0%        0.0%
------------------------------------------------------------------------------------------------------------
  RAIL -- PLANT ACCESSED BY SINGLE ROAD              0.0%        0.0%        0.0%        0.0%        0.0%
------------------------------------------------------------------------------------------------------------
  INLAND BARGE                                      -1.0%       -1.0%        6.5%       -1.0%        0.0%
------------------------------------------------------------------------------------------------------------
  COASTAL BARGE                                     -1.0%       -1.0%       -1.0%       -1.0%        0.0%
------------------------------------------------------------------------------------------------------------
  OCEAN FREIGHT                                     -2.0%       -2.0%       -2.0%       -2.0%        0.0%
------------------------------------------------------------------------------------------------------------
  TRUCK                                             -1.0%       -1.0%       -1.0%       -1.0%        0.0%
------------------------------------------------------------------------------------------------------------

     Source: Pace.
--------------------------------------------------------------------------------

      CONSUMPTION PROFILE

NAPP Non-Compliance coal dominates in the region, having accounted for on average approximately 79 percent of PJM's consumption from 1991-2000 (Exhibit
36). CAPP Compliance coal and NAPP Compliance coal, which represented 13 and 5 percent, respectively, of PJM's total consumption over the period, are the region's other two major coals.

Due to PJM's heavy reliance upon indigenous NAPP Non-Compliance coal, the sulfur content of coal consumed in PJM has remained relatively unchanged over the past decade. Unlike many NERC regions that have registered a gradual but marked decline during this period, the sulfur content of coal consumed in PJM has averaged about 2.55 Lbs SO(2)/ MMBtu, deviating only slightly from this level due to variations in the consumption levels of NAPP Non-Compliance coal.

--------------------------------------------------------------------------------
PROPRIETARY & CONFIDENTIAL             45

       (PACE LOGO -- Global Energy Services)

EXHIBIT 36:      PJM COAL CONSUMPTION, 1991-2000
--------------------------------------------------------------------------------

                              (GRAPH - EXHIBIT 36)

     Sources: Pace and RDI COALdat.
--------------------------------------------------------------------------------

      SUPPLY PROFILE

Pace's long-term coal market outlook for the PJM is based on a review of fundamental market drivers affecting overall domestic coal prices and the relative values of specific coal grades.

      NATIONAL SUPPLY AND DEMAND BALANCE FOR COAL

Due to a combination of declining supply and surging demand, the U.S. coal market tightened significantly in 2000, resulting in a run up in spot prices. Pace expects spot coal prices to decline from their peak. However, over the long term, Pace expects steadily increasing coal demand, coupled with the hesitancy of the pared-back domestic coal industry to invest in new capacity, to result in a fundamental shift in coal industry dynamics to higher prices. Therefore, Pace projects future coal prices will be relatively higher than those of the past decade.

Domestic coal production has declined for the last three years despite high levels of coal reserves (exceeding 250 years). Declining supply and supply flexibility are a direct result of under-investment in coal production facilities due to low prices during the 1990s. Low

--------------------------------------------------------------------------------
PROPRIETARY & CONFIDENTIAL             46

       (PACE LOGO -- Global Energy Services)

prices resulted in consolidation and rationalization throughout the industry, declining inventories, and an end to the decade-long overhang of production capacity in both the Eastern and Western United States (Exhibit 37). On the demand side, colder than normal weather in November and December 2000 and record high natural gas prices contributed to high coal consumption and coal unit dispatch in 2000.

EXHIBIT 37:      ANNUAL U.S. COAL SUPPLY-DEMAND BALANCE
--------------------------------------------------------------------------------

                              (GRAPH - EXHIBIT 37)

     Source: EIA.
--------------------------------------------------------------------------------

Higher industry productivity was the overriding reason for falling coal prices during the 1990s. Higher productivity was driven by many factors including:

     - Increased average mine size;

     - Closure of less productive properties;

     - Concentration of productive capacity among fewer large companies; and

     - Technological advances in surface mining, long-wall mining and logistics.

Pace does not expect productivity increases to continue at the rates experienced in the 1990's, as most of the relatively "easy" advances with regards to the factors listed above have already been made (Exhibit 38). Nevertheless, Pace expects productivity to continue to be significantly higher in the Western United States, primarily the Power River Basin ("PRB"), compared to mines east of the Mississippi.

--------------------------------------------------------------------------------
PROPRIETARY & CONFIDENTIAL             47

       (PACE LOGO -- Global Energy Services)

EXHIBIT 38:      U.S. COAL MINING PRODUCTIVITY, 1949-1999
--------------------------------------------------------------------------------

                              (GRAPH - EXHIBIT 38)

     Source: EIA
--------------------------------------------------------------------------------

Based on Energy Information Agency ("EIA") projections, Pace expects that domestic coal production will increase at approximately 0.9 percent per year between 2000 and 2020, with Western coal production, including the PRB, increasing at approximately 2 percent annually. During the same period, Pace expects Appalachian and Interior production to decrease by approximately 0.4 percent annually (Exhibit 39).

--------------------------------------------------------------------------------
PROPRIETARY & CONFIDENTIAL             48

       (PACE LOGO -- Global Energy Services)

EXHIBIT 39:      HISTORICAL AND PROJECTED U.S. COAL PRODUCTION, 1995 - 2020
--------------------------------------------------------------------------------

                              (GRAPH - EXHIBIT 39)

     Source: EIA.
--------------------------------------------------------------------------------

Pace expects relatively steady demand growth for coal over the next two decades, with the dominant market remaining the electric power industry. In 2000, power generation consumed approximately 91 percent of U.S. coal production, while 51 percent of net generation was met by coal.(7) Future coal demand will rely largely on increasing capacity utilization at existing coal units due to low coal-fired capacity additions over the past decade and projections for only limited additions over the forecast. Pace expects that new natural gas units will account for most new generation capacity.

The domestic coal market is considerably less liquid than the natural gas or oil products market. Historically, electricity generators have purchased approximately 80 percent of their coal under contracts lasting one year or more in order to ensure security of supply. While it is likely that utilities will continue to use the spot coal market, Pace expects electricity generators to continue to opt for a significant proportion of longer term contracts in order to supply their plant portfolios. Currently, non-spot coal supply contracts have an average term of three years.

------------------------------------

(7) Excludes cogeneration facilities reported in the EIA's industrial and commercial sectors.

--------------------------------------------------------------------------------
PROPRIETARY & CONFIDENTIAL             49

       (PACE LOGO -- Global Energy Services)

      TRANSPORTATION FORECAST AND TRENDS

Pace's view of market trends over the forecast period for the major modes of coal transportation--rail, inland and coastal barge, ocean freight, and truck--are presented in the sections that follow.

     - Consolidation is the most significant issue for railroads in the next twenty to thirty years. Even though the eastern and western markets are duopolistic, Burlington Northern Santa Fe ("BNSF") and Union Pacific ("UP") in the West and CSX and Norfolk Southern ("NS") in the East, the railroads tend to compete in each other's service territories. Consequently, Pace projects that coal rail transportation rates to plants with access to more than one railroad or transportation mode will decline by 2 percent per year between 2001-2020. Pace does not expect rates to plants served by only one railroad to see any decrease without competition from a second railroad. Technological improvements allowing for longer trains and more coal on each car have driven productivity increases and will continue to do so. Improved logistics management is also expected to continue to reduce cycle times and increase utilization rates.

     - Consolidation is expected to continue in the inland barge industry during the next three to five years, as significant investments are required to replace and add to existing fleets. In real terms, Pace expects barge transportation rates to decline slightly for the next couple of years. Between 2003 and 2008, Pace expects average rates to increase 6.5 percent annually to recover higher capital spending requirements. Pace forecasts that average barge rates will decline by an average 1 percent per year between 2009-2020, with a commensurate fall in rates for coal transportation by coastal barge.

     - Ocean freight rates are notoriously volatile in the short term but relatively stable on average over the long term. Average dry bulk freight rates over the last 20 years have been flat or declining slightly in nominal terms, equivalent to a decline in real terms. Pace applies an annual decline of 2% until 2020 to represent the average long-term behavior of freight rates.

     - Coal trucking rates in both the West and East are impacted by two major
       cost components:   diesel fuel and labor. Because of the ease of market
       penetration in the trucking industry, a general surplus of truckers is usually available. Consequently, most truckers have only a limited ability to pass on increased costs, such as higher diesel fuel prices. Since each state has different weight laws for loaded trucks, rates are different in each state for the same mileage. Assuming unchanged regulations and law enforcement, Pace expects that coal-trucking rates will decline by an average 1 percent per year over the forecast.

--------------------------------------------------------------------------------
PROPRIETARY & CONFIDENTIAL             50

       (PACE LOGO -- Global Energy Services)

   URANIUM

Pace expects uranium prices to remain constant in real terms over the next 20 years. Therefore, Pace assumed utility uranium prices would be equal to their 1996 average value (zero percent annual real rate of escalation).

   EXISTING GENERATING CAPACITY PROFILES

Pace reviewed and assessed the existing and expected power generation resource mix, the operational characteristics of capacity in PJM, and the cost profile of existing units.

      EXISTING UNIT COST PROFILE

For characterization of existing capacity, Pace utilized plant and unit specific data for 1998 as reported to FERC and the EIA detailing variable O&M, fixed O&M, fuel costs (adjusted for market delivered prices), capital expenditures, heat rate efficiency, and summer and winter capacity. Given that capital costs are not reported at the plant level, Pace has developed a methodology for allocating utility-level embedded costs to each major power plant in the region.

Pace expects that variable and fixed O&M will remain constant over the 20 year forecast period. Further, in order to maintain a level of conservativeness underlying the Base Case Pace did not retire any existing units except for nuclear capacity as detailed in the next section.

      NUCLEAR UNIT ASSESSMENT

Accounting for approximately 21% of installed capacity in PJM nuclear capacity has a significant impact on the regional electric power markets and the expected need for additional capacity into the future.

The nuclear industry has been subject to much uncertainty regarding future plant operations. Specifically, the nuclear fleet must address issues associated with design, cost, and re-licensing in order to establish future availability. While license renewal remains an uncertainty for several plants in this and other regions nationwide, the Calvert Cliffs nuclear facility in PJM is the first nuclear facility in the U.S. to receive license renewal. A final ruling on the license application was issued by the Nuclear Regulatory Commission ("NRC") on March 23, 2000 and provides for license extension through 2034 and 2036 for Units 1 and 2, respectively.

In addition, nuclear asset purchases have enjoyed significant attention from market participants. Groups particularly active in nuclear tenders include Entergy, AmerGen (a

--------------------------------------------------------------------------------
PROPRIETARY & CONFIDENTIAL             51

       (PACE LOGO -- Global Energy Services)

joint venture of PECO Energy and British Energy), and more recently, Dominion Resources. Calling upon core competencies in nuclear asset operations, these firms hope to decrease operating costs, increase plant margins through pooling multiple nuclear assets, and ultimately, reduce costs associated with decommissioning. However, it is currently unclear whether these and other nuclear operators intend to expend significant capital to refurbish and maintain these units past their license expiration or if they intend to decommission these units when major investment is required.

Given the uncertainty surrounding the future of nuclear generation, Pace assumes that all nuclear units in PJM will retire at their license expiration date.
Exhibit 40 provides a list of existing nuclear capacity located in PJM and the current NRC license expiration date.

EXHIBIT 40:      PJM NUCLEAR UNITS
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                                                         SUMMER           YEAR           LICENSE
             SUB-                                                                       CAPACITY       ORIGINALLY      EXPIRATION/
 REGION     REGION       PLANT NAME     UNIT #                 OWNER(S)                   (MW)        CONSTRUCTED       RETIREMENT
------------------------------------------------------------------------------------------------------------------------------------
  MAAC       South     Calvert Cliffs      1     BG&E                                      835            1975             2034
  MAAC       South     Calvert Cliffs      2     BG&E                                      840            1977             2036
  MAAC        ACE        Hope Creek        1     PSE&G and ACE                            1,031           1987             2026
  MAAC     Northeast      Limerick         1     PECO Energy Co.                          1,155           1986             2024
  MAAC     Northeast      Limerick         2     PECO Energy Co.                          1,155           1990             2029
  MAAC     Northeast    Oyster Creek       1     AmerGen Energy (PECO and British          619            1969             2009
                                                 Energy)
  MAAC     Northeast    Peach Bottom       2     PECO Energy Co/PSE&G/ACE/ Delmarva       1,093           1974             2013
  MAAC     Northeast    Peach Bottom       3     PECO Energy Co/PSE&G/ACE/ Delmarva       1,093           1974             2014
  MAAC     Northeast       Salem           1     PECO Energy Co/PSE&G/ACE/ Delmarva       1,106           1977             2016
  MAAC     Northeast       Salem           2     PECO Energy Co/PSE&G/ACE/ Delmarva       1,124           1981             2020
  MAAC      Central     Susquehanna        1     PP&L, Inc. and Allegheny Electric        1,090           1983             2022
                                                 Coop, Inc.
  MAAC      Central     Susquehanna        2     PP&L, Inc. and Allegheny Electric        1,094           1985             2024
                                                 Coop, Inc.
  MAAC      Central      Three Mile        1     AmerGen Energy (PECO and British          786            1974             2014
                           Island                Energy)
------------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
PROPRIETARY & CONFIDENTIAL             52

       (PACE LOGO -- Global Energy Services)

   EXPANSION GENERATING CAPACITY

      NEW PLANT ANNOUNCEMENT ASSUMPTIONS

Exhibit 41 details the announced projects in PJM included in the Base Case Forecast.

EXHIBIT 41:      PJM ANNOUNCED POWER PROJECTS INCLUDED IN THE BASE CASE (MW)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------
                                                                                                  TOTAL
                                                                                                 CAPACITY
DEVELOPER                                           PLANT NAME              STATE    LOCATION       MW       TYPE       FUEL
--------------------------------------------------------------------------------------------------------------------------------
 AES Corp.                                Warrior Run                        MD        South        180       ST        COAL
 PEI Power                                Archbald                           PA       Central        25       CC       METHANE
 Motiva Enterprises                       Delaware City Refinery             DE      Southeast      224       ST        COAL
 Williams Energy Group                    Hazleton                           PA       Central       250       CC         GAS
 AES Corp.                                Ironwood                           PA       Central       720       CC         GAS
 Conectiv                                 Wilmington, Phase I                DE      Southeast      330       CC         GAS
 AES Corp.                                Red Oak                            NJ      Northeast      832       CC         GAS
 Conectiv                                 Wilmington, Phase II               DE      Southeast      220       CC         GAS
 East Coast Power/
 Tosco Refining, LP                       Tosco                              NJ      Northeast      170       CT         GAS
 Orion/Columbia                           Liberty                            PA      Northeast      568       CC         GAS
 PECO Energy                              Muddy Run                          PA      Northeast      104       HY         WAT
 PEI Power/Cayuga Energy                  PEI Power II                       PA       Central        45       CT         GAS
 Calpine Corporation                      Ontelaunee                         PA      Northeast      563       CC         GAS
 Conectiv                                 Bethlehem                          PA      Northeast      550       CC         GAS
 PG&E Generating                          Mantua Creek                       NJ      Northeast      803       CC         GAS
 PP&L Global                              Martins Creek                      PA      Northeast      600       CC         GAS
 PSEG Power                               Bergen                             NJ      Northeast      500       CC         GAS
 PSEG Power                               Linden                             NJ      Northeast    1,186       CC         GAS
--------------------------------------------------------------------------------------------------------------------------------
 Total Announced Capacity Included                                                                7,870
--------------------------------------------------------------------------------------------------------------------------------

----------------------------------------  --------------
                                             ASSUMED
                                             ON-LINE
DEVELOPER                                      YEAR
----------------------------------------  --------------
 AES Corp.                                 In Operation
 PEI Power                                 In Operation
 Motiva Enterprises                        In Operation
 Williams Energy Group                     In Operation
 AES Corp.                                     2001
 Conectiv                                      2001
 AES Corp.                                     2002
 Conectiv                                      2002
 East Coast Power/
 Tosco Refining, LP                            2001
 Orion/Columbia                                2001
 PECO Energy                                   2001
 PEI Power/Cayuga Energy                       2001
 Calpine Corporation                           2002
 Conectiv                                      2003
 PG&E Generating                               2003
 PP&L Global                                   2003
 PSEG Power                                    2002
 PSEG Power                                    2003
--------------------------------------------------------------------------------------------------------------------------------
 Total Announced Capacity Included
--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Pace believes that while 679 MW of recently announced projects are already operational, as much as 7,191 MW has a potential of reaching commercial operation between 2001 and 2003. Pace made this determination through the review of trade press, discussions with market participants, and other publicly available information. Specifically, Pace assesses where the developer is in the development process (i.e., permitting, financing, or construction), and the confidence level associated with the developer of the respective facility.

After 2003, Pace expects that further merchant projects will be announced and built to meet demand. Market price expectations and developer growth strategies will drive these new project additions.

      EXPANSION UNIT CHARACTERISTICS AND COSTS

In evaluating potential generation technologies for meeting future demand requirements in the region, Pace assessed each technology's maturity level, operating history, and duty cycle. The region's existing power supply system is comprised of an abundance of base-load power plants (e.g., coal, nuclear, and hydro) and abundant intermediate and peaking capabilities.

--------------------------------------------------------------------------------
PROPRIETARY & CONFIDENTIAL             53

       (PACE LOGO -- Global Energy Services)

Based on Pace's review of available generation technologies and consultation with equipment manufacturers, three generic types of technologies were designated as potential candidates for meeting future demand requirements for purposes of this analysis:

      - Pulverized Coal-Fired Capacity--to meet base load requirements.

      - Gas-Fired Combined Cycle--to meet base load through intermediate requirements.

      - Gas-Fired Combustion Turbine--to meet peak load requirements.

The characteristics of these standard units are detailed in Exhibit 42. These expansion unit costs drive the expansion-planning module to determine the necessary capacity additions to meet projected demand and provide reserves with the optimum mix of gas-fired combustion turbine, gas-fired combined cycle, and coal-fired steam turbine capacity.

EXHIBIT 42:      EXPANSION UNIT CHARACTERISTICS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------
 ITEM                                UNIT         CT                CC             CC           COAL
--------------------------------------------------------------------------------------------------------
 MODEL OR TECHNOLOGY                                                 F              G
--------------------------------------------------------------------------------------------------------
 Assumptions
--------------------------------------------------------------------------------------------------------
 Available Year                  Year               1999          1999           2005
--------------------------------------------------------------------------------------------------------
 Capacity                        MW                  170           530            530            500
--------------------------------------------------------------------------------------------------------
 Cost                            $/kW                345           525            536          1,150
--------------------------------------------------------------------------------------------------------
 Variable O&M                    $/MWh               3.5          1.75           1.75            2.5
--------------------------------------------------------------------------------------------------------
 Fixed O&M                       $/kW-yr            8.00         14.00          18.20          29.00
--------------------------------------------------------------------------------------------------------
 Heat Rate-Winter                Btu/kWh          10,088         7,050          6,850          9,600
--------------------------------------------------------------------------------------------------------
 Heat Rate-Summer                Btu/kWh          10,400         7,262          7,056          9,888
--------------------------------------------------------------------------------------------------------
 Forced Outage                   %                   2.5           2.5            2.5            2.5
--------------------------------------------------------------------------------------------------------
 Annual Maintenance              Weeks               2.0           3.0            3.5            4.5
--------------------------------------------------------------------------------------------------------
 Percent Equity                  %                    50            40             40             40
--------------------------------------------------------------------------------------------------------
 Interest                        %                   8.5           8.5            8.5            8.5
--------------------------------------------------------------------------------------------------------
 After Tax Return on Equity      %                    15            15             15             15
--------------------------------------------------------------------------------------------------------
 Debt Term                       Years                15            15             15             15
--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Pace increases these standard unit costs to account for regional variations in land values, labor costs, property taxes, and other potential cost adders. Pace's assumption of the regional costs and their associated adders for the PJM sub-regions are shown in Exhibit 43. These expansion unit profiles drive the expansion-planning module to determine the optimum mix of combustion turbine and combined cycle capacity to meet projected demand and provide reserves.

--------------------------------------------------------------------------------
PROPRIETARY & CONFIDENTIAL             54

       (PACE LOGO -- Global Energy Services)

EXHIBIT 43:      REGIONAL COST ADJUSTMENTS
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
                  MULTIPLE OF
MODEL            STANDARD COST                RESULTING FIXED O&M
ZONE               ASSUMPTION                     ($/KW-YR.)                            RESULTING INSTALLED COST ($/KW)
-------------------------------------------------------------------------------------------------------------------------------
                                    CT          CC          CC         COAL         CT          CC          CC         COAL
-------------------------------------------------------------------------------------------------------------------------------
                                                 F           G                                   F           G
-------------------------------------------------------------------------------------------------------------------------------
 PJM-East            1.20           9.68       21.84       21.84       34.80        414         630         643        1,380
-------------------------------------------------------------------------------------------------------------------------------
 PJM-South           1.175          9.40       16.80       21.38       34.07        405         617         630        1,351
-------------------------------------------------------------------------------------------------------------------------------
 PJM-West            1.125          9.00       15.75       20.47       32.62        388         591         603        1,294
-------------------------------------------------------------------------------------------------------------------------------
 NYPP-NYC            1.25          10.00       17.50       22.75       36.25        431         656         670        1,438
-------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
PROPRIETARY & CONFIDENTIAL             55

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

     WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR OTHER PERSON TO GIVE YOU WRITTEN INFORMATION OTHER THAN THIS PROSPECTUS OR TO MAKE REPRESENTATIONS AS TO MATTERS NOT STATED IN THIS PROSPECTUS. YOU MUST NOT RELY ON UNAUTHORIZED INFORMATION. THIS PROSPECTUS IS NOT AN OFFER TO SELL THE BONDS OR OUR SOLICITATION OF YOUR OFFER TO BUY THE BONDS IN ANY JURISDICTION WHERE THAT WOULD NOT BE PERMITTED OR LEGAL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALES MADE HEREUNDER AFTER THE DATE OF THIS PROSPECTUS SHALL CREATE AN IMPLICATION THAT THE INFORMATION CONTAINED HEREIN OR THE AFFAIRS OF THE COMPANY HAVE NOT CHANGED SINCE THE DATE OF THIS PROSPECTUS.

     UNTIL           , ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES,
WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNUSED ALLOTMENTS OR SUBSCRIPTIONS.

                            CEDAR BRAKES II, L.L.C.

                                  $431,407,000

                       OFFER TO EXCHANGE ALL OUTSTANDING
                 9.875% SERIES A SENIOR SECURED BONDS DUE 2013

                                      FOR

                 9.875% SERIES B SENIOR SECURED BONDS DUE 2013

                           -------------------------

                                   PROSPECTUS
                           -------------------------


                                        , 2002


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                       INFORMATION REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF MANAGERS AND OFFICERS

     Our limited liability company agreement provides that, except to the extent expressly prohibited by the Delaware Limited Liability Company Act, we must indemnify each person made or threatened to be made a party to any action or proceeding, whether civil or criminal, by reason of the fact that the person or the person's testator or intestate is or was our member or officer, against judgments, fines (including excise taxes assessed on a person with respect to an employee benefit plan), penalties, amounts paid in settlement and reasonable expenses, including attorneys' fees, actually and necessarily incurred in connection with such action or proceeding, or any appeal from such actions or proceedings; provided that no indemnification will be made if a judgment or other final adjudication adverse to the person establishes that his conduct did not meet the then applicable minimum statutory standards of conduct; and provided, further, that no indemnification will be required to any settlement or other non-adjudicated disposition of any threatened or pending action or proceeding unless we have given our prior consent to such settlement or such other disposition, which consent will not be unreasonably withheld.

     Section 18-108 of the Delaware Limited Liability Company Act states as follows:

          "Subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever."

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to managers, officers or persons controlling us pursuant to the foregoing, we have been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a) Exhibits


EXHIBIT NO.                                DESCRIPTION
-----------                                -----------
    3.1*     --    Certificate of Formation of Cedar Brakes IV, L.L.C. (now
                   known as Cedar Brakes II, L.L.C.) dated May 3, 2001
    3.1.1*   --    Certificate of Amendment to the Certificate of Formation of
                   Cedar Brakes IV, L.L.C., dated August 1, 2001
    3.2*     --    Amended and Restated Limited Liability Company Agreement of
                   Cedar Brakes II, L.L.C. dated December 12, 2001
    4.1*     --    Indenture dated as of December 12, 2001 between Cedar Brakes
                   II, L.L.C. and Bankers Trust Company, as Trustee
    4.2*     --    Form of 9.875% Series B Senior Secured Bonds due September
                   1, 2013
    4.3*     --    Assignment and Security Agreement dated as of December 12,
                   2001 by and among Cedar Brakes II, L.L.C., as Issuer,
                   Bankers Trust Company, as Trustee, and Bankers Trust
                   Company, as Accounts Agent
    4.4*     --    Consent and Agreement dated as of December 12, 2001 among
                   Cedar Brakes II, L.L.C., El Paso Corporation and Bankers
                   Trust Company, as Trustee
    4.5*     --    Consent and Agreement dated as of December 12, 2001 among
                   Cedar Brakes II, L.L.C., El Paso Merchant Energy, L.P. and
                   Bankers Trust Company, as Trustee
    4.6*     --    Consent and Agreement dated as of December 12, 2001 among
                   Cedar Brakes II, L.L.C., Public Service Electric and Gas
                   Company and Bankers Trust Company, as Trustee
    4.7*     --    Registration Rights Agreement dated as of December 7, 2001 between Cedar Brakes II, L.L.C., as Issuer, and Credit
                   Suisse First Boston Corporation, as Initial Purchaser

EXHIBIT NO.                                DESCRIPTION
-----------                                -----------
    5.1*     --    Opinion of Chadbourne & Parke LLP as to the legality of the bonds being registered hereby
    8.1*     --    Opinion of Chadbourne & Parke LLP regarding tax matters
   10.1*     --    Amended and Restated Power Purchase Agreement dated as of
                   May 23, 2001 between Cedar Brakes IV, L.L.C. and Public
                   Service Electric and Gas Company
   10.2*     --    Power Purchase Agreement dated October 1, 2001 between El
                   Paso Merchant Energy, L.P. and Cedar Brakes II, L.L.C.
   10.2.1*   --    Amendment to the Power Purchase Agreement, dated as of
                   November 26, 2001, by and between El Paso Merchant Energy,
                   L.P. and Cedar Brakes II, L.L.C.
   10.3*     --    Administrative Services Agreement dated as of December 12,
                   2001 between El Paso Merchant Energy, L.P. and Cedar Brakes
                   II, L.L.C.
   10.4*     --    Guaranty dated as of December 12, 2001 from El Paso
                   Corporation of the performance of El Paso Merchant Energy,
                   L.P. under the Power Purchase Agreement (included as Exhibit
                   10.2 hereto) and the Administrative Services Agreement
                   (included as Exhibit 10.3 hereto)
   10.5*     --    Purchase Agreement dated December 7, 2001 between Cedar
                   Brakes II, L.L.C., as Issuer, and Credit Suisse First Boston
                   Corporation, as Initial Purchaser
   12.1*     --    Statement Regarding Computation of Ratios as of December 31,
                   2001
   12.2      --    Statement Regarding Computation of Ratios as of March 31,
                   2002
   23.1      --    Consent of PricewaterhouseCoopers LLP
   23.2*     --    Consent of Pace Global Energy Services, LLC
   23.3*     --    Consent of Chadbourne & Parke LLP (included in Exhibit 8.1 hereto)
   24.1*     --    Power of Attorney (included on the signature page of this
                   Registration Statement)
   25.1      --    Statement of Eligibility of Trustee dated as of May 20, 2002 by Deutsche Bank Trust Company Americas
   99.1*     --    Form of Letter of Transmittal for the 9.875% Series A Senior
                   Secured Bonds Due 2013
   99.2*     --    Form of Notice of Guaranteed Delivery for the 9.875% Series
                   A Senior Secured Bonds Due 2013
   99.3*     --    Form of Letter to Holders
   99.4*     --    Form of Letter to Clients
   99.5*     --    Form of Letter to Registered Holders and Depositary Trust
                   Company Participants
   99.6*     --    Guidelines for Certification of Taxpayer Identification
                   Number on Substitute Form W-9
   99.7*     --    Form of Exchange Agent Agreement


---------------


* Previously filed


ITEM 22.  UNDERTAKINGS

     (a) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless, in the opinion of its counsel, the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (b) The undersigned registrant hereby undertakes:

          (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

             (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

             (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

          (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

          (4) that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

          (5) that every prospectus (i) that is filed pursuant to paragraph (4) immediately preceding, or (ii) that purports to meet the requirements of
     Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (6) to respond to requests for information that is incorporated by reference into this prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request; and

          (7) to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, Texas, on June 21, 2002.


                                          CEDAR BRAKES II, L.L.C.


                                          By:     /s/ JOHN L. HARRISON

                                            ------------------------------------

                                                      John L. Harrison


                                                Senior Vice President, Chief
                                               Financial Officer, Treasurer and
                                                       Class A Manager



     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:



                    SIGNATURE                                       TITLE                      DATE
                    ---------                                       -----                      ----

                        *                                         President                June 21, 2002
 ------------------------------------------------
                  Clark C. Smith


               /s/ JOHN L. HARRISON                     Senior Vice President, Chief       June 21, 2002
 ------------------------------------------------     Financial Officer, Treasurer and
                 John L. Harrison                              Class A Manager
                                                        (Principal Financial Officer)


                        *                             Vice President, Managing Director    June 21, 2002
 ------------------------------------------------              and Controller
               Cecilia T. Heilmann                     (Principal Accounting Officer)


                        *                                      Class A Manager             June 21, 2002
 ------------------------------------------------
                 Timothy Sullivan



                /s/ KURT REGULSKI                              Class A Manager             June 21, 2002
 ------------------------------------------------
                  Kurt Regulski



            *By: /s/ JOHN L. HARRISON
--------------------------------------------------
                 John L. Harrison
                 Attorney-in-fact

                               INDEX TO EXHIBITS


EXHIBIT NO.                                DESCRIPTION
-----------                                -----------
    3.1*     --    Certificate of Formation of Cedar Brakes IV, L.L.C. (now
                   known as Cedar Brakes II, L.L.C.) dated May 3, 2001
    3.1.1*   --    Certificate of Amendment to the Certificate of Formation of
                   Cedar Brakes IV, L.L.C., dated August 1, 2001
    3.2*     --    Amended and Restated Limited Liability Company Agreement of
                   Cedar Brakes II, L.L.C. dated December 12, 2001
    4.1*     --    Indenture dated as of December 12, 2001 between Cedar Brakes
                   II, L.L.C. and Bankers Trust Company, as Trustee
    4.2*     --    Form of 9.875% Series B Senior Secured Bonds due September
                   1, 2013
    4.3*     --    Assignment and Security Agreement dated as of December 12,
                   2001 by and among Cedar Brakes II, L.L.C., as Issuer,
                   Bankers Trust Company, as Trustee, and Bankers Trust
                   Company, as Accounts Agent
    4.4*     --    Consent and Agreement dated as of December 12, 2001 among
                   Cedar Brakes II, L.L.C., El Paso Corporation and Bankers
                   Trust Company, as Trustee
    4.5*     --    Consent and Agreement dated as of December 12, 2001 among
                   Cedar Brakes II, L.L.C., El Paso Merchant Energy, L.P. and
                   Bankers Trust Company, as Trustee
    4.6*     --    Consent and Agreement dated as of December 12, 2001 among
                   Cedar Brakes II, L.L.C., Public Service Electric and Gas
                   Company and Bankers Trust Company, as Trustee
    4.7*     --    Registration Rights Agreement dated as of December 7, 2001 between Cedar Brakes II, L.L.C., as Issuer, and Credit
                   Suisse First Boston Corporation, as Initial Purchaser
    5.1*     --    Opinion of Chadbourne & Parke LLP as to the legality of the bonds being registered hereby
    8.1*     --    Opinion of Chadbourne & Parke LLP regarding tax matters
   10.1*     --    Amended and Restated Power Purchase Agreement dated as of
                   May 23, 2001 between Cedar Brakes IV, L.L.C. and Public
                   Service Electric and Gas Company
   10.2*     --    Power Purchase Agreement dated October 1, 2001 between El
                   Paso Merchant Energy, L.P. and Cedar Brakes II, L.L.C.
   10.2.1*   --    Amendment to the Power Purchase Agreement, dated as of
                   November 26, 2001, by and between El Paso Merchant Energy,
                   L.P. and Cedar Brakes II, L.L.C.
   10.3*     --    Administrative Services Agreement dated as of December 12,
                   2001 between El Paso Merchant Energy, L.P. and Cedar Brakes
                   II, L.L.C.
   10.4*     --    Guaranty dated as of December 12, 2001 from El Paso
                   Corporation of the performance of El Paso Merchant Energy,
                   L.P. under the Power Purchase Agreement (included as Exhibit
                   10.2 hereto) and the Administrative Services Agreement
                   (included as Exhibit 10.3 hereto)
   10.5*     --    Purchase Agreement dated December 7, 2001 between Cedar
                   Brakes II, L.L.C., as Issuer, and Credit Suisse First Boston
                   Corporation, as Initial Purchaser
   12.1*     --    Statement Regarding Computation of Ratios as of December 31,
                   2001
   12.2      --    Statement Regarding Computation of Ratios as of March 31,
                   2002
   23.1      --    Consent of PricewaterhouseCoopers LLP
   23.2*     --    Consent of Pace Global Energy Services, LLC
   23.3*     --    Consent of Chadbourne & Parke LLP (included in Exhibit 8.1 hereto)
   24.1*     --    Power of Attorney (included on the signature page of this
                   Registration Statement)
   25.1      --    Statement of Eligibility of Trustee dated as of May 20, 2002 by Deutsche Bank Trust Company Americas
   99.1*     --    Form of Letter of Transmittal for the 9.875% Series A Senior
                   Secured Bonds Due 2013
   99.2*     --    Form of Notice of Guaranteed Delivery for the 9.875% Series
                   A Senior Secured Bonds Due 2013
   99.3*     --    Form of Letter to Holders
   99.4*     --    Form of Letter to Clients

EXHIBIT NO.                                DESCRIPTION
-----------                                -----------
   99.5*     --    Form of Letter to Registered Holders and Depositary Trust
                   Company Participants
   99.6*     --    Guidelines for Certification of Taxpayer Identification
                   Number on Substitute Form W-9
   99.7*     --    Form of Exchange Agent Agreement


---------------


* Previously filed